Oppenheimer Select Managers
         Mercury Advisors S&P 500 Index Fund
         Mercury Advisors Focus Growth Fund
         QM Active Balanced Fund
         Jennison Growth Fund
         Salomon Brothers Capital Fund
         Gartmore Millennium Growth Fund II

6803 South Tucson Way, Englewood, Colorado 80112
1.800.525.7048

Statement of Additional Information dated March 28, 2002

         This Statement of Additional Information is not a Prospectus. This document contains additional information about the Funds and supplements information in the Prospectus dated March 28, 2002. It should be read together with the Prospectus. You can obtain the Prospectus by writing to the Funds' Transfer Agent,
OppenheimerFunds Services, at P.O. Box 5270, Denver, Colorado 80217, or by calling the Transfer Agent at the toll-free number shown above, or by downloading it from the OppenheimerFunds Internet web site at
www.oppenheimerfunds.com.

Contents
                                                                                                          Page
About the Funds

About Your Account

Financial Information About the Funds

                                                        11
ABOUT  THE  FUNDS

Additional Information About the Funds' Investment Policies and Risks

         The investment objective, the principal investment policies and the main risks of each Fund are described in the Prospectus. This Statement of Additional Information contains supplemental information about those policies and risks and the types of securities that each Fund's investment Adviser or subadviser can select for the Fund. Additional information is also provided about the strategies that the Fund may use to try to achieve its objective.

The Funds' Investment Policies

Oppenheimer Select Managers - Mercury Advisors S&P 500 Index Fund

         The Fund seeks to achieve its investment objective by investing all of its assets in the Master S&P 500
Index Series of the Quantitative Master Series Trust (the "Master Fund") which has the same investment objective as the Fund. The Fund's investment experience and results will correspond directly to the investment experience of the Master Fund in which it invests. Thus, all investments are made at the level of the Master Fund. For simplicity, however, with respect to investment objective, policies and restrictions, this Statement of
Additional Information, like the Prospectus, uses the term "Fund" to include the Fund and the Master Fund in which the Fund invests. The following is a description of the investment policies of the Fund.

         The Fund's investment objective is not a fundamental policy and may be changed by the Board of Trustees of the Fund, without shareholder approval. The Trustees may also change the target index of the Fund if they consider that a different index would facilitate the management of the Fund in a manner which better enables the
Fund to seek to mirror the total return of the market segment represented by the then existing target index.

         The investment objective of the Fund is to match the performance of the Standard & Poor's 500 Composite
Stock Price Index (the "S&P 500") as closely as possible before the deduction of Fund expenses. There can be no assurance that the investment objective of the Fund will be achieved.

         In seeking to mirror the total return of the S&P 500, Fund Asset Management, L.P., doing business as
Mercury Advisors (the "Adviser") generally will allocate the Master Fund's investments among common stocks in approximately the same weightings as the S&P 500. In addition, the Adviser may use options and futures contracts and other types of financial instruments relating to all or a portion of the S&P 500. At times the Fund may not invest in all of the common stocks in the S&P 500, or in the same weightings as in the S&P 500. At those times, the Fund chooses investments so that the market capitalizations, industry weighting and other fundamental characteristics of the stocks and derivative instruments chosen are similar to the S&P 500 as a whole. The Fund may also engage in securities lending.

         The S&P 500 is composed of the common stocks of 500 large capitalization companies from various industrial sectors, most of which are listed on the New York Stock Exchange (the "NYSE"). A company's stock market capitalization is the total market value of its outstanding shares. The S&P 500 represents a significant portion of the market value of all common stocks publicly traded in the United States.

About Indexing and Management of the Fund

         About Indexing. The Fund is not managed according to traditional methods of "active" investment management, which involve the buying and selling of securities based upon economic, financial, and market analyses and investment judgment. Instead, the Fund, utilizing essentially a "passive" or "indexing" investment approach, seeks to replicate, before the Fund's expenses (which can be expected to reduce the total return of a
Fund), the total return of its respective index.

         Indexing and Managing the Fund. The Fund will be substantially invested in securities in the S&P 500, and will invest at least 80% of its net assets (plus any borrowings for investment purposes) at the time of investment in equity securities or other financial instruments which are contained in or correlated with securities in the S&P 500.

         Because the Fund seeks to mirror the total return of the S&P 500, generally the Adviser will not attempt to judge the merits of any particular security as an investment but will seek only to mirror the total return of the securities in the S&P 500. However, the Adviser may omit or remove a security which is included in the S&P
500 from the Fund's portfolio if, following objective criteria, the Adviser judges the security to be insufficiently liquid or believes the merit of the investment has been substantially impaired by extraordinary events or financial conditions.

         The Adviser may acquire certain financial instruments based upon individual securities or based upon or consisting of one or more baskets of securities (which basket may be based upon the S&P 500). Certain of these instruments may represent an indirect ownership interest in such securities or baskets. Others may provide for the payment to the Fund or by the Fund of amounts based upon the performance (positive, negative or both) of a particular security or basket. The Adviser will select such instruments when it believes that the use of the instrument will correlate substantially with the expected total return of a target security or index. In connection with the use of such instruments, the Adviser may enter into short sales in an effort to adjust the weightings of particular securities represented in the basket to more accurately reflect such securities'
weightings in the S&P 500.

         The Fund's ability to mirror the total return of the S&P 500 may be affected by, among other things, transaction costs, administration and other expenses incurred by the Fund, taxes, changes in either the composition of the S&P 500 or the assets of the Fund, and the timing and amount of Fund investors' contributions and withdrawals, if any. In addition, the Fund's total return will be affected by incremental operating costs
(e.g., transfer agency, accounting) that will be borne by the Fund. Under normal circumstances, it is anticipated that the Fund's total return over periods of one (1) year and longer will, on a gross basis and before taking into account expenses (incurred at either the Master Fund or the Fund level), be within ten (10)  basis points (a basis point is one one-hundreth of one percent (0.01%)) of the total return of the S&P 500. There can be no assurance that this level of correlation will be achieved. In the event that this correlation is not achieved over time, the Trustees of the Fund will consider alternative strategies for the Fund. Information regarding correlation of the Fund's performance to that of the S&P 500 will be reflected in the Fund's annual report.

Other Investment Policies, Practices and Risk Factors

         Cash Management. Generally, the Adviser will employ futures and options on futures to provide liquidity necessary to meet anticipated redemptions or for day-to-day operating purposes. However, if considered appropriate in the opinion of the Adviser, a portion of the Fund's assets may be invested in certain types of instruments with remaining maturities of  three hundred ninety seven (397) days or less for liquidity purposes.
Such instruments would consist of: (i) obligations of the U.S. Government, its agencies, instrumentalities, authorities or political subdivisions ("U.S. Government Securities"); (ii) other fixed-income securities rated Aa or higher by Moody's Investors Service Inc. ("Moody's) or AA or higher by Standard & Poor's Rating Service
("S&P") or, if unrated, of comparable quality in the opinion of the Adviser; (iii) commercial paper; (iv) bank obligations, including negotiable certificates of deposit, time deposits and bankers' acceptances; and (v)
repurchase agreements. At the time the Fund invests in commercial paper, bank obligations or repurchase agreements, the issuer or the issuer's parent must have outstanding debt rated Aa or higher by Moody's or AA or higher by S&P or outstanding commercial paper, bank obligations or other short-term obligations rated Prime-1 by
Moody's or A-1 by S&P; or, if no such ratings are available, the instrument must be of comparable quality in the opinion of the Adviser.

         Short Sales. In connection with the use of certain instruments based upon or consisting of one or more baskets of securities, the Adviser may sell a security the Fund does not own, or in an amount greater than the
Fund owns (i.e., make short sales). Such transactions will be used only in an effort to adjust the weightings of particular securities represented in the basket to reflect such securities' weightings in the target index.

         Cash Flows; Expenses. The ability of the Fund to satisfy its investment objective depends to some extent on the Adviser's ability to manage cash flow (primarily from purchases and redemptions and distributions from the
Fund's investments). The Adviser will make investment changes to the Fund's portfolio to accommodate cash flow while continuing to seek to replicate the total return of the S&P 500. Investors should also be aware that the investment performance of the S&P 500 is a hypothetical number which does not take into account brokerage commissions and other transaction costs, custody and other costs of investing, and any incremental operating costs (e.g., transfer agency, accounting) that will be borne by the Fund. Finally, since the Fund seeks to replicate the total return of the S&P 500, the Adviser generally will not attempt to judge the merits of any particular security as an investment.

Additional Information Concerning the Index

         S&P 500. "Standard & Poor's", "S&P", "S&P 500", "Standard & Poor's 500", and "500" are trademarks of The
McGraw-Hill Companies, Inc. and have been licensed for use by the Fund. The OSM - Mercury Advisors S&P 500 Index
Fund and the Master Fund are not sponsored, endorsed, sold or promoted by S&P, a division of The McGraw-Hill
Companies, Inc. S&P makes no representation regarding the advisability of investing in the Fund. S&P makes no representation or warranty, express or implied, to the owners of shares of the Fund or any member of the public regarding the advisability of investing in securities generally or in the Fund particularly or the ability of the
S&P 500 to track general stock market performance. S&P's only relationship to the Fund is the licensing of certain trademarks and trade names of S&P and of the S&P 500 which is determined, composed and calculated by S&P without regard to the Fund. S&P has no obligation to take the needs of the Fund and the Master Fund or the owners of shares of the Fund and the Master Fund into consideration in determining, composing or calculating the S&P
500. S&P is not responsible for and has not participated in the determination of the prices and amount of the
Fund and the Master Fund or the timing of the issuance of sale of shares of the Fund and the Master Fund or in the determination or calculation of the equation by which the Fund and the Master Fund is to be converted into cash. S&P has no obligation or liability in connection with the administration, marketing or trading of the Fund and the Master Fund.

         S&P does not guarantee the accuracy and/or the completeness of the S&P 500 Index or any data included therein, and S&P shall have no liability for any errors, omissions, or interruptions therein. S&P makes no warranty, express or implied, as to results to be obtained by the Fund, the Master Fund, owners of shares of the
Fund and the Master Fund, or any other person or entity from the use of the S&P 500 or any data included therein.
S&P makes no express or implied warranties and expressly disclaims all warranties of merchantability or fitness for a particular purpose or use with respect to the S&P 500 or any data included therein. Without limiting any of the foregoing, in no event shall S&P have any liability for any special, punitive, indirect, or consequential damages (including lost profits), even if notified of the possibility of such damages.

Portfolio Turnover

         Although the Fund will use a passive indexing approach to investing, the Fund may engage in a substantial number of portfolio transactions. The rate of portfolio turnover will be a limiting factor when the
Adviser considers whether to purchase or sell securities for the Fund only to the extent that the Adviser will consider the impact of transaction costs on the Fund's tracking error. Changes in the securities comprising the
S&P 500, will tend to increase the Fund's portfolio turnover rate, as the Investment Adviser restructures the
Fund's holdings to reflect the changes in the S&P 500. The portfolio turnover rate is, in summary, the percentage computed by dividing the lesser of the Fund's purchases or sales of securities by the average net asset value of the Fund. High portfolio turnover involves correspondingly greater brokerage commissions for the Fund investing in equity securities and other transaction costs which are borne directly by the Fund. A high portfolio turnover rate may also result in the realization of taxable capital gains, including short-term capital gains taxable at ordinary income rates.

Oppenheimer Select Managers - Mercury Advisors S&P 500 Index Fund
Oppenheimer Select Managers - Mercury Advisors Focus Growth Fund
Oppenheimer Select Managers - QM Active Balanced Fund
Oppenheimer Select Managers - Jennison Growth Fund
Oppenheimer Select Managers - Salomon Brothers Capital Fund
Oppenheimer Select Managers - Gartmore Millennium Growth Fund II

Policies. The composition of each Fund's portfolio and the techniques and strategies that the respective
Subadviser (Adviser in the case of the OSM - Mercury Advisors S&P 500 Index Fund and the OSM - Mercury Advisors
Focus Growth Fund) may use in selecting portfolio securities will vary over time. The Funds are not required to use all of the investment techniques and strategies described below at all times in seeking their goals. The
Funds may use some of the special investment techniques and strategies at some times or not at all.

         |X| Cyclical Opportunities. (All Funds except OSM - Mercury Advisors S&P 500 Index Fund). The Fund's
Adviser or the Subadvisers might also seek to take advantage of changes in the business cycle by investing in companies that are sensitive to those changes if the Adviser or Subadviser believes they have growth potential.
For example, when the economy is expanding, companies in the consumer durables and technology sectors might benefit and offer long-term growth opportunities. Other cyclical industries include insurance, for example. Each
Fund focuses on seeking growth over the long term, but could seek to take tactical advantage of short-term market movements or events affecting particular issuers or industries.

         |X| Investments in Equity Securities. (All Funds except OSM - Mercury Advisors S&P 500 Index Fund). Each
Fund focuses its investments in equity securities, all but the OSM - QM Active Balanced Fund focusing its investments in the equity securities of growth companies. The equity securities each Fund may invest in include common stocks, preferred stocks, rights and warrants, and securities convertible into common stock. The OSM -
Mercury Advisors Focus Growth Fund will invest primarily in the common stocks of companies with large stock market capitalizations (greater than $5 billion). The OSM - QM Active Balanced Fund, the OSM - Salomon Brothers
Capital Fund and the OSM - Gartmore Millennium Growth Fund II may invest in the stocks of companies of every size
- small, medium and large capitalization. The OSM - Jennison Growth Fund will primarily invest in stocks of companies having a market capitalization that exceeds $1 billion. The Funds generally measure a company's market capitalization at the time of investment. However, a Fund is not required to sell securities of an issuer it holds if the issuer's capitalization exceeds the limits described above.

         Each Fund can also invest a portion of its assets in securities of issuers having a market capitalization different from the limits described above. At times, in the Adviser's or Subadviser's view, the market may favor or disfavor securities of issuers of a particular capitalization range. Therefore, although the
Fund may normally invest its assets in equity securities of a certain market capitalization, the Fund may change the proportion of its equity investments in securities of different capitalization ranges, based upon the
Adviser's or Subadviser's judgment of where the best market opportunities are to seek the Fund's objective.

         Growth companies might be providing new products or services that could enable them to capture a dominant or important market position. They may have a special area of expertise or the capability to take advantage of changes in demographic factors in a more profitable way than larger, more established companies.

         Growth companies tend to retain a large part of their earnings for research, development or investment in capital assets. Therefore, they do not tend to emphasize paying dividends, and may not pay any dividends for some time. They are selected for a Fund's portfolio because the Adviser or Subadviser for the particular Fund believes the price of the stock will increase over the long term.

                  |_| Over-the-Counter Securities. (All Funds except OSM - Mercury Advisors S&P 500 Index Fund).
Growth companies may offer greater opportunities for capital appreciation than securities of large, more established companies. However, securities of small-cap and mid-cap companies also involve greater risks than securities of larger companies. Securities of small and medium capitalization issuers may trade on securities exchanges or in the over-the-counter market. The over-the-counter markets, both in the U.S. and abroad, may have less liquidity than securities exchanges. That lack of liquidity can affect the price a Fund is able to obtain when it wants to sell a security, because if there are fewer buyers and less demand for a particular security, the Fund might not be able to sell it at an acceptable price or might have to reduce the price in order to dispose of the security.

         In the U.S., the principal over-the-counter market is the NASDAQ Stock Market, Inc., ("NASDAQ") which is regulated by the National Association of Securities Dealers, Inc. It consists of an electronic quotation system for certain securities, and a security must have at least two (2) market makers to be included in NASDAQ. Other over-the-counter markets exist in the U.S., as well as those abroad, wherever a dealer is willing to make a market in a particular security.

                  |_| Convertible Securities. (All Funds except OSM - Mercury Advisors S&P 500 Index Fund).
Convertible securities are debt securities that are convertible into an issuer's common stock. Convertible securities rank senior to common stock in a corporation's capital structure and therefore are subject to less risk than common stock in case of the issuer's bankruptcy or liquidation. Synthetic convertible securities may be either (i) a debt security or preferred stock that may be convertible only under certain contingent circumstances or that may pay the holder a cash amount based on the value of shares of underlying common stock partly or wholly in lieu of a conversion right (a "Cash-Settled Convertible") or (ii) a combination of separate securities chosen by the Adviser or Subadviser, as the case may be, in order to create the economic characteristics of a convertible security, i.e., a fixed income security paired with a security with equity conversion features, such as an option or warrant (a "Manufactured Convertible").

                  The value of a convertible security is a function of its "investment value" and its "conversion value."  If the investment value exceeds the conversion value, the security will behave more like a debt security, and the security's price will likely increase when interest rates fall and decrease when interest rates rise. If the conversion value exceeds the investment value, the security will behave more like an equity security:  it will likely sell at a premium over its conversion value, and its price will tend to fluctuate directly with the price of the underlying security.

                  While convertible securities are a form of debt security, in many cases their conversion feature (allowing conversion into equity securities) causes them to be regarded more as "equity equivalents."  As a result, the rating assigned to the security has less impact on an Adviser's or Subadviser's investment decision with respect to convertible securities than in the case of non-convertible fixed income securities. To determine whether convertible securities should be regarded as "equity equivalents," the Adviser or Subadvisers examine the following factors:
(1)      whether, at the option of the investor, the convertible security can be exchanged for a fixed number of shares of common stock of the issuer,
(2)      whether the issuer of the convertible securities has restated its earnings per share of common stock on a fully diluted basis (considering the effect of conversion of the convertible securities),
                      and
(3)      the extent to which the convertible security may be a defensive "equity substitute," providing the ability to participate in any appreciation in the price of the issuer's common stock.

                  As indicated above, synthetic convertible securities may include either Cash-Settled
Convertibles or Manufactured Convertibles. Cash-Settled Convertibles are instruments that are created by the issuer and have the economic characteristics of traditional convertible securities but may not actually permit conversion into the underlying equity securities in all circumstances. As an example, a private company may issue a Cash-Settled Convertible that is convertible into common stock only if the company successfully completes a public offering of its common stock prior to maturity and otherwise pays a cash amount to reflect any equity appreciation. Manufactured Convertibles are created by the Adviser or Subadviser, as the case may be, by combining separate securities that possess one of the two principal characteristics of a convertible security,
i.e., fixed income ("fixed income component") or a right to acquire equity securities ("convertible component").
The fixed income component is achieved by investing in non-convertible fixed income securities, such as non-convertible bonds, preferred stocks and money market instruments. The convertibility component is achieved by investing in call options, warrants, LEAPS, or other securities with equity conversion features ("equity features") granting the holder the right to purchase a specified quantity of the underlying stocks within a specified period of time at a specified price or, in the case of a stock index option, the right to receive a cash payment based on the value of the underlying stock index.

                  A Manufactured Convertible differs from traditional convertible securities in several respects.
Unlike a traditional convertible security, which is a single security having a unitary market value, a
Manufactured Convertible is comprised of two or more separate securities, each with its own market value.
Therefore, the total "market value" of such a Manufactured Convertible is the sum of the values of its fixed-income component and its convertibility component.

                  More flexibility is possible in the creation of a Manufactured Convertible than in the purchase of a traditional convertible security. Because many corporations have not issued convertible securities, the
Adviser or Subadviser, as the case may be, may combine a fixed income instrument and an equity feature with respect to the stock of the issuer of the fixed income instrument to create a synthetic convertible security otherwise unavailable in the market. The Adviser or Subadviser, as the case may be, may also combine a fixed income instrument of an issuer with an equity feature with respect to the stock of a different issuer when the
Adviser or Subadviser, as the case may be, believes such a Manufactured Convertible would better promote the
Fund's objective than alternative investments. For example, the Adviser or Subadviser, as the case may be, may combine an equity feature with respect to an issuer's stock with a fixed income security of a different issuer in the same industry to diversify the Fund's credit exposure, or with a U.S. Treasury instrument to create a
Manufactured Convertible with a higher credit profile than a traditional convertible security issued by that issuer. A Manufactured Convertible also is a more flexible investment in that its two components may be purchased separately and, upon purchasing the separate securities, "combined" to create a Manufactured Convertible. For example, the Fund may purchase a warrant for eventual inclusion in a Manufactured Convertible while postponing the purchase of a suitable bond to pair with the warrant pending development of more favorable market conditions.

                  The value of a Manufactured Convertible may respond differently to certain market fluctuations than would a traditional convertible security with similar characteristics. For example, in the event the Fund created a Manufactured Convertible by combining a short-term U.S. Treasury instrument and a call option on a stock, the Manufactured Convertible would likely outperform a traditional convertible of similar maturity and which is convertible into that stock during periods when Treasury instruments outperform corporate fixed income securities and underperform during periods when corporate fixed-income securities outperform Treasury instruments.

         |_| Preferred Stock (All Funds except OSM - Mercury Advisors S&P 500 Index Fund). Preferred stock, unlike common stock, has a stated dividend rate payable from the corporation's earnings. Preferred stock dividends may be cumulative or non-cumulative. "Cumulative" dividend provisions require all or a portion of prior unpaid dividends to be paid before dividends can be paid on the issuer's common stock. Preferred stock may be
"participating" stock, which means that it may be entitled to a dividend exceeding the stated dividend in certain cases.

         If interest rates rise, the fixed dividend on preferred stocks may be less attractive, causing the price of preferred stocks to decline. Preferred stock may have mandatory sinking fund provisions, as well as provisions allowing calls or redemptions prior to maturity, which can also have a negative impact on prices when interest rates decline. Preferred stock generally has a preference over common stock on the distribution of a corporation's assets in the event of liquidation of the corporation. The rights of preferred stock on distribution of a corporation's assets in the event of a liquidation are generally subordinate to the rights associated with a corporation's debt securities.

         |_| Credit Risk. (All Funds except OSM - Mercury Advisors S&P 500 Index Fund). Convertible securities and debt securities are subject to credit risk. Credit risk relates to the ability of the issuer of a debt security to make interest or principal payments on the security as they become due. If the issuer fails to pay interest, a Fund's income may be reduced and if the issuer fails to repay principal, the value of that bond and of the Fund's shares may be reduced. The Adviser or Subadvisers may rely to some extent on credit ratings by nationally recognized ratings agencies in evaluating the credit risk of securities selected for a Fund's portfolio. It may also use its own research and analysis. Many factors affect an issuer's ability to make timely payments, and the credit risks of a particular security may change over time. The OSM - QM Active Balanced Fund and the OSM - Salomon Brothers Capital Fund may invest in higher-yielding lower-grade debt securities (that is, securities below investment grade), which have special risks. Those are securities rated below the four highest rating categories of S&P or Moody's or equivalent ratings of other rating agencies or ratings assigned to a security by the Adviser or Subadvisers. The QM Active Balanced Fund can invest up to 20% of its total assets in lower-grade debt securities and the OSM - Salomon Brothers Capital Fund can invest up to 20% of its assets in non-convertible debt securities rated below investment grade or, if unrated, of equivalent quality as determined by the Subadviser.

         |_| Special Risks of Lower-Grade Securities. "Lower-grade" debt securities are those rated below
"investment grade" which means they have a rating lower than "Baa" by Moody's or lower than "BBB" by S&P or similar ratings by other rating organizations. If they are unrated, and are determined by the Adviser or
Subadviser to be of comparable quality to debt securities rated below investment grade, they are included in the limitation on the percentage of the Fund's assets that can be invested in lower-grade securities.

      Among the special credit risks of lower-grade securities is the greater risk that the issuer may default on its obligation to pay interest or to repay principal than in the case of investment grade securities. The issuer's low creditworthiness may increase the potential for insolvency. An overall decline in values in the high yield bond market is also more likely during a period of general economic downturn. An economic downturn or an increase in interest rates could severely disrupt the market for high yield bonds, adversely affecting the values of outstanding bonds as well as the ability of issuers to pay interest or repay principal. In the case of foreign high yield bonds, these risks are in addition to the special risk of foreign investing discussed in the
Prospectus and in this Statement of Additional Information. To the extent they can be converted into stock, convertible securities may be less subject to some of these risks than non-convertible high yield bonds, since stock may be more liquid and less affected by some of these risk factors.

      While securities rated "Baa" by Moody's or "BBB" by S&P are investment grade and are not regarded as junk bonds, those securities may be subject to special risks, and have some speculative characteristics.

         |_| Interest Rate Risks. In addition to credit risks, convertible debt securities in particular and debt securities in general are subject to changes in value when prevailing interest rates change. When interest rates fall, the values of outstanding debt securities generally rise, and the bonds may sell for more than their face amount. When interest rates rise, the values of outstanding debt securities generally decline, and the bonds may sell at a discount from their face amount. The magnitude of these price changes is generally greater for bonds with longer maturities. Therefore, when the average maturity of a Fund's debt securities is longer, its share price may fluctuate more when interest rates change.

         |_| Rights and Warrants. (All Funds except OSM - Mercury Advisors S&P 500 Index Fund). Each Fund can
invest in warrants or rights. Warrants basically are options to purchase equity securities at specific prices valid for a specific period of time. Their prices do not necessarily move parallel to the prices of the underlying securities. Rights are similar to warrants, but normally have a short duration and are distributed directly by the issuer to its shareholders. Rights and warrants have no voting rights, receive no dividends and have no rights with respect to the assets of the issuer.

         |_| Investments in Debt Securities. (All Funds except OSM - Mercury Advisors S&P 500 Index Fund). The
Funds may invest in a variety of domestic and foreign debt securities, including corporate bonds, debentures and other debt securities, and foreign and U.S. government securities including mortgage-related securities. The OSM
- QM Active Balanced Fund will invest in debt securities to seek investment income as part of its investment objectives. Each Fund might invest in them also to seek capital growth or for liquidity or defensive purposes.
Although the OSM - QM Active Balanced Fund will invest at least 25% of its total assets in investment grade debt securities, the Fund currently emphasizes investments in equity securities. Foreign debt securities are subject to the risks of foreign investing described below. In general, domestic and foreign debt securities are also subject to credit risk and interest rate risk.

         |_| Mortgage-Related Securities (OSM - QM Active Balanced Fund, OSM - Salomon Brothers Capital Fund and
OSM - Jennison Growth Fund only). Mortgage-related securities are a form of derivative investment collateralized by pools of commercial or residential mortgages. Pools of mortgage loans are assembled as securities for sale to investors by government agencies or entities or by private issuers. These securities include collateralized mortgage obligations ("CMOs"), mortgage pass-through securities, stripped mortgage pass-through securities, interests in real estate mortgage investment conduits ("REMICs") and other real estate-related securities.

         Mortgage-related securities that are issued or guaranteed by agencies or instrumentalities of the U.S.
government have relatively little credit risk (depending on the nature of the issuer) but are subject to interest rate risks and prepayment risks, as described in the Prospectus.

         As with other debt securities, the prices of mortgage-related securities tend to move inversely to changes in interest rates. The OSM - QM Active Balanced Fund, OSM - Salomon Brothers Capital Fund and the OSM -
Jennison Growth Fund can buy mortgage-related securities that have interest rates that move inversely to changes in general interest rates, based on a multiple of a specific index. Although the value of a mortgage-related security may decline when interest rates rise, the converse is not always the case.

         In periods of declining interest rates, mortgages are more likely to be prepaid. Therefore, a mortgage-related security's maturity can be shortened by unscheduled prepayments on the underlying mortgages.
Therefore, it is not possible to predict accurately the security's yield. The principal that is returned earlier than expected may have to be reinvested in other investments having a lower yield than the prepaid security.
Therefore, these securities may be less effective as a means of "locking in" attractive long-term interest rates, and they may have less potential for appreciation during periods of declining interest rates, than conventional bonds with comparable stated maturities.

         Prepayment risks can lead to substantial fluctuations in the value of a mortgage-related security. In turn, this can affect the value of the Funds' shares. If a mortgage-related security has been purchased at a premium, all or part of the premium the Funds paid may be lost if there is a decline in the market value of the security, whether that results from interest rate changes or prepayments on the underlying mortgages. In the case of stripped mortgage-related securities, if they experience greater rates of prepayment than were anticipated, the Fund may fail to recoup its initial investment on the security.

         If interest rates rise rapidly, prepayments may occur at a slower rate than expected and the expected maturity of long-term or medium-term securities could lengthen as a result. That would cause their value and the prices of the Fund's shares to fluctuate more widely in response to changes in interest rates.

         As with other debt securities, the values of mortgage-related securities may be affected by changes in the market's perception of the creditworthiness of the entity issuing the securities or guaranteeing them. Their values may also be affected by changes in government regulations and tax policies.

         |_| Collateralized Mortgage Obligations. CMOs are multi-class bonds that are backed by pools of mortgage loans or mortgage pass-through certificates. They may be collateralized by:
(1)      pass-through certificates issued or guaranteed by Ginnie Mae, Fannie Mae, or Freddie Mac,
(2)      unsecuritized mortgage loans insured by the Federal Housing Administration or guaranteed by the
              Department of Veterans' Affairs,
(3)      unsecuritized conventional mortgages,
(4)      other mortgage-related securities, or
(5)      any combination of these.

         Each class of CMO, referred to as a "tranche," is issued at a specific coupon rate and has a stated
maturity or final distribution date. Principal prepayments on the underlying mortgages may cause the CMO to be retired much earlier than the stated maturity or final distribution date. The principal and interest on the underlying mortgages may be allocated among the several classes of a series of a CMO in different ways. One or more tranches may have coupon rates that reset periodically at a specified increase over an index. These are floating rate CMOs, and typically have a cap on the coupon rate. Inverse floating rate CMOs have a coupon rate that moves in the reverse direction to an applicable index. The coupon rate on these CMOs will increase as general interest rates decrease. These are usually much more volatile than fixed rate CMOs or floating rate CMOs.

         |X| U.S. Government Securities (All Funds except OSM - Mercury Advisors S&P 500 Index Fund). These are
securities issued or guaranteed by the U.S. Treasury or other U.S. government agencies or federally-chartered corporate entities referred to as "instrumentalities."  The obligations of U.S. government agencies or instrumentalities in which the Funds may invest may or may not be guaranteed or supported by the "full faith and credit" of the United States. "Full faith and credit" means generally that the taxing power of the U.S.
government is pledged to the payment of interest and repayment of principal on a security. If a security is not backed by the full faith and credit of the United States, the owner of the security must look principally to the agency issuing the obligation for repayment. The owner might be able to assert a claim against the United States if the issuing agency or instrumentality does not meet its commitment. The Funds will invest in securities of
U.S. government agencies and instrumentalities only if the Adviser or Subadviser is satisfied that the credit risk with respect to such instrumentality is acceptable.

                  |_| U.S. Treasury Obligations. These include Treasury bills (which have maturities of one year or less when issued), Treasury notes (which have maturities of from one to ten (10) years when issued), and
Treasury bonds (maturities of more than ten (10) years when issued). Treasury securities are backed by the full faith and credit of the United States as to timely payments of interest and repayments of principal. They also can include U.S. Treasury securities that have been "stripped" by a Federal Reserve Bank, and zero-coupon U.S.
Treasury securities.

                  |_| Obligations Issued or Guaranteed by U.S. Government Agencies or Instrumentalities. These
include direct obligations and mortgage-related securities that have different levels of credit support from the government. Some are supported by the full faith and credit of the U.S. government, such as Government National
Mortgage Association pass-through mortgage certificates (called "Ginnie Maes"). Some are supported by the right of the issuer to borrow from the U.S. Treasury under certain circumstances, such as Federal National Mortgage
Association bonds ("Fannie Maes"). Others are supported only by the credit of the entity that issued them, such as Federal Home Loan Mortgage Corporation obligations ("Freddie Macs").

                  |_| U.S. Government Mortgage-Related Securities (All Funds except OSM - Mercury Advisors S&P
500 Index Fund). The Funds can invest in a variety of mortgage-related securities that are issued by U.S.
government agencies or instrumentalities, some of which are described below. Mortgage-backed securities are
"pass-through" securities, meaning that principal and interest payments made by the borrower on the underlying mortgages are passed through to the Fund. The value of mortgage-backed securities, like that of traditional fixed-income securities, typically increases when interest rates fall and decreases when interest rates rise.
However, mortgage-backed securities differ from traditional fixed-income securities because of their potential for prepayment without penalty. The price paid by a Fund for its mortgage-backed securities, the yield the Fund expects to receive from such securities and the average life of the securities are based on a number of factors, including the anticipated rate of prepayment of the underlying mortgages. In a period of declining interest rates, borrowers may prepay the underlying mortgages more quickly than anticipated, thereby reducing the yield to maturity and the average life of the mortgage-backed securities. Moreover, when a Fund reinvests the proceeds of a prepayment in these circumstances, it will likely receive a rate of interest that is lower than the rate on the security that was prepaid. To the extent that a Fund purchases mortgage-backed securities at a premium, mortgage foreclosures and principal prepayments may result in a loss to the extent of the premium paid. If a Fund buys such securities at a discount, both scheduled payments of principal and unscheduled prepayments will increase current and total returns and will accelerate the recognition of income which, when distributed to shareholders, will be taxable as ordinary income. In a period of rising interest rates, prepayments of the underlying mortgages may occur at a slower than expected rate, resulting in maturity extensions. This particular risk may effectively change a security that was considered short or intermediate-term at the time of purchase into a long-term security. Since long-term securities generally fluctuate more widely in response to changes in interest rates than shorter-term securities, maturity extension risk could increase the inherent volatility of a Fund.

         |_| Zero-Coupon U.S. Government Securities (All Funds except OSM - Mercury Advisors S&P 500 Index Fund and OSM - Gartmore Millennium Growth Fund II). The Funds may buy zero-coupon U.S. government securities. These will typically be U.S. Treasury Notes and Bonds that have been stripped of their unmatured interest coupons, the coupons themselves, or certificates representing interests in those stripped debt obligations and coupons.

         Zero-coupon securities do not make periodic interest payments and are sold at a deep discount from their face value at maturity. The buyer recognizes a rate of return determined by the gradual appreciation of the security, which is redeemed at face value on a specified maturity date. This discount depends on the time remaining until maturity, as well as prevailing interest rates, the liquidity of the security and the credit quality of the issuer. The discount typically decreases as the maturity date approaches.

         Because zero-coupon securities pay no interest and compound semi-annually at the rate fixed at the time of their issuance, their value is generally more volatile than the value of other debt securities that pay interest. Their value may fall more dramatically than the value of interest-bearing securities when interest rates rise. When prevailing interest rates fall, zero-coupon securities tend to rise more rapidly in value because they have a fixed rate of return.

         A Fund's investment in zero-coupon securities may cause the Fund to recognize income and make distributions to shareholders before it receives any cash payments on the zero-coupon investment. To generate cash to satisfy those distribution requirements, a Fund may have to sell portfolio securities that it otherwise might have continued to hold or to use cash flows from other sources such as the sale of the Fund's shares.

         |X| Money Market Instruments (All Funds except OSM - Mercury Advisors S&P 500 Index Fund). The following is a brief description of the types of money market securities the Funds (other than the OSM - Mercury Advisors
S&P 500 Index Fund) can invest in. Those money market securities are high-quality, short-term debt instruments that are issued by the U.S. government, corporations, banks or other entities. They may have fixed, variable or floating interest rates.

         |_| U.S. Government Securities. These include obligations issued or guaranteed by the U.S. government or any of its agencies or instrumentalities.

                  |_| Bank Obligations. These include time deposits, certificates of deposit and bankers'
acceptances. Time deposits, other than overnight deposits, may be subject to withdrawal penalties and, if so, they are deemed "illiquid" investments.

         The Funds can purchase bank obligations that are fully insured by the Federal Deposit Insurance
Corporation ("FDIC"). The FDIC insures the deposits of member banks up to $100,000 per account. Insured bank obligations may have a limited market and a particular investment of this type may be deemed "illiquid" unless the Adviser or Subadviser, as the case may be, determines that a readily-available market exists for that particular obligation, or unless the obligation is payable at principal amount plus accrued interest on demand or within seven (7) days after demand.

?                 |_| Commercial Paper. Each Fund can invest in commercial paper if it is rated within the top two (2) rating categories of S&P and Moody's. If the paper is not rated, it may be purchased if issued by a company having a credit rating of at least "AA" by S&P or "Aa" by Moody's.

         The Funds can buy commercial paper, including U.S. dollar-denominated securities of foreign branches of
U.S. banks, issued by other entities if the commercial paper is guaranteed as to principal and interest by a bank, government or corporation whose certificates of deposit or commercial paper may otherwise be purchased by the Funds.

                  |_| Variable Amount Master Demand Notes. Master demand notes are corporate obligations that permit the investment of fluctuating amounts by each of the Funds except the OSM - Mercury Advisors S&P 500 Index
Fund and the OSM - Mercury Advisors Focus Growth Fund at varying rates of interest under direct arrangements between the Funds, as lender, and the borrower. They permit daily changes in the amounts borrowed. The Funds have the right to increase the amount under the note at any time up to the full amount provided by the note agreement, or to decrease the amount. The borrower may prepay up to the full amount of the note without penalty. These notes may or may not be backed by bank letters of credit.

         Because these notes are direct lending arrangements between the lender and borrower, it is not expected that there will be a trading market for them. There is no secondary market for these notes, although they are redeemable (and thus are immediately repayable by the borrower) at principal amount, plus accrued interest, at any time. Accordingly, the Funds' right to redeem such notes is dependent upon the ability of the borrower to pay principal and interest on demand.

         Each of the Funds has no limitations on the type of issuer from whom these notes will be purchased.
However, in connection with such purchases and on an ongoing basis, the Adviser or Subadviser will consider the earning power, cash flow and other liquidity ratios of the issuer, and its ability to pay principal and interest on demand, including a situation in which all holders of such notes made demand simultaneously. Investments in master demand notes are subject to the limitation on investments by each of the Funds in illiquid securities, described in the Prospectus.

         |X| Portfolio Turnover. "Portfolio turnover" describes the rate at which a Fund traded its portfolio securities during its last fiscal period. For example, if a Fund sold all of its securities during the year, its portfolio turnover rate would have been 100%. Each Fund's portfolio turnover rate will fluctuate from year to year. Each of the Funds, except the OSM - Mercury Advisors S&P 500 Index Fund, may have a portfolio turnover rate of more than 100% annually.

         Increased portfolio turnover creates higher brokerage and transaction costs for a Fund, which can reduce its overall performance. Additionally, the realization of capital gains from selling portfolio securities may result in distributions of taxable long-term capital gains to shareholders, since each Fund will normally distribute all of its capital gains realized each year, to avoid excise taxes under the Internal Revenue Code.

         The portfolio turnover of OSM - Mercury Advisors Focus Growth Fund increased to 137.66% for the fiscal year ended November 30, 2001, from 62.85% for the period ended November 30, 2000.

Other Investment Techniques and Strategies. In seeking its objective, each Fund from time to time can use the types of investment strategies and investments described below. They are not required to use all of these strategies at all times, and at times may not use them.

         |X| Foreign Securities (All Funds except OSM - Mercury Advisors S&P 500 Index Fund). Each Fund can
invest in foreign securities. "Foreign securities" include equity and debt securities of companies organized under the laws of countries other than the United States and debt securities of foreign governments that are traded on foreign securities exchanges or in foreign over-the-counter markets. Each Fund can purchase equity and debt securities (which may be denominated in U.S. dollars or non-U.S. currencies) issued by foreign corporations, or that are issued or guaranteed by certain supranational entities (described below), or foreign governments or their agencies or instrumentalities. These include securities issued by U.S. corporations denominated in non-U.S.
currencies. In normal market conditions the Funds do not expect to hold significant amounts of foreign debt securities.

         Securities of foreign issuers that are represented by American Depository Receipts ("ADRs") or that are listed on a U.S. securities exchange or traded in the U.S. over-the-counter markets are not considered "foreign securities" for the purpose of each Fund's investment allocations. That is because they are not subject to some of the special considerations and risks, discussed below, that apply to foreign securities traded and held abroad.

         Investing in foreign securities offers potential benefits not available from investing solely in securities of domestic issuers. They include the opportunity to invest in foreign issuers that appear to offer growth potential, or in foreign countries with economic policies or business cycles different from those of the
U.S., or to reduce fluctuations in portfolio value by taking advantage of foreign stock markets that do not move in a manner parallel to U.S. markets. Each Fund will hold foreign currency only in connection with the purchase or sale of foreign securities.

         The OSM - Mercury Advisors Focus Growth Fund and the OSM - Jennison Growth Fund may invest in the securities of foreign issuers in the form of ADRs, European Depository Receipts ("EDRs") or other securities convertible into securities of foreign issuers. These securities may not necessarily be denominated in the same currency as the securities into which they may be converted. ADRs are receipts typically issued by an American bank or trust company which evidence ownership of underlying securities issued by a foreign corporation. EDRs are receipts issued in Europe which evidence a similar ownership arrangement. Generally, ADRs, which are issued in registered form, are designed for use in the United States securities markets, and EDRs, which are issued in bearer form, are designed for use in European securities markets. The OSM - Mercury Advisors Focus Growth Fund may invest in unsponsored ADRs. The issuers of unsponsored ADRs are not obligated to disclose material information in the United States and, therefore, there may not be a correlation between such information and the market value of such ADRs.

         ADR facilities may be either "sponsored" or "un-sponsored."  While sponsored and un-sponsored ADR facilities are similar, distinctions exist between the rights and duties of ADR holders and market practices.
Sponsored facilities have the backing or participation of the underlying foreign issuers. Un-sponsored facilities do not have the participation by or consent of the issuer of the deposited shares. Un-sponsored facilities usually request a letter of non-objection from the issuer. Holders of un-sponsored ADRs generally bear all the costs of such facility. The costs of the facility can include deposit and withdrawal fees, currency conversion and other service fees. The depository of an un-sponsored facility may not have a duty to distribute shareholder communications from the issuer or to pass through voting rights. Issuers of un-sponsored ADRs do not have an obligation to disclose material information about the foreign issuers in the U.S. As a result, the value of the un-sponsored ADR may not correlate with the value of the underlying security trading abroad or any material information about the security or the issuer disseminated abroad. Sponsored facilities enter into an agreement with the issuer that sets out rights and duties of the issuer, the depository and the ADR holder. The sponsored agreement also allocates fees among the parties. Most sponsored agreements provide that the depository will distribute shareholder notices, voting instructions and other communications.

         |_| Risks of Foreign  Investing.  Investments in foreign  securities may offer special  opportunities  for investing but also present special additional risks and  considerations  not typically  associated with investments in domestic securities. Some of these additional risks are:
o        reduction of income by foreign taxes;
o        fluctuation  in value of  foreign  investments  due to  changes  in  currency  rates or  currency  control regulations (for example, currency blockage);
o        transaction charges for currency exchange;
o        lack of public information about foreign issuers;
o        lack of uniform accounting,  auditing and financial  reporting  standards in foreign countries  comparable to those applicable to domestic issuers;
o        less volume on foreign exchanges than on U.S. exchanges;
o        greater volatility and less liquidity on foreign markets than in the U.S.;
o        less governmental regulation of foreign issuers, stock exchanges and brokers than in the U.S.;
o        greater difficulties in commencing lawsuits;
o        higher brokerage commission rates than in the U.S.;
o        increased risks of delays in settlement of portfolio  transactions  or loss of certificates  for portfolio securities;
o        possibilities in some countries of expropriation,  confiscatory taxation,  political,  financial or social instability or adverse diplomatic developments; and
o        unfavorable differences between the U.S. economy and foreign economies.

         In the past, U.S.  Government  policies have discouraged  certain  investments  abroad by U.S.  investors, through taxation or other restrictions, and it is possible that such restrictions could be re-imposed.

              |_| Special Risks of Emerging Markets. Emerging and developing markets abroad may also offer special opportunities for growth investing but have greater risks than more developed foreign markets, such as those in Europe, Canada, Australia, New Zealand and Japan. There may be even less liquidity in their securities markets, and settlements of purchases and sales of securities may be subject to additional delays.
They are subject to greater risks of limitations on the repatriation of income and profits because of currency restrictions imposed by local governments. Those countries may also be subject to the risk of greater political and economic instability, which can greatly affect the volatility of prices of securities in those countries.

         |X| Investing in Small, Unseasoned Companies (All Funds except OSM - Mercury Advisors S&P 500 Index
Fund). Each Fund can invest in securities of small, unseasoned companies. These are companies that have been in operation for less than three (3) years, including the operations of any predecessors. Securities of these companies may be subject to volatility in their prices. They may have a limited trading market, which may adversely affect the Fund's ability to dispose of them and can reduce the price a Fund might be able to obtain for them. Other investors that own a security issued by a small, unseasoned issuer for which there is limited liquidity might trade the security when a Fund is attempting to dispose of its holdings of that security. In that case the Fund might receive a lower price for its holdings than might otherwise be obtained. These are more speculative securities and can increase the Funds' overall portfolio risks.

         |X| Real Estate Investment Trusts (All Funds). Each Fund may invest in equity Real Estate Investment
Trusts ("REITs"). REITs are entities which either own properties or make construction or mortgage loans. Equity
REITs may also include operating or financing companies. Equity REITs own real estate directly and the value of, and income earned by, the Fund depends upon the income of the underlying properties and the rental income they earn. Equity REITs can also realize capital gains by selling properties that have appreciated in value. The value of securities issued by REITs are affected by tax and regulatory requirements and by perceptions of management skill. They are also subject to heavy cash flow dependency, defaults by borrowers or tenants, self-liquidation, the possibility of failing to qualify for tax-free status under the Internal Revenue Code, and failing to maintain exemption from the 1940 Act. Because REITs normally pay on advisory fee and other expenses, a shareholder in these Funds may be subject to duplicative fees and expenses.

         |X| Firm Commitments and When-Issued Securities (All Funds). Each Fund may purchase securities on a firm commitment basis, including when-issued securities. Securities purchased on a firm commitment basis are purchased for delivery beyond the normal settlement date at a stated price and yield. No income accrues to the purchaser of a security on a firm commitment basis prior to delivery. Such securities are recorded as an asset and are subject to changes in value based upon changes in the general level of interest rates. Purchasing a security on a firm commitment basis can involve a risk that the market price at the time of delivery may be lower than the agreed upon purchase price, in which case there could be an individual loss at the time of delivery. The Fund will only make commitments to purchase securities on a firm commitment basis with the intention of actually acquiring the securities, but may sell them before the settlement date if it is deemed advisable. The Fund will establish a segregated account in which it will maintain liquid assets in an amount at least equal in value to the Fund's commitments to purchase securities on a firm commitment basis. If the value of these assets decline, the Fund will place additional liquid assets in the account on a daily basis so that the value of the assets in the account is equal to the amount of such commitments.

         |X| Repurchase Agreements and Purchase and Sale Contracts (All Funds). Each Fund may invest in securities pursuant to repurchase agreements and each Fund other than the OSM - Mercury Advisors S&P 500 Index
Fund may invest in purchase and sale contracts. Under a repurchase agreement or a purchase and sale contract, the seller agrees, upon entering into the contract with the Fund, to repurchase the security at a mutually agreed-upon time and price in a specified currency, thereby determining the yield during the term of the agreement. This results in a fixed rate of return insulated from market fluctuations during such period although it may be affected by currency fluctuations. In the case of repurchase agreements, the price at which the trades are conducted do not reflect accrued interest on the underlying obligation; whereas, in the case of purchase and sale contracts, the prices take into account accrued interest. Such agreements usually cover short periods, such as under one week. Repurchase agreements may be construed to be collateralized loans by the purchaser to the seller secured by the securities transferred to the purchaser. In the case of a repurchase agreement, as a purchaser, the Fund will require the seller to provide additional collateral if the market value of the securities falls below the repurchase price at any time during the term of the repurchase agreement; the Fund does not have the right to seek additional collateral in the case of purchase and sale contracts. In the event of default by the seller under a repurchase agreement construed to be a collateralized loan, the underlying securities are not owned by the Fund but only constitute collateral for the seller's obligation to pay the repurchase price. Therefore, the Fund may suffer time delays and incur costs or possible losses in connection with the disposition of the collateral. Approved vendors include U.S. commercial banks, U.S. branches of foreign banks, or broker-dealers that have been designated as primary dealers in government securities. They must meet credit requirements set by OppenheimerFunds, Inc. (the "Manager") (or in the case of OSM - Mercury Advisors S&P
500 Index Fund and OSM - Mercury Advisors Focus Growth Fund, credit requirements set by the Advisor) from time to time. A purchase and sale contract differs from a repurchase agreement in that the contract arrangements stipulate that the securities are owned by the Fund. In the event of a default under such a repurchase agreement or under a purchase and sale contract, instead of the contractual fixed rate, the rate of return to the Fund shall be dependent upon intervening fluctuations of the market value of such securities and the accrued interest on the securities. In such event, the Fund would have rights against the seller for breach of contract with respect to any losses arising from market fluctuations following the failure of the seller to perform. While the substance of purchase and sale contracts is similar to repurchase agreements, because of the different treatment with respect to accrued interest and additional collateral, Fund management believes that purchase and sale contracts are not repurchase agreements as such term is understood in the banking and brokerage community. No
Fund may invest more than 15% of its net assets in repurchase agreements or purchase and sale contracts maturing in more than seven (7) days together with all other illiquid investments.

         |X| Illiquid and Restricted Securities (All Funds). Each Fund may purchase illiquid or restricted securities. Under the policies and procedures established by the Funds' Board of Trustees (or, in the case of OSM
- Mercury Advisors S&P 500 Index Fund and OSM - Mercury Advisors Focus Growth Fund, the Board of Trustees of the
applicable Master Fund), the Adviser or Subadviser determines the liquidity of certain of a Fund's investments.
To enable a Fund to sell its holdings of a restricted security not registered under the Securities Act of 1933, as amended (the "Securities Act") that Fund may have to cause those securities to be registered. The expenses of registering restricted securities may be negotiated by a Fund with the issuer at the time a Fund buys the securities. When a Fund must arrange registration because a Fund wishes to sell the security, a considerable period may elapse between the time the decision is made to sell the security and the time the security is registered so that a Fund could sell it. A Fund would bear the risks of any downward price fluctuation during that period.

         Each Fund can also acquire restricted securities through private placements. Those securities have contractual restrictions on their public resale. Those restrictions might limit the Funds' ability to dispose of the securities and might lower the amount a Fund could realize upon the sale.

         Each Fund has limitations that apply to purchases of restricted securities, as stated in the Prospectus.
Those percentage restrictions are not fundamental policies and do not limit purchases of restricted securities that are eligible for sale to qualified institutional purchasers under Rule 144A of the Securities Act, if those securities have been determined to be liquid by the Adviser or Subadviser under Board-approved guidelines (or, in the case of OSM - Mercury Advisors S&P 500 Index Fund and OSM - Mercury Advisors Focus Growth Fund, guidelines approved by the Board of Trustees of the applicable Master Fund). Those guidelines take into account the trading activity for such securities and the availability of reliable pricing information, among other factors. If there is a lack of trading interest in a particular Rule 144A security, each of a Fund's holdings of that security may be considered to be illiquid. Illiquid securities include repurchase agreements maturing in more than seven (7)
days.

         |X| 144A Securities (All Funds). Each Fund may purchase restricted securities that can be offered and sold to "qualified institutional buyers" under Rule 144A under the Securities Act. The Board of Trustees (or, in the case of OSM - Mercury Advisors S&P 500 Index Fund and OSM - Mercury Advisors Focus Growth Fund, the Board of
Trustees of the applicable Master Fund) has determined to treat as liquid Rule 144A securities in accordance with the policies and procedures adopted by the relevant Fund's Board of Trustees. The Board of Trustees has adopted guidelines and delegated to the Adviser or Subadviser, as the case may be, the daily function of determining and monitoring liquidity of restricted securities. The relevant Board of Trustees, however, will retain sufficient oversight and be ultimately responsible for the determinations. Since it is not possible to predict with assurance exactly how this market for restricted securities sold and offered under Rule 144A will continue to develop, the relevant Board of Trustees will carefully monitor investments in these securities. This investment practice could have the effect of increasing the level of illiquidity in a Fund to the extent that qualified institutional buyers become for a time uninterested in purchasing these securities.

         |X| Loans of Portfolio Securities (All Funds). To raise cash for liquidity purposes, each Fund can lend its portfolio securities to brokers, dealers and other types of financial institutions approved by the Funds'
Board of Trustees. These loans are limited to not more than 25% of the value of a Fund's total assets (33 1/3%
for the OSM - Mercury Advisors S&P 500 Index Fund and the OSM - Mercury Advisors Focus Growth Fund). Each Fund
except the OSM - Mercury Advisors S&P 500 Index Fund and the OSM - Mercury Advisors Focus Growth Fund, currently does not intend to engage in loans of securities, but if it does so, such loans will not likely exceed 5% of each of the Fund's total assets.

         There are some risks in connection with securities lending. A Fund might experience a delay in receiving additional collateral to secure a loan, or a delay in recovery of the loaned securities if the borrower defaults.
A Fund must receive collateral for a loan. Under current applicable regulatory requirements (which are subject to change), on each business day the loan collateral must be at least equal to the value of the loaned securities.
It must consist of cash, bank letters of credit, securities of the U.S. Government or its agencies or instrumentalities, or other cash equivalents in which a Fund is permitted to invest. To be acceptable as collateral, letters of credit must obligate a bank to pay amounts demanded by a Fund if the demand meets the terms of the letter. The terms of the letter of credit and the issuing bank both must be satisfactory to the
Fund.

         When it lends securities, a Fund receives amounts equal to the dividends or interest on loaned securities. It also receives one or more of (a) negotiated loan fees, (b) interest on securities used as collateral, and (c) interest on any short-term debt securities purchased with such loan collateral. Either type of interest may be shared with the borrower. A Fund may also pay reasonable finder's, lending agent, custodian and administrative fees in connection with these loans. The terms of each Fund's loans must meet applicable tests under the Internal Revenue Code and must permit each Fund to reacquire loaned securities on five (5) days' notice or in time to vote on any important matter.

         The Master Fund(s) have received an exemptive order from the Securities and Exchange Commission (the
"Commission") permitting them to lend portfolio securities to Merrill Lynch, Pierce, Fenner & Smith Incorporated
("Merrill Lynch") or its affiliates, and to retain an affiliatre of the Master Funds as lending agent. See
"Brokerage Policies of the Funds," below.

         |X| Short Sales (OSM - Gartmore Millennium Growth Fund II, OSM - Mercury Advisors S&P 500 Index Fund and
OSM - Mercury Advisors Focus Growth Fund). Generally, to complete a short sale transaction, the Fund will borrow the security to make delivery to the buyer. The Fund is then obligated to replace the security borrowed. If the price of a security sold short goes up between the time of the short sale and the time the Fund must deliver the security to the lender, the Fund will incur a loss. The price at the time of replacement may be more or less than the price at which the security was sold by the Fund. Until the security is replaced, the Fund is required to pay to the lender any interest which accrues during the period of the loan. To borrow the security, the Fund may be required to pay a premium which would increase the cost of the security sold. The proceeds of the short sale will be retained by the broker to the extent necessary to meet margin requirements until the short position is closed out. Until the Fund replaces the borrowed security, it will (a) maintain in a segregated account with its custodian cash or liquid securities at such a level that the amount deposited in the account plus the amount deposited with the broker as collateral will equal the current market value of the security sold short or (b)
otherwise cover its short position.

         |X| Borrowing for Leverage (All Funds). Each Fund has the ability to borrow up to 33 1/3% of the value of its total assets from banks on an unsecured basis to invest the borrowed funds in portfolio securities. This speculative technique is known as "leverage."  A Fund may borrow only from banks. Under current regulatory requirements, borrowings can be made only to the extent that the value of a Fund's assets, less its liabilities other than borrowings, is equal to at least 300% of all borrowings (including the proposed borrowing). If the value of a Fund's assets fails to meet this 300% asset coverage requirement, a Fund will reduce its bank debt within three (3) days to meet the requirement. To do so, a Fund might have to sell a portion of its investments at a disadvantageous time.

         A Fund will pay interest on these loans, and that interest expense will raise the overall expenses of that Fund and reduce its returns. If it does borrow, its expenses will be greater than comparable funds that do not borrow for leverage. Additionally, a Fund's net asset value per share might fluctuate more than that of funds that do not borrow. Currently, each Fund does not contemplate using this technique, but if it does so, it will not likely do so to a substantial degree.

Non-Diversification. The OSM - Salomon Brothers Capital Fund, the OSM - Mercury Advisors S&P 500 Index Fund and
the OSM - Mercury Advisors Focus Growth Fund are classified as "non-diversified" funds under the 1940 Act, which means that each such Fund is not limited by the 1940 Act in the proportion of its assets that may be invested in the obligations of a single issuer. Each Fund, however, intends to comply with the diversification requirements imposed by the Internal Revenue Code in order to continue to qualify as a regulated investment company. To the extent those Funds invest a greater proportion of their assets in the securities of a smaller number of issuers, those Funds may be more susceptible to any single economic, political or regulatory occurrence than a more widely diversified fund and may be subject to greater risk of loss with respect to its portfolio.

         |X| Derivatives (All Funds). Each Fund can invest in a variety of derivative investments to seek income for liquidity needs or for bona fide hedging purposes, including anticipatory hedging. Some derivative investments a Fund can use are the hedging instruments described below in this Statement of Additional
Information. However, each Fund except for the OSM - Salomon Brothers Capital Fund does not use, and does not currently contemplate using, derivatives or hedging instruments to a significant degree and each Fund is not obligated to use them in seeking its objective.

         Some of the derivative investments a Fund can use include "debt exchangeable for common stock" of an issuer or "equity-linked debt securities" of an issuer. At maturity, the debt security is exchanged for common stock of the issuer or it is payable in an amount based on the price of the issuer's common stock at the time of maturity. Both alternatives present a risk that the amount payable at maturity will be less than the principal amount of the debt because the price of the issuer's common stock might not be as high as the Adviser or
Subadviser expected.

         |X| Investment in Other Investment Companies. Each Fund except the OSM - Mercury Advisors S&P 500 Index
Fund and the OSM - Mercury Advisors Focus Growth Fund can invest up to 10% of its total assets in shares of other investment companies. They can invest up to 5% of their total assets in any one investment company, but cannot own more than 3% of the outstanding voting securities of that investment company. These limitations do not apply to shares acquired in a merger, consolidation, reorganization or acquisition. The OSM - Mercury Advisors S&P 500
Index Fund and the OSM - Mercury Advisors Focus Growth Fund are feeder funds that invest 100% of their assets in a corresponding master fund, which is a registered investment company. The Master Funds can also invest their assets in shares of investment companies when permitted by applicable law.

         Investment in another investment company may involve the payment of substantial premiums above the value of such investment company's portfolio securities and is subject to limitations under the Investment Company Act.
Each Fund does not intend to invest in other investment companies unless the Adviser or Subadviser believes that the potential benefits of the investment justify the payment of any premiums or sales charges. As a shareholder in an investment company, a Fund would be subject to its ratable share of that investment company's expenses, including its advisory and administration fees. At the same time, that Fund would bear its own management fees and other expenses.

         |X| Hedging (All Funds). Although each Fund does not anticipate the extensive use of hedging instruments, each Fund can use hedging instruments. They are not required to do so in seeking their goal. To attempt to protect against declines in the market value of a Fund's portfolio, to permit a Fund to retain unrealized gains in the value of portfolio securities which have appreciated, or to facilitate selling securities for investment reasons, each Fund could:
         |_|  sell futures contracts,
         |_|  buy puts on such futures or on securities, or
         |_|  write covered calls on securities or futures. Covered calls can also be used to seek income, but the Adviser or Subadviser does not expect to engage extensively in that practice.

         A Fund can use hedging to establish a position in the securities market as a temporary substitute for purchasing particular securities. In that case a Fund would normally seek to purchase the securities and then terminate that hedging position. A Fund might also use this type of hedge to attempt to protect against the possibility that its portfolio securities would not be fully included in a rise in value of the market. To do so a Fund could:
         |_| buy futures, or
         |_| buy calls on such futures or on securities.

         Each Fund's strategy of hedging with futures and options on futures will be incidental to each Fund's activities in the underlying cash market. The particular hedging instruments the Fund can use are described below. A Fund may employ new hedging instruments and strategies when they are developed, if those investment methods are consistent with each Fund's investment objective and are permissible under applicable regulations governing each Fund. Each Fund will utilize segregated accounts in connection with their purchase of hedging instruments in appropriate cases.

         |_| Futures. Each Fund can buy and sell futures contracts that relate to (1) broadly based securities indices, stock index futures and bond index futures, (2) debt securities (these are referred to as "interest rate futures"), (3) foreign currencies (these are referred to as "forward contracts"), and (4) commodities (these are referred to as "commodity futures").

         A broadly-based stock index is used as the basis for trading stock index futures. In some cases stock indices may be based on stocks of issuers in a particular industry or group of industries. A stock index assigns relative values to the common stocks included in the index and its value fluctuates in response to the changes in value of the underlying stocks. A stock index cannot be purchased or sold directly. These contracts obligate the seller to deliver, and the purchaser to take cash to settle the futures obligation. There is no delivery of the underlying securities to settle the obligation. An interest rate future obligates the seller to deliver (and the purchaser to take) cash or a specified type of debt security to settle the futures transaction. Either party could also enter into an offsetting contract to close out the position.

      Each Fund can invest a portion of its assets in commodity futures contracts. Commodity futures may be based upon commodities within five (5) main commodity groups: (1) energy, which includes crude oil, natural gas, gasoline and heating oil; (2) livestock, which includes cattle and hogs; (3) agriculture, which includes wheat, corn, soybeans, cotton, coffee, sugar and cocoa; (4) industrial metals, which includes aluminum, copper, lead, nickel, tin and zinc; and (5) precious metals, which includes gold, platinum and silver. A Fund may purchase and sell commodity futures contracts, options on futures contracts and options and futures on commodity indices with respect to these five (5)  main commodity groups and the individual commodities within each group, as well as other types of commodities.

         No money is paid or received by a Fund on the purchase or sale of a future. Upon entering into a futures transaction, a Fund will be required to deposit an initial margin payment with the futures commission merchant
(the "futures broker"). Initial margin payments will be deposited with each Fund's Custodian bank in an account registered in the futures broker's name. However, the futures broker can gain access to that account only under specified conditions. As the future is marked to market (that is, its value on each Fund's books is changed) to reflect changes in its market value, subsequent margin payments, called variation margin, will be paid to or by the futures broker daily.

         At any time prior to expiration of the future, a Fund may elect to close out its position by taking an opposite position, at which time a final determination of variation margin is made and any additional cash must be paid by or released to the Fund. Any loss or gain on the future is then realized by the Fund for tax purposes.
All futures transactions (except forward contracts) are effected through a clearinghouse associated with the exchange on which the contracts are traded.

                  |_| Put and Call Options. Each Fund can buy and sell certain kinds of put options ("puts") and call options ("calls"). Each Fund can buy and sell exchange-traded and over-the-counter put and call options, including options on indices, securities, currencies, commodities and futures.

                  |_| Writing Covered Call Options. Each Fund can write (that is, sell) covered calls. If a Fund sells a call option, it must be covered, other than with respect to closing transactions. That means a Fund must own the security subject to the call while the call is outstanding, or, for certain types of calls, the call may be covered by segregating liquid assets to enable a Fund to satisfy its obligations if the call is exercised.

         When a Fund writes a call, it receives cash (a premium). In the case of a call on a security, a Fund agrees to sell the underlying security to a purchaser of a corresponding call on the same security during the call period at a fixed exercise price regardless of market price changes during the call period. The exercise price may differ from the market price of the underlying security. A Fund has the risk of loss that the price of the underlying security may decline during the call period. That risk may be offset to some extent by the premium the Fund receives. If the value of the investment does not rise above the call price, it is likely that the call will lapse without being exercised. In that case the Fund would keep the cash premium and the investment.

      When a Fund writes a call on an index, it receives cash (a premium). If the buyer of the call exercises it, the Fund will pay an amount of cash equal to the difference between the closing price of the call and the exercise price, multiplied by a specified multiple that determines the total value of the call for each point of difference. If the value of the underlying investment does not rise above the call price it is likely that the call will lapse without being exercised. In that case, the Fund would keep the cash premium.

         With respect to the OSM - QM Active Balanced Fund, OSM - Jennison Growth Fund, OSM - Salomon Brothers
Capital Fund and OSM - Gartmore Millennium Growth Fund II, the Custodian, or a securities depository acting for the Custodian, will act as the escrow agent for OSM - QM Active Balanced Fund, OSM - Jennison Growth Fund, OSM -
Salomon Brothers Capital Fund and OSM - Gartmore Millennium Growth Fund II, through the facilities of the Options
Clearing Corporation ("OCC"), as to the investments on which each such Fund has written calls traded on exchanges or as to other acceptable escrow securities. In that way, no margin will be required for such transactions. OCC will release the securities on the expiration of the option or when a Fund enters into a closing transaction.

         To terminate its obligation on a call it has written, a Fund may purchase a corresponding call in a
"closing purchase transaction."  The Fund will then realize a profit or loss, depending upon whether the net of the amount of the option transaction costs and the premium received on the call the Fund wrote is more or less than the price of the call the Fund purchases to close out the transaction. A Fund may realize a profit if the call expires unexercised, because the Fund will retain the underlying security and the premium it received when it wrote the call. Any such profits are considered short-term capital gains for federal income tax purposes, as are the premiums on lapsed calls. When distributed by a Fund they are taxable as ordinary income. If a Fund cannot effect a closing purchase transaction due to the lack of a market, it will have to hold the callable securities until the call expires or is exercised.

         Each Fund may also write calls on a futures contract without owning the futures contract or securities deliverable under the contract. To do so, at the time the call is written, a Fund must cover the call by segregating an equivalent dollar amount of liquid assets. A Fund will segregate additional liquid assets if the value of the segregated assets drops below 100% of the current value of the future. Because of this segregation requirement, in no circumstances would a Fund's receipt of an exercise notice as to that future require the Fund to deliver a futures contract. It would simply put the Fund in a short futures position, which is permitted by each Fund's hedging policies.

                  |_| Writing Put Options. Each Fund can sell put options. A put option on a security gives the purchaser the right to sell, and the writer the obligation to buy, the underlying security at the exercise price during the option period.

         If a Fund sells a put option, it must be covered by segregated liquid assets, other than with respect to closing transactions. The premium a Fund receives from writing a put option represents a profit, as long as the price of the underlying investment remains above the exercise price of the put. However, a Fund also assumes the obligation during the option period to buy the underlying investment from the buyer of the put at the exercise price, even if the value of the investment falls below the exercise price. If a Fund writes a put that expires unexercised, a Fund realizes a gain in the amount of the premium less transaction costs. If the put is exercised, a Fund must fulfill its obligation to purchase the underlying investment at the exercise price. That price will usually exceed the market value of the investment at that time. In that case, a Fund may incur a loss if it sells the underlying investment. That loss will be equal to the sum of the sale price of the underlying investment and the premium received minus the sum of the exercise price and any transaction costs incurred.

         When writing a put option on a security, to secure its obligation to pay for the underlying security a
Fund will deposit in escrow liquid assets with a value equal to or greater than the exercise price of the underlying security. A Fund therefore forgoes the opportunity of investing the segregated assets or writing calls against those assets.

         As long as a Fund's obligation as the put writer continues, it may be assigned an exercise notice by the exchange or broker-dealer through which the put was sold. That notice will require a Fund to exchange currency
(for a put written on a currency) at the specified rate of exchange or to take delivery of the underlying security and pay the exercise price. A Fund has no control over when it may be required to purchase the underlying security, since it may be assigned an exercise notice at any time prior to the termination of its obligation as the writer of the put. That obligation terminates upon expiration of the put. It may also terminate if, before a Fund receives an exercise notice, a Fund effects a closing purchase transaction by purchasing a put of the same series as it sold. Once a Fund has been assigned an exercise notice, it cannot effect a closing purchase transaction.

         Each Fund may decide to effect a closing purchase transaction to realize a profit on an outstanding put option it has written or to prevent the underlying security from being put. Effecting a closing purchase transaction will permit a Fund to write another put option on the security or to sell the security and use the proceeds from the sale for other investments. A Fund will realize a profit or loss from a closing purchase transaction depending on whether the cost of the transaction is less or more than the premium received from writing the put option. Any profits from writing puts are considered short-term capital gains for federal tax purposes, and when distributed by a Fund, are taxable as ordinary income.

                  |_| Purchasing Calls and Puts. Each Fund can purchase calls to protect against the possibility that the Fund's portfolio will not participate in an anticipated rise in the securities market. When the Fund buys a call (other than in a closing purchase transaction), it pays a premium. The Fund then has the right to buy the underlying investment from a seller of a corresponding call on the same investment during the call period at a fixed exercise price. A Fund benefits only if it sells the call at a profit or if, during the call period, the market price of the underlying investment is above the sum of the call price plus the transaction costs and the premium paid for the call and the Fund exercises the call. If a Fund does not exercise the call or sell it
(whether or not at a profit), the call will become worthless at its expiration date. In that case the Fund will have paid the premium but lost the right to purchase the underlying investment.

         Each Fund other than the OSM - Mercury Advisors S&P 500 Index Fund can buy puts whether or not it holds the underlying investment in its portfolio. The Mercury S&P 500 Index Fund can buy put options on securities held in its portfolio or securities indices the performance of which is substantially replicated by securities held in its portfolio. When a Fund purchases a put, it pays a premium and, except as to puts on indices, has the right to sell the underlying investment to a seller of a put on a corresponding investment during the put period at a fixed exercise price.

         Buying a put on securities or futures a Fund owns enables that Fund to attempt to protect itself during the put period against a decline in the value of the underlying investment below the exercise price by selling the underlying investment at the exercise price to a seller of a corresponding put. If the market price of the underlying investment is equal to or above the exercise price and, as a result, the put is not exercised or resold, the put will become worthless at its expiration date. In that case the Fund will have paid the premium but lost the right to sell the underlying investment. However, the Fund may sell the put prior to its expiration.
That sale may or may not be at a profit.

         Buying a put on an investment a Fund does not own permits that Fund either to resell the put or to buy the underlying investment and sell it at the exercise price. The resale price will vary inversely to the price of the underlying investment. If the market price of the underlying investment is above the exercise price and, as a result, the put is not exercised, the put will become worthless on its expiration date.

         When a Fund purchases a call or put on an index or future, it pays a premium, but settlement is in cash rather than by delivery of the underlying investment to that Fund. Gain or loss depends on changes in the index in question (and thus on price movements in the securities market generally) rather than on price movements in individual securities or futures contracts.

                  |_| Buying and Selling Options on Foreign Currencies. Each Fund except the OSM - Mercury
Advisors S&P 500 Index Fund can buy and sell calls and puts on foreign currencies. They include puts and calls that trade on a securities or commodities exchange or in the over-the-counter markets or are quoted by major recognized dealers in such options. A Fund could use these calls and puts to try to protect against declines in the dollar value of foreign securities and increases in the dollar cost of foreign securities a Fund wants to acquire.

         If the Adviser or Subadviser anticipates a rise in the dollar value of a foreign currency in which securities to be acquired are denominated, the increased cost of those securities may be partially offset by purchasing calls or writing puts on that foreign currency. If the Adviser or Subadviser anticipates a decline in the dollar value of a foreign currency, the decline in the dollar value of portfolio securities denominated in that currency might be partially offset by writing calls or purchasing puts on that foreign currency. However, the currency rates could fluctuate in a direction adverse to the Fund's position. The Fund will then have incurred option premium payments and transaction costs without a corresponding benefit.

         A call a Fund writes on a foreign currency is "covered" if that Fund owns the underlying foreign currency covered by the call or has an absolute and immediate right to acquire that foreign currency without additional cash consideration (or it can do so for additional cash consideration held in a segregated account by its Custodian bank) upon conversion or exchange of other foreign currency held in its portfolio.

         A Fund could write a call on a foreign currency to provide a hedge against a decline in the U.S. dollar value of a security which it owns or has the right to acquire and which is denominated in the currency underlying the option. That decline might be one that occurs due to an expected adverse change in the exchange rate. This is known as a "cross-hedging" strategy. In those circumstances, the Fund covers the option by maintaining cash, U.S.
government securities or other liquid, high grade debt securities in an amount equal to the exercise price of the option, in a segregated account with that Fund's Custodian bank.

         |_| Risks of Hedging with Options and Futures. The use of hedging instruments requires special skills and knowledge of investment techniques that are different than what is required for normal portfolio management.
If the Adviser or Subadviser uses a hedging instrument at the wrong time or judges market conditions incorrectly, hedging strategies may reduce a Fund's return. A Fund could also experience losses if the prices of its futures and options positions were not correlated with its other investments.

         A Fund's option activities could affect its portfolio turnover rate and brokerage commissions. The exercise of calls written by a Fund might cause it to sell related portfolio securities, thus increasing its turnover rate. The exercise by a Fund of puts on securities will cause the sale of underlying investments, increasing portfolio turnover. Although the decision whether to exercise a put it holds is within a Fund's control, holding a put might cause the Fund to sell the related investments for reasons that would not exist in the absence of the put.

         A Fund could pay a brokerage commission each time it buys a call or put, sells a call, or buys or sells an underlying investment in connection with the exercise of a call or put. Those commissions could be higher on a relative basis than the commissions for direct purchases or sales of the underlying investments. Premiums paid for options are small in relation to the market value of the underlying investments. Consequently, put and call options offer large amounts of leverage. The leverage offered by trading in options could result in a Fund's net asset value being more sensitive to changes in the value of the underlying investment.

         If a covered call written by a Fund is exercised on an investment that has increased in value, the Fund will be required to sell the investment at the call price. It will not be able to realize any profit if the investment has increased in value above the call price.

         An option position may be closed out only on a market that provides secondary trading for options of the same series, and there is no assurance that a liquid secondary market will exist for any particular option. A
Fund might experience losses if it could not close out a position because of an illiquid market for the future or option.

         There is a risk in using short hedging by selling futures or purchasing puts on broadly-based indices or futures to attempt to protect against declines in the value of a Fund's portfolio securities. The risk is that the prices of the futures or the applicable index will correlate imperfectly with the behavior of the cash prices of a Fund's securities. For example, it is possible that while a Fund has used hedging instruments in a short hedge, the market may advance and the value of the securities held in that Fund's portfolio might decline. If that occurred, the Fund would lose money on the hedging instruments and also experience a decline in the value of its portfolio securities. However, while this could occur for a very brief period or to a very small degree, over time the value of a diversified portfolio of securities will tend to move in the same direction as the indices upon which the hedging instruments are based.

         The risk of imperfect correlation increases as the composition of a Fund's portfolio diverges from the securities included in the applicable index. To compensate for the imperfect correlation of movements in the price of the portfolio securities being hedged and movements in the price of the hedging instruments, a Fund might use hedging instruments in a greater dollar amount than the dollar amount of portfolio securities being hedged. It might do so if the historical volatility of the prices of the portfolio securities being hedged is more than the historical volatility of the applicable index.

         The ordinary spreads between prices in the cash and futures markets are subject to distortions, due to differences in the nature of those markets. First, all participants in the futures market are subject to margin deposit and maintenance requirements. Rather than meeting additional margin deposit requirements, investors may close futures contracts through offsetting transactions which could distort the normal relationship between the cash and futures markets. Second, the liquidity of the futures market depends on participants entering into offsetting transactions rather than making or taking delivery. To the extent participants decide to make or take delivery, liquidity in the futures market could be reduced, thus producing distortion. Third, from the point of view of speculators, the deposit requirements in the futures market are less onerous than margin requirements in the securities markets. Therefore, increased participation by speculators in the futures market may cause temporary price distortions.

         A Fund can use hedging instruments to establish a position in the securities markets as a temporary substitute for the purchase of individual securities (long hedging) by buying futures and/or calls on such futures, broadly-based indices or on securities. It is possible that when a Fund does so the market might decline. If a Fund then concludes not to invest in securities because of concerns that the market might decline further or for other reasons, the Fund will realize a loss on the hedging instruments that is not offset by a reduction in the price of the securities purchased.

         |_| Forward Contracts. Forward contracts are foreign currency exchange contracts. They are used to buy or sell foreign currency for future delivery at a fixed price. A Fund uses them to "lock in" the U.S. dollar price of a security denominated in a foreign currency that it has bought or sold, or to protect against possible losses from changes in the relative values of the U.S. dollar and a foreign currency. Each Fund limits its exposure in foreign currency exchange contracts in a particular foreign currency to the amount of its assets denominated in that currency or a closely-correlated currency. Each Fund may also use "cross-hedging" where it hedges against changes in currencies other than the currency in which a security it holds is denominated.

         Under a forward contract, one party agrees to purchase, and another party agrees to sell, a specific currency at a future date. That date may be any fixed number of days from the date of the contract agreed upon by the parties. The transaction price is set at the time the contract is entered into. These contracts are traded in the inter-bank market conducted directly among currency traders (usually large commercial banks) and their customers.

         A Fund may use forward contracts to protect against uncertainty in the level of future exchange rates.
The use of forward contracts does not eliminate the risk of fluctuations in the prices of the underlying securities a Fund owns or intends to acquire, but it does fix a rate of exchange in advance. Although forward contracts may reduce the risk of loss from a decline in the value of the hedged currency, at the same time they limit any potential gain if the value of the hedged currency increases.

         When a Fund enters into a contract for the purchase or sale of a security denominated in a foreign currency, or when it anticipates receiving  dividend payments in a foreign currency, the Fund might desire to
"lock-in" the U.S. dollar price of the security or the U.S. dollar equivalent of the dividend payments. To do so, the Fund could enter into a forward contract for the purchase or sale of the amount of foreign currency involved in the underlying transaction, in a fixed amount of U.S. dollars per unit of the foreign currency. This is called a "transaction hedge."  The transaction hedge will protect the Fund against a loss from an adverse change in the currency exchange rates during the period between the date on which the security is purchased or sold or on which the payment is declared, and the date on which the payments are made or received.

         A Fund could also use forward contracts to lock in the U.S. dollar value of portfolio positions. This is called a "position hedge."  When a Fund believes that foreign currency might suffer a substantial decline against the U.S. dollar, it could enter into a forward contract to sell an amount of that foreign currency approximating the value of some or all of the Fund's portfolio securities denominated in that foreign currency. When a Fund believes that the U.S. dollar might suffer a substantial decline against a foreign currency, it could enter into a forward contract to buy that foreign currency for a fixed dollar amount. Alternatively, a Fund could enter into a forward contract to sell a different foreign currency for a fixed U.S. dollar amount if the Fund believes that the U.S. dollar value of the foreign currency to be sold pursuant to its forward contract will fall whenever there is a decline in the U.S. dollar value of the currency in which portfolio securities of the Fund are denominated. That is referred to as a "cross hedge."

         Each Fund will cover its short positions in these cases by identifying to its Custodian bank assets having a value equal to the aggregate amount of the Fund's commitment under forward contracts. A Fund will not enter into forward contracts or maintain a net exposure to such contracts if the consummation of the contracts would obligate the Fund to deliver an amount of foreign currency in excess of the value of the Fund's portfolio securities or other assets denominated in that currency or another currency that is the subject of the hedge.

         However, to avoid excess transactions and transaction costs, a Fund may maintain a net exposure to forward contracts in excess of the value of the Fund's portfolio securities or other assets denominated in foreign currencies if the excess amount is "covered" by liquid securities denominated in any currency. The cover must be at least equal at all times to the amount of that excess. As one alternative, a Fund may purchase a call option permitting the Fund to purchase the amount of foreign currency being hedged by a forward sale contract at a price no higher than the forward contract price. As another alternative, a Fund may purchase a put option permitting the Fund to sell the amount of foreign currency subject to a forward purchase contract at a price as high or higher than the forward contact price.

         The precise matching of the amounts under forward contracts and the value of the securities involved generally will not be possible because the future value of securities denominated in foreign currencies will change as a consequence of market movements between the date the forward contract is entered into and the date it is sold. In some cases the Adviser or Subadviser might decide to sell the security and deliver foreign currency to settle the original purchase obligation. If the market value of the security is less than the amount of foreign currency a Fund is obligated to deliver, the Fund might have to purchase additional foreign currency on the "spot" (that is, cash) market to settle the security trade. If the market value of the security instead exceeds the amount of foreign currency the Fund is obligated to deliver to settle the trade, the Fund might have to sell on the spot market some of the foreign currency received upon the sale of the security. There will be additional transaction costs on the spot market in those cases.

         The projection of short-term currency market movements is extremely difficult, and the successful execution of a short-term hedging strategy is highly uncertain. Forward contracts involve the risk that anticipated currency movements will not be accurately predicted, causing a Fund to sustain losses on these contracts and to pay additional transactions costs. The use of forward contracts in this manner might reduce a
Fund's performance if there are unanticipated changes in currency prices to a greater degree than if the Fund had not entered into such contracts.

         At or before the maturity of a forward contract requiring a Fund to sell a currency, it might sell a portfolio security and use the sale proceeds to make delivery of the currency. In the alternative a Fund might retain the security and offset its contractual obligation to deliver the currency by purchasing a second contract. Under that contract the Fund will obtain, on the same maturity date, the same amount of the currency that it is obligated to deliver. Similarly, a Fund might close out a forward contract requiring it to purchase a specified currency by entering into a second contract entitling it to sell the same amount of the same currency on the maturity date of the first contract. A Fund would realize a gain or loss as a result of entering into such an offsetting forward contract under either circumstance. The gain or loss will depend on the extent to which the exchange rate or rates between the currencies involved moved between the execution dates of the first contract and offsetting contract.

         The costs to a Fund of engaging in forward contracts varies with factors such as the currencies involved, the length of the contract period and the market conditions then prevailing. Because forward contracts are usually entered into on a principal basis, no brokerage fees or commissions are involved. Because these contracts are not traded on an exchange, a Fund must evaluate the credit and performance risk of the counterparty under each forward contract.

         Although a Fund values its assets daily in terms of U.S. dollars, it does not intend to convert its holdings of foreign currencies into U.S. dollars on a daily basis. A Fund may convert foreign currency from time to time, and will incur costs in doing so. Foreign exchange dealers do not charge a fee for conversion, but they do seek to realize a profit based on the difference between the prices at which they buy and sell various currencies. Thus, a dealer might offer to sell a foreign currency to a Fund at one rate, while offering a lesser rate of exchange if the Fund desires to resell that currency to the dealer.

                  |_| Swap Transactions. Each Fund (other than the OSM - Mercury Advisors S&P 500 Index Fund) can enter into interest rate swap agreements. In an interest rate swap, the Fund and another party exchange their right to receive or their obligation to pay interest on a security. For example, they might swap the right to receive floating rate payments for fixed rate payments. A Fund can enter into swaps only on securities that it owns. A Fund will not enter into swaps with respect to more than 25% of its total assets. Also, a Fund will segregate liquid assets (such as cash or U.S. government securities) to cover any amounts it could owe under swaps that exceed the amounts it is entitled to receive, and it will adjust that amount daily, as needed.

         Swap agreements entail both interest rate risk and credit risk. There is a risk that, based on movements of interest rates in the future, the payments made by a Fund under a swap agreement will be greater than the payments it received. Credit risk arises from the possibility that the counterparty will default. If the counterparty defaults, the Fund's loss will consist of the net amount of contractual interest payments that the
Fund has not yet received. The Adviser or Subadviser will monitor the creditworthiness of counterparties to a
Fund's interest rate swap transactions on an ongoing basis.

         Each Fund can enter into swap transactions with certain counterparties pursuant to master netting agreements. A master netting agreement provides that all swaps done between a Fund and that counterparty shall be regarded as parts of an integral agreement. If amounts are payable on a particular date in the same currency in respect of one or more swap transactions, the amount payable on that date in that currency shall be the net amount. In addition, the master netting agreement may provide that if one party defaults generally or on one swap, the counterparty can terminate all of the swaps with that party. Under these agreements, if a default results in a loss to one party, the measure of that party's damages is calculated by reference to the average cost of a replacement swap for each swap. It is measured by the mark-to-market value at the time of the termination of each swap. The gains and losses on all swaps are then netted, and the result is the counterparty's gain or loss on termination. The termination of all swaps and the netting of gains and losses on termination is generally referred to as "aggregation."

         The OSM - Mercury Advisors S&P 500 Index Fund and the OSM - Salomon Brothers Capital Fund are authorized to enter into equity swap agreements, which are OTC contracts in which one party agrees to make periodic payments based on the change in market value of a specified equity security, basket of equity securities or equity index in return for periodic payments based on a fixed or variable interest rate or the change in market value of a different equity security, basket of securities or equity index. Swap agreements may also be used to obtain exposure to a security or market without owning or taking physical custody of securities. The Fund will enter into an equity swap transaction only if, immediately following the time the Fund enters into the transaction, the aggregate notional principal amount of equity swap transactions to which the Fund is a party would not exceed 5%
of the Fund's net assets.

         |_| Additional Risk Factors of OTC Transactions; Limitations on the Use of OTC Derivatives. Certain
Derivatives traded in OTC markets, including indexed securities, swaps and OTC options, involve substantial liquidity risk. The absence of liquidity may make it difficult or impossible for the Fund to sell such instruments promptly at an acceptable price. The absence of liquidity may also make it more difficult for the
Fund to ascertain a market value for such instruments. The Fund will therefore acquire illiquid OTC instruments
(i) if the agreement pursuant to which the instrument is purchased contains a formula price at which the instrument may be terminated or sold, or (ii) for which the Adviser or Subadviser anticipates the Fund can receive on each business day at least two independent bids or offers, unless a quotation from only one dealer is available, in which case that dealer's quotation may be used.

         Because Derivatives traded in OTC markets are not guaranteed by an exchange or clearing corporation and generally do not require payment of margin, to the extent that the Fund has unrealized gains in such instruments or has deposited collateral with its counterparty, the Fund is at risk that its counterparty will become bankrupt or otherwise fail to honor its obligations. The Fund will attempt to minimize the risk that a counterparty will become bankrupt or otherwise fail to honor its obligations by engaging in transactions in derivatives traded in
OTC markets only with financial institutions which have substantial capital or which have provided the Fund with a third party guaranty or other credit enhancement.

         |_| Regulatory Aspects of Hedging Instruments. When using futures and options on futures, a Fund is required to operate within certain guidelines and restrictions with respect to the use of futures as established by the Commodities Futures Trading Commission (the "CFTC"). In particular, a Fund is exempted from registration with the CFTC as a "commodity pool operator" if it complies with the requirements of Rule 4.5 adopted by the
CFTC. The Rule does not limit the percentage of a Fund's assets that may be used for futures margin and related options premiums for a bona fide hedging position. However, under the Rule, a Fund must limit its aggregate initial futures margin and related options premiums to not more than 5% of its net assets for hedging strategies that are not considered bona fide hedging strategies under the Rule. Under the Rule, a Fund must also use short futures and options on futures solely for bona fide hedging purposes within the meaning and intent of the applicable provisions of the Commodity Exchange Act.

         Transactions in options by a Fund are subject to limitations established by the option exchanges. The exchanges limit the maximum number of options that may be written or held by a single investor or group of investors acting in concert. Those limits apply regardless of whether the options were written or purchased on the same or different exchanges or are held in one or more accounts or through one or more different exchanges or through one or more brokers. Thus, the number of options that a Fund may write or hold may be affected by options written or held by other entities, including other investment companies having the same adviser as a Fund (or an adviser that is an affiliate of a Fund's adviser). The exchanges also impose position limits on futures transactions. An exchange may order the liquidation of positions found to be in violation of those limits and may impose certain other sanctions.

         Under the Investment Company Act, when a Fund purchases a future, it must maintain cash or readily marketable short-term debt instruments in an amount equal to the market value of the securities underlying the future, less the margin deposit applicable to it.

         |_| Tax Aspects of Certain Hedging Instruments. Certain foreign currency exchange contracts in which a
Fund may invest are treated as "Section 1256 contracts" under the Internal Revenue Code. In general, gains or losses relating to Section 1256 contracts are characterized as 60% long-term and 40% short-term capital gains or losses under the Code. However, foreign currency gains or losses arising from Section 1256 contracts that are forward contracts generally are treated as ordinary income or loss. In addition, Section 1256 contracts held by a
Fund at the end of each taxable year are "marked-to-market," and unrealized gains or losses are treated as though they were realized. These contracts also may be marked-to-market for purposes of determining the excise tax applicable to investment company distributions and for other purposes under rules prescribed pursuant to the
Internal Revenue Code. An election can be made by a Fund to exempt those transactions from this marked-to-market treatment.

         Certain forward contracts a Fund enters into may result in "straddles" for federal income tax purposes.
The straddle rules may affect the character and timing of gains (or losses) recognized by a Fund on straddle positions. Generally, a loss sustained on the disposition of a position making up a straddle is allowed only to the extent that the loss exceeds any unrecognized gain in the offsetting positions making up the straddle.
Disallowed loss is generally allowed at the point where there is no unrecognized gain in the offsetting positions making up the straddle, or the offsetting position is disposed of.

         Under the Internal Revenue Code, the following gains or losses are treated as ordinary income or loss:
(1)      gains or losses attributable to fluctuations in exchange rates that occur between the time the Fund accrues interest or other receivables or accrues expenses or other liabilities denominated in a foreign currency and the time the Fund actually collects such receivables or pays such liabilities,
              and
(2)      gains or losses attributable to fluctuations in the value of a foreign currency between the date of acquisition of a debt security denominated in a foreign currency or foreign currency forward contracts and the date of disposition.

         Currency gains and losses are offset against market gains and losses on each trade before determining a net "Section 988" gain or loss under the Internal Revenue Code for that trade, which may increase or decrease the amount of a Fund's investment income available for distribution to its shareholders.

         |X| Temporary Defensive Investments. When market conditions are unstable, or the Adviser or Subadviser believes it is otherwise appropriate to reduce holdings in stocks, a Fund (except for the OSM - Mercury Advisors
S&P 500 Index Fund) can invest in a variety of debt securities for defensive purposes. A Fund can also purchase these securities for liquidity purposes to meet cash needs due to the redemption of Fund shares, or to hold while waiting to reinvest cash received from the sale of other portfolio securities. A Fund can buy:
         |_|  high-quality, short-term money market instruments, including those issued by the U. S. Treasury or other government agencies,
|_|      commercial paper (short-term, unsecured, promissory notes of domestic or foreign companies),
|_|      short-term debt obligations of corporate issuers,
         |_|  certificates of deposit and bankers' acceptances of domestic and foreign banks and savings and loan associations, and
         |_|  repurchase agreements and purchase and sale agreements.

         Short-term debt securities would normally be selected for defensive or cash management purposes because they can normally be disposed of quickly, are not generally subject to significant fluctuations in principal value and their value will be less subject to interest rate risk than longer-term debt securities.

Investment Restrictions

         |X| What Are "Fundamental Policies?"  Fundamental policies are those policies that each Fund has adopted to govern its investments that can be changed only by the vote of a "majority" of the Fund's outstanding voting securities. Under the Investment Company Act, a "majority" vote is defined as the vote of the holders of the lesser of:
         |_|  67% or more of the shares present or represented by proxy at a shareholder meeting, if the holders of more than 50% of the outstanding shares are present or represented by proxy, or
         |_|  more than 50% of the outstanding shares.

         The investment objectives of the OSM - Mercury  Advisors Focus Growth Fund, OSM - Jennison Growth Fund,
OSM - QM Active Balanced Fund and the OSM - Salomon Brothers Capital Fund are fundamental policies. The investment objectives of the OSM - Mercury Advisors S&P 500 Index Fund and the OSM - Gartmore Millennium Growth
Fund II are non-fundamental policies. Other policies described in the Prospectus or this Statement of Additional
Information are "fundamental" only if they are identified as such. The Funds' Board of Trustees can change non-fundamental policies without shareholder approval. The Board of Trustees of the Master Funds in which the OSM
- Mercury Advisors S&P 500 Index Fund and the OSM - Mercury Advisors Focus Growth Fund invest can change non-fundamental policies of the respective Master Fund without shareholder approval. However, significant changes to investment policies will be described in supplements or updates to the Prospectus or this Statement of
Additional Information, as appropriate. Each Fund's most significant investment policies are described in the
Prospectus.

         |X| Do the Funds Have Additional Fundamental Policies?

         OSM - Mercury Advisors S&P 500 Index Fund - The following investment restrictions are fundamental policies of OSM - Mercury Advisors S&P 500 Index Fund. Provided that none of the following restrictions shall prevent the Fund from investing all of its assets in shares of another registered investment company with the same investment objective (in a master/feeder structure), the Fund may not:

1.       Make any investment inconsistent with the Fund's classification as a non-diversified company under the
              Investment Company Act.

2.       Invest more than 25% of its total assets, taken at market value, in the securities of issuers in any particular industry (excluding the U.S. Government and its agencies and instrumentalities);
              provided, that in replicating the weighting of a particular industry in its target index, the Fund may invest more than 25% of its total assets in securities of issuers in that industry.

3.       Make investments for the purpose of exercising control or management.

4.       Purchase or sell real estate, except that, to the extent permitted by law, the Fund may invest in securities directly or indirectly secured by real estate or interests therein or issued by companies which invest in real estate or interests therein.

5.       Make loans to other persons, except that the acquisition of bonds, debentures or other corporate debt securities and investment in government obligations, commercial paper, pass-through instruments, certificates of deposit, bankers' acceptances, repurchase agreements or any similar instruments shall not be deemed to be the making of a loan, and except further that the Fund may lend its portfolio securities, provided that the lending of portfolio securities may be made only in accordance with applicable law and the guidelines set forth in the Fund's Registration Statement, as it may be amended from time to time.

6.       Issue senior securities to the extent such issuance would violate applicable law.

7.       Borrow money, except that (i) the Fund may borrow from banks (as defined in the Investment Company Act)
              in amounts up to 33 1/3% of its total assets (including the amount borrowed), (ii) the Fund may borrow up to an additional 5% of its total assets for temporary purposes, (iii) the Fund may obtain such short term credit as may be necessary for the clearance of purchases and sales of portfolio securities, and (iv) the Fund may purchase securities on margin to the extent permitted by applicable law. The Fund may not pledge its assets other than to secure such borrowings or, to the extent permitted by the Fund's investment policies as set forth in its Registration Statement, as it may be amended from time to time, in connection with hedging transactions, short sales, when issued and forward commitment transactions and similar investment strategies.

8.       Underwrite securities of other issuers except insofar as the Fund technically may be deemed an underwriter under the Securities Act in selling portfolio securities.

9.       Purchase or sell commodities or contracts on commodities, except to the extent that the Fund may do so in accordance with applicable law and the Fund's registration statement, as it may be amended from time to time, and without registering as a commodity pool operator under the Commodity Exchange Act.

         With respect to the Fund's fundamental restriction on purchasing securities on margin, the Fund is currently prohibited by law from purchasing securities on margin and will not do so unless current law changes.
In addition, although the Fund is classified as a non-diversified fund under the Investment Company Act and is not subject to the diversification requirements of the Investment Company Act, the Fund is required to comply with certain requirements under the Internal Revenue Code of 1986, as amended (the "Code"). These requirements include limiting its investments so that at the close of each quarter of the taxable year (i) not more than 25%
of the market value of the Fund's total assets are invested in the securities of a single issuer, or any two (2)
or more issuers which are controlled by the Fund and engaged in the same, similar or related businesses, and (ii)
with respect to 50% of the market value of its total assets, not more than 5% of the market value of its total assets are invested in securities of a single issuer, and the Fund does not own more than 10% of the outstanding voting securities of a single issuer. The U.S. Government, its agencies and instumentalities and other regulated investment companies are not included within the definition of "issuer" for purposes of the diversification requirements of the Code.

         The applicable Master Fund has adopted investment restrictions substantially identical to the foregoing, which are fundamental policies of the Master Fund and may not be changed without the approval of the holders of a majority of the interests of the Master Fund.

         In addition, the Fund has adopted non-fundamental restrictions that may be changed by the Trustees without shareholder approval. Like the fundamental restrictions, none of the non-fundamental restrictions, including but not limited to restriction (a) below, shall prevent the Fund from investing all of its assets in shares of another registered investment company with the same investment objective (in a master/feeder structure). Under the non-fundamental investment restrictions, the Fund may not:

(a)      Change its investment policy to invest at least 80% of its net assets (plus borrowings for investment purposes) in securities or other financial instruments in, or correlated with, its target index without providing shareholders with at least 60 days notice.

(b)      Purchase securities of other investment companies, except to the extent such purchases are permitted by applicable law. As a matter of policy, however, the Fund will not purchase shares of any registered open-end investment company or registered unit investment trust, in reliance on Section 12(d)(1)(F)
              or (G) (the "fund of funds" provisions) of the Investment Company Act, at any time the Fund's shares are owned by another investment company that is part of the same group of investment companies as the Fund.

(c)      Invest in securities that cannot be readily resold because of legal or contractual restrictions or that cannot otherwise be marketed, redeemed or put to the issuer or a third party because of a lack of an active trading market, if at the time of acquisition more than 15% of its net assets would be invested in such securities. This restriction shall not apply to securities that mature within seven (7) days or securities that the Trustees have otherwise determined to be liquid pursuant to applicable law. Securities purchased in accordance with Rule 144A under the Securities Act (which are restricted securities that can be resold to qualified institutional buyers, but not to the general public) and determined to be liquid by the Trustees are not subject to the limitations set forth in this investment restriction.

(d)      Make any additional investments if the amount of its borrowings exceeds 5% of its total assets.
              Borrowings do not include the use of investment techniques that may be deemed to create leverage, including, but not limited to, such techniques as dollar rolls, when-issued securities, options and futures.

         In addition to the non-fundamental investment restrictions listed above notwithstanding fundamental restriction 9 listed above, as a non-fundamental investment restriction the Fund will not change fundamental restriction 9 without first obtaining shareholder approval. If a percentage restriction on the investment or use of assets set forth above is adhered to at the time a transaction is effected, later changes in percentages resulting from changing values will not be considered a violation (except for the Fund's policies on borrowing and illiquid securities).

         The Master Fund has adopted investment restrictions substantially identical to the foregoing, which are non fundamental policies of the Master Fund and may be changed by the Trustees of the Master Fund without shareholder approval.

         The staff of the Commission has taken the position that purchased OTC options and the assets used as cover for written OTC options are illiquid securities. Therefore, the Fund and Master Fund have adopted an investment policy pursuant to which neither the Fund nor the Master Fund will purchase or sell OTC options
(including OTC options on futures contracts) if, as a result of such transaction, the sum of the market value of
OTC options currently outstanding which are held by the Fund or the Master Fund, the market value of the underlying securities covered by OTC call options currently outstanding which were sold by the Fund or the Master
Fund and margin deposits on the Fund's or the Master Fund's existing OTC options on futures contracts exceeds 15%
of the net assets of the Fund or the Master Fund taken at market value, together with all other assets of such
Fund or the Master Fund which are illiquid or are not otherwise readily marketable. However, if the OTC option is sold by the Fund or the Master Fund to a primary U.S. Government securities dealer recognized by the Federal
Reserve Bank of New York and if the Fund or the Master Fund has the unconditional contractual right to repurchase such OTC option from the dealer at a predetermined price, then the Fund or the Master Fund will treat as illiquid such amount of the underlying securities as is equal to the repurchase price less the amount by which the option is "in-the-money" (i.e., current market value of the underlying securities minus the option's strike price). The repurchase price with the primary dealers is typically a formula price which is generally based on a multiple of the premium received for the option, plus the amount by which the option is "in-the-money."  This policy as to
OTC options is not a fundamental policy of the Fund or the Master Fund and may be amended by the Trustees or the
Directors without the approval of the shareholders. However, the Trustees will not change or modify this policy prior to the change or modification by the Commission staff of its position.

         Rule 10f-3 under the Investment Company Act sets forth the conditions under which the Master Fund may purchase from an underwriting syndicate in which Merrill Lynch is a member. Otherwise, the Fund and the Master
Fund are prohibited from engaging in portfolio transactions with Merrill Lynch or its affiliates acting as principal without an exemptive order. See "Portfolio Transactions and Brokerage."

         OSM - Mercury Advisors Focus Growth Fund - The following investment restrictions are fundamental policies of OSM - Mercury Advisors Focus Growth Fund. Unless otherwise provided, all references to the Fund's assets below are in terms of current market value. Provided that none of the following restrictions shall prevent the Fund from investing all of its assets in shares of another registered investment company with the same investment objective (in a master/feeder structure), the Fund may not:

1.       Invest more than 25% of its total assets, taken at market value at the time of each investment, in the securities of issuers in any particular industry (excluding the U.S. Government and its agencies and instrumentalities).

2.       Make investments for the purpose of exercising control or management. Investments by the Fund in wholly-owned investment entities created under the laws of certain countries will not be deemed the making of investments for the purpose of exercising control or management.

3.       Purchase or sell real estate, except that, to the extent permitted by applicable law, the Fund may invest in securities directly or indirectly secured by real estate or interests therein or issued by companies that invest in real estate or interests therein.

4.       Make loans to other persons, except that the acquisition of bonds, debentures or other corporate debt securities and investment in governmental obligations, commercial paper, pass-through instruments, certificates of deposit, bankers' acceptances, repurchase agreements, purchase and sale contracts or any similar instruments shall not be deemed to be the making of a loan, and except further that the Fund may lend its portfolio securities, provided that the lending of portfolio securities may be made only in accordance with applicable law and the guidelines set forth in the Fund's
              Prospectus and Statement of Additional Information, as they may be amended from time to time.

5.       Issue senior securities to the extent such issuance would violate applicable law.

6.       Borrow money, except that (i) the Fund may borrow from banks (as defined in the Investment Company Act)
              in amounts up to 33 1/3% of its total assets (including the amount borrowed), (ii) the Fund may borrow up to an additional 5% of its total assets for temporary purposes, (iii) the Fund may obtain such short-term credit as may be necessary for the clearance of purchases and sales of portfolio securities and (iv) the Fund may purchase securities on margin to the extent permitted by applicable law. The Fund may not pledge its assets other than to secure such borrowings or, to the extent permitted by the Fund's investment policies as set forth in its Prospectus and Statement of
              Additional Information, as they may be amended from time to time, in connection with hedging transactions, short sales, when-issued and forward commitment transactions and similar investment strategies.

7.       Underwrite securities of other issuers except insofar as the Fund technically may be deemed an underwriter under the Securities Act of 1933 in selling portfolio securities.

8.       Purchase or sell commodities or contracts on commodities, except to the extent that the Fund may do so in accordance with applicable law and the Fund's Prospectus and Statement of Additional
              Information, as they may be amended from time to time, and without registering as a commodity pool operator under the Commodity Exchange Act.

         The applicable Master Fund in which the Fund invests has adopted investment restrictions substantially identical to the foregoing, which are fundamental policies of the Master Fund and may not be changed with respect to the Master Fund without the approval of the holders of a majority of the interests of the Master Fund.

         In addition, the Fund has adopted non-fundamental restrictions that may be changed by the Board of
Trustees of the Fund without shareholder approval. Like the fundamental restrictions, none of the non-fundamental restrictions, including but not limited to restriction (1) below, shall prevent the Fund from investing all of its assets in shares of another registered investment company with the same investment objective (in a master/feeder structure). The applicable Master Fund has adopted investment restrictions substantially identical to the following, which are non-fundamental policies of the Master Fund and may be changed by the Trustees of the
Master Fund without shareholder approval. Under the non-fundamental investment restrictions, the Fund may not:

1.       Purchase securities of other investment companies, except to the extent such purchases are permitted by applicable law. As a matter of policy, however, the Fund will not purchase shares of any registered open-end investment company or registered unit investment trust, in reliance on Section 12(d)(1)(F)
              or (G) (the "fund of funds" provisions) of the Investment Company Act, at any time its shares are owned by another investment company that is part of the same group of investment companies as the
              Fund.

2.       Make short sales of securities or maintain a short position, except to the extent permitted by applicable law.

3.       Invest in securities that cannot be readily resold because of legal or contractual restrictions or that cannot otherwise be marketed, redeemed or put to the issuer or a third party, if at the time of acquisition more than 15% of its net assets would be invested in such securities. This restriction shall not apply to securities that mature within seven (7) days or securities that the Trustees of the Fund have otherwise determined to be liquid pursuant to applicable law. Securities purchased in accordance with Rule 144A under the Securities Act (which are restricted securities that can be resold to qualified institutional buyers, but not to the general public) and determined to be liquid by the Board of Trustees of the Fund are not subject to the limitations set forth in this investment restriction.

4.       Notwithstanding fundamental investment restriction (6) above, borrow money or pledge its assets, except that the Fund (a) may borrow from a bank as a temporary measure for extraordinary or emergency purposes or to meet redemption in amounts not exceeding 33 1/3% (taken at market value) of its total assets and pledge its assets to secure such borrowing, (b) may obtain such short-term credit as may be necessary for the clearance of purchases and sales of portfolio securities and (c) may purchase securities on margin to the extent permitted by applicable law. However, at the present time, applicable law prohibits the Fund from purchasing securities on margin. The deposit or payment by the Fund of initial or variation margin in connection with financial futures contracts or options transactions is not considered to be the purchase of a security on margin. The purchase of securities while a borrowing is outstanding will have the effect of leveraging the Fund. Such leveraging or borrowing increases the Fund's exposure to capital risk and borrowed funds are subject to interest costs which will reduce net income. The Fund will not purchase securities while borrowing exceeds 5% of its total assets.

         The staff of the Commission has taken the position that purchased OTC options and the assets used as cover for written OTC options are illiquid securities. Therefore, the Fund and the Master Fund have adopted an investment policy pursuant to which neither the Fund nor the Master Fund will purchase or sell OTC options
(including OTC options on futures contracts) if, as a result of such transaction, the sum of the market value of
OTC options currently outstanding that are held by the Fund or the Master Fund, the market value of the underlying securities covered by OTC call options currently outstanding that were sold by the Fund or the Master
Fund and margin deposits on the Fund's or the Master Fund's existing OTC options on financial futures contracts exceeds 15% of the net assets of the Fund or the Master Fund, taken at market value, together with all other assets of the Fund or the Master Fund that are illiquid or are not otherwise readily marketable. However, if the
OTC option is sold by the Fund or the Master Fund to a primary U.S. Government securities dealer recognized by the Federal Reserve Bank of New York and if the Fund or the Master Fund has the unconditional contractual right to repurchase such OTC option from the dealer at a predetermined price, then the Fund or the Master Fund will treat as illiquid such amount of the underlying securities as is equal to the repurchase price less the amount by which the option is "in-the-money" (i.e., current market value of the underlying securities minus the option's strike price). The repurchase price with the primary dealers is typically a formula price that is generally based on a multiple of the premium received for the option, plus the amount by which the option is "in-the-money."
This policy as to OTC options is not a fundamental policy of the Fund or the Master Fund and may be amended by the Board of Trustees of the Fund or the Board of Trustees of the Master Fund without the approval of the Fund's shareholders. However, the Trustees will not change or modify this policy prior to the change or modification by the Commission staff of its position.

         In addition, as a non-fundamental policy that may be changed by the Board of Trustees and to the extent required by the Commission or its staff, the Fund will, for purposes of fundamental investment restrictions (1)
and (2), treat securities issued or guaranteed by the government of any one foreign country as the obligations of a single issuer.

         As another non-fundamental policy, the Fund will not invest in securities that are (a) subject to material legal restrictions on repatriation of assets or (b) cannot be readily resold because of legal or contractual restrictions or which are not otherwise readily marketable, including repurchase agreements and purchase and sales contracts maturing in more than seven (7) days, if, regarding all such securities, more than
15% of its net assets, taken at market value would be invested in such securities.

         Because of the affiliation of Merrill Lynch with Mercury Advisors, the Master Fund is prohibited from engaging in certain transactions involving Merrill Lynch or its affiliates except for brokerage transactions permitted under the Investment Company Act involving only usual and customary commissions or transactions pursuant to an exemptive order under the Investment Company Act. See "Portfolio Transactions and Brokerage."
Without such an exemptive order the Master Fund would be prohibited from engaging in portfolio transactions with
Merrill Lynch or any of its affiliates acting as principal. Rule 10f-3 under the Investment Company Act sets forth the conditions under which the Master Fund may purchase from an underwriting syndicate in which Merrill
Lynch is a member.

         OSM - QM Active Balanced Fund, OSM - Jennison Growth Fund, OSM - Salomon Brothers Capital Fund and OSM -
Gartmore Millennium Growth Fund II - The following investment restrictions are fundamental policies of the OSM -
QM Active Balanced Fund, OSM - Jennison Growth Fund, OSM - Salomon Brothers Capital Fund and the OSM - Gartmore
Millennium Growth Fund II.

         |_|  The Fund cannot buy securities issued or guaranteed by any one issuer if more than 5% of its total assets would be invested in securities of that issuer or if it would then own more than 10% of that issuer's voting securities. That restriction applies to 75% of the Fund's total assets (50% of the
              OSM - Salomon Brothers Capital Fund's total assets). The limit does not apply to securities issued by the U.S. Government or any of its agencies or instrumentalities or securities of other investment companies.
         |_|  The Fund cannot invest in physical commodities or physical commodity contracts. However, the Fund can buy and sell hedging instruments to the extent specified in its Prospectus and this Statement of Additional Information from time to time. The Fund can also buy and sell options, futures, securities or other instruments backed by, or the investment return from which, is linked to changes in the price of, physical commodities.
|_|      The Fund cannot make loans except (a) through lending of securities, (b) through the purchase of debt instruments, loan participations or similar evidences of indebtedness, (c) through an inter-fund lending program with other affiliated funds, and (d) through repurchase agreements.
|_|      The Fund cannot borrow money in excess of 33 1/3% of the value of its total assets. The Fund may borrow only from banks and/or affiliated investment companies. With respect to this fundamental policy, the Fund can borrow only if it maintains a 300% ratio of assets to borrowings at all times in the manner set forth in the Investment Company Act of 1940.
|_|      The Fund cannot concentrate investments. That means it cannot invest 25% or more of its total assets in companies in any one industry.
         |_|  The Fund cannot underwrite securities of other companies. A permitted exception is in case it is deemed to be an underwriter under the Securities Act of 1933 when reselling any securities held in its own portfolio.
|_|      The Fund cannot invest in real estate or in interests in real estate. However, the Fund can purchase readily-marketable securities of companies holding real estate or interests in real estate.
|_|      The Fund cannot issue "senior securities."  However, that restriction does not prohibit the Fund from borrowing money subject to the provisions set forth in this Statement of Additional Information, or from entering into margin, collateral or escrow arrangements permitted by its other investment policies.

         |X| Do the Funds Have Any Restrictions That Are Not Fundamental?  Each Fund has a number of other investment restrictions that are not fundamental policies, which means that they can be changed by vote of a majority of a Fund's Board of Trustees without shareholder approval.

|_|      A Fund cannot invest in companies for the purpose of acquiring control or management of them.
|_|      A Fund cannot pledge, mortgage or hypothecate any of its assets. However, this does not prohibit the escrow arrangements contemplated by writing covered call options or other collateral or margin arrangements in connection with any of the hedging instruments permitted by any of its other investment policies.

         Unless the Prospectus or this Statement of Additional Information states that a percentage restriction applies on an ongoing basis, it applies only at the time the Fund makes an investment. A Fund need not sell securities to meet the percentage limits if the value of the investment increases in proportion to the size of the Fund.

         For purposes of a Fund's policy not to concentrate its investments as described above, a Fund has adopted the industry classifications set forth in Appendix B to this Statement of Additional Information. That is not a fundamental policy.

How the Funds are Managed

Organization and History. Oppenheimer Select Managers (the "Trust") is an open-end management investment company with an unlimited number of authorized shares of beneficial interest. The Trust was organized as a Massachusetts business trust on November 10, 2000.

         |X| Classes of Shares. The Trustees are authorized, without shareholder approval, to create new series and classes of shares. The Trustees may reclassify unissued shares of a Fund into additional series or classes of shares. The Trustees also may divide or combine the shares of a class into a greater or lesser number of shares without changing the proportionate beneficial interest of a shareholder in the Fund. Shares do not have cumulative voting rights or preemptive or subscription rights. Shares may be voted in person or by proxy at shareholder meetings.

         Each Fund currently has five classes of shares: Class A, Class B, Class C, Class N and Class Y. All classes invest in the same investment portfolio. Only retirement plans may purchase Class N shares. Only certain institutional investors may elect to purchase Class Y shares. Each class of shares:
o        has its own dividends and distributions,
o        pays certain expenses which may be different for the different classes,
o        may have a different net asset value,
o        may have separate voting rights on matters in which interests of one class are different from interests of another class, and
o        votes as a class on matters that affect that class alone.

         Shares are freely transferable, and each share of each class has one vote at shareholder meetings, with fractional shares voting proportionally on matters submitted to the vote of shareholders. Each share of a Fund represents an interest in the Fund proportionately equal to the interest of each other share of the same class.

         |X| Meetings of Shareholders. As a Massachusetts business trust, the Trust is not required to hold, and does not plan to hold, regular annual meetings of shareholders. The Trust will hold meetings when required to do so by the Investment Company Act or other applicable law. It will also do so when a shareholder meeting is called by the Trustees or upon proper request of the shareholders.

         Shareholders have the right, upon the declaration in writing or vote of two-thirds of the outstanding shares of the Trust, to remove a Trustee. The Trustees will call a meeting of shareholders to vote on the removal of a Trustee upon the written request of the record holders of 10% of its outstanding shares. If the Trustees receive a request from at least 10 shareholders stating that they wish to communicate with other shareholders to request a meeting to remove a Trustee, the Trustees will then either make the Trust's shareholder list available to the applicants or mail their communication to all other shareholders at the applicants' expense. The shareholders making the request must have been shareholders for at least six months and must hold shares of a
Fund valued at $25,000 or more or constituting at least 1% of a Fund's outstanding shares, whichever is less. The
Trustees may also take other action as permitted by the Investment Company Act.

         |X| Shareholder and Trustee Liability. The Trust's Declaration of Trust contains an express disclaimer of shareholder or Trustee liability for the Trust's obligations. It also provides for indemnification and reimbursement of expenses out of the Trust's property for any shareholder held personally liable for its obligations. The Declaration of Trust also states that upon request, the Trust shall assume the defense of any claim made against a shareholder for any act or obligation of a Fund and shall satisfy any judgment on that claim. Massachusetts law permits a shareholder of a business trust (such as the Trust) to be held personally liable as a "partner" under certain circumstances. However, the risk that a Fund shareholder will incur financial loss from being held liable as a "partner" of the Trust is limited to the relatively remote circumstances in which the Trust would be unable to meet its obligations.

         The Trust's contractual arrangements state that any person doing business with the Trust and each Fund
(and each shareholder of a Fund) agrees under its Declaration of Trust to look solely to the assets of the Trust for satisfaction of any claim or demand that may arise out of any dealings with the Trust or any Fund.
Additionally, the Trustees shall have no personal liability to any such person, to the extent permitted by law.

Board of Trustees

         The Trust and each series of the Trust is governed by a Board of Trustees, which is responsible for protecting the interests of shareholders under Massachusetts law. The Trustees meet periodically throughout the year to oversee each Fund's activities, review its performance, and review the actions of the Adviser and
Subadvisers.

         The Board of Trustees has an Audit Committee and a Review Committee. The members of the Audit Committee are Edward L. Cameron (Chairman), C. Howard Kast and F. William Marshall. The Audit Committee held five meetings during the fiscal year ended November 30, 2001. The Audit Committee acts under a charter adopted by the Board of
Trustees and performs a number of oversight functions. Among those functions, the Audit Committee provides the
Board with recommendations regarding the selection of each Fund's independent auditor. The Audit Committee also reviews the scope and results of audits and the audit fees charged, reviews reports from each Fund's independent audit concerning each Fund's internal accounting procedures and controls and selects and nominates Trustee candidates for approval by the Board and the Independent Trustees.

         The members of the Review Committee are Jon S. Fossel (Chairman), Sam Freedman, William L. Armstrong,
Robert G. Avis and George C. Bowen. The Review Committee held five meetings during the fiscal year ended November
30, 2001. The Review Committee acts under a charter adopted by the Board of Trustees and performs a number of oversight functions. Among those functions, the Audit Committee reviews reports and makes recommendations to the
Board concerning the fees paid to the Funds' Transfer Agent and the services provided to each Fund by the
Transfer Agent. The Review Committee also reviews policies and procedures adopted by the Trust to comply with the
Investment Company Act of 1940 and applicable law.

Trustees and Officers of the Trust. The Trust's Trustees and officers and their positions held with the Trust and length of service in such position(s) and their principal occupations and business affiliations during the past five years are listed below. Each of the Trustees except Mr. Murphy is an independent trustee, as defined in the
Investment Company Act. Mr. Murphy is an "interested trustee," because he is affiliated with the Manager by virtue of his positions as an officer and director of the Manager, and as a shareholder of its parent company.
Mr. Murphy was elected as a Trustee of the Trust with the understanding that in the event he ceases to be the chief executive officer of the Manager, he will resign as a trustee of the Trust and the other Board II Funds for which he is a trustee or director. All information is as of December 31, 2001. All of the Trustees are Trustees
or Directors of the following Oppenheimer funds1 (referred to as "Board II Funds"):

Oppenheimer Cash Reserves                                     Oppenheimer Select Managers
Oppenheimer Champion Income Fund                              Oppenheimer Senior Floating Rate Fund
Oppenheimer Capital Income Fund                               Oppenheimer Strategic Income Fund
Oppenheimer High Yield Fund                                   Oppenheimer Total Return Fund, Inc.
Oppenheimer International Bond Fund                           Oppenheimer Variable Account Funds
Oppenheimer Integrity Funds                                   Panorama Series Fund, Inc.
Oppenheimer Limited-Term Government Fund                      Centennial America Fund, L. P.
Oppenheimer Main Street Funds, Inc.                           Centennial California Tax Exempt Trust
Oppenheimer Main Street Opportunity Fund                      Centennial Government Trust
Oppenheimer Main Street Small Cap Fund                        Centennial Money Market Trust
Oppenheimer Municipal Fund                                    Centennial New York Tax Exempt Trust
Oppenheimer Real Asset Fund                                   Centennial Tax Exempt Trust

         Messrs. Swain, Murphy, Farrar, Molleur, Wixted and Zack, and Mses. Feld and Ives who are officers of the
Trust, respectively hold the same offices with the other Board II Funds. As of March 1, 2002, the Trustees and officers of the Trust as a group owned less than 1% of the outstanding shares of the any Fund. The foregoing statement does not reflect ownership of shares held of record by an employee benefit plan for employees of the
Manager, other than the shares beneficially owned under that plan by the officers of the Fund listed above. In addition, each Independent Trustee, and his family members, do not own securities of either the Manager or
Distributor of the Board II Funds or any person directly or indirectly controlling, controlled by or under common control with the Manager or Distributor.

         From the period January 1, 1997 to December 31, 2001, the only transactions by a person who served as a
Trustee of the Trust was by Mr. Swain. During that period, Mr. Swain sold 93,000 Class B shares to Massachusetts
Mutual Life Insurance Company for a cash payment of $4,278,930 and surrendered for cancellation 203,423 options to Massachusetts Mutual Life Insurance Company for combined cash payments of $8,759,036. Mr. Swain has reported that he sold a residential property to Mr. Freedman on October 23, 2001 for $1.2 million. An independent appraisal of the property supported the sale price.

Independent Trustees

--------------------------- ----------------------------------------------------------- -------------- ----------------
                                                                                                          Aggregate
                                                                                                        Dollar Range
Name, Address, 2  Age,                                                                  Dollar Range      of Shares
Position(s) Held with       Principal Occupation(s) During Past 5 Years / Other           of Shares     Owned in any
Fund and Length of Time     Trusteeships Held by Trustee / Number of Portfolios in      Owned in the    of the Board
Served3                     Fund Complex Overseen by Trustee                                Fund          II Funds
--------------------------- ----------------------------------------------------------- -------------- ----------------
--------------------------- ----------------------------------------------------------- -------------- ----------------
James C. Swain, Chairman    Formerly (until January 2, 2002) Vice Chairman of the            $0         Over $100,000
of the Board of Trustees,   Manager and (until 1997) President and a director of
since February 2001         Centennial Asset Management Corporation, an investment
Age: 68                     advisory subsidiary of the Manager. Director/trustee of
                            41 portfolios in the OppenheimerFunds complex.
--------------------------- ----------------------------------------------------------- -------------- ----------------
--------------------------- ----------------------------------------------------------- -------------- ----------------
William L. Armstrong,       Chairman of the following private mortgage banking
Trustee since February      companies: Cherry Creek Mortgage Company (since 1991),
2001                        Centennial State Mortgage Company (since 1994), The El
Age: 64                     Paso Mortgage Company (since 1993), Transland Financial
                            Services, Inc. (since 1997); Chairman of the following
                            private companies: Great Frontier Insurance (insurance
                            agency) (since 1995) and Ambassador Media Corporation
                            (since 1984); Director of the following public companies:
                            Storage Technology Corporation (computer equipment
                            company) (since 1991), Helmerich & Payne, Inc. (oil and
                            gas drilling/production company) (since 1992),                   $0           $50,001-
                            UNUMProvident (insurance company) (since 1991); formerly                      $100,000
                            Director of International Family Entertainment
                            (television channel) (1992 - 1997) and Natec Resources,
                            Inc. (air pollution control equipment and services
                            company) (1991-1995), Frontier Real Estate, Inc.
                            (residential real estate brokerage) (1994-1999), and
                            Frontier Title (title insurance agency) (1995-June 1999);
                            formerly U.S. Senator (January 1979-January 1991).
                            Director/ trustee of 40 portfolios in the
                            OppenheimerFunds complex.
--------------------------- ----------------------------------------------------------- -------------- ----------------
--------------------------- ----------------------------------------------------------- -------------- ----------------
Robert G. Avis, Trustee     Formerly (until February 2001), Director and President of
since 2001                  A.G. Edwards Capital, Inc. (General Partner of private
Age: 70                     equity funds); formerly (until March 2000), Chairman,
                            President and Chief Executive Officer of A.G. Edwards
                            Capital, Inc.; formerly (until March 1999), Vice Chairman
                            and Director of A.G. Edwards, Inc. and Vice Chairman of
                            A.G. Edwards & Sons, Inc. (its brokerage company                 $0         $1 - $10,000
                            subsidiary); (until March 1999), Chairman of A.G. Edwards
                            Trust Company and A.G.E. Asset Management (investment
                            advisor); (until March 2000), a Director of A.G. Edwards
                            & Sons and A.G. Edwards Trust Company. Director/trustee of 41 portfolios in the OppenheimerFunds complex.
--------------------------- ----------------------------------------------------------- -------------- ----------------
--------------------------- ----------------------------------------------------------- -------------- ----------------
George C. Bowen, Trustee    Formerly (until April 1999) Mr. Bowen held the following
since February 2001         positions: Senior Vice President (from September 1987)
Age: 65                     and Treasurer (from March 1985) of the Manager; Vice
                            President (from June 1983) and Treasurer (since March
                            1985) of OppenheimerFunds Distributor, Inc., a subsidiary
                            of the Manager; Senior Vice President (since February
                            1992), Treasurer (since July 1991) Assistant Secretary
                            and a director (since December 1991) of Centennial Asset
                            Management Corporation; Vice President (since October
                            1989) and Treasurer (since April 1986) of HarbourView
                            Asset Management Corporation, an investment advisory
                            subsidiary of the Manager; President, Treasurer and a
                            director of Centennial Capital Corporation (since June
                            1989), a prior investment advisory subsidiary of the
                            Manager; Vice President and Treasurer (since August 1978)
                            and Secretary (since April 1981) of Shareholder Services,        $0         Over $100,000
                            Inc., and Vice President, Treasurer and Secretary of
                            Shareholder Financial Services, Inc. (since November
                            1989), both are transfer agent subsidiaries of the
                            Manager; Assistant Treasurer of Oppenheimer Acquisition
                            Corp. (since March 1998), the Manager's parent holding
                            company; Treasurer of Oppenheimer Partnership Holdings,
                            Inc. (since November 1989), a holding company subsidiary
                            of the Manager; Vice President and Treasurer of
                            Oppenheimer Real Asset Management, Inc. (since July
                            1996), an investment advisory subsidiary of the Manager;
                            Treasurer of OppenheimerFunds International Ltd. and
                            Oppenheimer Millennium Funds plc (since October 1997),
                            offshore fund management subsidiaries of the Manager.
                            Director/trustee of 36 portfolios in the OppenheimerFunds
                            complex.
--------------------------- ----------------------------------------------------------- -------------- ----------------
--------------------------- ----------------------------------------------------------- -------------- ----------------
Edward L. Cameron,          Formerly (from 1974-1999) a partner with
Trustee since February      PricewaterhouseCoopers LLP (an accounting firm) and
2001                        Chairman, Price Waterhouse LLP Global Investment
Age: 63                     Management Industry Services Group (from 1994-1998).             $0         Over $100,000
                            Director/trustee of 36 portfolios in the OppenheimerFunds
                            complex.
--------------------------- ----------------------------------------------------------- -------------- ----------------
--------------------------- ----------------------------------------------------------- -------------- ----------------
Jon S. Fossel,              Formerly (until October 1995), Mr. Fossel held the
Trustee since February      following positions: Chairman and a director of the
2001                        Manager, President and a director of Oppenheimer
Age: 59                     Acquisition Corp., Shareholder Services, Inc. and                $0         Over $100,000
                            Shareholder Financial Services, Inc. Director/trustee of
                            40 portfolios in the OppenheimerFunds complex.
--------------------------- ----------------------------------------------------------- -------------- ----------------
--------------------------- ----------------------------------------------------------- -------------- ----------------
Sam Freedman,               Formerly (until October 1994) Mr. Freedman held the
Trustee since February      following positions: Chairman and Chief Executive Officer
2001                        of OppenheimerFunds Services; Chairman, Chief Executive
Age: 61                     Officer and a director of Shareholder Services, Inc.,
                            Chairman, Chief Executive Officer and director of                $0         Over $100,000
                            Shareholder Financial Services, Inc., Vice President and
                            director of Oppenheimer Acquisition Corp. and a director
                            of OppenheimerFunds, Inc. Director/trustee of 41
                            portfolios in the OppenheimerFunds complex.
--------------------------- ----------------------------------------------------------- -------------- ----------------
--------------------------- ----------------------------------------------------------- -------------- ----------------
C. Howard Kast,
Trustee since February      Formerly Managing Partner of Deloitte, Haskins & Sells
2001                        (an accounting firm). Director/trustee of 41 portfolios          $0         Over $100,000
Age: 80                     in the OppenheimerFunds complex.
--------------------------- ----------------------------------------------------------- -------------- ----------------
--------------------------- ----------------------------------------------------------- -------------- ----------------
Robert M. Kirchner,
Trustee since February      President of The Kirchner Company (management
2001                        consultants). Director/trustee of 41 portfolios in the           $0         Over $100,000
Age: 80                     OppenheimerFunds complex.
--------------------------- ----------------------------------------------------------- -------------- ----------------
--------------------------- ----------------------------------------------------------- -------------- ----------------
F. William Marshall, Jr.,   Formerly (until 1999) Chairman of SIS & Family Bank,              $         Over $100,000
Trustee since February      F.S.B. (formerly SIS Bank); President, Chief Executive
2001                        Officer and Director of SIS Bankcorp., Inc. and SIS Bank
Age: 59                     (formerly Springfield Institution for Savings)
                            (1993-1999); Executive Vice President (until 1999) of
                            Peoples Heritage Financial Group, Inc.; Chairman and
                            Chief Executive Office of Bank of Ireland First Holdings,
                            Inc. and First New Hampshire Banks (1990-1993); Trustee
                            (since 1996) of MassMutual Institutional Funds and of MML
                            Series Investment Fund (open-end investment companies).
                            Director/trustee of 36 portfolios in the OppenheimerFunds
                            complex.
--------------------------- ----------------------------------------------------------- -------------- ----------------

Interested Trustee

-------------------------- ------------------------------------------------------------- ------------- ----------------
Name, Address,4 Age,       Principal Occupation(s) During Past 5 Years / Other              Dollar        Aggregate
                                                                                                        Dollar Range
                                                                                                          of Shares
                                                                                           Range of     Owned in any
Position(s) Held with                                                                       Shares         of the
Fund and Length of Time    Trusteeships Held by Trustee / Number of Portfolios in Fund     Owned in      Oppenheimer
Served5                    Complex Overseen by Trustee                                     the Fund    Funds6
-------------------------- ------------------------------------------------------------- ------------- ----------------
-------------------------- ------------------------------------------------------------- ------------- ----------------
John V. Murphy,            Chairman, Chief Executive Officer and director (since June
President and Trustee      2001) and President (since September 2000) of the Manager;
since October 2001         President and a trustee of other Oppenheimer funds;                $-        Over $100,000
Age: 52                    President and a director (since July 2001) of Oppenheimer
                           Acquisition Corp. and of Oppenheimer Partnership Holdings,
                           Inc.; a director (since November 2001) of OppenheimerFunds
                           Distributor, Inc.; Chairman and a director (since July
                           2001) of Shareholder Services, Inc. and of Shareholder
                           Financial Services, Inc.; President and a director (since
                           July 2001) of OppenheimerFunds Legacy Program, a charitable trust program established by the Manager; a director of the following investment advisory subsidiaries of OFI: OAM
                           Institutional, Inc. and Centennial Asset Management
                           Corporation (since November 2001), HarbourView Asset
                           Management Corporation and OFI Private Investments, Inc.
                           (since July 2002); President (since November 1, 2001) and a director (since July 2001) of Oppenheimer Real Asset
                           Management, Inc.; a director (since November 2001) of
                           Trinity Investment Management Corp. and Tremont Advisers,
                           Inc., investment advisory affiliates of the Manager;
                           Executive Vice President (since February 1997) of
                           Massachusetts Mutual Life Insurance Company, the Manager's
                           parent company; a director (since June 1995) of DBL
                           Acquisition Corporation; formerly, Chief Operating Officer
                           (from September 2000 to June 2001) of the Manager;
                           President and trustee (from November 1999 to November 2001)
                           of MML Series Investment Fund and MassMutual Institutional
                           Funds, open-end investment companies; a director (from
                           September 1999 to August 2000) of C.M. Life Insurance
                           Company; President, Chief Executive Officer and director
                           (from September 1999 to August 2000) of MML Bay State Life
                           Insurance Company; a director (from June 1989 to June 1998)
                           of Emerald Isle Bancorp and Hibernia Savings Bank,
                           wholly-owned subsidiary of Emerald Isle Bancorp; Executive
                           Vice President Director and Chief Operating Officer (from
                           June 1995 to January 1997) of David L. Babson & Co., Inc.,
                           an investment advisor; Chief Operating Officer (from March
                           1993 to December 1996) of Concert Capital Management, Inc.,
                           an investment advisor. Director/trustee of 63 portfolios in the OppenheimerFunds complex.
-------------------------- ------------------------------------------------------------- ------------- ----------------

Officers of the Trust

----------------------------------------------- -----------------------------------------------------------------------
Name, Address,7 Age, Position(s) Held with      Principal Occupation(s) During Past 5 Years
Fund and Length of Time Served8
----------------------------------------------- -----------------------------------------------------------------------
----------------------------------------------- -----------------------------------------------------------------------
Robert G. Zack, Vice President and Secretary    Senior  Vice  President  (since May 1985) and General  Counsel  (since
since November 1, 2001                          February  2002) of the Manager;  Assistant  Secretary  of  Shareholder
Age: 53                                         Services, Inc. (since May 1985),  Shareholder Financial Services, Inc.
                                                (since  November  1989);   OppenheimerFunds   International  Ltd.  and
                                                Oppenheimer  Millennium  Funds plc (since October 1997); an officer of other Oppenheimer  funds;  formerly,  Acting General Counsel (November
                                                2001-February  2002) and  Associate  General  Counsel  (1984 - October
                                                2001)
----------------------------------------------- -----------------------------------------------------------------------
----------------------------------------------- -----------------------------------------------------------------------
Brian W. Wixted, Treasurer, Principal           Senior Vice President and Treasurer (since March 1999) of the
Financial and Accounting Officer since          Manager; Treasurer (since March 1999) of HarbourView Asset Management
February 2001                                   Corporation, Shareholder Services, Inc., Oppenheimer Real Asset
Age: 42                                         Management Corporation, Shareholder Financial Services, Inc.,
                                                Oppenheimer Partnership Holdings, Inc., OFI Private Investments, Inc.
                                                (since March 2000), OppenheimerFunds International Ltd. and
                                                Oppenheimer Millennium Funds plc (since May 2000), offshore fund management subsidiaries of the Manager, and OAM Institutional, Inc.
                                                (since November 2000), an investment advisory subsidiary of the
                                                Manager; Treasurer and Chief Financial Officer (since May 2000) of
                                                Oppenheimer Trust Company, a trust company subsidiary of the Manager;
                                                Assistant Treasurer (since March 1999) of Oppenheimer Acquisition
                                                Corp. and OppenheimerFunds Legacy Program (since April 2000); an officer of other Oppenheimer funds; formerly Principal and Chief
                                                Operating Officer, Bankers Trust Company - Mutual Fund Services
                                                Division (March 1995 - March 1999).
----------------------------------------------- -----------------------------------------------------------------------
----------------------------------------------- -----------------------------------------------------------------------
Scott T. Farrar, Assistant Treasurer since      Vice  President  of the  Manager/Mutual  Fund  Accounting  (since  May
February 2001                                   1996);  Assistant Treasurer of Oppenheimer Millennium Funds plc (since
Age: 36                                         October  1997);  an officer of other  Oppenheimer  Funds;  formerly an
                                                Assistant Vice President of the Manager/Mutual  Fund Accounting (April
                                                1994 - May 1996), and a Fund Controller of the Manager.
----------------------------------------------- -----------------------------------------------------------------------
----------------------------------------------- -----------------------------------------------------------------------
Denis R. Molleur, Assistant Secretary since     Vice  President and Senior  Counsel of the Manager  (since July 1999);
November 1, 2001                                an officer of other Oppenheimer  funds;  formerly a Vice President and
Age: 44                                         Associate Counsel of the Manager (September 1995 - July 1999).
----------------------------------------------- -----------------------------------------------------------------------
----------------------------------------------- -----------------------------------------------------------------------
Katherine P. Feld, Assistant Secretary since    Vice  President and Senior  Counsel of the Manager  (since July 1999);
November 1, 2001                                an officer of other Oppenheimer  funds;  formerly a Vice President and
Age: 43                                         Associate Counsel of the Manager (June 1990 - July 1999).
----------------------------------------------- -----------------------------------------------------------------------
----------------------------------------------- -----------------------------------------------------------------------
Kathleen T. Ives, Assistant Secretary since     Vice  President  and  Assistant  Counsel of the  Manager  (since  June
November 1, 2001                                1998); an officer of other  Oppenheimer  funds;  formerly an Assistant
Age: 36                                         Vice  President  and Assistant  Counsel of the Manager  (August 1997 -
                                                June 1998); and Assistant  Counsel of the Manager (August  1994-August
                                                1997).
----------------------------------------------- -----------------------------------------------------------------------

      |X| Remuneration of Trustees. The officers of the Trust and one Trustee, Mr. Murphy, are affiliated with the Manager and receive no salary or fee from the Funds. The remaining Trustees receive the compensation shown below. The aggregate compensation from each Fund is for its fiscal year ending November 31, 2001 (December 31,
2001 for the OSM - Mercury Advisors S&P 500 Index Fund). The compensation from all of the Board II funds includes the compensation from the Funds and represents compensation received as a director, trustee, managing general partner or member of a committee of the Board during the calendar year 2001.

------------------------------- ---------------------------------------------------------------------- ---------------
                                                    Total Compensation from Funds
------------------------------- ---------------------------------------------------------------------- ---------------
------------------------------- ---------- ---------- ----------- ---------- ---------- -------------- ---------------
                                Mercury     Mercury                                                        Total
                                Advisors   Advisors       QM                  Salomon     Gartmore      Compensation
                                 S&P 500     Focus      Active    Jennison   Brothers    Millennium       from all
                                  Index     Growth     Balanced    Growth     Capital      Growth         Board II
Name of Trustee                   Fund1      Fund2      Fund2       Fund2      Fund2        Fund2       funds (41)3
------------------------------- ---------- ---------- ----------- ---------- ---------- -------------- ---------------
------------------------------- ---------- ---------- ----------- ---------- ---------- -------------- ---------------
William Armstrong                 $204       $164        $261       $257       $261         $261          $78,865
Review Committee Member
------------------------------- ---------- ---------- ----------- ---------- ---------- -------------- ---------------
------------------------------- ---------- ---------- ----------- ---------- ---------- -------------- ---------------
Robert G. Avis                    $205       $169        $269       $265       $269         $269          $79,452
Review Committee Member
------------------------------- ---------- ---------- ----------- ---------- ---------- -------------- ---------------
------------------------------- ---------- ---------- ----------- ---------- ---------- -------------- ---------------
George C. Bowen                   $197       $159        $253       $249       $254         $253          $75,936
Review Committee Member
------------------------------- ---------- ---------- ----------- ---------- ---------- -------------- ---------------
------------------------------- ---------- ---------- ----------- ---------- ---------- -------------- ---------------
Edward Cameron                    $196       $154        $244       $241       $245         $244          $75,794
Audit Committee Chairman
------------------------------- ---------- ---------- ----------- ---------- ---------- -------------- ---------------
------------------------------- ---------- ---------- ----------- ---------- ---------- -------------- ---------------
John S. Fossel                    $218       $181        $287       $283       $287         $287          $84,177
Review Committee Chairman
------------------------------- ---------- ---------- ----------- ---------- ---------- -------------- ---------------
------------------------------- ---------- ---------- ----------- ---------- ---------- -------------- ---------------
Sam Freedman                      $216       $184        $292       $288       $293         $292          $83,402
Review Committee Member
------------------------------- ---------- ---------- ----------- ---------- ---------- -------------- ---------------
------------------------------- ---------- ---------- ----------- ---------- ---------- -------------- ---------------
C. Howard Kast                    $226       $190        $302       $298       $303         $302          $87,452
Audit Committee Member
------------------------------- ---------- ---------- ----------- ---------- ---------- -------------- ---------------
------------------------------- ---------- ---------- ----------- ---------- ---------- -------------- ---------------
Robert M. Kirchner                $205       $174        $277       $273       $277         $277          $79,452

------------------------------- ---------- ---------- ----------- ---------- ---------- -------------- ---------------
------------------------------- ---------- ---------- ----------- ---------- ---------- -------------- ---------------
F. William Marshall               $181       $137        $216       $213       $217         $216          $69,922
Audit Committee Member
------------------------------- ---------- ---------- ----------- ---------- ---------- -------------- ---------------
*Effective April 24, 2001, Raymond  Kalinowski  resigned as Trustee of the Funds. For the fiscal years shown in the table,  Mr.  Kalinowski  received  $521  aggregate  compensation  from the Funds and for the  calendar  year  ended
December 31, 2001, he received $16,468 total compensation from all Board II funds.
1. For the Fund's fiscal year ended December 31, 2001.
2. For the Fund's fiscal year ended November 30, 2001.
3. For the 2001 calendar year.

      |X| Deferred Compensation Plan for Trustees. The Board of Trustees has adopted a Deferred Compensation Plan for disinterested Trustees that enables them to elect to defer receipt of all or a portion of the annual fees they are entitled to receive from a Fund. Under the plan, the compensation deferred by a Trustee is periodically adjusted as though an equivalent amount had been invested in shares of one or more Oppenheimer funds selected by the Trustee. The amount paid to the Trustee under the plan will be determined based upon the performance of the selected funds. Currently, no disinterested Trustee of the Trust participates in the Plan.

         Deferral of Trustees' fees under the plan will not materially affect the Funds' assets, liabilities and net income per share. The plan will not obligate the Fund to retain the services of any Trustee or to pay any particular level of compensation to any Trustee. Pursuant to an Order issued by the Commission, the Funds may invest in the funds selected by the Trustee under the plan without shareholder approval for the limited purpose of determining the value of the Trustee's deferred fee account.

         |X| Major Shareholders. As of March 1, 2002, the only persons who owned of record or were known by the
Funds to own beneficially 5% or more of any class of the Funds' outstanding securities were:

       OSM - Mercury Advisors S&P 500 Index Fund
       RPSS TR, TRIM SYSTEMS LLC, 401K PLAN, ATTN: DIANA RYAN, 5700 PERIMETER DR STE A, DUBLIN OH 43017, which owned 65,777.403 Class A shares (approximately 12.36% of the Class A shares then outstanding);
       RELIANCE TRUST CO CUST, FBO PATHLORE, 401K PROF SHARING PLAN, 3300 NORTHEAST EXPY NE STE 2020, ATLANTA GA
       30341-3941, which owned 57,974.126 Class A shares (approximately 10.89% of the Class A shares then outstanding);
       RPSS TR, J KINGS FOOD SERVICE PROFESSIONALS INC 401K PLAN, ATTN: MELISSA SHULMAN, 700 FURROWS RD,
       HOLTSVILLE NY 11742-2001, which owned 48,987.542 Class A shares (approximately 9.20% of the Class A shares then outstanding);
       RPSS TR IRA FBO ELIZABETH A JINKS, 3413 MOUNT VERNON WAY, PLANO TX 75025-3611, which owned 14,509.311
       Class B shares (approximately 6.20% of the Class B shares then outstanding);
       RPSS TR ROLLOVER IRA FBO FRANCIS X O'ROURKE, 51 HICKORY HILL RD, EASTCHESTER NY 10709-1442, which owned
       36,437.231 Class C shares (approximately 12.45% of the Class C shares then outstanding);
       FRONTIER TRUST CO TR MULTI FLOW DISPENSERS, 401K PLAN, 1434 COUNTY LINE RD HUNTINGDON VALLEY PA
       19006-1801, which owned 18,505.882 Class C shares (approximately 6.32% of the Class C shares then outstanding);
       RPSS TR PIEDMONT TRUCK TIRES INC, 401K PLAN, ATTN: CASEY YOUNTS, 312 S REGIONAL RD, GREENSBORO NC
       27409-9674, which owned 100,242.028 Class N shares (approximately 10.61% of the Class N shares then outstanding);
       S BRENNER & D KENIGSBERG TR LONG ISLAND FERTILITY & ENDOCRI, 401K PSP 2001 MARCUS AVE STE 213N, NEW HYDE
       PARK NY 11042-1011, which owned 81,385.712 Class N shares (approximately 8.61% of the Class N shares then outstanding);
       RPSS TR DOBBS BROTHERS MANAGEMENT SERVICE, 401(K) PLAN, ATTN: JOYCE HOWELL, 5170 SANDERLIN AVE STE 102,
       MEMPHIS TN 38117-4359, which owned 75,132.447 Class N shares (approximately 7.95% of the Class N shares then outstanding);
       RELIANCE TRUST CO TR R & O CONSTRUCTION, 401K, PO BOX 48449, ATLANTA GA 30362-1449, which owned 60,049.367
       Class N shares (approximately 6.35% of the Class N shares then outstanding);
       RPSS TR DICK BROADCASTING CO INC, 401K PLAN, ATTN: CINDY EVANS, 192 E LEWIS ST, GREENSBORO NC 27406-1459,
       which owned 50,825.453 Class N shares (approximately 5.38% of the Class N shares then outstanding);
       OPPENHEIMERFUNDS INC, C/O VP FINANCIAL ANALYSIS, 6803 S TUCSON WAY, ENGLEWOOD CO 80112-3924, which owned
       100.000 Class Y shares (approximately 80.00% of the Class Y shares then outstanding);
       RPSS TR ROLLOVER IRA FBO DOUGLAS J SCHOENFELD, 503 ALPINE LN, HOLMEN WI 54636-9143, which owned 25.000
       Class Y shares (approximately 20.00% of the Class Y shares then outstanding).

       OSM - Mercury Advisors Focus Growth Fund
       RPSS CUST 403-B PLAN BRONXVILLE SCHOOL DISTRICT, FBO VITO PRIORE, 15 ENTRANCE WAY, VALHALLA NY 10595-2003,
       which owned 18,331.942 Class A shares (approximately 5.05% of the Class A shares then outstanding);
       MICHAEL V HERMAN & CHRISTINE M HERMAN, JT TEN WROS NOT TC, 1 RIVER ST, SOUTHPORT CT 06490-1332, which owned 21,536.305 Class B shares (approximately 7.43% of the Class B shares then outstanding);
       RPSS TR ROLLOVER IRA FBO ROBERT PAOLI, 227 E 57TH ST, NEW YORK NY 10022-2828, which owned 18,738.523 Class
       B shares (approximately 6.47% of the Class B shares then outstanding);
       RPSS TR ROLLOVER IRA FBO PHILIP R BROKSTEIN, 23 CLOVERHILL LN, FREEHOLD NJ 07728-8118, which owned
       9,171.675 Class B shares (approximately 8.13% of the Class B shares then outstanding);
       RPSS TR ROLLOVER IRA FBO THOMAS W RYAN, 4100 RAWLEIGH DR, FORT WORTH TX 76126-5227, which owned 6,281.418
       Class B shares (approximately 5.57% of the Class B shares then outstanding);
       RPSS TR ROLLOVER IRA FBO BILLY W KNIGHT, 2235 COUNTY ROAD 602, BURLESON TX 76028-6169, which owned
       6,279.026 Class B shares (approximately 5.56% of the Class B shares then outstanding);
       G CANINO T WALSH & J VAN SON TR ISLAND RISK MANAGEMENT ASSOC, 401K PLAN 65 W HILLS RD, HUNTINGTN STA NY
       11746-2305, which owned 9,578.581 Class N shares (approximately 71.08% of the Class N shares then outstanding);
       RPSS TR MULL GROUP 401K PSP, ATTN: DIANA LONTZ, PO BOX 6561, WHEELING WV 26003-0627, which owned 998.615
       Class N shares (approximately 7.41% of the Class N shares then outstanding);
       RPSS TR IRA FBO STEVEN D AVERKA, 18 CROSS CT, WEBSTER MA 01570-3342, which owned 836.921 Class N shares
       (approximately 6.21% of the Class N shares then outstanding);
       RPSS TR SEP IRA BAXTER & WOODMAN INC FBO HARRY D HARMAN, 160 LEE ANN LN, WOODSTOCK IL 60098-4132, which owned 718.148 Class N shares (approximately 5.32% of the Class N shares then outstanding);
       OPPENHEIMERFUNDS INC C/O VP FINANCIAL ANALYSIS, 6803 S TUCSON WAY, ENGLEWOOD CO 80112-3924, which owned
       100.000 Class Y shares (approximately 100.00% of the Class Y shares then outstanding).

       OSM - QM Active Balanced Fund
       OPPENHEIMERFUNDS INC C/O VP FINANCIAL ANALYSIS, 6803 S TUCSON WAY, ENGLEWOOD CO  80112-3924, which owned
       501,500.000 Class A shares (approximately 97.35% of the Class A shares then outstanding);
       RPSS TR ROLLOVER IRA FBO THOMAS E FRANKO, 109 STATE ST, NICHOLSON PA 18446, which owned 5,323.534 Class B shares (approximately 26.70% of the Class B shares then outstanding);
       RPSS TR IRA FBO GLENN R WHINEY, PO BOX 27, MOUNTAINVILLE NY 10953-0027, which owned 3,853.177 Class B shares (approximately 19.32% of the Class B shares then outstanding);
       RPSS TR MANLEY TRUCK DISPATCH INC 401(K) PLAN ATTN: S SWENSON/C SMISEK, 23232 HIGHWAY 6, GRETNA, NE
       68028-6317, which owned 2,830.956 Class B shares (approximately 14.20% of the Class B shares then outstanding);
       RPSS TR ROLLOVER IRA FBO KEITH E SMITH, 34 BRIAN RD, WAPPINGERS FALLS, NY 12590-1239, which owned
       1,355.688 Class B shares (approximately 6.80% of the Class B shares then outstanding);
       RPSS TR IRA FBO THERESAANN YASHIAN, 11 ATHENA PL, STATEN ISLAND, NY 10314-5501, which owned 1,124,203
       Class B shares (approximately 5.63% of the Class B shares then outstanding);
       RPSS TR ROLLOVER IRA FBO STANLEY STEELE, 26123 SW INAVALE WAY, CORVALLIS, OR 97333-9351, which owned
       7,901.145 Class C shares (approximately 17.10% of the Class C shares then outstanding);
       RPSS TR ROLLOVER IRA FBO MARION M MCDOWELL, 896 BAUER DR, SAN CARLOS, CA 94070-3638, which owned 3,344.180
       Class C shares (approximately 7.24% of the Class C shares then outstanding);
       RPSS TR IRA FBO JOHN L FAY JR, 9220 NEW HAVEN RD, HARRISON, OH 45030-1825, which owned 3,255.655 Class C shares (approximately 7.04% of the Class C shares then outstanding);
       RPSS CUST 403-B PLAN LEVITTOWN SCHOOLS FBO LAURA A DAMURO, 181 STEWART AVE, GARDEN CITY, NY 11530-2507,
       which owned 2,839.420 Class C shares (approximately 6.14% of the Class C shares then outstanding);
       LPL FINANCIAL SERVICES AC 1572-6449, 9785 TOWNE CENTRE DRIVE, SAN DIEGO, CA 92121-1968, which owned
       2,325.629 Class C shares (approximately 5.03% of the Class C shares then outstanding);
       BILL PAUL TR FIRST MORTGAGE CORP 401K RET & SAVINGS PLAN, ATTN: MICHELLE DESILVA, 19831 GOVERNORS HWY STE
       100, FLOSSMOOR, IL 60422-2001, which owned 3,992.758 Class N shares (approximately 61.14% of the Class N shares then outstanding);
       THOMAS W OEHME TR OEHME CARRIER CORP 401K PSP, PO BOX 220, LITITZ, PA 17543-0220, which owned 2,081.074
       Class N shares (approximately 31.86% of the Class N shares then outstanding);
       OPPENHEIMERFUNDS INC C/O VP FINANCIAL ANALYSIS, 6803 S TUCSON WAY, ENGLEWOOD CO  80112-3924, which owned
       100.000 Class Y shares (approximately 100.00% of the Class Y shares then outstanding).

       OSM - Jennison Growth Fund
       OPPENHEIMERFUNDS INC C/O VP FINANCIAL ANALYSIS, 6803 S TUCSON WAY, ENGLEWOOD CO  80112-3924, which owned
       501,400.000 Class A shares (approximately 80.04% of the Class A shares then outstanding);
       RPSS TR COURTESY LINCOLN MERCURY INC 401K PLAN, ATTN: JOHN FEDERICO, 2431 BOSTON RD, BRONX, NY 10467-9063,
       which owned 5,467.962 Class B shares (approximately 8.25% of the Class B shares then outstanding);
       NFSC FEBO #BMA-753050 NFSFMTC ROLLOVER IRA FBO PAUL R PRISINZANO, 1841 BATTEN HOLLOW RD, VIENNA, VA 22182,
       which owned 16,288.319 Class C shares (approximately 9.48% of the Class C shares then outstanding);
       RPSS TR ROLLOVER IRA FBO STEVEN H BALL, 57 WASHINGTON AVE, ISELIN, NJ 08830-2246, which owned 8,925.190
       Class C shares (approximately 5.19% of the Class C shares then outstanding);
       RPSS TR GREYSTAR MANAGEMENT SERVICES LP 401K PLAN, ATTN: TONY WHEELER, 3411 RICHMOND AVE STE 200, HOUSTON,
       TX 77046-3412, which owned 33,164.321 Class N shares (approximately 32.01% of the Class N shares then outstanding);
       RPSS TR CAPITAL COMMUNICATIONS FEDERAL 401(K) PLAN, 18 COMPUTER DR E, ALBANY, NY 12205-1111, which owned
       32,970.016 Class N shares (approximately 31.82% of the Class N shares then outstanding);
       LYN H HAMMOND TR PELHAM FAMILY PRACTICE 401K, 25 CREEKVIEW CT, GREENVILLE, SC 29615-4800, which owned
       11,112.079 Class N shares (approximately 10.72% of the Class N shares then outstanding);
       G CANINO T WALSH & J VAN SON TR ISLAND RISK MANAGEMENT ASSOC 401K PLAN, 65 W HILLS RD, HUNTINGTON STA, NY
       11746-2305, which owned 9,692.745 Class N shares (approximately 9.35% of the Class N shares then outstanding);
       RPSS TR BRADSHAWS COLLISION CENTERS LLC 401K PLAN, ATTN: JAN WARNER, 1473 GALLATIN RD N, MADISON, TN
       37115-2115, which owned 7,651.743 Class N shares (approximately 7.38% of the Class N shares then outstanding);
       OPPENHEIMERFUNDS INC C/O VP FINANCIAL ANALYSIS, 6803 S TUCSON WAY,  ENGLEWOOD CO 80112-3924, which owned
       100.000 Class Y shares (approximately 100.00% of the Class Y shares then outstanding).

       OSM - Salomon Brothers Capital Fund
       OPPENHEIMERFUNDS INC C/O VP FINANCIAL ANALYSIS, 6803 S TUCSON WAY,  ENGLEWOOD CO  80112-3924, which owned
       501,400.000 Class A shares (approximately 45.07% of the Class A shares then outstanding);
       RPSS TR DOBBS BROTHERS MANAGEMENT SERVICE 401(K) PLAN, ATTN: JOYCE HOWELL, 5170 SANDERLIN AVE STE 102,
       MEMPHIS, TN 38117-4359, which owned 38,504.568 Class N shares (approximately 18.99% of the Class N shares then outstanding);
       RPSS GUSSCO MANUFACTURING INC 401K PLAN, ATTN: ROBERT SHARP, 5112 2nd AVE, BROOKLYN, NY 11232-4309, which owned 32,166.059 Class N shares (approximately 15.87% of the Class N shares then outstanding);
       A J DELLA VOLPE & G KELLY TR TOMRA OF NORTH AMERICA INC 401K, 480 LORDSHIP BLVD, STRATFORD, CT 06615-7123,
       which owned 28,941.202 Class N shares (approximately 14.28% of the Class N shares then outstanding);
       RPSS TR GREYSTAR MANAGEMENT SERVICES LP 401K PLAN, ATTN: TONY WHEELER, 3411 RICHMOND AVE STE 200, HOUSTON,
       TX 77046-3412, which owned 20,747.987 Class N shares (approximately 10.23% of the Class N shares then outstanding);
       RPSS TR H & H SWISS CREW MACHINE PRODUCTS CO INC 401K PLAN, ATTN: DIANE C LUCAS, 1478 CHESTNUT AVE,
       HILLSIDE, NJ 07205-1114, which owned 20,067.107 Class N shares (approximately 9.90% of the Class N shares then outstanding);
       OPPENHEIMERFUNDS INC C/O VP FINANCIAL ANALYSIS, 6803 S TUCSON WAY, ENGLEWOOD CO 80112-3924, which owned
       100.000 Class Y shares (approximately 100.00% of the Class Y shares then outstanding).

       OSM - Gartmore Millennium Growth Fund II
       OPPENHEIMERFUNDS INC C/O VP FINANCIAL ANALYSIS, 6803 S TUCSON WAY, ENGLEWOOD CO 80112-3924, which owned
       501,400.000 Class A shares (approximately 93.39% of the Class Y shares then outstanding);
       RPSS TR ROLLOVER IRA FBO RALPH L PIPES, 22548 GILMORE ST, WEST HILLS, CA 91307-3708, which owned 1,753.566
       Class B shares (approximately 9.53% of the Class B shares then outstanding);
       RPSS TR IRA FBO MARJORIE A TRINKLE, 4286 KOZY KORNER RD, COOPERSBURG, PA 18036-9360, which owned 1,349.885
       Class B shares (approximately 7.33% of the Class B shares then outstanding);
       NFSC FEBO #AV4-001058 NFS/FMTC IRA FBO LARRY WEIDENHAMMER, 317 GRANT AVE, LEESPORT, PA 19533, which owned
       1,290.164 Class B shares (approximately 7.01% of the Class B shares then outstanding);
       RPSS TR ROTH IRA FBO SEBRINA L OKEEFE, 1531 WABASSO WAY, GLENDALE, CA 91208-2438, which owned 973.237
       Class B shares (approximately 5.29% of the Class B shares then outstanding);
       DONALDSON LUFKIN JENRETTE SECURITIES CORPORATION INC., P.O. BOX 2052, JERSEY CITY, NJ 07303-9998, which owned 972.603 Class B shares (approximately 5.28% of the Class B shares then outstanding);
       RPSS CUST 403-B PLAN LEVITTOWN SCHOOLS FBO MARY E MALLOY, 412 PACIFIC ST, MASSAPEQUA PARK, NY 11762-1311,
       which owned 2,834.994 Class C shares (approximately 16.99% of the Class C shares then outstanding);
       ALLAN GROSS & BEVERLY GROSS TR DR ALLAN GROSS PROF SHARING PLAN NEW COMPARABILITY, 1125 S UNIVERSITY DR,
       PLANTATION, FL 33324-3322, which owned 2,413.566 Class C shares (approximately 14.47% of the Class C shares then outstanding);
       RPSS CUST 403-B PLAN LEVITTOWN SCHOOLS FBO LAURA A DAMURO, 181 STEWART AVE, GARDEN CITY, NY 11530-2507,
       which owned 1,728.374 Class C shares (approximately 10.36% of the Class C shares then outstanding);
       DONALDSON LUFKIN JENRETTE SECURITIES CORPORATION INC., P.O. BOX 2052, JERSEY CITY, NJ 07303-9998, which owned 1,336.761 Class C shares (approximately 8.01% of the Class C shares then outstanding);
       PRUDENTIAL SECURITIES INC FBO MR CHARLES W NOXON IRA DTD 12/04/00, 2701 E HILLERY DR, PHOENIX, AZ
       85032-4959, which owned 1,335.927 Class C shares (approximately 8.00% of the Class C shares then outstanding);
       RPSS TR ROLLOVER IRA FBO DENNIS STANLEY, 16 MCMILLEN PL, DELMAR, NY 12054-1811, which owned 1,325.252
       Class C shares (approximately 7.94% of the Class C shares then outstanding);
       RPSS CUST 403-B PLAN HALF HOLLOW HILLS UFSD FBO JAMES F GRANDE, PO BOX 266, MONTEREY, MA 01245-0266, which owned 1,170.876 Class C shares (approximately 7.01% of the Class C shares then outstanding);
       DONALDSON LUFKIN JENRETTE SECURITIES CORPORATION INC., P.O. BOX 2052, JERSEY CITY, NJ 07303-9998, which owned 1,060.445 Class C shares (approximately 6.35% of the Class C shares then outstanding);
       NGOC MINH PHAM TR NGOC MINH PHAM MD & SUONG MY TUONG MD APC DEF BENEFIT PLAN, 2363 ULRIC ST STE B, SAN
       DIEGO, CA 92111-6447, which owned 4,055.946 Class N shares (approximately 91.76% of the Class N shares then outstanding);
       RPSS TR FIDELITY DEPOSIT & DISCOUNT BAN 401(K) PLAN BLAKELY & DRINKER STS, DUNMORE, PA 18512, which owned
       253.664 Class N shares (approximately 5.73% of the Class N shares then outstanding);
       OPPENHEIMERFUNDS INC C/O VP FINANCIAL ANALYSIS, 6803 S TUCSON WAY, ENGLEWOOD CO 80112-3924, which owned
       100.000 Class Y shares (approximately 100.00% of the Class Y shares then outstanding).

The Manager. The Manager is wholly-owned by Oppenheimer Acquisition Corp., a holding company controlled by
Massachusetts Mutual Life Insurance Company.

         |X| Code of Ethics. The Funds, the Manager, the Adviser and each Subadviser, and the Distributor each have a Code of Ethics. Each Code is designed to detect and prevent improper personal trading by certain employees that would compete with or take advantage of the Fund's portfolio transactions. Covered persons include persons with knowledge of the investments and investment intentions of the Funds and other funds advised by the Manager.
The Codes of Ethics do permit personnel subject to the relevant Code to invest in securities, including securities that may be purchased or held by the Funds, subject to a number of restrictions and controls.
Compliance with the Code of Ethics is carefully monitored and enforced by the Manager.

         Each Fund's Code of Ethics is an exhibit to the Funds' registration statement filed with the Securities and Exchange Commission and can be reviewed and copied at the SEC's Public Reference Room in Washington, D.C. You
can obtain information about the hours of operation of the Public Reference Room by calling the SEC at
1-202-942-8090. The Code of Ethics can also be viewed as part of the Fund's registration statement on the SEC's
EDGAR database at the SEC's Internet web site at http://www.sec.gov. Copies may be obtained, after paying a duplicating fee, by electronic request at the following E-mail address: publicinfo@sec.gov., or by writing to the
SEC's Public Reference Section, Washington, D.C. 20549-0102.

Management and Advisory Arrangements - OSM - Mercury Advisors S&P 500 Index Fund and OSM - Mercury Advisors Focus
Growth Fund

         Management Services and Management Fee. The OSM - Mercury Advisors S&P 500 Index Fund and the OSM -
Mercury Advisors Focus Growth Fund each invests all of its assets in shares of a Master Fund. Accordingly, these
Funds do not invest directly in portfolio securities and do not require investment advisory services. All portfolio management occurs at the level of the respective Master Fund. Each Master Fund has entered into an investment management agreement with Fund Asset Management, L.P., doing business as Mercury Advisors, as Adviser
(the "Management Agreement"). The Adviser receives monthly compensation at the annual rate of 0.60% of the average daily net assets of the Master Fund in which the OSM - Mercury Advisors Focus Growth Fund invests. The
Adviser is entitled to receive a monthly management fee at the annual contractual rate of 0.05% of the average daily net assets of the Master Fund in which the OSM - Mercury Advisors S&P 500 Index Fund invests. The Adviser has entered into a contractual arrangement with this Master Fund to provide that the management fee for the
Master Fund, when combined with administration fees of certain funds that invest in the Master Fund (other than
OSM - Mercury Advisors S&P 500 Index Fund), will not exceed a specific amount. As a result of this contractual arrangement, the Adviser currently receives management fees of 0.005%. This arrangement has a one-year term and is renewable.

                                                                       Management Fee
         Fund                                                          Paid to the Adviser
         ----                                                          -------------------

         OSM - Mercury Advisors Focus Growth Fund
         For the period ended 11/30/01                                     $4,617,970

         OSM - Mercury Advisors S&P 500 Index Fund
         For the period ended 12/31/01                                     $91,454

         The Adviser has also entered into a subadvisory agreement (the "Sub-Advisory Agreement") with Merrill
Lynch Asset Management U.K. Limited ("MLAM U.K.") pursuant to which MLAM U.K. provides investment advisory services to the Adviser with respect to the OSM - Mercury Advisors Focus Growth Fund. The following entities may be considered "controlling persons" of MLAM U.K.: Merrill Lynch Europe PLC (MLAM U.K.'s parent), a subsidiary of
Merrill Lynch International Holdings, Inc., a subsidiary of Merrill Lynch International, Inc., a subsidiary of ML
& Co. For the fiscal period ended November 30, 2001, the Adviser paid no fees to MLAM U.K. pursuant to the
Sub-Advisory Agreement.

         Payment of Master Fund Expenses. The Management Agreement obligates the Adviser to provide investment advisory services and to pay, or cause an affiliate to pay, for maintaining its staff and personnel and to provide office space, facilities and necessary personnel for the Master Fund. The Adviser is also obligated to pay, or cause an affiliate to pay, the fees of all officers and Trustees of the Master Fund who are affiliated persons of the Adviser or any affiliate. The Master Fund pays, or causes to be paid, all other expenses incurred in the operation of the Master Fund (except to the extent paid by its placement agent), including, among other things, taxes, expenses for legal and auditing services, costs of printing proxies, shareholder reports, copies of the Registration Statement, charges of the custodian, any sub-custodian and the transfer agent, expenses of portfolio transactions, expenses of redemption of shares, Commission fees, expenses of registering the shares under federal, state or non-U.S. laws, fees and actual out-of-pocket expenses of Trustees who are not affiliated persons of the Adviser or an affiliate of the Adviser, accounting and pricing costs (including the daily calculation of net asset value), insurance, interest, brokerage costs, litigation and other extraordinary or non-recurring expenses, and other expenses properly payable by the Master Fund. The Master Fund's placement agent will pay certain of the expenses of the Master Fund incurred in connection with the offering of its shares of beneficial interest. Certain accounting services are provided to the Master Fund by State Street Bank & Trust
Company ("State Street") pursuant to an agreement between State Street and the Master Fund. The Master Fund pays a fee for these services. In addition, the Master Fund will reimburse the Adviser for the cost of certain additional accounting services.

         Organization of the Adviser. Fund Asset Management, L.P. is a limited partnership, the partners of which are Merrill Lynch & Co., Inc., a financial services holding company and the parent of Merrill Lynch and Princeton
Services, Inc. Merrill Lynch & Co., Inc. and Princeton Services are "controlling persons" of the Adviser as defined under the Investment Company Act because of their ownership of its voting securities and their power to exercise a controlling influence over its management or policies.

         Duration and Termination. Unless earlier terminated as described below, each Management Agreement will remain in effect for two (2) years from its effective date. Thereafter, it will remain in effect from year to year if approved annually (a) by the Board of Trustees of the Master Fund or by a majority of the outstanding shares of the Master Fund and (b) by a majority of the Trustees who are not parties to such contract or interested persons (as defined in the Investment Company Act) of any such party. Each contract is not assignable, automatically terminates in the event of its assignment, and may be terminated without penalty on sixty (60)
days' written notice at the option of either party thereto or by the vote of the majority of the outstanding voting securities of the appropriate Master Fund.

         Investment Advisory Agreement with OppenheimerFunds, Inc. The OSM - Mercury Advisors S&P 500 Index Fund
and the OSM - Mercury Advisors Focus Growth Fund have entered into an Investment Advisory Agreement with
OppenheimerFunds, Inc. Those Advisory Agreements are substantially similar to the Advisory Agreements entered into with OppenheimerFunds, Inc. by the other series of the Trust, as further described below. Those Agreements have been approved by the Trust's Board of Trustees and OppenheimerFunds, Inc., as the sole shareholder of each
Fund, but will not become effective unless and until the Master-Feeder Participation Agreement between
OppenheimerFunds, Inc., OppenheimerFunds Distributor, Inc., the Trust and FAM Distributors, Inc. is terminated.
The fees payable under those Advisory Agreements are discussed in the Prospectus.

         At respective meetings of the Board of Trustees of the Trust, the Board of Trustees of the Master Fund
of the OSM - S&P 500 Index Fund and the Board of Trustees of Master Fund of the OSM - Mercury Advisors Focus
Growth Fund, held on March 15, 2002 and March 13, 2002, respectively, each Board approved the continuation of the applicable Maser Fund's Management Agreement with the Adviser for an additional year. In connection with their deliberations, each Board reviewed information derived from a number of sources and covering a range of issues.
Each Board considered the services provided to the Master Fund by the Adviser under the applicable Management
Agreement, as well as other services provided by the Adviser and its affiliates under other agreements, including the Subadministration Agreement, and the personnel who provided these services. In addition to investment advisory services, the Adviser and its affiliates provide administrative services, oversight of Master Fund accounting, assistance in meeting legal and regulatory requirements, and other services necessary for the operation of the Master Funds. Each Board also considered the Adviser's costs of providing services, and the direct and indirect benefits to the Adviser from its relationship with the applicable Master Fund. The benefits considered by each Board included not only the Adviser's compensation for investment advisory services and the
Adviser's profitability under the applicable Management Agreement, but also compensation paid to the Adviser or its affiliates for other, non-advisory, services provided to the Master Fund and the Funds. Each Board also considered the Adviser's access to research services from brokers to which the Adviser may have allocated Master
Fund brokerage in a "soft dollar" arrangement. In connection with its consideration of the applicable Management
Agreement, each Board also compared the advisory fee rate, expense ratios and historical performance of the
Master Fund to those of comparable funds. Each Board also considered whether there should be changes in the advisory fee rate or structure in order to enable the Master Fund to participate in any economies of scale that the Adviser may experience as a result of growth in the applicable Master Fund's assets. [Each Board also reviewed materials supplied by counsel to the applicable Master Fund that were prepared for use by the Board in fulfilling its duties under the Investment Company Act.]

         Based on the information reviewed and the discussions, each Board concluded that it was satisfied with the nature and quality of the services provided by the Adviser to the Master Fund and that the management fee rate was reasonable in relation to such services. The non-interested Trustees of each Board were represented by independent counsel who assisted them in their deliberations.

         |X| The Investment Advisory Agreement - OSM - QM Active Balanced Fund, OSM - Jennison Growth Fund, OSM -
Salomon Brothers Capital Fund and OSM - Gartmore Millennium Growth Fund II. The Manager provides investment advisory and management services to the OSM - QM Active Balanced Fund, OSM - Jennison Growth Fund, OSM - Salomon
Brothers Capital Fund and OSM - Gartmore Millennium Growth Fund II under investment advisory agreements between the Manager and the Trust on behalf of each such Fund. The Manager handles those Funds' day-to-day administrative business, and the agreements permit the Manager to enter into Subadvisory agreements with other registered investment advisers to obtain specialized services for the Funds, as long as the Funds are not obligated to pay any additional fees for those services. The Manager has retained the Subadvisers pursuant to separate subadvisory agreements, described below, under which each Subadviser buys and sells portfolio securities for the respective
Fund. The portfolio manager of each of the Funds is employed by the Subadviser and is the person who is principally responsible for the day-to-day management of each of the Fund's portfolio, as described below.

      The investment advisory agreement between the Trust on behalf of each Fund and the Manager requires the
Manager, at its expense, to provide the Fund with adequate office space, facilities and equipment. It also requires the Manager to provide and supervise the activities of all administrative and clerical personnel required to provide effective administration for the Fund. Those responsibilities include the compilation and maintenance of records with respect to its operations, the preparation and filing of specified reports, and composition of proxy materials and registration statements for continuous public sale of shares of the Fund.

      Each of the Funds pays expenses not expressly assumed by the Manager under the advisory agreement. Expenses for the Trust's QM Active Balanced Fund, OSM - Jennison Growth Fund, OSM - Salomon Brothers Capital Fund and OSM
- Gartmore Millennium Growth Fund II are allocated to those Funds in proportion to their net assets, unless allocations of expenses can be made directly to a Fund. The advisory agreements list examples of expenses paid by those Funds. The major categories relate to calculation of each of the Fund's net asset values per share, interest, taxes, brokerage commissions, fees to certain Trustees, legal and audit expenses, custodian and transfer agent expenses, share issuance costs, certain printing and registration costs and non-recurring expenses, including litigation costs. The management fees paid by the Funds to the Manager are calculated at the rates described in the Prospectus, which are applied to the assets of the Funds as a whole. The fees are allocated to each class of shares based upon the relative proportion of each of the Fund's net assets represented by that class.

      The investment advisory agreement states that in the absence of willful misfeasance, bad faith, gross negligence in the performance of its duties or reckless disregard of its obligations and duties under the investment advisory agreement, the Manager is not liable for any loss resulting from a good faith error or omission on its part with respect to any of its duties under the agreement.

      The agreement permits the Manager to act as investment adviser for any other person, firm or corporation and to use the name "Oppenheimer" in connection with other investment companies for which it may act as investment adviser or general distributor. If the Manager shall no longer act as investment adviser to the Fund, the Manager may withdraw the right of the Funds to use the name "Oppenheimer" as part of its name.

---------------------------------------------- ---------------------------------------------------------------------
                                                          Management Fee Paid to OppenheimerFunds, Inc.
Fund                                                           for the fiscal period ended 11/30/01
---------------------------------------------- ---------------------------------------------------------------------
---------------------------------------------- ---------------------------------------------------------------------
QM Active Balanced Fund                                                      $36,322
---------------------------------------------- ---------------------------------------------------------------------
---------------------------------------------- ---------------------------------------------------------------------
Jennison Growth Fund                                                         $39,198
---------------------------------------------- ---------------------------------------------------------------------
---------------------------------------------- ---------------------------------------------------------------------
Salomon Brothers Capital Fund                                                $77,987
---------------------------------------------- ---------------------------------------------------------------------
---------------------------------------------- ---------------------------------------------------------------------
Gartmore Millennium Growth Fund                                              $41,736
---------------------------------------------- ---------------------------------------------------------------------

         |X| Advisory Agreement Approvals. The Trust and each Fund commenced the public sale of its shares in
February of 2001. As explained in the Prospectus and in other parts of this Statement of Additional Information, investment advisory and portfolio management services for the OSM - Mercury Advisors S&P 500 Index Fund and OSM -
Mercury Advisors Focus Growth Fund are provided by the Advisor and the investment advisory fees for those services are paid by each Master Fund to the Advisor. The OSM Mercury Advisers S&P 500 Index Fund and OSM -
Mercury Advisors Focus Growth Fund do not pay an investment advisory fee other than its proportionate share of the amounts paid by the Master Fund to the Advisor. The investment advisory agreements for these two Funds are approved by the Board of Trustees of the respective Master Fund.

         As a part of the organization of the Trust, the Board of Trustees reviewed the investment advisory agreements for each Fund. The Manager provided the Board with information about the level of investment advisory fees and expenses paid by comparable mutual funds. That information showed that the fees to be charged were higher than the average, but were within the range of fees charged to comparable mutual funds. Each agreement expires on December 31, 2002. Before then, the Board of Trustees will formally consider the renewal of each agreement.

         The Board of Trustees, including a majority of the Independent Trustees, is required to approve the renewal of the investment advisory agreement for the Funds. The Investment Company Act requires that the Board request and evaluate and the Manager provide such information as may be reasonably necessary to evaluate the terms of the investment advisory agreement. When the Board undertakes this review, it expects to employ an independent consultant to prepare a report that provides such information as the Board requests for this purpose.

         The Board expects to consider:
o        The nature, cost, and quality of the services provided to the Fund and its shareholders;
o        The profitability of the Fund to the Manager;
o        The investment performance of the Fund in comparison to regular market indices;
o        Economies of scale that may be available to the Fund from the Manager;
o        Fees paid by other mutual funds for similar services;
o        The value and quality of any other benefits or services received by the Fund from its relationship with the Manager; and
o        The direct and indirect benefits the Manager received from its relationship with the Fund. These included services provided by the General Distributor and the Transfer Agent, and brokerage and soft dollar arrangements permissible under Section 28(e) of the Securities Exchange Act. The Board
              also is cognizant of the payment of 12b-1 fees.

         The Board may also consider that the Manager must be able to pay and retain high quality personnel at competitive rates to provide services to the Fund; maintaining the financial viability of the Manager is important so that the Manager will be able to continue to provide quality services to the Fund and its shareholders in adverse times; the investment performance of other mutual funds advised by the Manager. The Board may also consider that there are alternatives to the use of the Manager and a subadviser.

         The Independent Trustees meet separately from the full Board with experienced independent Counsel to the
Funds.

         |X| The Administration and Subadministration Agreements - OSM - Mercury Advisors S&P 500 Index Fund and
OSM - Mercury Advisors Focus Growth Fund. The Trust, on behalf of the OSM - Mercury Advisors S&P 500 Index Fund and the OSM - Mercury Advisors Focus Growth Fund, has entered into an Administration Agreement with the Manager.
The Agreement states that the Manager, at its own expense, shall provide assistance in the supervision of all administrative and clerical personnel as shall be required to provide effective corporate administration for the
Trust, including the compilation and maintenance of such records with respect to the Trust's operations as may be reasonably required; the preparation and filing of such reports as shall be required by the Securities and
Exchange Commission; composition of periodic reports with respect to its operation of each Fund for the shareholders of the Fund; composition of proxy materials for meetings of the Fund's shareholders and the composition of such registration statements as may be required by federal securities laws and preparation of required filings in each state for continuous public sale of the Fund; provide the Trust and the Fund with adequate office space, facilities and equipment; compensate all officers of the Trust and all Trustees of the
Trust who are affiliated persons of the Manager; and compensate any Subadministrator that the Manager might retain.

         The Trust assumes and pays or causes to be paid all other expenses of the Trust, on behalf of the OSM -
Mercury Advisors S&P 500 Index Fund and the OSM - Mercury Advisors Focus Growth Fund under the Administration
Agreement, including, without limitation: (i) interest and taxes; (ii) insurance premiums for fidelity and other coverage requisite to its operations; (iii) compensation and expenses of its trustees other than those associated or affiliated with the Manager; (iv) legal and audit expenses; (v) custodian and transfer agent fees and expenses; (vi) expenses incident to the redemption of its shares; (vii) expenses incident to the issuance of its shares against payment therefor by or on behalf of the subscribers thereto; (viii) fees and expenses, other than as described above, incident to the registration under federal and state securities laws of shares of each Fund for public sale; (ix) expenses of printing and mailing reports, prospectuses, notices and proxy materials to shareholders of each Fund; (x) except as noted above, all other expenses incidental to holding meetings of the
Funds' shareholders; and (xi) such extraordinary non-recurring expenses as may arise, including litigation, affecting a Fund and any legal obligation which the Trust may have on behalf of a Fund to indemnify its officers and trustees with respect thereto.

         The Administration Agreement states that in the absence of willful misfeasance, bad faith or gross negligence in the performance of its duties, or reckless disregard of its obligations and duties under the
Administration Agreement, the Manager shall not be liable for any loss resulting from any error of judgement or mistake of law or for any loss arising out of any act or omission in the management and administration of the
Trust and any Fund.

          Each Fund pays the Manager an annual Administration fee of 0.50% of average daily net assets. That fee is included in the "Annual Fund Operating Expenses" table in the Prospectus under "Other Expenses."  The Manager has entered into a Subadministration Agreement with FAM whereby FAM will maintain records of share purchases of the applicable Master Fund by each feeder fund, maintain tax records relating to the Master Funds, maintaining, preparing or providing records relating to the operation of the Master Funds that the Manager may reasonably request in connection with reports to be made to the Board of Trustees of the Trust, periodic information reporting regarding the Master Fund to the Manager as the Manager may reasonably require in order to provide information relating to the performance or holdings of the Mercury Advisors S&P 500 Index Fund or Mercury
Advisors Focus Growth Fund, as applicable, fund to shareholders of such fund, and preparation of reports relating to the Master Fund that the Manager may reasonably request be made to third-party reporting services.

          In consideration for providing these services, the Manager pays FAM an annual subadministration fee of
0.045% of average daily net assets of the Master S&P 500 Index Series and 0.0% of the average daily net assets of the Master Focus Twenty Trust.

         |X| The Subadvisory Agreement. Under the Subadvisory Agreement between the Manager and each Subadviser, the Subadviser shall regularly provide investment advice with respect to the applicable Fund and invest and reinvest cash, securities and the property comprising the assets of the Fund. Under the Subadvisory Agreement, the Subadviser agrees to provide reasonable assistance in the distribution and marketing of the Fund.

         Under the subadvisory agreement, the Manager pays the Subadviser an annual fee in monthly installments, based on the average daily net assets of the Fund. The fee paid to the Subadviser under the subadvisory agreement is paid by the Manager, not by the Funds. The subadvisory fee paid by the Manager to each Subadviser is as follows:

                                                                           Subadvisory Fee
Fund                                    Subadviser                         as % of average net assets
----                                    ----------                         --------------------------

OSM - Jennison Growth Fund              Jennison Associates LLC            0.45% of the first $300 million of
                                                                           average annual net assets of the Fund,
                                                                           and 0.40% of average annual net assets
                                                                           in excess of $300 million.

OSM - QM Active                         The Prudential                     0.45% of the first $300 million of
Balanced Fund                           Investment                         average annual net assets of the Fund,
                                        Corporation                        and 0.40% of average annual net
                                                                           assets in excess of $300 million.

OSM - Salomon Brothers                  Salomon Brothers Asset             0.60% of the first $100 million of
Capital Fund                            Management Inc.                    average annual net assets of the Fund,
                                                                           and 0.50% of average annual net
                                                                           assets in excess of $100 million.

OSM - Gartmore Millennium               Gartmore Mutual                    0.70% of the first $400 million of
Growth Fund II                          Fund Capital Trust                 average annual net assets of the Fund.
                                                                           0.60% of the next $400 million, and
                                                                           0.50% of average annual net assets
                                                                           in excess of $800 million.

         The Subadvisory Agreement states that in the absence of willful misfeasance, bad faith, negligence or reckless disregard of its duties or obligations, the Subadviser shall not be liable for any error of judgement or mistake of law and shall not be subject to any expenses or liability to the Manager, the Trust or the Fund or any of the Fund's shareholders in connection with rendering services under the Subadvisory Agreement.

Brokerage Policies of the Funds

Transactions in Portfolio Securities - OSM - Mercury Advisors S&P 500 Index Fund and
Mercury Advisors Focus Growth Fund

         Because each Fund will invest exclusively in beneficial interests in a Master Fund, it is expected that all transactions in portfolio securities will be entered into by the Master Fund. Subject to policies established by the Board of Trustees of the Master Fund, the Adviser is primarily responsible for the execution of the Master
Fund's portfolio transactions and the allocation of brokerage. The Master Fund does not execute transactions through any particular broker or dealer, but seeks to obtain the best net results for the Master Fund, taking into account such factors as price (including the applicable brokerage commissions or dealer spread), size of order, difficulty of execution and operational facilities of the firm and the firm's risk and skill in positioning blocks of securities. While the Adviser generally seeks reasonable trade execution costs, the Master
Fund does not necessarily pay the lowest spread or commission available. Subject to applicable legal requirements, the Adviser may select a broker based partly upon brokerage or research services provided to the
Adviser and its clients, including the Master Fund. In return for such services the Adviser may pay a higher commission that other brokers would charge if the Adviser determines in good faith that the commission is reasonable in relation to the services provided.

         Section 28(e) of the Securities Exchange Act of 1934 ("Section 28(e)") permits an investment adviser, such as the Adviser, under certain circumstances, to cause an account to pay a broker a commission for effecting a transaction that exceeds the amount of commission another broker would have charged for effecting the same transaction in recognition of the value of brokerage and research services provided by that broker. Brokerage and research services include (1) furnishing advice as to the value of securities, the advisability of investing in, purchasing or selling securities, and the available of securities or purchasers or sellers of securities; (2)
furnishing analyses and reports concerning issuers, industries, securities, economic factors and trends, portfolio strategy, and the performance of accounts; and (3) effecting securities transactions and performing functions incidental to securities transactions (such as clearance, settlement, and custody). The Adviser believes that access to independent investment research is beneficial to its investment decision-making processes and, therefore, to the Master Fund and the Fund.

         To the extent research services may be a factor in selecting brokers, such services may be in written form or through direct contact with individuals and may include information as to particular companies and securities as well as market, economic, or institutional areas and information that assists in the valuation of investments. Examples of research-oriented services for which the Adviser might use Master Fund commissions include research reports and other information on the economy, industries, groups of securities, individual companies, statistical information, political developments, technical market action, pricing and appraisal services, credit analysis, risk measurement analysis, performance and other analysis. Except as noted immediately below, research services furnished by brokers may be used in servicing some or all client accounts and not all services may be used in connection with the account that paid commissions to the broker providing such services.
In some cases, research information received from brokers by mutual fund management personnel or personnel principally responsible for the Advisor's individually managed portfolios is not necessarily shared by and between such personnel. Any investment advisory or other fees paid by the Master Fund to the Adviser are not reduced as a result of the Adviser's receipt of research services.

         In some cases the Adviser may receive a service from a broker that has both a "research" and a
"non-research" use. When this occurs the Adviser makes a good faith allocation under all the circumstances between the research and non-research uses of the service. The percentage of the service that is used for research purposes may be paid for with client commissions, while the Adviser will use its own funds to pay for the percentage of the service that is used for non-research purposes. In making this good faith allocation, the
Adviser faces a potential conflict of interest, but the Adviser believes that its allocation procedures are reasonably designed to ensure that it appropriately allocates the anticipated use of such services to their research and non-research uses.

         From time to time, the Master Fund may purchase new issues of securities in a fixed price offering. In these situations, the broker may be a member of the selling group that will, in addition to selling securities, provide the Adviser with research services. The NASD has adopted rules expressly permitting these types of arrangements under certain circumstances. Generally, the broker will provide research "credits" in these situations at a rate that is higher than that which is available for typical secondary market transactions. These arrangements may not fall within the safe harbor of Section 28(e).

         In addition, consistent with the Conduct Rules of the NASD and policies established by the Boards of
Trustees of the Master Funds and subject to best execution, the Adviser may consider sales of shares of feeder funds as a factor in the selection of brokers and dealers to execute portfolio transactions for the Master Fund, however, whether or not a particular broker or dealer sells shares of a feeder fund neither fund neither qualifies nor disqualifies such broker or dealer to execute transactions for the Master Fund.

         The Master Fund anticipates that its brokerage transactions involving securities of issuers domiciled in countries other than the United States generally will be conducted primarily on the principal stock exchanges of such countries. Brokerage commissions and other transaction costs on foreign stock exchange transactions generally are higher than in the United States, although the Master Fund will endeavor to achieve the best net results in effecting its portfolio transactions. There generally is less governmental supervision and regulation of foreign stock exchanges and brokers than in the United States.

         Foreign equity securities may be held by the Master Fund in the form of Depository Receipts, or other securities convertible into foreign equity securities. Depository Receipts may be listed on stock exchanges or traded in over-the-counter markets in the United States or Europe, as the case may be. American Depository
Receipts, like other securities traded in the United States, will be subject to negotiated commission rates.
Because the shares of each feeder fund are redeemable on a daily basis in U.S. dollars, the Master Fund intends to manage its portfolio so as to give reasonable assurance that it will be able to obtain U.S. dollars to the extent necessary to meet anticipated redemptions. Under present conditions, it is not believed that these considerations will have significant effect on the Master Fund's portfolio strategies.

         Information about the brokerage commissions paid by the Master Fund of OSM- Mercury Advisors Focus
Growth Fund including commissions paid to Merrill Lynch, is set forth in the following table:

                                                       Aggregate Brokerage                Commissions Paid
                                                       Commissions Paid                   To Merrill Lynch
                                                       ----------------                   ----------------

Fiscal period ended November 30, 2001                        $1,695,995                         $75,819

         For the fiscal period ended November 30, 2001 the brokerage commissions paid to Merrill Lynch represented 4.47% of the aggregate brokerage commissions paid by the Trust and involved 4.61% of the Trust's dollar amount of transactions involving payment of commissions.

         Information about the brokerage commissions paid by the Master Fund of OSM- Mercury Advisors S&P 500
Index Fund including commissions paid to Merrill Lynch, is set forth in the following table:

                                                       Aggregate Brokerage                Commissions Paid
                                                       Commissions Paid                   To Merrill Lynch
                                                       ----------------                   ----------------

Fiscal period ended December 31, 2001                        $90,754                            $0

         For the fiscal period ended December 31, 2001 the brokerage commissions paid to Merrill Lynch represented 0% of the aggregate brokerage commissions paid by the Trust and involved 0% of the Trust's dollar amount of transactions involving payment of commissions.

         Because of the affiliation of Merrill Lynch with Mercury Advisors, the Master Funds are prohibited from engaging in certain transactions involving Merrill Lynch, or its affiliates except for brokerage transactions permitted under the Investment Company Act involving only usual and customary commissions or transactions pursuant to an exemptive order under the Investment Company Act. Each Master Fund may invest in certain securities traded in the OTC market and intends to deal directly with the dealers who make a market in securities involved, except in those circumstances in which better prices and execution are available elsewhere. Under the
Investment Company Act, persons affiliated with the Master Fund and persons who are affiliated with such affiliated persons are prohibited from dealing with the Master Fund as principal in the purchase and sale of securities unless a permissive order allowing such transactions is obtained from the Commission. Since transactions in the OTC market usually involve transactions with the dealers acting as principal for their own accounts, the Master Fund will not deal with affiliated persons, including Merrill Lynch and its affiliates, in connection with such transactions. However, an affiliated person of the Master Fund may serve as its broker in
OTC transactions conducted on an agency basis provided that, among other things, the fee or commission received by such affiliated broker is reasonable and fair compared to the fee or commission received by non-affiliated brokers in connection with comparable transactions. In addition, the Master Fund may not purchase securities during the existence of any underwriting syndicate for such securities of which Merrill Lynch is a member or in a private placement in which Merrill Lynch serves as placement agent except pursuant to procedures approved by the
Board of Trustees of the Master Fund that either comply with rules adopted by the Commission or with interpretations of the Commission staff. The Master Fund(s) have received an exemptive order from the Commission permitting them to lend portfolio securities to Merrill Lynch or its affiliates. Pursuant to that order, the
Master Funds also have retained an affiliated entity of the Adviser as the securities lending agent for a fee, including a fee based on a share of the returns on investment of cash collateral. For the fiscal period ended
November 30, 2001, that affiliated entity received $1,260 in securities lending agent fees. That entity may, on behalf of a Master Fund, invest cash collateral received by that Master Fund for such loans, among other things, in a private investment company managed by that entity or in registered money market funds advised by the Adviser or its affiliates.

         Section 11(a) of the Exchange Act generally prohibits members of the U.S. national securities exchanges from executing exchange transactions for their affiliates and institutional accounts that they manage unless the member (i) has obtained prior express authorization from the account to effect such transactions, (ii) at least annually furnishes the account with a statement setting forth the aggregate compensation received by the member in effecting such transactions, and (iii) complies with any rules the Commission has prescribed with respect to the requirements of clauses (i) and (ii). To the extent Section 11(a) would apply to Merrill Lynch acting as a broker for the Master Fund in any of its portfolio transactions executed on any such securities exchange of which it is a member, appropriate consents have been obtained from the Master Fund and annual statements as to aggregate compensation will be provided to the Master Fund. Securities may be held by, or be appropriate investments for, the Master Fund as well as other funds or investment advisery clients of the Adviser or its affiliates.

         The Board of Trustees of the Master Fund has considered the possibility of seeking to recapture for the benefit of the Master Fund brokerage commissions and other expenses of possible portfolio transactions by conducting portfolio transactions through affiliated entities. For example, brokerage commissions received by affiliated brokers could be offset against the advisory fee paid by the Master Fund to the Adviser. After considering all factors deemed relevant, the Board of Trustees of the Master Fund made a determination not to seek such recapture. The Board of Trustees of the Master Fund will reconsider this matter from time to time.

         Because of different objectives or other factors, a particular security may be bought for one or more clients of the Adviser or its affiliates when one or more clients of the Adviser or its affiliates are selling the same security. If purchases or sales of securities arise for consideration at or about the same time that would involve the Master Fund or other clients or funds for which the Adviser or an affiliate act as investment adviser, transactions in such securities will be made, insofar as feasible, for the respective funds and clients in a manner deemed equitable to all. To the extent that transactions on behalf of more than one client of the
Adviser or its affiliates during the same period may increase the demand for securities being purchased or the supply of securities being sold, there may be an adverse effect on price.

Brokerage Provisions of the Investment Advisory Agreements and the Subadvisory Agreements - OSM - Jennison Growth
Fund, OSM - QM Active Balanced Fund, OSM - Salomon Brothers Capital Fund and OSM - Gartmore Millennium Growth
Fund II.

      One of the duties of the Subadviser under the Subadvisory Agreement is to arrange the portfolio transactions for the Funds. Each Fund's investment advisory agreement with the Manager and the Subadvisory
Agreement contain provisions relating to the selection of broker-dealers to effect each Fund's portfolio transactions. The Manager and the Subadviser are authorized to select broker-dealers, including "affiliated"
brokers, as that term is defined in the Investment Company Act. They may employ broker-dealers that the Manager or the Subadviser thinks, in its best judgment based on all relevant factors, will implement the policy of the
Funds to obtain, at reasonable expense, the "best execution" of each of the Fund's portfolio transactions. "Best execution" means prompt and reliable execution at the most favorable price obtainable.

      The Manager and the Subadviser need not seek competitive commission bidding. However, they are expected to be aware of the current rates of eligible brokers and to minimize the commissions paid to the extent consistent with the interests and policies of the Funds as established by their Board of Trustees.

      The Manager and the Subadviser may select brokers (other than affiliates) that provide brokerage and/or research services for the Funds and/or the other accounts over which the Manager, the Subadviser or their respective affiliates have investment discretion. The commissions paid to such brokers may be higher than another qualified broker would charge, if the Manager or Subadviser, as applicable, makes a good faith determination that the commission is fair and reasonable in relation to the services provided. Subject to those considerations, as a factor in selecting brokers for each of the Fund's portfolio transactions, the Manager and the Subadviser may also consider sales of shares of each of the Funds and other investment companies for which the Manager or an affiliate serves as investment adviser.

      The Subadvisory Agreement permits the Subadviser to enter into "soft-dollar" arrangements through the agency of third parties to obtain services for the Funds. Pursuant to these arrangements, the Subadviser will undertake to place brokerage business with broker-dealers who pay third parties that provide services. Any such
"soft-dollar" arrangements will be made in compliance with applicable law.

Brokerage Practices. Brokerage for the Funds is allocated subject to the provisions of the Investment Advisory
Agreement and the Subadvisory Agreement and the procedures and rules described above. Generally, the Subadviser's portfolio traders allocate brokerage based upon recommendations from the Fund's portfolio manager. In certain instances, portfolio managers may directly place trades and allocate brokerage. In either case, the Subadviser's executive officers supervise the allocation of brokerage.

      Transactions in securities other than those for which an exchange is the primary market are generally done with principals or market makers. In transactions on foreign exchanges, the Funds may be required to pay fixed brokerage commissions and therefore would not have the benefit of negotiated commissions available in U.S.
markets. Brokerage commissions are paid primarily for transactions in listed securities or for certain fixed-income agency transactions in the secondary market. Otherwise brokerage commissions are paid only if it appears likely that a better price or execution can be obtained by doing so.

       Each Subadviser serves as investment manager to a number of clients, including other investment companies, and may in the future act as investment manager or advisor to others. It is the practice of the Subadviser to allocate purchase or sale transactions among the Fund it manages and other clients whose assets it manages in a manner it deems equitable. In making those allocations, the Subadviser considers several main factors, including the respective investment objectives, the relative size of portfolio holdings of the same or comparable securities, the availability of cash for investment, the size of investment commitments generally held and the opinions of the persons responsible for managing the portfolios of the Fund and each other client's accounts.

       When orders to purchase or sell the same security on identical terms are placed by more than one of the funds and/or other advisory accounts managed by the Subadviser or its affiliates, the transactions are generally executed as received, although a fund or advisory account that does not direct trades to a specific broker (these are called "free trades") usually will have its order executed first. Orders placed by accounts that direct trades to a specific broker will generally be executed after the free trades. All orders placed on behalf of a
Fund are considered free trades. However, having an order placed first in the market does not necessarily guarantee the most favorable price. Purchases are combined where possible for the purpose of negotiating brokerage commissions. In some cases that practice might have a detrimental effect on the price or volume of the security in a particular transaction for the Fund.

      Most purchases of debt obligations are principal transactions at net prices. Instead of using a broker for those transactions, a Fund will normally deal directly with the selling or purchasing principal or market maker unless the Subadviser determines that a better price or execution can be obtained by using the services of a broker. Purchases of portfolio securities from underwriters include a commission or concession paid by the issuer to the underwriter. Purchases from dealers include a spread between the bid and asked prices. The Funds seek to obtain prompt execution of these orders at the most favorable net price.

      The Investment Advisory Agreement and the Subadvisory Agreement permit the Manager and the Subadviser to allocate brokerage for research services. The research services provided by a particular broker may be useful only to one or more of the advisory accounts of the Subadviser and its affiliates. The investment research received for the commissions of those other accounts may be useful both to the respective Fund and one or more of the Subadviser's other accounts. Investment research may be supplied to the Subadviser by a third party at the instance of a broker through which trades are placed.

      Investment research services include information and analysis on particular companies and industries as well as market or economic trends and portfolio strategy, market quotations for portfolio evaluations, information systems, computer hardware and similar products and services. If a research service also assists the
Subadviser in a non-research capacity (such as bookkeeping or other administrative functions), then only the percentage or component that provides assistance to the Subadviser in the investment decision-making process may be paid in commission dollars.

      The research services provided by brokers broadens the scope and supplements the research activities of the
Subadviser. That research provides additional views and comparisons for consideration, and helps the Subadviser to obtain market information for the valuation of securities that are either held in the Fund's portfolio or are being considered for purchase. The Subadviser provides information to the Manager and the Board about the commissions paid to brokers furnishing such services, together with the Subadviser's representation that the amount of such commissions was reasonably related to the value or benefit of such services.

---------------------------------------------------------------------
           Total Brokerage Commissions Paid by the Funds1
---------------------------------------------------------------------
----------------------------------------------- ---------------------
                                                Fiscal Period Ended
Fund                                                 11/30/012
----------------------------------------------- ---------------------
----------------------------------------------- ---------------------
QM Active Balanced Fund                                $1,475
----------------------------------------------- ---------------------
----------------------------------------------- ---------------------
Jennison Growth Fund                                   $5,832
----------------------------------------------- ---------------------
----------------------------------------------- ---------------------
Salomon Brothers Capital Fund                         $19,495
----------------------------------------------- ---------------------
----------------------------------------------- ---------------------
Gartmore Millennium Growth Fund II                    $11,810
----------------------------------------------- ---------------------
1. Amounts do not include spreads or commissions on principal transactions on a net trade basis.
2. In the fiscal period ended 11/30/01, the amount of transactions directed to brokers for research services and the amount of the commissions paid to broker-dealers for those services were as follows:
------------------------------------------- ---------------- --------------
                                               Amount of       Amount of
Fund                                         Transactions     Commissions
------------------------------------------- ---------------- --------------
------------------------------------------- ---------------- --------------
QM Active Balanced Fund                           $0              $0
------------------------------------------- ---------------- --------------
------------------------------------------- ---------------- --------------
Jennison Growth Fund                           $128,712          $186
------------------------------------------- ---------------- --------------
------------------------------------------- ---------------- --------------
Salomon Brothers Capital Fund                  $169,049          $332
------------------------------------------- ---------------- --------------
------------------------------------------- ---------------- --------------
Gartmore Millennium Growth Fund II             $469,954          $856
------------------------------------------- ---------------- --------------

Distribution and Service Plans

The Distributor. Under its General Distributor's Agreement with each of the Funds, the
Distributor acts as each of the Fund's principal underwriter in the continuous public offering of each Fund's different classes of shares. The Distributor bears the expenses normally attributable to sales, including advertising and the cost of printing and mailing prospectuses, other than those furnished to existing shareholders. The Distributor is not obligated to sell a specific number of shares. Expenses normally attributable to sales are borne by the Distributor.

     The sales charges and concessions paid to, or retained by, the Distributor from the sale of shares during the Funds' most recent fiscal year, and the contingent deferred sales charges retained by the Distributor on the redemption of shares for the most recent fiscal year are shown in the tables below.

--------------------------------------------- -------- ----------------- -----------------
                                                       Aggregate         Class A
                                              Fiscal   Front-End         Front-End
                                              Period   Sales Charges     Sales Charges
                                              Ended    on Class A        Retained by
Fund                                          11/30    Shares            Distributor*
--------------------------------------------- -------- ----------------- -----------------
--------------------------------------------- -------- ----------------- -----------------
Mercury Advisors S&P 500 Index Fund           2001*    $24,676           $6,489
--------------------------------------------- -------- ----------------- -----------------
--------------------------------------------- -------- ----------------- -----------------
Mercury Advisors Focus Growth Fund            2001     $3,891            $2,367
--------------------------------------------- -------- ----------------- -----------------
--------------------------------------------- -------- ----------------- -----------------
QM Active Balanced Fund                       2001     $2,522            $782
--------------------------------------------- -------- ----------------- -----------------
--------------------------------------------- -------- ----------------- -----------------
Jennison Growth Fund                          2001     $16,679           $5,056
--------------------------------------------- -------- ----------------- -----------------
--------------------------------------------- -------- ----------------- -----------------
Salomon Brothers Capital Fund                 2001     $40,313           $12,248
--------------------------------------------- -------- ----------------- -----------------
--------------------------------------------- -------- ----------------- -----------------
Gartmore Millennium Growth Fund II            2001     $3,206            $1,464
--------------------------------------------- -------- ----------------- -----------------
Includes amounts retained by a broker-dealer that is an affiliate or a parent of the distributor.
*For fiscal period ended 12/31.

--------------------------------------------- -------- ---------------- -------------- ---------------- --------------
                                                       Concessions      Concessions    Concessions      Concessions
                                              Fiscal   on Class A       on Class B     on Class C       on Class N
                                              Period   Shares           Shares         Shares           Shares
                                              Ended    Advanced by      Advance by     Advance by       Advance by
Fund                                          11/30    Distributor1     Distributor1   Distributor1     Distributor1
--------------------------------------------- -------- ---------------- -------------- ---------------- --------------
--------------------------------------------- -------- ---------------- -------------- ---------------- --------------
Mercury Advisors S&P 500 Index Fund           2001*    $8,294           $30,720        $15,212          $51,4142
--------------------------------------------- -------- ---------------- -------------- ---------------- --------------
--------------------------------------------- -------- ---------------- -------------- ---------------- --------------
Mercury Advisors Focus Growth Fund            2001     $13              $1,418         $2,569           $22
--------------------------------------------- -------- ---------------- -------------- ---------------- --------------
--------------------------------------------- -------- ---------------- -------------- ---------------- --------------
QM Active Balanced Fund                       2001     $114             $3,733         $2,840           $9292
--------------------------------------------- -------- ---------------- -------------- ---------------- --------------
--------------------------------------------- -------- ---------------- -------------- ---------------- --------------
Jennison Growth Fund                          2001     $1,254           $14,162        $7,323           $3,1862
--------------------------------------------- -------- ---------------- -------------- ---------------- --------------
--------------------------------------------- -------- ---------------- -------------- ---------------- --------------
Salomon Brothers Capital Fund                 2001     $7,558           $57,128        $22,692          $5,9142
--------------------------------------------- -------- ---------------- -------------- ---------------- --------------
--------------------------------------------- -------- ---------------- -------------- ---------------- --------------
Gartmore Millennium Growth Fund II            2001     $0               $3,180         $919             $2722
--------------------------------------------- -------- ---------------- -------------- ---------------- --------------
*For fiscal period ended 12/31.
1. The Distributor advances concession payments to dealers for certain sales of Class A shares and for sales of
Class B, Class C and Class N shares from its own resources at the time of sale.
2. The inception date of Class N was March 1, 2001.

--------------------------------------------- -------- ---------------- -------------- ---------------- --------------
                                                       Class A          Class B        Class C          Class N
                                                       Contingent       Contingent     Contingent       Contingent
                                                       Deferred         Deferred       Deferred         Deferred
                                              Fiscal   Sales            Sales          Sales            Sales
                                              Year     Charges          Charges        Charges          Charges
                                              Ended    Retained by      Retained by    Retained by      Retained by
Fund                                          11/30    Distributor      Distributor    Distributor      Distributor
--------------------------------------------- -------- ---------------- -------------- ---------------- --------------
--------------------------------------------- -------- ---------------- -------------- ---------------- --------------
Mercury Advisors S&P 500 Index Fund           2001*    $0               $301           $0               $20
--------------------------------------------- -------- ---------------- -------------- ---------------- --------------
--------------------------------------------- -------- ---------------- -------------- ---------------- --------------
Mercury Advisors Focus Growth Fund            2001     $0               $0             $0               $0
--------------------------------------------- -------- ---------------- -------------- ---------------- --------------
--------------------------------------------- -------- ---------------- -------------- ---------------- --------------
QM Active Balanced Fund                       2001     $0               $141           $7               $0
--------------------------------------------- -------- ---------------- -------------- ---------------- --------------
--------------------------------------------- -------- ---------------- -------------- ---------------- --------------
Jennison Growth Fund                          2001     $0               $1,313         $0               $0
--------------------------------------------- -------- ---------------- -------------- ---------------- --------------
--------------------------------------------- -------- ---------------- -------------- ---------------- --------------
Salomon Brothers Capital Fund                 2001     $0               $1,435         $5               $0
--------------------------------------------- -------- ---------------- -------------- ---------------- --------------
--------------------------------------------- -------- ---------------- -------------- ---------------- --------------
Gartmore Millennium Growth Fund II            2001     $0               $12            $3               $0
--------------------------------------------- -------- ---------------- -------------- ---------------- --------------
*For fiscal period ended 12/31.

Distribution and Service Plans. Each Fund has adopted a Service Plan for Class A shares and Distribution and
Service Plans for Class B, Class C and Class N shares under Rule 12b-1 of the Investment Company Act. Under those plans a Fund pays the Distributor for all or a portion of its costs incurred in connection with the distribution and/or servicing of the shares of the particular class.

         Each plan has been approved by a vote of the Board of Trustees, including a majority of the Independent
Trustees9, cast in person at a meeting called for the purpose of voting on that plan. The shareholder votes for the plans were cast by the Manager as the sole initial holder of the shares of each class of shares of each Fund.

         Under the plans, OppenheimerFunds, Inc. and the Distributor may make payments to affiliates and in their sole discretion, from time to time, may use their own resources (at no direct cost to the Fund) to make payments to brokers, dealers or other financial institutions for distribution and administrative services they perform. The Manager may use its profits from the advisory fee it receives from each Fund. In their sole discretion, the Distributor and the Manager may increase or decrease the amount of payments they make from their own resources to plan recipients.

         Unless a plan is terminated as described below, the plan continues in effect from year to year but only if each Fund's Board of Trustees and its Independent Trustees specifically vote annually to approve its continuance. Approval must be by a vote cast in person at a meeting called for the purpose of voting on continuing the plan. A plan may be terminated at any time by the vote of a majority of the Independent Trustees or by the vote of the holders of a "majority" (as defined in the Investment Company Act) of the outstanding shares of that class.

         The Board of Trustees and the Independent Trustees must approve all material amendments to a plan. An amendment to increase materially the amount of payments to be made under a plan must be approved by shareholders of the class affected by the amendment. Because Class B shares of each of the Funds automatically convert into
Class A shares after six (6) years, each Fund must obtain the approval of both Class A and Class B shareholders for a proposed material amendment to the Class A plan that would materially increase payments under the plan.
That approval must be by a "majority" (as defined in the Investment Company Act) of the shares of each Class, voting separately by class.

         While the plans are in effect, the Treasurer of each Fund shall provide separate written reports on the plans to the Board of Trustees at least quarterly for its review. The Reports shall detail the amount of all payments made under a plan and the purpose for which the payments were made. Those reports are subject to the review and approval of the Independent Trustees.

         Each plan states that while it is in effect, the selection and nomination of those Trustees of each Fund who are not "interested persons" of a Fund is committed to the discretion of the Independent Trustees. This does not prevent the involvement of others in the selection and nomination process as long as the final decision as to selection or nomination is approved by a majority of the Independent Trustees.

         Under the plan for a class, no payment will be made to any recipient in any quarter in which the aggregate net asset value of all Fund shares of that class held by the recipient for itself and its customers does not exceed a minimum amount, if any, that may be set from time to time by a majority of the Independent
Trustees. The Board of Trustees has set no minimum amount of assets to qualify for payments  under the plans.

         |X| Class A Service Plan Fees. Under the Class A service plan, the Distributor currently uses the fees it receives from the Fund to pay brokers, dealers and other financial institutions (they are referred to as
"recipients") for personal services and account maintenance services they provide for their customers who hold
Class A shares. The services include, among others, answering customer inquiries about the Funds, assisting in establishing and maintaining accounts in the Funds, making the Funds' investment plans available and providing other services at the request of the Funds or the Distributor. While the plan permits the Board to authorize payments to the Distributor to reimburse itself for services under the plan, the Board has not yet done so. The
Distributor makes payments to plan recipients quarterly at an annual rate not to exceed 0.25% of the average annual net assets consisting of Class A shares held in the accounts of the recipients or their customers.

         For the fiscal year ended November 30, 2001 (December 31, 2001 for the Mercury Advisors S&P 500 Index
Fund), payments under the Class A Plan paid by the Distributor to recipients and to an affiliate of the
Distributor were as follows:

--------------------------------------------------- ------------------ -----------------
                                                        Payments           Payments
Fund                                                  to Recipients    to an Affiliate
--------------------------------------------------- ------------------ -----------------
--------------------------------------------------- ------------------ -----------------
Mercury Advisors S&P 500 Index Fund                      $2,811              $48
--------------------------------------------------- ------------------ -----------------
--------------------------------------------------- ------------------ -----------------
Mercury Advisors Focus Growth Fund                       $731                $31
--------------------------------------------------- ------------------ -----------------
--------------------------------------------------- ------------------ -----------------
QM Active Balanced Fund                                  $3,945              $15
--------------------------------------------------- ------------------ -----------------
--------------------------------------------------- ------------------ -----------------
Jennison Growth Fund                                     $518                $7
--------------------------------------------------- ------------------ -----------------
--------------------------------------------------- ------------------ -----------------
Salomon Brothers Capital Fund                            $2,794              $244
--------------------------------------------------- ------------------ -----------------
--------------------------------------------------- ------------------ -----------------
Gartmore Millennium Growth Fund II                       $365                $70
--------------------------------------------------- ------------------ -----------------

         Any unreimbursed expenses the Distributor incurs with respect to Class A shares in any fiscal year cannot be recovered in subsequent years. The Distributor may not use payments received under the Class A Plan to pay any of its interest expenses, carrying charges, or other financial costs, or allocation of overhead.

         |X| Class B, Class C and Class N Service and Distribution Plan Fees. Under each plan, service fees and distribution fees are computed on the average of the net asset value of shares in the respective class, determined as of the close of each regular business day during the period. The Class B, Class C and Class N plans provide for the Distributor to be compensated at a flat rate, whether the Distributor's distribution expenses are more or less than the amounts paid by the Funds under the plan during the period for which the fee is paid. The types of services that recipients provide are similar to the services provided under the Class A service plan, described above.

         The Class B, Class C and Class N Plans permit the Distributor to retain both the asset-based sales charges and the service fees or to pay recipients the service fee on a quarterly basis, without payment in advance. However, the Distributor currently intends to pay the service fee to recipients in advance for the first year after the shares are purchased. After the first year shares are outstanding, the Distributor makes service fee payments quarterly on those shares. The advance payment is based on the net asset value of shares sold.
Shares purchased by exchange do not qualify for the advance service fee payment. If Class B, Class C or Class N shares are redeemed during the first year after their purchase, the recipient of the service fees on those shares will be obligated to repay the Distributor a pro rata portion of the advance payment of the service fee made on those shares.

         The Distributor retains the asset-based sales charge on Class B and Class N shares. The Distributor retains the asset-based sales charge on Class C shares during the first year the shares are outstanding. It pays the asset-based sales charge as an ongoing concession to the recipient on Class C shares outstanding for a year or more. If a dealer has a special agreement with the Distributor, the Distributor will pay the Class B, Class C and/or Class N service fee and the asset-based sales charge to the dealer quarterly in lieu of paying the sales concessions and service fee in advance at the time of purchase.

         The asset-based sales charges on Class B, Class C and Class N shares allow investors to buy shares without a front-end sales charge while allowing the Distributor to compensate dealers that sell those shares.
Each Fund pays the asset-based sales charges to the Distributor for its services rendered in distributing Class
B, Class C and Class N shares. The payments are made to the Distributor in recognition that the Distributor:

o        pays sales concessions to authorized brokers and dealers at the time of sale and pays service fees as described above,
o        may finance payment of sales concessions and/or the advance of the service fee payment to recipients under the plans, or may provide such financing from its own resources or from the resources of an affiliate,
o        employs personnel to support distribution of Class B, Class C and Class N shares, and
o        bears the costs of sales literature, advertising and prospectuses (other than those furnished to current shareholders) and state "blue sky" registration fees and certain other distribution expenses.
o        may not be able to adequately compensate dealers that sell Class B, Class C and Class N shares without receiving payment under the plans and therefore may not be able to offer such Classes for sale absent the plans,
o        receives payments under the plans consistent with the service fees and asset-based sales charges paid by other non-proprietary funds that charge 12b-1 fees,
o        may use the payments under the plan to include the Fund in various third-party distribution programs that may increase sales of Fund shares,
o        may experience increased difficulty selling the Fund's shares if payments under the plan are discontinued because most competitor funds have plans that pay dealers for rendering distribution services as much or more than the amounts currently being paid by the Fund, and
o        may not be able to continue providing, at the same or at a lesser cost, the same quality distribution sales efforts and services, or to obtain such services from brokers and dealers, if the plan payments were to be discontinued.

     When Class B, Class C or Class N shares are sold without the designation of a broker-dealer, the Distributor is automatically designated as the broker-dealer of record. In those cases, the
Distributor retains the service fee and asset-based sales charge paid on Class B, Class C and
Class N shares.

         All payments under the Class B, Class C and Class N plans are subject to the limitations imposed by the
Conduct Rules of the National Association of Securities Dealers, Inc. on payments of asset-based sales charges and service fees.

----------------------------------------------------------------------------------------------------------------------------
                      Distribution Fees Paid to the Distributor in the Fiscal Period Ended 11/30/01*
----------------------------------------------------------------------------------------------------------------------------
------------------------------------------ --------------- ------------ -------------- ------------------ ------------------
                                                                                       Distributor's      Distributor's
                                                           Total        Amount         Aggregate          Unreimbursed
                                                           Payments     Retained       Unreimbursed       Expenses as %
                                                           Under        By             Expenses           of Net Assets
Fund                                       Class Plan      Plan         Distributor    Under Plan         of Class
------------------------------------------ --------------- ------------ -------------- ------------------ ------------------
------------------------------------------ --------------- ------------ -------------- ------------------ ------------------
Mercury Advisors S&P 500 Index Fund        Class B Plan    $4,059       $3,6261        $38,162            3.21%

------------------------------------------ --------------- ------------ -------------- ------------------ ------------------
------------------------------------------ --------------- ------------ -------------- ------------------ ------------------
                                           Class C Plan    $4,332       $4,090         $32,451            2.08%
------------------------------------------ --------------- ------------ -------------- ------------------ ------------------
------------------------------------------ --------------- ------------ -------------- ------------------ ------------------
                                           Class N Plan    $5,908       $5,951         $114,055           2.27%
------------------------------------------ --------------- ------------ -------------- ------------------ ------------------
------------------------------------------ --------------- ------------ -------------- ------------------ ------------------
Mercury Advisors Focus Growth Fund         Class B Plan    $2,385       $1,821         $3,060             0.46%

------------------------------------------ --------------- ------------ -------------- ------------------ ------------------
------------------------------------------ --------------- ------------ -------------- ------------------ ------------------
                                           Class C Plan    $888         $570           $9,640             3.21%
------------------------------------------ --------------- ------------ -------------- ------------------ ------------------
------------------------------------------ --------------- ------------ -------------- ------------------ ------------------
                                           Class N Plan    $2           $1             None               None
------------------------------------------ --------------- ------------ -------------- ------------------ ------------------
------------------------------------------ --------------- ------------ -------------- ------------------ ------------------
QM Active Balanced Fund                    Class B Plan    $254         $227           $4,164             4.16%

------------------------------------------ --------------- ------------ -------------- ------------------ ------------------
------------------------------------------ --------------- ------------ -------------- ------------------ ------------------
                                           Class C Plan    $529         $458           $4,688             1.29%
------------------------------------------ --------------- ------------ -------------- ------------------ ------------------
------------------------------------------ --------------- ------------ -------------- ------------------ ------------------
                                           Class N Plan    $92          $92            $1,978             5.20%
------------------------------------------ --------------- ------------ -------------- ------------------ ------------------
------------------------------------------ --------------- ------------ -------------- ------------------ ------------------
Jennison Growth Fund                       Class B Plan    $1,736       $1,553         $19,415            5.49%

------------------------------------------ --------------- ------------ -------------- ------------------ ------------------
------------------------------------------ --------------- ------------ -------------- ------------------ ------------------
                                           Class C Plan    $1,803       $1,6362        $8,660             0.89%
------------------------------------------ --------------- ------------ -------------- ------------------ ------------------
------------------------------------------ --------------- ------------ -------------- ------------------ ------------------
                                           Class N Plan    $456         $395           $10,955            3.03%
------------------------------------------ --------------- ------------ -------------- ------------------ ------------------
------------------------------------------ --------------- ------------ -------------- ------------------ ------------------
Salomon Brothers Capital Fund              Class B Plan    $8,423       $7,1923        $67,650            3.27%

------------------------------------------ --------------- ------------ -------------- ------------------ ------------------
------------------------------------------ --------------- ------------ -------------- ------------------ ------------------
                                           Class C Plan    $11,162      $6,674         $38,048            1.02%
------------------------------------------ --------------- ------------ -------------- ------------------ ------------------
------------------------------------------ --------------- ------------ -------------- ------------------ ------------------
                                           Class N Plan    $588         $170           $8,796             1.33%
------------------------------------------ --------------- ------------ -------------- ------------------ ------------------
------------------------------------------ --------------- ------------ -------------- ------------------ ------------------
Gartmore Millennium Growth                 Class B Plan    $931         $733           $8,474             8.92%
Fund II

------------------------------------------ --------------- ------------ -------------- ------------------ ------------------
------------------------------------------ --------------- ------------ -------------- ------------------ ------------------
                                           Class C Plan    $315         $253           $4,484             3.93%
------------------------------------------ --------------- ------------ -------------- ------------------ ------------------
------------------------------------------ --------------- ------------ -------------- ------------------ ------------------
                                           Class N Plan    $34          $21            $1,043             3.32%
------------------------------------------ --------------- ------------ -------------- ------------------ ------------------
*For Mercury Advisors S&P 500 Index Fund this information is for the fiscal period ended 12/31/01.
1. Includes $13 paid to an affiliate of the Distributor's parent company.
2. Includes $6 paid to an affiliate of the Distributor's parent company.
3. Includes $6 paid to an affiliate of the Distributor's parent company.

Performance of the Funds

Explanation of Performance Terminology. Each Fund uses a variety of terms to illustrate its investment performance. Those terms include "cumulative total return," "average annual total return," "average annual total return at net asset value" and "total return at net asset value."  An explanation of how total returns are calculated is set forth below. You can obtain current performance information by calling the Funds' Transfer
Agent at 1.800.525.7048 or by visiting the OppenheimerFunds Internet web site at www.oppenheimerfunds.com.

         Each Fund's illustrations of its performance data in advertisements must comply with rules of the
Securities and Exchange Commission. Those rules describe the types of performance data that may be used and how it is to be calculated. In general, any advertisement by a Fund of its performance data must include the average annual total returns for the advertised class of shares of the Fund. Those returns must be shown for the 1-, 5-
and 10-year periods (or the life of the class, if less) ending as of the most recently ended calendar quarter prior to the publication of the advertisement (or its submission for publication).

         Use of standardized performance calculations enables an investor to compare a Fund's performance to the performance of other funds for the same periods. However, a number of factors should be considered before using a
Fund's performance information as a basis for comparison with other investments:

         |_| Total returns measure the performance of a hypothetical account in a Fund over various periods and do not show the performance of each shareholder's account. Your account's performance will vary from the model performance data if your dividends are received in cash, or you buy or sell shares during the period, or you bought your shares at a different time and price than the shares used in the model.

         |_| A Fund's performance returns do no reflect the effect of taxes on dividends and capital gains distributions.

         |_| An investment in a Fund is not insured by the FDIC or any other government agency.

         |_| The principal value of a Fund's shares and total returns are not guaranteed and normally will fluctuate on a daily basis.

         |_| When an investor's shares are redeemed, they may be worth more or less than their original cost.

         |_| Total returns for any given past period represent historical performance information and are not, and should not be considered, a prediction of future returns.

         The performance of each class of shares is shown separately, because the performance of each class of shares will usually be different. That is because of the different kinds of expenses each class bears. The total returns of each class of shares of a Fund are affected by market conditions, the quality of the Fund's investments, the maturity of debt investments, the types of investments the Fund holds, and its operating expenses that are allocated to the particular class.

         |X| Total Return Information. There are different types of "total returns" to measure a Fund's performance. Total return is the change in value of a hypothetical investment in a Fund over a given period, assuming that all dividends and capital gains distributions are reinvested in additional shares and that the investment is redeemed at the end of the period. Because of differences in expenses for each class of shares, the total returns for each class are separately measured. The cumulative total return measures the change in value over the entire period (for example, ten (10) years). An average annual total return shows the average rate of return for each year in a period that would produce the cumulative total return over the entire period. However, average annual total returns do not show actual year-by-year performance. A Fund uses standardized calculations for its total returns as prescribed by the SEC. The methodology is discussed below.

         In calculating total returns for Class A shares, the current maximum sales charge of 5.75% (as a percentage of the offering price) is deducted from the initial investment ("P") (unless the return is shown without sales charge, as described below). For Class B shares, payment of the applicable contingent deferred sales charge is applied, depending on the period for which the return is shown: 5.0% in the first year, 4.0% in the second year, 3.0% in the third and fourth years, 2.0% in the fifth year, 1.0% in the sixth year and none thereafter. For Class C shares, the 1% contingent deferred sales charge is deducted for returns for the 1-year period. For Class N shares, the 1% contingent deferred sales charge is deducted for returns for the life-of-class periods as applicable. There is no sales charge on Class Y shares.

                  |_| Average Annual Total Return. The "average annual total return" of each class is an average annual compounded rate of return for each year in a specified number of years. It is the rate of return based on the change in value of a hypothetical initial investment of $1,000 ("P" in the formula below) held for a number of years ("n" in the formula) to achieve an Ending Redeemable Value ("ERV" in the formula) of that investment, according to the following formula:

                                                 [OBJECT OMITTED]

                  |_| Cumulative Total Return. The "cumulative total return" calculation measures the change in value of a hypothetical investment of $1,000 over an entire period of years. Its calculation uses some of the same factors as average annual total return, but it does not average the rate of return on an annual basis.
Cumulative total return is determined as follows:

                                                 [OBJECT OMITTED]

                  |_| Total Returns at Net Asset Value. From time to time a Fund may also quote a cumulative or an average annual total return "at net asset value" (without deducting sales charges) for Class A, Class B, Class
C or Class N shares. There is no sales charge on Class Y shares. Each is based on the difference in net asset value per share at the beginning and the end of the period for a hypothetical investment in that class of shares
(without considering front-end or contingent deferred sales charges) and takes into consideration the reinvestment of dividends and capital gains distributions.

-------------------------------------------------------------------------------------------------------------------------
                                The Funds' Total Returns for the Periods Ended 11/30/01*
-------------------------------------------------------------------------------------------------------------------------
-------------------- ---------- ----------------------- -----------------------------------------------------------------
                       Class          Cumulative                          Average Annual Total Returns

                        of
                      Shares        Total Returns
                                     (10 years or
Fund                                Life of Class)
-------------------- ---------- ----------------------- -----------------------------------------------------------------
-------------------- ---------- ----------------------- --------------------- --------------------- ---------------------
                                                               1-Year                5-Year               10-Year
                                                                               (or life-of-class)    (or life-of-class)
-------------------- ---------- ----------------------- --------------------- --------------------- ---------------------
-------------------- ---------- ----------- ----------- ---------- ---------- ---------- ---------- ---------- ----------
                                After       Without     After      Without    After      Without    After      Without
                                Sales       Sales       Sales      Sales      Sales      Sales      Sales      Sales
                                Charge      Charge      Charge     Charge     Charge     Charge     Charge     Charge
-------------------- ---------- ----------- ----------- ---------- ---------- ---------- ---------- ---------- ----------
-------------------- ---------- ----------- ----------- ---------- ---------- ---------- ---------- ---------- ----------
Mercury Advisors     Class A    -16.59%1    -11.50%1    N/A        N/A        N/A        N/A        N/A        N/A
S&P 500 Index
Fund
-------------------- ---------- ----------- ----------- ---------- ---------- ---------- ---------- ---------- ----------
-------------------- ---------- ----------- ----------- ---------- ---------- ---------- ---------- ---------- ----------
                     Class B    -16.40%2    -12.00%2    N/A        N/A        N/A        N/A        N/A        N/A
-------------------- ---------- ----------- ----------- ---------- ---------- ---------- ---------- ---------- ----------
-------------------- ---------- ----------- ----------- ---------- ---------- ---------- ---------- ---------- ----------
                     Class C    -12.98%3    -12.10%3    N/A        N/A        N/A        N/A        N/A        N/A
-------------------- ---------- ----------- ----------- ---------- ---------- ---------- ---------- ---------- ----------
-------------------- ---------- ----------- ----------- ---------- ---------- ---------- ---------- ---------- ----------
                     Class N    -8.47%4     -7.55%4     N/A        N/A        N/A        N/A        N/A        N/A
-------------------- ---------- ----------- ----------- ---------- ---------- ---------- ---------- ---------- ----------
-------------------- ---------- ----------- ----------- ---------- ---------- ---------- ---------- ---------- ----------
                     Class Y    -11.00%5    -11.00%5    N/A        N/A        N/A        N/A        N/A        N/A
-------------------- ---------- ----------- ----------- ---------- ---------- ---------- ---------- ---------- ----------
-------------------- ---------- ----------- ----------- ---------- ---------- ---------- ---------- ---------- ----------
Mercury Advisors     Class A    -62.77%1    -60.50%1    N/A        N/A        N/A        N/A        N/A        N/A
Focus Growth
Fund
-------------------- ---------- ----------- ----------- ---------- ---------- ---------- ---------- ---------- ----------
-------------------- ---------- ----------- ----------- ---------- ---------- ---------- ---------- ---------- ----------
                     Class B    -62.76%2    -60.80%2    N/A        N/A        N/A        N/A        N/A        N/A
-------------------- ---------- ----------- ----------- ---------- ---------- ---------- ---------- ---------- ----------
-------------------- ---------- ----------- ----------- ---------- ---------- ---------- ---------- ---------- ----------
                     Class C    -61.19%3    -60.80%3    N/A        N/A        N/A        N/A        N/A        N/A
-------------------- ---------- ----------- ----------- ---------- ---------- ---------- ---------- ---------- ----------
-------------------- ---------- ----------- ----------- ---------- ---------- ---------- ---------- ---------- ----------
                     Class N    -52.89%4    -52.42%4    N/A        N/A        N/A        N/A        N/A        N/A
-------------------- ---------- ----------- ----------- ---------- ---------- ---------- ---------- ---------- ----------
-------------------- ---------- ----------- ----------- ---------- ---------- ---------- ---------- ---------- ----------
                     Class Y    -60.40%5    -60.40%5    N/A        N/A        N/A        N/A        N/A        N/A
-------------------- ---------- ----------- ----------- ---------- ---------- ---------- ---------- ---------- ----------
-------------------- ---------- ----------- ----------- ---------- ---------- ---------- ---------- ---------- ----------
QM Active            Class A    -11.03%1    -5.60%1     N/A        N/A        N/A        N/A        N/A        N/A
Balanced
Fund
-------------------- ---------- ----------- ----------- ---------- ---------- ---------- ---------- ---------- ----------
-------------------- ---------- ----------- ----------- ---------- ---------- ---------- ---------- ---------- ----------
                     Class B    -10.99%2    -6.30%2     N/A        N/A        N/A        N/A        N/A        N/A
-------------------- ---------- ----------- ----------- ---------- ---------- ---------- ---------- ---------- ----------
-------------------- ---------- ----------- ----------- ---------- ---------- ---------- ---------- ---------- ----------
                     Class C    -7.14%3     -6.20%3     N/A        N/A        N/A        N/A        N/A        N/A
-------------------- ---------- ----------- ----------- ---------- ---------- ---------- ---------- ---------- ----------
-------------------- ---------- ----------- ----------- ---------- ---------- ---------- ---------- ---------- ----------
                     Class N    -4.45%4     -3.49%4     N/A        N/A        N/A        N/A        N/A        N/A
-------------------- ---------- ----------- ----------- ---------- ---------- ---------- ---------- ---------- ----------
-------------------- ---------- ----------- ----------- ---------- ---------- ---------- ---------- ---------- ----------
                     Class Y    -5.40%5     -5.40%5     N/A        N/A        N/A        N/A        N/A        N/A
-------------------- ---------- ----------- ----------- ---------- ---------- ---------- ---------- ---------- ----------
-------------------- ---------- ----------- ----------- ---------- ---------- ---------- ---------- ---------- ----------
Jennison             Class A    -19.32%1    -14.40%1    N/A        N/A        N/A        N/A        N/A        N/A
Growth Fund
-------------------- ---------- ----------- ----------- ---------- ---------- ---------- ---------- ---------- ----------
-------------------- ---------- ----------- ----------- ---------- ---------- ---------- ---------- ---------- ----------
                     Class B    -19.25%2    -15.00%2    N/A        N/A        N/A        N/A        N/A        N/A
-------------------- ---------- ----------- ----------- ---------- ---------- ---------- ---------- ---------- ----------
-------------------- ---------- ----------- ----------- ---------- ---------- ---------- ---------- ---------- ----------
                     Class C    -15.95%3    -15.10%3    N/A        N/A        N/A        N/A        N/A        N/A
-------------------- ---------- ----------- ----------- ---------- ---------- ---------- ---------- ---------- ----------
-------------------- ---------- ----------- ----------- ---------- ---------- ---------- ---------- ---------- ----------
                     Class N    -10.74%4    -9.84%4     N/A        N/A        N/A        N/A        N/A        N/A
-------------------- ---------- ----------- ----------- ---------- ---------- ---------- ---------- ---------- ----------
-------------------- ---------- ----------- ----------- ---------- ---------- ---------- ---------- ---------- ----------
                     Class Y    -14.30%5    -14.30%5    N/A        N/A        N/A        N/A        N/A        N/A
-------------------- ---------- ----------- ----------- ---------- ---------- ---------- ---------- ---------- ----------
-------------------- ---------- ----------- ----------- ---------- ---------- ---------- ---------- ---------- ----------
Salomon Brothers     Class A    -12.82%1    -7.50%1     N/A        N/A        N/A        N/A        N/A        N/A
Capital Fund
-------------------- ---------- ----------- ----------- ---------- ---------- ---------- ---------- ---------- ----------
-------------------- ---------- ----------- ----------- ---------- ---------- ---------- ---------- ---------- ----------
                     Class B    -12.79%2    -8.20%2     N/A        N/A        N/A        N/A        N/A        N/A
-------------------- ---------- ----------- ----------- ---------- ---------- ---------- ---------- ---------- ----------
-------------------- ---------- ----------- ----------- ---------- ---------- ---------- ---------- ---------- ----------
                     Class C    -9.12%3     -8.20%3     N/A        N/A        N/A        N/A        N/A        N/A
-------------------- ---------- ----------- ----------- ---------- ---------- ---------- ---------- ---------- ----------
-------------------- ---------- ----------- ----------- ---------- ---------- ---------- ---------- ---------- ----------
                     Class N    -7.34%4     -6.40%4     N/A        N/A        N/A        N/A        N/A        N/A
-------------------- ---------- ----------- ----------- ---------- ---------- ---------- ---------- ---------- ----------
-------------------- ---------- ----------- ----------- ---------- ---------- ---------- ---------- ---------- ----------
                     Class Y    -7.40%5     -7.40%5     N/A        N/A        N/A        N/A        N/A        N/A
-------------------- ---------- ----------- ----------- ---------- ---------- ---------- ---------- ---------- ----------
-------------------- ---------- ----------- ----------- ---------- ---------- ---------- ---------- ---------- ----------
Gartmore             Class A    -28.75%1    -24.40%1    N/A        N/A        N/A        N/A        N/A        N/A
Millennium
Growth Fund
-------------------- ---------- ----------- ----------- ---------- ---------- ---------- ---------- ---------- ----------
-------------------- ---------- ----------- ----------- ---------- ---------- ---------- ---------- ---------- ----------
                     Class B    -28.66%2    -24.90%2    N/A        N/A        N/A        N/A        N/A        N/A
-------------------- ---------- ----------- ----------- ---------- ---------- ---------- ---------- ---------- ----------
-------------------- ---------- ----------- ----------- ---------- ---------- ---------- ---------- ---------- ----------
                     Class C    -25.65%3    -24.90%3    N/A        N/A        N/A        N/A        N/A        N/A
-------------------- ---------- ----------- ----------- ---------- ---------- ---------- ---------- ---------- ----------
-------------------- ---------- ----------- ----------- ---------- ---------- ---------- ---------- ---------- ----------
                     Class N    -17.72%4    -16.89%4    N/A        N/A        N/A        N/A        N/A        N/A
-------------------- ---------- ----------- ----------- ---------- ---------- ---------- ---------- ---------- ----------
-------------------- ---------- ----------- ----------- ---------- ---------- ---------- ---------- ---------- ----------
                     Class Y    -24.30%5    -24.30%5    N/A        N/A        N/A        N/A        N/A        N/A
-------------------- ---------- ----------- ----------- ---------- ---------- ---------- ---------- ---------- ----------
*For Mercury Advisors S&P 500 Index Fund, this is information is for the periods ended 12/31/01.
1. Inception:  2/16/01
2. Inception:  2/16/01
3. Inception:  2/16/01
4. Inception:  3/1/01
5. Inception:  2/16/01

Other Performance Comparisons. Each Fund compares its performance annually to that of an appropriate broadly-based market index in its Annual Report to shareholders. You can obtain that information by contacting the Transfer Agent at the addresses or telephone numbers shown on the cover of this Statement of Additional
Information. Each Fund may also compare its performance to that of other investments, including other mutual funds, or use rankings of its performance by independent ranking entities. Examples of these performance comparisons are set forth below.

         |X| Lipper Rankings. From time to time a Fund may publish the ranking of the performance of its classes of shares by Lipper, Inc ("Lipper"). Lipper is a widely-recognized independent mutual fund monitoring service.
Lipper monitors the performance of regulated investment companies, including the Funds, and ranks their performance for various periods based on categories relating to investment objectives. Lipper currently ranks (i)
the performance of the OSM - Jennison Growth Fund and the OSM - Mercury Advisors Focus Growth Fund against all other large cap growth funds, (ii) the performance of the OSM - Mercury Advisors S&P 500 Index Fund against all other S&P 500 Index objective funds, (iii) the performance of the OSM - QM Active Balanced Fund against all other balanced funds, (iv) the performance of the OSM - Salomon Brothers Capital Fund against all other multi-cap value funds, and (v) the performance of the OSM - Gartmore Millennium Growth Fund II against all other mid cap core funds. The Lipper performance rankings are based on total returns that include the reinvestment of capital gain distributions and income dividends but do not take sales charges or taxes into consideration. Lipper also publishes "peer-group" indices of the performance of all mutual funds in a category that it monitors and averages of the performance of the funds in particular categories.

         |X| Morningstar Rankings. From time to time a Fund may publish the star ranking of the performance of its classes of shares by Morningstar, Inc. ("Morningstar"), an independent mutual fund monitoring service.
Morningstar ranks mutual funds in broad investment categories: domestic stock funds, international stock funds, taxable bond funds and municipal bond funds. Each Fund is ranked among domestic stock funds.

         Morningstar proprietary star rankings reflect historical risk-adjusted total investment return. For each fund with at least a three-year history, Morningstar calculates a Morningstar RatingTM metric each month by subtracting the return on a 90-day U.S. Treasury Bill from the fund's load-adjusted return for the same period, and then adjusting this excess return for risk. The top 10% of funds in each broad asset class receive 5 stars, the next 22.5% receive 4 stars, the next 35% receive 3 stars, the next 22.5% receive 2 stars and the bottom 10%
receive 1 star. The Overall Morningstar Rating for a fund is derived from a weighted average of the performance figures associated with its three-, five- and ten-year (if applicable) Morningstar Ratings metrics.

         A Fund may also compare its performance to that of other funds in its Morningstar category. In addition to its star rankings, Morningstar also categorizes and compares a fund's 3-year performance based on
Morningstar's classification of the fund's investments and investment style, rather than how a fund defines its investment objective. Morningstar's four broad categories (domestic equity, international equity, municipal bond and taxable bond) are each further subdivided into categories based on types of investments and investment styles. Those comparisons by Morningstar are based on the same risk and return measurements as its star rankings but do not consider the effect of sales charges.

         |X| Performance Rankings and Comparisons by Other Entities and Publications. From time to time a Fund may include in its advertisements and sales literature performance information about the Fund cited in newspapers and other periodicals such as The New York Times, The Wall Street Journal, Barron's, or similar publications.
That information may include performance quotations from other sources, including Lipper and Morningstar. The performance of a Fund's classes of shares may be compared in publications to the performance of various market indices or other investments, and averages, performance rankings or other benchmarks prepared by recognized mutual fund statistical services.

         From time to time, a Fund may publish rankings or ratings of the Manager or Transfer Agent, and of the investor services provided by them to shareholders of the Oppenheimer funds, other than performance rankings of the Oppenheimer funds themselves. Those ratings or rankings of shareholder and investor services by third parties may include comparisons of their services to those provided by other mutual fund families selected by the rating or ranking services. They may be based upon the opinions of the rating or ranking service itself, using its research or judgment, or based upon surveys of investors, brokers, shareholders or others.

          From time to time the Fund may include in its advertisements and sales literature the total return performance of a hypothetical investment account that includes shares of the fund and other Oppenheimer funds.
The combined account may be part of an illustration of an asset allocation model or similar presentation. The account performance may combine total return performance of the fund and the total return performance of other
Oppenheimer funds included in the account. Additionally, from time to time, the Fund's advertisements and sales literature may include, for illustrative or comparative purposes, statistical data or other information about general or specific market and economic conditions. That may include, for example,
o        information about the performance of certain securities or commodities markets or segments of those markets,
o        information about the performance of the economies of particular countries or regions,
o        the earnings of companies included in segments of particular industries, sectors, securities markets, countries or regions,
o        the availability of different types of securities or offerings of securities,
o        information relating to the gross national or gross domestic product of the United States or other countries or regions,
o        comparisons of various market sectors or indices to demonstrate performance, risk, or other characteristics of the Fund.

ABOUT YOUR ACCOUNT

How to Buy Shares

         Additional information is presented below about the methods that can be used to buy shares of a Fund.
Appendix C contains more information about the special sales charge arrangements offered by a Fund, and the circumstances in which sales charges may be reduced or waived for certain classes of investors.

AccountLink. When shares are purchased through AccountLink, each purchase must be at least $25. Shares will be purchased on the regular business day the Distributor is instructed to initiate the Automated Clearing House
("ACH") transfer to buy the shares. Dividends will begin to accrue on shares purchased with the proceeds of ACH transfers on the business day the Fund receives Federal Funds for the purchase through the ACH system before the close of The New York Stock Exchange. The Exchange normally closes at 4:00 P.M., but may close earlier on certain days. If Federal Funds are received on a business day after the close of the Exchange, the shares will be purchased and dividends will begin to accrue on the next regular business day. The proceeds of ACH transfers are normally received by the Fund 3 days after the transfers are initiated. If the proceeds of the ACH transfer are not received on a timely basis, the Distributor reserves the right to cancel the purchase order. The Distributor and the Funds are not responsible for any delays in purchasing shares resulting from delays in ACH transmissions.

Reduced Sales Charges. As discussed in the Prospectus, a reduced sales charge rate may be obtained for Class A shares under Right of Accumulation and Letters of Intent because of the economies of sales efforts and reduction in expenses realized by the Distributor, dealers and brokers making such sales. No sales charge is imposed in certain other circumstances described in Appendix C to this Statement of Additional Information because the
Distributor or dealer or broker incurs little or no selling expenses.

         |X| Right of Accumulation. To qualify for the lower sales charge rates that apply to larger purchases of
Class A shares and Class B shares, you and your spouse can add together:
             |_|Class A and Class B shares you purchase for your individual accounts (including IRAs and 403(b)
                plans), or for your joint accounts, or for trust or custodial accounts on behalf of your children who are minors, and
|_|      current purchases of Class A and Class B shares of a Fund and other Oppenheimer funds to reduce the sales charge rate that applies to current purchases of Class A shares, and
|_|      Class A and Class B shares of Oppenheimer funds you previously purchased subject to an initial or contingent deferred sales charge to reduce the sales charge rate for current purchases of Class A shares, provided that you still hold your investment in one of the Oppenheimer funds.

         A fiduciary can count all shares purchased for a trust, estate or other fiduciary account (including one or more employee benefit plans of the same employer) that has multiple accounts. The Distributor will add the value, at current offering price, of the shares you previously purchased and currently own to the value of current purchases to determine the sales charge rate that applies. The reduced sales charge will apply only to current purchases. You must request it when you buy shares.

         |X| The Oppenheimer Funds. The Oppenheimer funds are those mutual funds for which the Distributor acts as the distributor or the sub-distributor and currently include the following:

Oppenheimer Bond Fund                                         Oppenheimer Municipal Bond Fund
Oppenheimer California Municipal Fund                         Oppenheimer New York Municipal Fund
Oppenheimer Capital Appreciation Fund                         Oppenheimer New Jersey Municipal Fund
Oppenheimer Capital Preservation Fund                         Oppenheimer Pennsylvania Municipal Fund
Oppenheimer Capital Income Fund                               Oppenheimer Quest Balanced Value Fund
Oppenheimer Champion Income Fund                              Oppenheimer Quest Capital Value Fund, Inc.
Oppenheimer Concentrated Growth Fund                          Oppenheimer Quest Global Value Fund, Inc.
Oppenheimer Convertible Securities Fund                       Oppenheimer Quest Opportunity Value Fund
Oppenheimer Developing Markets Fund                           Oppenheimer Quest Value Fund, Inc.
Oppenheimer Disciplined Allocation Fund                       Oppenheimer Real Asset Fund
Oppenheimer Discovery Fund                                    Oppenheimer Real Estate Fund
Oppenheimer Emerging Growth Fund                              Oppenheimer Rochester National Municipals
Oppenheimer Emerging Technologies Fund                        Oppenheimer Senior Floating Rate Fund
Oppenheimer Enterprise Fund                                   Oppenheimer Small Cap Value Fund
Oppenheimer Europe Fund                                       Oppenheimer Special Value Fund
Oppenheimer Global Fund                                       Oppenheimer Strategic Income Fund
Oppenheimer Global Growth & Income Fund                       Oppenheimer Total Return Fund, Inc.
Oppenheimer Gold & Special Minerals Fund                      Oppenheimer Trinity Core Fund
Oppenheimer Growth Fund                                       Oppenheimer Trinity Large Cap Growth Fund
Oppenheimer High Yield Fund                                   Oppenheimer Trinity Value Fund
Oppenheimer Intermediate Municipal Fund                       Oppenheimer U.S. Government Trust
Oppenheimer International Bond Fund                           Oppenheimer Value Fund
Oppenheimer International Growth Fund                         Limited-Term New York Municipal Fund
Oppenheimer International Small Company Fund                  Rochester Fund Municipals
Oppenheimer Limited-Term Government Fund                      OSM1- Gartmore Millennium Growth Fund II
Oppenheimer Main Street Growth & Income Fund                  OSM1 - Jennison Growth Fund
Oppenheimer Main Street Opportunity Fund                      OSM1 - Mercury Advisors S&P 500 Index Fund
Oppenheimer Main Street Small Cap Fund                        OSM1 - Mercury Advisors Focus Growth Fund
Oppenheimer MidCap Fund                                       OSM1 - QM Active Balanced Fund
Oppenheimer Multiple Strategies Fund                          OSM1 - Salomon Brothers Capital Fund

And the following money market funds:

Centennial America Fund, L. P.                                Centennial New York Tax Exempt Trust
Centennial California Tax Exempt Trust                        Centennial Tax Exempt Trust
Centennial Government Trust                                   Oppenheimer Cash Reserves
Centennial Money Market Trust                                 Oppenheimer Money Market Fund, Inc.

1"OSM" is Oppenheimer Select Managers

         There is an initial sales charge on the purchase of Class A shares of each of the Oppenheimer funds except the money market funds. Under certain circumstances described in this Statement of Additional Information, redemption proceeds of certain money market fund shares may be subject to a contingent deferred sales charge.

         |X| Letters of Intent. Under a Letter of Intent, if you purchase Class A shares or Class A and Class B shares of a Fund and other Oppenheimer funds during a thirteen (13) month period, you can reduce the sales charge rate that applies to your purchases of Class A shares. The total amount of your intended purchases of both Class
A and Class B shares will determine the reduced sales charge rate for the Class A shares purchased during that period. You can include purchases made up to ninety (90) days before the date of the Letter.

         A Letter of Intent is an investor's statement in writing to the Distributor of the intention to purchase
Class A shares or Class A and Class B shares of a Fund (and other Oppenheimer funds) during a  thirteen (13)
month period (the "Letter of Intent period"). At the investor's request, this may include purchases made up to ninety (90) days prior to the date of the Letter. The Letter states the investor's intention to make the aggregate amount of purchases of shares which, when added to the investor's holdings of shares of those funds, will equal or exceed the amount specified in the Letter. Purchases made by reinvestment of dividends or distributions of capital gains and purchases made at net asset value without sales charge do not count toward satisfying the amount of the Letter.

         A Letter enables an investor to count the Class A and Class B shares purchased under the Letter to obtain the reduced sales charge rate on purchases of Class A shares of a Fund (and other Oppenheimer funds) that applies under the Right of Accumulation to current purchases of Class A shares. Each purchase of Class A shares under the Letter will be made at the offering price (including the sales charge) that applies to a single lump-sum purchase of shares in the amount intended to be purchased under the Letter.

         In submitting a Letter, the investor makes no commitment to purchase shares. However, if the investor's purchases of shares within the Letter of Intent period, when added to the value (at offering price) of the investor's holdings of shares on the last day of that period, do not equal or exceed the intended purchase amount, the investor agrees to pay the additional amount of sales charge applicable to such purchases. That amount is described in "Terms of Escrow," below (those terms may be amended by the Distributor from time to time). The investor agrees that shares equal in value to 5% of the intended purchase amount will be held in escrow by the Transfer Agent subject to the Terms of Escrow. Also, the investor agrees to be bound by the terms of the Prospectus, this Statement of Additional Information and the Application used for a Letter of Intent. If those terms are amended, as they may be from time to time by a Fund, the investor agrees to be bound by the amended terms and that those amendments will apply automatically to existing Letters of Intent.

         If the total eligible purchases made during the Letter of Intent period do not equal or exceed the intended purchase amount, the commissions previously paid to the dealer of record for the account and the amount of sales charge retained by the Distributor will be adjusted to the rates applicable to actual total purchases.
If total eligible purchases during the Letter of Intent period exceed the intended purchase amount and exceed the amount needed to qualify for the next sales charge rate reduction set forth in the Prospectus, the sales charges paid will be adjusted to the lower rate. That adjustment will be made only if and when the dealer returns to the
Distributor the excess of the amount of commissions allowed or paid to the dealer over the amount of commissions that apply to the actual amount of purchases. The excess commissions returned to the Distributor will be used to purchase additional shares for the investor's account at the net asset value per share in effect on the date of such purchase, promptly after the Distributor's receipt thereof.

         The Transfer Agent will not hold shares in escrow for purchases of shares of a Fund and other
Oppenheimer funds by OppenheimerFunds prototype 401(k) plans under a Letter of Intent. If the intended purchase amount under a Letter of Intent entered into by an OppenheimerFunds prototype 401(k) plan is not purchased by the plan by the end of the Letter of Intent period, there will be no adjustment of commissions paid to the broker-dealer or financial institution of record for accounts held in the name of that plan.

         In determining the total amount of purchases made under a Letter, shares redeemed by the investor prior to the termination of the Letter of Intent period will be deducted. It is the responsibility of the dealer of record and/or the investor to advise the Distributor about the Letter in placing any purchase orders for the investor during the Letter of Intent period. All of such purchases must be made through the Distributor.

         Terms of Escrow That Apply to Letters of Intent.

         1. Out of the initial purchase (or subsequent purchases if necessary) made pursuant to a Letter, shares of a Fund equal in value up to 5% of the intended purchase amount specified in the Letter shall be held in escrow by the Transfer Agent. For example, if the intended purchase amount is $50,000, the escrow shall be shares valued in the amount of $2,500 (computed at the offering price adjusted for a $50,000 purchase). Any dividends and capital gains distributions on the escrowed shares will be credited to the investor's account

         2. If the total minimum investment specified under the Letter is completed within the thirteen-month
Letter of Intent period, the escrowed shares will be promptly released to the investor

         3. If, at the end of the thirteen-month Letter of Intent period the total purchases pursuant to the
Letter are less than the intended purchase amount specified in the Letter, the investor must remit to the
Distributor an amount equal to the difference between the dollar amount of sales charges actually paid and the amount of sales charges which would have been paid if the total amount purchased had been made at a single time.
That sales charge adjustment will apply to any shares redeemed prior to the completion of the Letter. If the difference in sales charges is not paid within twenty days after a request from the Distributor or the dealer, the Distributor will, within sixty (60) days of the expiration of the Letter, redeem the number of escrowed shares necessary to realize such difference in sales charges. Full and fractional shares remaining after such redemption will be released from escrow. If a request is received to redeem escrowed shares prior to the payment of such additional sales charge, the sales charge will be withheld from the redemption proceeds.

         4. By signing the Letter, the investor irrevocably constitutes and appoints the Transfer Agent as attorney-in-fact to surrender for redemption any or all escrowed shares.

         5. The shares eligible for purchase under the Letter (or the holding of which may be counted toward completion of a Letter) include:
(a)      Class A shares sold with a front-end sales charge or subject to a Class A contingent deferred sales charge,
(b)      Class B shares of other Oppenheimer funds acquired subject to a contingent deferred sales charge, and
(c)      Class A or Class B shares acquired by exchange of either (1) Class A shares of one of the other
                 Oppenheimer funds that were acquired subject to a Class A initial or contingent deferred sales charge or (2) Class B shares of one of the other Oppenheimer funds that were acquired subject to a contingent deferred sales charge.

6.       Shares held in escrow hereunder will automatically be exchanged for shares of another fund to which an exchange is requested, as described in the section of the Prospectus entitled "How to Exchange
Shares" and the escrow will be transferred to that other fund.

Asset Builder Plans. To establish an Asset Builder Plan to buy shares directly from a bank account, you must enclose a check (the minimum is $25) for the initial purchase with your application. Shares purchased by Asset
Builder Plan payments from bank accounts are subject to the redemption restrictions for recent purchases described in the Prospectus. Asset Builder Plans are available only if your bank is an ACH member. Asset Builder
Plans may not be used to buy shares for OppenheimerFunds employer-sponsored qualified retirement accounts. Asset
Builder Plans also enable shareholders of Oppenheimer Cash Reserves to use their fund account to make monthly automatic purchases of shares of up to four other Oppenheimer funds.

         If you make payments from your bank account to purchase shares of a Fund, your bank account will be debited automatically. Normally the debit will be made two (2) business days prior to the investment dates selected in the Application. Neither the Distributor, the Transfer Agent nor the Fund shall be responsible for any delays in purchasing shares resulting from delays in ACH transmissions.

         Before you establish Asset Builder payments, you should obtain a prospectus of the selected fund(s) from your financial advisor (or the Distributor) and request an application from the Distributor. Complete and return
it. You may change the amount of your Asset Builder payment or you can terminate these automatic investments at any time by writing to the Transfer Agent. The Transfer Agent requires a reasonable period (approximately ten
(10) days) after receipt of your instructions to implement them. A Fund reserves the right to amend, suspend, or discontinue offering Asset Builder plans at any time without prior notice.

Retirement Plans. Certain types of retirement plans are entitled to purchase shares of a Fund without sales charge or at reduced sales charge rates, as described in Appendix B to this Statement of Additional Information.
Certain special sales charge arrangements described in that Appendix apply to retirement plans whose records are maintained on a daily valuation basis by Merrill Lynch or an independent record keeper that has a contract or special arrangement with Merrill Lynch. If on the date the plan sponsor signed the Merrill Lynch record keeping service agreement the plan has less than $3 million in assets (other than assets invested in money market funds)
invested in applicable investments, then the retirement plan may purchase only Class B shares of the Oppenheimer funds. Any retirement plans in that category that currently invest in Class B shares of a Fund will have their
Class B shares converted to Class A shares of the Fund when the plan's applicable investments reach $5 million.

Cancellation of Purchase Orders. Cancellation of purchase orders for a Fund's shares (for example, when a purchase check is returned to a Fund unpaid) causes a loss to be incurred when the net asset value of that Fund's shares on the cancellation date is less than on the purchase date. That loss is equal to the amount of the decline in the net asset value per share multiplied by the number of shares in the purchase order. The investor is responsible for that loss. If the investor fails to compensate the Fund for the loss, the Distributor will do
so. The Fund may reimburse the Distributor for that amount by redeeming shares from any account registered in that investor's name, or the Fund or the Distributor may seek other redress.

Classes of Shares. Each class of shares of a Fund represents an interest in the same portfolio of investments of a Fund. However, each class has different shareholder privileges and features. The net income attributable to
Class B, Class C or Class N shares and the dividends payable on Class B, Class C or Class N shares will be reduced by incremental expenses borne solely by that class. Those expenses include the asset-based sales charges to which Class B, Class C and Class N shares are subject.

         The availability of different classes of shares permits an investor to choose the method of purchasing shares that is more appropriate for the investor. That may depend on the amount of the purchase, the length of time the investor expects to hold shares, and other relevant circumstances. Class A shares normally are sold subject to an initial sales charge. While Class B, Class C and Class N shares have no initial sales charge, the purpose of the deferred sales charge and asset-based sales charge on Class B, Class C and Class N shares is the same as that of the initial sales charge on Class A shares to compensate the Distributor and brokers, dealers and financial institutions that sell shares of a Fund. A salesperson who is entitled to receive compensation from his or her firm for selling Fund shares may receive different levels of compensation for selling one class of shares than another.

         The Distributor will not accept any order in the amount of $500,000 or more for Class B shares or $1 million or more for Class C shares on behalf of a single investor (not including dealer "street name" or omnibus accounts). That is because generally it will be more advantageous for that investor to purchase Class A shares of a Fund.

         |X| Class A Shares Subject to a Contingent Deferred Sales Charge. For purchases of Class A shares subject to a contingent deferred sales charge as described in the Prospectus, no sales concessions will be paid to the broker-dealer of record, as described in the Prospectus, on sales of Class A shares purchased with the redemption proceeds of shares of another mutual fund offered as an investment option in a retirement plan in which Oppenheimer funds are also offered as investment options under a special arrangement with the Distributor, if the purchase occurs more than 30 days after the Oppenheimer funds are added as an investment option under that plan. Additionally, that concession will not be paid on purchases of shares by a retirement plan made with the redemption proceeds of Class N shares of one or more Oppenheimer funds held by the plan for more than 18 months.

         |X| Class B Conversion. Under current interpretation of applicable federal income tax law by the Internal Revenue Service, the conversion of Class B shares to Class A shares after six (6) years is not treated as a taxable event for the shareholder. If those laws or the IRS interpretation of those laws should change, the automatic conversion feature may be suspended. In that event, no further conversion of Class B shares would occur while that suspension remained in effect. Although Class B shares could then be exchanged for Class A shares on the basis of relative net asset value of the two (2) classes, without the imposition of a sales charge or fee, such exchange could constitute a taxable event for the holder, and absent such exchange, Class B shares might continue to be subject to the asset-based sales charge for longer than six (6) years.

         |X| Availability of Class N Shares. In addition to the description of the types of retirement plans which may purchase Class N shares contained in the prospectus, Class N shares also are offered to the following:

o        to all rollover IRAs,
o        to all direct rollovers from OppenheimerFunds-sponsored Pinnacle and Ascender retirement plans,
o        to all trustee-to-trustee IRA transfers,
o        to all 90-24 type 403(b) transfers,
o        to Group Retirement Plans (as defined in Appendix C to this Statement of Additional Information) which have entered into a special agreement with the Distributor for that purpose,
o        to Retirement Plans qualified under Sections 401(a) or 401(k) of the Internal Revenue Code, the
                recordkeeper or the plan sponsor for which has entered into a special agreement with the
                Distributor,
o        to Retirement Plans of a plan sponsor where the aggregate assets of all such plans invested in the
                Oppenheimer funds is $500,000 or more,
o        to OppenheimerFunds-sponsored Ascender 401(k) plans that pay for the purchase with the redemption proceeds of Class A shares of one or more Oppenheimer funds.
o        to certain customers of broker-dealers and financial advisors that are identified in a special agreement between the broker-dealer or financial advisor and the Distributor for that purpose.

         The sales concession and the advance of the service fee, as described in the Prospectus, will not be paid to dealers of record on sales of Class N shares on:
o        purchases of Class N shares in amounts of $500,000 or more by a retirement plan that pays for the purchase with the redemption proceeds of Class A shares of one or more Oppenheimer funds (other than rollovers from an OppenheimerFunds-sponsored Pinnacle or Ascender 401(k) plan to any IRA invested in the Oppenheimer funds),
o        purchases of Class N shares in amounts of $500,000 or more by a retirement plan that pays for the purchase with the redemption proceeds of  Class C shares of one or more Oppenheimer funds held by the plan for more than one year (other than rollovers from an OppenheimerFunds-sponsored Pinnacle or Ascender 401(k) plan to any IRA invested in the Oppenheimer funds), and
o        on purchases of Class N shares by an OppenheimerFunds-sponsored Pinnacle or Ascender 401(k) plan made with the redemption proceeds of Class A shares of one or more Oppenheimer funds.

         |X| Allocation of Expenses. A Fund pays expenses related to its daily operations, such as custodian fees, Trustees' fees, transfer agency fees, legal fees and auditing costs. Those expenses are paid out of the
Funds' assets and are  not paid directly by shareholders. However, those expenses reduce the net asset value of shares, and therefore are indirectly borne by shareholders through their investment.

         The methodology for calculating the net asset value, dividends and distributions of each Fund's share classes recognizes two (2) types of expenses. General expenses that do not pertain specifically to any one class are allocated pro rata to the shares of all classes. The allocation is based on the percentage of the Fund's total assets that is represented by the assets of each class, and then equally to each outstanding share within a given class. Such general expenses include management fees, legal, bookkeeping and audit fees, printing and mailing costs of shareholder reports, Prospectuses, Statements of Additional Information and other materials for current shareholders, fees to unaffiliated Trustees, custodian expenses, share issuance costs, organization and start-up costs, interest, taxes and brokerage commissions, and non-recurring expenses, such as litigation costs.

         Other expenses that are directly attributable to a particular class are allocated equally to each outstanding share within that class. Examples of such expenses include distribution and  service plan (12b-1)
fees, transfer and shareholder servicing agent fees and expenses, and shareholder meeting expenses (to the extent that such expenses pertain only to a specific class).

Determination of Net Asset Values Per Share. The net asset values per share of each class of shares of a Fund are determined as of the close of business of The New York Stock Exchange on each day that the Exchange is open. The calculation is done by dividing the value of the Fund's net assets attributable to a class by the number of shares of that class that are outstanding. The Exchange normally closes at 4:00 P.M., New York time, but may close earlier on some other days (for example, in case of weather emergencies or on days falling before a holiday). The Exchange's most recent annual announcement (which is subject to change) states that it will close on New Year's Day, Presidents' Day, Martin Luther King, Jr. Day, Good Friday, Memorial Day, Independence Day,
Labor Day, Thanksgiving Day and Christmas Day. It may also close on other days.

       Dealers other than Exchange members may conduct trading in certain securities on days on which the
Exchange is closed (including weekends and U.S. holidays) or after 4:00 P.M. on a regular business day. Because a
Fund's net asset values will not be calculated on those days, the Fund's net asset values per share may be significantly affected on such days when shareholders may not purchase or redeem shares. Additionally, trading on
European and Asian stock exchanges and over-the-counter markets normally is completed before the close of The New
York Stock Exchange.

         Changes in the values of securities traded on foreign exchanges or markets as a result of events that occur after the prices of those securities are determined, but before the close of The New York Stock
Exchange, will not be reflected in the calculation of the net asset values that day unless the Manager or the Adviser determines that the event is likely to effect a material change in the value of the security.
For all of the Funds, except the OSM - Mercury Advisors S&P 500 Index Fund and the OSM - Mercury Advisors
Focus Growth Fund, if such determination is made, the Manager, acting through an internal valuation committee, will establish a valuation for such security subject to the approval, ratification and confirmation by the Board at its next ensuing meeting. For the OSM - Mercury Advisors S&P 500 Index Fund and
the OSM - Mercury Advisors Focus Growth Fund, securities may be valued at their fair value as determined in good faith by the Board of Trustees of the applicable Master Fund or by the Adviser using procedures approved by the Board of Trustees of that Master Fund.

         |X| Securities Valuation. Each of the Fund's Board of Trustees and the Board of Trustees of the Master
Fund (in the case of the OSM - Mercury Advisors S&P 500 Index Fund or the OSM - Mercury Advisors Focus Growth
Fund) has established procedures for the valuation of each Fund's securities. In general those procedures are as follows:

         |_| Equity securities traded on a U.S. securities exchange or on NASDAQ are valued as follows:
(1)      if last sale information is regularly reported, they are valued at the last reported sale price on the principal exchange on which they are traded or on NASDAQ, as applicable, on that day, or
(2)      if last sale information is not available on a valuation date, they are valued at the last reported sale price preceding the valuation date if it is within the spread of the closing "bid" and "asked"
                  prices on the valuation date or, if not,  at the closing "bid" price on the valuation date.

         |_| Equity securities traded on a foreign securities exchange generally are valued in one of the following ways:
(1)      at the last sale price available to the pricing service approved by the Board of Trustees, or
(2)      at the last sale price obtained by the Manager or Adviser from the report of the principal exchange on which the security is traded at its last trading session on or immediately before the valuation date, or
(3)      at the mean between the "bid" and "asked" prices obtained from the principal exchange on which the security is traded or, on the basis of reasonable inquiry, from two (2) market makers in the security.

         |_| Long-term debt securities having a remaining maturity in excess of  sixty (60) days are valued based on the mean between the "bid" and "asked" prices determined by a portfolio pricing service approved by each
Fund's Board of Trustees or the Board of Trustees of the Master Fund or obtained by the Manager or Adviser, as the case may be, from two (2) active market makers in the security on the basis of reasonable inquiry.

         |_| The following securities are valued at the mean between the "bid" and "asked" prices determined by a pricing service approved by each Fund's Board of Trustees or the Board of Trustees of the Master Fund or obtained by the Manager or Adviser, as the case may be, from two (2) active market makers in the security on the basis of reasonable inquiry:
(1)      debt instruments that have a maturity of more than three hundred ninety seven (397) days when issued,
(2)      debt instruments that had a maturity of three hundred ninety seven (397) days or less when issued and have a remaining maturity of more than sixty (60) days, and
(3)      non-money market debt instruments that had a maturity of three hundred ninety seven (397) days or less when issued and which have a remaining maturity of sixty (60) days or less.

         |_| The following securities are valued at cost, adjusted for amortization of premiums and accretion of discounts:
(1)      money market debt securities held by a non-money market fund that had a maturity of less than three hundred ninety seven (397) days when issued that have a remaining maturity of sixty (60) days or less, and
(2)      debt instruments held by a money market fund that have a remaining maturity of three hundred ninety seven (397) days or less.

         However, for the OSM - Mercury Advisors S&P 500 Index Fund and the OSM - Mercury Advisors Focus Growth
Fund, obligations with remaining maturities of 60 dyas or less will not be valued at amortized cost if the
Adviser believes that the method no longer produces fair valuations.

         |_| For the OSM - Mercury Advisors S&P 500 Index Fund and the OSM - Mercury Advisors Focus Growth Fund,
repurchase agreements will be valued at cost plus accrued interest.

         |_| Securities (including restricted securities) not having readily-available market quotations are valued at fair value determined under the Board's procedures. If the Manager or Adviser, as the case may be, is unable to locate two (2) market makers willing to give quotes, a security may be priced at the mean between the
"bid" and "asked" prices provided by a single active market maker (which in certain cases may be the "bid" price if no "asked" price is available).

         In the case of U.S. government securities, mortgage-backed securities, corporate bonds and foreign government securities, when last sale information is not generally available, the Manager or Adviser, as the case may be, may use pricing services approved by the applicable Board of Trustees. The pricing service may use
"matrix" comparisons to the prices for comparable instruments on the basis of quality, yield, and maturity. Other special factors may be involved (such as the tax-exempt status of the interest paid by municipal securities). The
Manager or Adviser, as the case may be, will monitor the accuracy of the pricing services. That monitoring may include comparing prices used for portfolio valuation to actual sales prices of selected securities.

         The closing prices in the London foreign exchange market on a particular business day that are provided to the Manager or Adviser, as the case may be, by a bank, dealer or pricing service that the Manager or Adviser has determined to be reliable are used to value foreign currency, including forward contracts, and to convert to
U.S. dollars securities that are denominated in foreign currency.

         Puts, calls, and futures are valued at the last sale price on the principal exchange on which they are traded or on NASDAQ, as applicable, as determined by a pricing service approved by the applicable Board of
Trustees or by the Manager or Adviser. If there were no sales that day, they shall be valued at the last sale price on the preceding trading day if it is within the spread of the closing "bid" and "asked" prices on the principal exchange or on NASDAQ on the valuation date. If not, the value shall be the closing bid price on the principal exchange or on NASDAQ on the valuation date. If the put, call or future is not traded on an exchange or on NASDAQ, it shall be valued by the mean between "bid" and "asked" prices obtained by the Manager or Adviser from two (2) active market makers. In certain cases that may be at the "bid" price if no "asked" price is available.

         When a Fund writes an option, an amount equal to the premium received is included in a Fund's Statement of Assets and Liabilities as an asset. An equivalent credit is included in the liability section. The credit is adjusted ("marked-to-market") to reflect the current market value of the option. In determining a Fund's gain on investments, if a call or put written by the Fund is exercised, the proceeds are increased by the premium received. If a call or put written by a Fund expires, the Fund has a gain in the amount of the premium. If a Fund enters into a closing purchase transaction, it will have a gain or loss, depending on whether the premium received was more or less than the cost of the closing transaction. If a Fund exercises a put it holds, the amount the Fund receives on its sale of the underlying investment is reduced by the amount of premium paid by the
Fund.

How to Sell Shares

The information below supplements the terms and conditions for redeeming shares set forth in the
Prospectus.

         Reinvestment Privilege. Within six (6) months of a redemption, a shareholder may reinvest all or part of the redemption proceeds of:
         |_|  Class A shares purchased subject to an initial sales charge or Class A shares on which a contingent deferred sales charge was paid, or
         |_|  Class B shares that were subject to the Class B contingent deferred sales charge when redeemed.

         The reinvestment may be made without sales charge only in Class A shares of a Fund or any of the other
Oppenheimer funds into which shares of a Fund are exchangeable as described in "How to Exchange Shares" below.
Reinvestment will be at the net asset value next computed after the Transfer Agent receives the reinvestment order. The shareholder must ask the Transfer Agent for that privilege at the time of reinvestment. This privilege does not apply to Class C, Class N or Class Y shares. A Fund may amend, suspend or cease offering this reinvestment privilege at any time as to shares redeemed after the date of such amendment, suspension or cessation.

         Any capital gain that was realized when the shares were redeemed is taxable, and reinvestment will not alter any capital gains tax payable on that gain. If there has been a capital loss on the redemption, some or all of the loss may not be tax deductible, depending on the timing and amount of the reinvestment. Under the Internal
Revenue Code, if the redemption proceeds of Fund shares on which a sales charge was paid are reinvested in shares of a Fund or another of the Oppenheimer funds within ninety (90) days of payment of the sales charge, the shareholder's basis in the shares of a Fund that were redeemed may not include the amount of the sales charge paid. That would reduce the loss or increase the gain recognized from the redemption. However, in that case the sales charge would be added to the basis of the shares acquired by the reinvestment of the redemption proceeds.

Payments "In Kind". The Prospectus states that payment for shares tendered for redemption is ordinarily made in cash. However, under certain circumstances, the Board of Trustees of a Fund may determine that it would be detrimental to the best interests of the remaining shareholders of that Fund to make payment of a redemption order wholly or partly in cash. In that case, the Fund may pay the redemption proceeds in whole or in part by a distribution "in kind" of liquid securities from the portfolio of a Fund, in lieu of cash.

         Each Fund has elected to be governed by Rule 18f-1 under the Investment Company Act. Under that rule, each Fund is obligated to redeem shares solely in cash up to the lesser of $250,000 or 1% of the net assets of the Fund during any ninety (90) day period for any one shareholder. If shares are redeemed in kind, the redeeming shareholder might incur brokerage or other costs in selling the securities for cash. Each Fund will value securities used to pay redemptions in kind using the same method the Fund uses to value its portfolio securities described above under "Determination of Net Asset Values Per Share." That valuation will be made as of the time the redemption price is determined.

Transfers of Shares. A transfer of shares to a different registration is not an event that triggers the payment of sales charges. Therefore, shares are not subject to the payment of a contingent deferred sales charge of any class at the time of transfer to the name of another person or entity. It does not matter whether the transfer occurs by absolute assignment, gift or bequest, as long as it does not involve, directly or indirectly, a public sale of the shares. When shares subject to a contingent deferred sales charge are transferred, the transferred shares will remain subject to the contingent deferred sales charge. It will be calculated as if the transferee shareholder had acquired the transferred shares in the same manner and at the same time as the transferring shareholder.

         If less than all shares held in an account are transferred, and some but not all shares in the account would be subject to a contingent deferred sales charge if redeemed at the time of transfer, the priorities described in the Prospectus under "How to Buy Shares" for the imposition of the Class B, Class C or Class N contingent deferred sales charge will be followed in determining the order in which shares are transferred.

Distributions From Retirement Plans. Requests for distributions from OppenheimerFunds-sponsored IRAs, 403(b)(7)
custodial plans, 401(k) plans or pension or profit-sharing plans should be addressed to "Trustee,
OppenheimerFunds Retirement Plans," c/o the Transfer Agent at its address listed in "How To Sell Shares" in the
Prospectus or on the back cover of this Statement of Additional Information. The request must:
(1)      state the reason for the distribution;
(2)      state the owner's awareness of tax penalties if the distribution is premature; and
(3)      conform to the requirements of the plan and the Fund's other redemption requirements.

         Participants (other than self-employed persons) in OppenheimerFunds-sponsored pension or profit-sharing plans with shares of a Fund held in the name of the plan or its fiduciary may not directly request redemption of their accounts. The plan administrator or fiduciary must sign the request.

         Distributions from pension and profit sharing plans are subject to special requirements under the
Internal Revenue Code and certain documents (available from the Transfer Agent) must be completed and submitted to the Transfer Agent before the distribution may be made. Distributions from retirement plans are subject to withholding requirements under the Internal Revenue Code, and IRS Form W-4P (available from the Transfer Agent)
must be submitted to the Transfer Agent with the distribution request, or the distribution may be delayed. Unless the shareholder has provided the Transfer Agent with a certified tax identification number, the Internal Revenue
Code requires that tax be withheld from any distribution even if the shareholder elects not to have tax withheld.
Each Fund, the Manager, the Distributor, and the Transfer Agent assume no responsibility to determine whether a distribution satisfies the conditions of applicable tax laws and will not be responsible for any tax penalties assessed in connection with a distribution.

Special Arrangements for Repurchase of Shares from Dealers and Brokers. The Distributor is each Fund's agent to repurchase its shares from authorized dealers or brokers on behalf of their customers. Shareholders should contact their broker or dealer to arrange this type of redemption. The repurchase price per share will be the net asset value next computed after the Distributor receives an order placed by the dealer or broker. However, if the
Distributor receives a repurchase order from a dealer or broker after the close of The New York Stock Exchange on a regular business day, it will be processed at that day's net asset value if the order was received by the dealer or broker from its customers prior to the time the Exchange closes. Normally, the Exchange closes at 4:00
P.M., but may do so earlier on some days. Additionally, the order must have been transmitted to and received by the Distributor prior to its close of business that day (normally 5:00 P.M.).

         Ordinarily, for accounts redeemed by a broker-dealer under this procedure, payment will be made within three (3) business days after the shares have been redeemed upon the Distributor's receipt of the required redemption documents in proper form. The signature(s) of the registered owners on the redemption documents must be guaranteed as described in the Prospectus.

Automatic Withdrawal and Exchange Plans. Investors owning shares of a Fund valued at $5,000 or more can authorize the Transfer Agent to redeem shares (having a value of at least $50) automatically on a monthly, quarterly, semi-annual or annual basis under an Automatic Withdrawal Plan. Shares will be redeemed three (3) business days prior to the date requested by the shareholder for receipt of the payment. Automatic withdrawals of up to $1,500 per month may be requested by telephone if payments are to be made by check payable to all shareholders of record. Payments must also be sent to the address of record for the account and the address must not have been changed within the prior thirty (30) days. Required minimum distributions from OppenheimerFunds-sponsored retirement plans may not be arranged on this basis.

         Payments are normally made by check, but shareholders having AccountLink privileges (see "How To Buy
Shares") may arrange to have Automatic Withdrawal Plan payments transferred to the bank account designated on the
Account Application or by signature-guaranteed instructions sent to the Transfer Agent. Shares are normally redeemed pursuant to an Automatic Withdrawal Plan three (3) business days before the payment transmittal date you select in the Account Application. If a contingent deferred sales charge applies to the redemption, the amount of the check or payment will be reduced accordingly.

         The Fund cannot guarantee receipt of a payment on the date requested. Each Fund reserves the right to amend, suspend or discontinue offering these plans at any time without prior notice. Because of the sales charge assessed on Class A share purchases, shareholders should not make regular additional Class A share purchases while participating in an Automatic Withdrawal Plan. Class B, Class C and Class N shareholders should not establish automatic withdrawal plans, because of the potential imposition of the contingent deferred sales charge on such withdrawals (except where the Class B, Class C or Class N contingent deferred sales charge is waived as described in Appendix B to this Statement of Additional Information).

         By requesting an Automatic Withdrawal or Exchange Plan, the shareholder agrees to the terms and conditions that apply to such plans, as stated below. These provisions may be amended from time to time by the
Funds and/or the Distributor. When adopted, any amendments will automatically apply to existing Plans.

         |X| Automatic Exchange Plans. Shareholders can authorize the Transfer Agent to exchange a pre-determined amount of shares of a Fund for shares (of the same class) of other Oppenheimer funds automatically on a monthly, quarterly, semi-annual or annual basis under an Automatic Exchange Plan. The minimum amount that may be exchanged to each other fund account is $25. Instructions should be provided on the OppenheimerFunds Application or signature-guaranteed instructions. Exchanges made under these plans are subject to the restrictions that apply to exchanges as set forth in "How to Exchange Shares" in the Prospectus and below in this Statement of Additional
Information.

         |X| Automatic Withdrawal Plans. Fund shares will be redeemed as necessary to meet withdrawal payments.
Shares acquired without a sales charge will be redeemed first. Shares acquired with reinvested dividends and capital gains distributions will be redeemed next, followed by shares acquired with a sales charge, to the extent necessary to make withdrawal payments. Depending upon the amount withdrawn, the investor's principal may be depleted. Payments made under these plans should not be considered as a yield or income on your investment.

         The Transfer Agent will administer the investor's Automatic Withdrawal Plan as agent for the shareholder(s) (the "Planholder") who executed the Plan authorization and application submitted to the Transfer
Agent. Neither a Fund nor the Transfer Agent shall incur any liability to the Planholder for any action taken or not taken by the Transfer Agent in good faith to administer the Plan. Share certificates will not be issued for shares of a Fund purchased for and held under the Plan, but the Transfer Agent will credit all such shares to the account of the Planholder on the records of the Fund. Any share certificates held by a Planholder may be surrendered unendorsed to the Transfer Agent with the Plan application so that the shares represented by the certificate may be held under the Plan.

         For accounts subject to Automatic Withdrawal Plans, distributions of capital gains must be reinvested in shares of a Fund, which will be done at net asset value without a sales charge. Dividends on shares held in the account may be paid in cash or reinvested.

         Shares will be redeemed to make withdrawal payments at the net asset value per share determined on the redemption date. Checks or AccountLink payments representing the proceeds of Plan withdrawals will normally be transmitted three (3) business days prior to the date selected for receipt of the payment, according to the choice specified in writing by the Planholder. Receipt of payment on the date selected cannot be guaranteed.

         The amount and the interval of disbursement payments and the address to which checks are to be mailed or
AccountLink payments are to be sent may be changed at any time by the Planholder by writing to the Transfer
Agent. The Planholder should allow at least two (2) weeks' time after mailing such notification for the requested change to be put in effect. The Planholder may, at any time, instruct the Transfer Agent by written notice to redeem all, or any part of, the shares held under the Plan. That notice must be in proper form in accordance with the requirements of the then-current Prospectus of the Funds. In that case, the Transfer Agent will redeem the number of shares requested at the net asset value per share in effect and will mail a check for the proceeds to the Planholder.

         The Planholder may terminate a Plan at any time by writing to the Transfer Agent. A Fund may also give directions to the Transfer Agent to terminate a Plan. The Transfer Agent will also terminate a Plan upon its receipt of evidence satisfactory to it that the Planholder has died or is legally incapacitated. Upon termination of a Plan by the Transfer Agent or a Fund, shares that have not been redeemed will be held in uncertificated form in the name of the Planholder. The account will continue as a dividend-reinvestment, uncertificated account unless and until proper instructions are received from the Planholder, his or her executor or guardian, or another authorized person.

         To use shares held under the Plan as collateral for a debt, the Planholder may request issuance of a portion of the shares in certificated form. Upon written request from the Planholder, the Transfer Agent will determine the number of shares for which a certificate may be issued without causing the withdrawal checks to stop. However, should such uncertificated shares become exhausted, Plan withdrawals will terminate.

         If the Transfer Agent ceases to act as transfer agent for a Fund, the Planholder will be deemed to have appointed any successor transfer agent to act as agent in administering the Plan.

How to Exchange Shares

As stated in the Prospectus, shares of a particular class of Oppenheimer funds having more than one class of shares may be exchanged only for shares of the same class of other Oppenheimer funds. Shares of Oppenheimer funds that have a single class without a class designation are deemed "Class A" shares for this purpose. You can obtain a current list showing which funds offer which classes by calling the Distributor at 1.800.525.7048.
o        All of the Oppenheimer funds currently offer Class A, B and C shares except Oppenheimer Money Market
     Fund, Inc., Centennial Money Market Trust, Centennial Tax Exempt Trust, Centennial Government Trust,
     Centennial New York Tax Exempt Trust, Centennial California Tax Exempt Trust, and Centennial America Fund,
     L.P., which only offer Class A shares.
o        Class B, Class C and Class N shares of Oppenheimer Cash Reserves are generally available only by exchange from the same class of shares of other Oppenheimer funds or through OppenheimerFunds-sponsored
     401(k) plans.
o        Only certain Oppenheimer funds currently offer Class Y shares. Class Y shares of Oppenheimer Real Asset
     Fund may not be exchanged for shares of any other fund.
o        Only certain Oppenheimer funds currently offer Class N shares, which are only offered to retirement plans as described in the Prospectus. Class N shares can be exchanged only for Class N shares of other
     Oppenheimer funds.
o        Class M shares of Oppenheimer Convertible Securities Fund may be exchanged only for Class A shares of other Oppenheimer funds. They may not be acquired by exchange of shares of any class of any other
     Oppenheimer funds except Class A shares of Oppenheimer Money Market Fund or Oppenheimer Cash Reserves
     acquired by exchange of Class M shares.
o        Class X shares of Limited Term New York Municipal Fund can be exchanged only for Class B shares of other
     Oppenheimer funds and no exchanges may be made to Class X shares.
o        Shares of Oppenheimer Capital Preservation Fund may not be exchanged for shares of Oppenheimer Money
     Market Fund, Inc., Oppenheimer Cash Reserves or Oppenheimer Limited-Term Government Fund. Only participants in certain retirement plans may purchase shares of Oppenheimer Capital Preservation Fund, and only those participants may exchange shares of other Oppenheimer funds for shares of Oppenheimer Capital Preservation
     Fund.
o        Class A shares of Oppenheimer Senior Floating Rate Fund are not available by exchange of shares of
     Oppenheimer Money Market Fund or Class A shares of Oppenheimer Cash Reserves. If any Class A shares of another Oppenheimer fund that are exchanged for Class A shares of Oppenheimer Senior Floating Rate Fund are subject to the Class A contingent deferred sales charge of the other Oppenheimer fund at the time of exchange, the holding period for that Class A contingent deferred sales charge will carry over to the Class
     A shares of Oppenheimer Senior Floating Rate Fund acquired in the exchange. The Class A shares of
     Oppenheimer Senior Floating Rate Fund acquired in that exchange will be subject to the Class A Early
     Withdrawal Charge of Oppenheimer Senior Floating Rate Fund if they are repurchased before the expiration of the holding period.
o        Class A, Class B, Class C and Class Y Shares of Oppenheimer Select Managers Mercury Advisors S&P 500
     Index Fund and Oppenheimer Select Managers QM Active Balanced Fund are only available to retirement plans and are available only by exchange from the same class of shares of other Oppenheimer funds held by retirement plans.

         Class A shares of Oppenheimer funds may be exchanged at net asset value for shares of any money market fund offered by the Distributor. Shares of any money market fund purchased without a sales charge may be exchanged for shares of Oppenheimer funds offered with a sales charge upon payment of the sales charge. They may also be used to purchase shares of Oppenheimer funds subject to an early withdrawal charge or contingent deferred sales charge.

         Shares of Oppenheimer Money Market Fund, Inc. purchased with the redemption proceeds of shares of other mutual funds (other than funds managed by the Manager or its subsidiaries) redeemed within the 30 days prior to that purchase may subsequently be exchanged for shares of other Oppenheimer funds without being subject to an initial sales charge or contingent deferred sales charge. To qualify for that privilege, the investor or the investor's dealer must notify the Distributor of eligibility for this privilege at the time the shares of
Oppenheimer Money Market Fund, Inc. are purchased. If requested, they must supply proof of entitlement to this privilege.

         Shares of the Fund acquired by reinvestment of dividends or distributions from any of the other
Oppenheimer funds or from any unit investment trust for which reinvestment arrangements have been made with the
Distributor may be exchanged at net asset value for shares of any of the Oppenheimer funds.

         The Fund may amend, suspend or terminate the exchange privilege at any time. Although the Fund may impose these changes at any time, it will provide you with notice of those changes whenever it is required to do so by applicable law. It may be required to provide 60 days notice prior to materially amending or terminating the exchange privilege. That 60 day notice is not required in extraordinary circumstances.

         |X| How Exchanges Affect Contingent Deferred Sales Charges. No contingent deferred sales charge is imposed on exchanges of shares of any class purchased subject to a contingent deferred sales charge. However, when Class A shares acquired by exchange of Class A shares of other Oppenheimer funds purchased subject to a
Class A contingent deferred sales charge are redeemed within eighteen (18) months of the end of the calendar month of the initial purchase of the exchanged Class A shares, the Class A contingent deferred sales charge is imposed on the redeemed shares. The Class B contingent deferred sales charge is imposed on Class B shares acquired by exchange if they are redeemed within 6 years of the initial purchase of the exchanged Class B shares.
The Class C contingent deferred sales charge is imposed on Class C shares acquired by exchange if they are redeemed within twelve (12) months of the initial purchase of the exchanged Class C shares.

         With respect to Class N shares, a 1% contingent deferred sales charge will be imposed if the retirement plan (not including IRAs and 403(b) plans) is terminated or Class N shares of all Oppenheimer funds are terminated as an investment option of the plan and Class N shares are redeemed within eighteen (18) months after the plan's first purchase of Class N shares of any Oppenheimer fund, or with respect to an individual retirement plan or 403(b) plan, Class N shares are redeemed within eighteen (18) months of the plan's first purchase of
Class N shares of any Oppenheimer fund.

         When Class B, Class C or Class N shares are redeemed to effect an exchange, the priorities described in
"How To Buy Shares" in the Prospectus for the imposition of the Class B, Class C or the Class N contingent deferred sales charge will be followed in determining the order in which the shares are exchanged. Before exchanging shares, shareholders should take into account how the exchange may affect any contingent deferred sales charge that might be imposed in the subsequent redemption of remaining shares. Shareholders owning shares of more than one class must specify which class of shares they wish to exchange.

         |X| Limits on Multiple Exchange Orders. Each Fund reserves the right to reject telephone or written exchange requests submitted in bulk by anyone on behalf of more than one account. Each Fund may accept requests for exchanges of up to fifty (50) accounts per day from representatives of authorized dealers that qualify for this privilege.

         |X| Telephone Exchange Requests. When exchanging shares by telephone, a shareholder must have an existing account in the fund to which the exchange is to be made. Otherwise, the investors must obtain a
Prospectus of that fund before the exchange request may be submitted. If all telephone lines are busy (which might occur, for example, during periods of substantial market fluctuations), shareholders might not be able to request exchanges by telephone and would have to submit written exchange requests.

         |X| Processing Exchange Requests. Shares to be exchanged are redeemed on the regular business day the
Transfer Agent receives an exchange request in proper form (the "Redemption Date"). Normally, shares of the fund to be acquired are purchased on the Redemption Date, but such purchases may be delayed by either fund up to five
(5) business days if it determines that it would be disadvantaged by an immediate transfer of the redemption proceeds. Each Fund reserves the right, in its discretion, to refuse any exchange request that may disadvantage
it. For example, if the receipt of multiple exchange requests from a dealer might require the disposition of portfolio securities at a time or at a price that might be disadvantageous to the Fund, the Fund may refuse the request. When you exchange some or all of your shares from one fund to another, any special account feature such as an Asset Builder Plan or Automatic Withdrawal Plan, will be switched to the new fund account unless you tell the Transfer Agent not to do so. However, special redemption and exchange features such as Automatic Exchange
Plans and Withdrawal Plans cannot be switched to an account in Oppenheimer Senior Floating Rate Fund.

         In connection with any exchange request, the number of shares exchanged may be less than the number requested if the exchange or the number requested would include shares subject to a restriction cited in the
Prospectus or this Statement of Additional Information, or would include shares covered by a share certificate that is not tendered with the request. In those cases, only the shares available for exchange without restriction will be exchanged.

         The different Oppenheimer funds available for exchange have different investment objectives, policies and risks. A shareholder should assure that the fund selected is appropriate for his or her investment and should be aware of the tax consequences of an exchange. For federal income tax purposes, an exchange transaction is treated as a redemption of shares of one fund and a purchase of shares of another. "Reinvestment Privilege,"
above, discusses some of the tax consequences of reinvestment of redemption proceeds in such cases. Each Fund, the Distributor, and the Transfer Agent are unable to provide investment, tax or legal advice to a shareholder in connection with an exchange request or any other investment transaction.

Dividends, Capital Gains and Taxes

Dividends and Distributions. Each Fund has no fixed dividend rate and there can be no assurance as to the payment of any dividends or the realization of any capital gains. The dividends and distributions paid by a class of shares will vary from time to time depending on market conditions, the composition of each Fund's portfolio, and expenses borne by a Fund or borne separately by a class. Dividends are calculated in the same manner, at the same time, and on the same day for each class of shares. However, dividends on Class B, Class C and Class N shares are expected to be lower than dividends on Class A and Class Y shares. That is because of the effect of the asset-based sales charge on Class B, Class C and Class N shares. Those dividends will also differ in amount as a consequence of any difference in the net asset values of the different classes of shares.

         Dividends, distributions and proceeds of the redemption of each Fund shares represented by checks returned to the Transfer Agent by the Postal Service as undeliverable will be invested in shares of Oppenheimer
Money Market Fund, Inc. Reinvestment will be made as promptly as possible after the return of such checks to the
Transfer Agent, to enable the investor to earn a return on otherwise idle funds. Unclaimed accounts may be subject to state escheatment laws, and each Fund and the Transfer Agent will not be liable to shareholders or their representatives for compliance with those laws in good faith.

Tax Status of the Fund's Dividends, Distributions and Redemptions of Shares. The federal tax treatment of the
Fund's dividends and capital gains distributions is briefly highlighted in the Prospectus. The following is only a summary of certain additional tax considerations generally affecting the Fund and its shareholders.

         The tax discussion in the Prospectus and this Statement of Additional Information is based on tax law in effect on the date of the Prospectus and this Statement of Additional Information. Those laws and regulations may be changed by legislative, judicial, or administrative action, sometimes with retroactive effect. State and local tax treatment of ordinary income dividends and capital gain dividends from regulated investment companies may differ from the treatment under the Internal Revenue Code described below. Potential purchasers of shares of the
Fund are urged to consult their tax advisers with specific reference to their own tax circumstances as well as the consequences of  federal, state and local tax rules affecting an investment in the Fund.

         ? Qualification as a Regulated Investment Company. The Fund has elected to be taxed as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended. As a regulated investment company, the Fund is not subject to federal income tax on the portion of its investment company taxable income
(that is, taxable interest, dividends, other taxable ordinary income net of expenses, and net short-term capital gain in excess of long-term capital loss) and capital gain net income (that is, the excess of net long-term capital gains over net short-term capital losses) that it distributes to shareholders. That qualification enables the Fund to "pass through" its income and realized capital gains to shareholders without having to pay tax on them. This avoids a "double tax" on that income and capital gains, since shareholders normally will be taxed on the dividends and capital gains they receive from the Fund (unless their Fund shares are held in a retirement account or the shareholder is otherwise exempt from tax). The Internal Revenue Code contains a number of complex tests relating to qualification that the Fund might not meet in a particular year. If it did not qualify as a regulated investment company, the Fund would be treated for tax purposes as an ordinary corporation and would receive no tax deduction for payments made to shareholders.

         To qualify as a regulated investment company, the Fund must distribute at least 90% of its investment company taxable income (in brief, net investment income and the excess of net short-term capital gain over net long-term capital loss) for the taxable year. The Fund must also satisfy certain other requirements of the
Internal Revenue Code, some of which are described below. Distributions by the Fund made during the taxable year or, under specified circumstances, within twelve months after the close of the taxable year, will be considered distributions of income and gains for the taxable year and will therefore count toward satisfaction of the above-mentioned requirement.

         To qualify as a regulated investment company, the Fund must derive at least 90% of its gross income from dividends, interest, certain payments with respect to securities loans, gains from the sale or other disposition of stock or securities or foreign currencies (to the extent such currency gains are directly related to the regulated investment company's principal business of investing in stock or securities) and certain other income.

         In addition to satisfying the requirements described above, the Fund must satisfy an asset diversification test in order to qualify as a regulated investment company. Under that test, at the close of each quarter of the Fund's taxable year, at least 50% of the value of the Fund's assets must consist of cash and cash items, U.S. government securities, securities of other regulated investment companies, and securities of other issuers. As to each of those issuers, the Fund must not have invested more than 5% of the value of the Fund's total assets in securities of each such issuer and the Fund must not hold more than 10% of the outstanding voting securities of each such issuer. No more than 25% of the value of its total assets may be invested in the securities of any one issuer (other than U.S. government securities and securities of other regulated investment companies), or in two or more issuers which the Fund controls and which are engaged in the same or similar trades or businesses. For purposes of this test, obligations issued or guaranteed by certain agencies or instrumentalities of the U.S. government are treated as U.S. government securities.

         |X| Excise Tax on Regulated Investment Companies. Under the Internal Revenue Code, by December 31 each year, the Fund must distribute 98% of its taxable investment income earned from January 1 through December 31 of that year and 98% of its capital gains realized in the period from November 1 of the prior year through October
31 of the current year. If it does not, the Fund must pay an excise tax on the amounts not distributed. It is presently anticipated that the Fund will meet those requirements. To meet this requirement, in certain circumstances the Fund might be required to liquidate portfolio investments to make sufficient distributions to avoid excise tax liability. However, the Board of Trustees and the Manager might determine in a particular year that it would be in the best interests of shareholders for the Fund not to make such distributions at the required levels and to pay the excise tax on the undistributed amounts. That would reduce the amount of income or capital gains available for distribution to shareholders.

         |X| Taxation of Fund Distributions. The Fund anticipates distributing substantially all of its investment company taxable income for each taxable year. Those distributions will be taxable to shareholders as ordinary income and treated as dividends for federal income tax purposes.

         Special provisions of the Internal Revenue Code govern the eligibility of the Fund's dividends for the dividends-received deduction for corporate shareholders. Long-term capital gains distributions are not eligible for the deduction. The amount of dividends paid by the Fund that may qualify for the deduction is limited to the aggregate amount of qualifying dividends that the Fund derives from portfolio investments that the Fund has held for a minimum period, usually 46 days. A corporate shareholder will not be eligible for the deduction on dividends paid on Fund shares held for 45 days or less. To the extent the Fund's dividends are derived from gross income from option premiums, interest income or short-term gains from the sale of securities or dividends from foreign corporations, those dividends will not qualify for the deduction.

         The Fund may either retain or distribute to shareholders its net capital gain for each taxable year. The
Fund currently intends to distribute any such amounts. If net long term capital gains are distributed and designated as a capital gain distribution, it will be taxable to shareholders as long-term capital gain. It does not matter how long the shareholder has held his or her shares or whether that gain was recognized by the Fund before the shareholder acquired his or her shares.

         If the Fund elects to retain its net capital gain, the Fund will be subject to tax on it at the 35%
corporate tax rate. If the Fund elects to retain its net capital gain, it is expected that the Fund also will elect to have shareholders of record on the last day of its taxable year treated as if each received a distribution of their pro rata share of such gain. As a result, each shareholder will be required to report his or her pro rata share of such gain on their tax return as long-term capital gain, will receive a refundable tax credit for his/her pro rata share of tax paid by the Fund on the gain, and will increase the tax basis for his/her shares by an amount equal to the deemed distribution less the tax credit.

         Investment income that may be received by the Fund from sources within foreign countries may be subject to foreign taxes withheld at the source. The United States has entered into tax treaties with many foreign countries which entitle the Fund to a reduced rate of, or exemption from, taxes on such income.

         Distributions by the Fund that do not constitute ordinary income dividends or capital gain distributions will be treated as a return of capital to the extent of the shareholder's tax basis in their shares. Any excess will be treated as gain from the sale of those shares, as discussed below. Shareholders will be advised annually as to the U.S. federal income tax consequences of distributions made (or deemed made) during the year. If prior distributions made by the Fund must be re-characterized as a non-taxable return of capital at the end of the fiscal year as a result of the effect of the Fund's investment policies, they will be identified as such in notices sent to shareholders.

         Distributions by the Fund will be treated in the manner described above regardless of whether the distributions are paid in cash or reinvested in additional shares of the Fund (or of another fund). Shareholders receiving a distribution in the form of additional shares will be treated as receiving a distribution in an amount equal to the fair market value of the shares received, determined as of the reinvestment date.

         The Fund will be required in certain cases to withhold and remit to the U.S. Treasury 30% of ordinary income dividends and capital gains distributions and the proceeds of the redemption of shares, paid to any shareholder (1) who has failed to provide a correct, certified taxpayer identification number, (2) who is subject to backup withholding for failure to report the receipt of interest or dividend income properly, or (3) who has failed to certify to the Fund that the shareholder is not subject to backup withholding or is an "exempt recipient" (such as a corporation).

         |X| Tax Effects of Redemptions of Shares. If a shareholder redeems all or a portion of his/her shares,
                                                                                            -
the shareholder will recognize a gain or loss on the redeemed shares in an amount equal to the difference between the proceeds of the redeemed shares and the shareholder's adjusted tax basis in the shares. All or a portion of any loss recognized in that manner may be disallowed if the shareholder purchases other shares of the Fund within
30 days before or after the redemption.

         In general, any gain or loss arising from the redemption of shares of the Fund will be considered capital gain or loss, if the shares were held as a capital asset. It will be long-term capital gain or loss if the shares were held for more than one year. However, any capital loss arising from the redemption of shares held for six months or less will be treated as a long-term capital loss to the extent of the amount of capital gain dividends received on those shares. Special holding period rules under the Internal Revenue Code apply in this case to determine the holding period of shares and there are limits on the deductibility of capital losses in any year.

         |X| Foreign Shareholders. Taxation of a shareholder who under United States law is a nonresident alien individual, foreign trust or estate, foreign corporation, or foreign partnership depends on whether the shareholder's income from the Fund is effectively connected with a U.S. trade or business carried on by such shareholder.

         If the income from the Fund is not effectively connected with a U.S. trade or business carried on by a foreign shareholder, ordinary income dividends paid to such foreign shareholder will be subject to U.S.
withholding tax. The rate of the tax depends on a number of factors. If the income from the Fund is effectively connected with a U.S. trade or business carried on by a foreign shareholder, then ordinary income dividends, capital gain dividends, and any gains realized upon the sale of shares of the Fund will be subject to U.S.
federal income tax at the rates applicable to U.S. citizens or domestic corporations.

         In the case of a foreign non-corporate shareholder, the Fund may be required to withhold U.S. federal income tax at a rate of 30% on distributions that are otherwise exempt from withholding tax (or taxable at a reduced treaty rate) unless the shareholder furnishes the Fund with proper notification of their foreign status.

         The tax consequences to a foreign shareholder entitled to claim the benefits of an applicable tax treaty may be different from those described herein. Foreign shareholders are urged to consult their own tax advisers with respect to the particular tax consequences to them of an investment in the Fund, including the applicability of foreign taxes.

Dividend Reinvestment in Another Fund. Shareholders of the Funds may elect to reinvest all dividends and/or capital gains distributions in shares of the same class of any of the other Oppenheimer funds listed above.
Reinvestment will be made without sales charge at the net asset value per share in effect at the close of business on the payable date of the dividend or distribution. To elect this option, the shareholder must notify the Transfer Agent in writing and must have an existing account in the fund selected for reinvestment. Otherwise the shareholder first must obtain a prospectus for that fund and an application from the Distributor to establish an account. Dividends and/or distributions from shares of certain other Oppenheimer funds (other than Oppenheimer
Cash Reserves) may be invested in shares of these Funds on the same basis.

Additional Information About the Funds

The Distributor. Each Fund's shares are sold through dealers, brokers and other financial institutions that have a sales agreement with OppenheimerFunds Distributor, Inc., a subsidiary of OppenheimerFunds, Inc. that acts as a
Fund's Distributor. The Distributor also distributes shares of the other Oppenheimer funds and is sub-distributor for funds managed by a subsidiary of OppenheimerFunds, Inc.

The Transfer Agent. OppenheimerFunds Services, the Fund's Transfer Agent, is a division of OppenheimerFunds, Inc.
It is responsible for maintaining the Fund's shareholder registry and shareholder accounting records, and for paying dividends and distributions to shareholders. It also handles shareholder servicing and administrative functions. It serves as the Transfer Agent for an annual per account fee. It also acts as shareholder servicing agent for the other Oppenheimer funds. Shareholders should direct inquiries about their accounts to the Transfer
Agent at the address and toll-free numbers shown on the back cover.

The Custodian. The Bank of New York is the Custodian of each Fund's assets. The Custodian's responsibilities include safeguarding and controlling each Fund's portfolio securities and handling the delivery of such securities to and from each Fund. It will be the practice of each Fund to deal with the Custodian in a manner uninfluenced by any banking relationship the Custodian may have with the Manager and its affiliates. Each Fund's cash balances with the custodian in excess of $100,000 are not protected by federal deposit insurance. Those uninsured balances at times may be substantial.

Independent Auditors. Deloitte & Touche LLP are the independent auditors of each Fund. They audit each Fund's financial statements and perform other related audit services. They also act as accountants for the Manager and certain other funds advised by the Manager and its affiliates.

License Agreement. Under a separate agreement, Merrill Lynch affiliates have granted the Trust, on behalf of the
OSM - Mercury Advisors S&P 500 Index Fund and the OSM - Mercury Advisors Focus Growth Fund, the right to use the
"Mercury" name and has reserved the right to withdraw its consent to the use of such name by either Fund under certain circumstances or to grant the use of such name to any other company.

Financial Statements. The audited financial statements for the Master Focus Twenty Trust are incorporated in this
Statement of Additional Information by reference to the 2001 annual report to shareholders of Mercury Focus
Twenty Fund, Inc. You may request a copy of that annual report at no charge by calling 888.763.2260 between 8:00
a.m. and 8:00 p.m. Eastern time on any business day. The audited financial statements for the Quantitative Master
Series Trust - Master S&P 500 Index Series are incorporated in this Statement of Additional Information by reference to the 2001 annual report to shareholders of the Quantitative Master Series Trust - Master S&P 500
Index Series, and the unaudited financial statements for the Quantitative Master Series Trust - Master S&P 500
Index Series are incorporated in this Statement of Additional Information by reference to the June 30, 2001 semi-annual report to shareholders of the Quantitative Master Series Trust - Master S&P 500 Index Series. You may
request a copy of that annual and semi-annual report at no charge by calling 888.763.2260 between 8:00 a.m. and
8:00 p.m. Eastern time on any business day.

INDEPENDENT AUDITORS' REPORT

To the Board of Trustees and Investors
Master Focus Twenty Trust:

We have audited the accompanying statement of assets and liabilities of Master Focus Twenty Trust, including the schedule of investments as of November 30, 2001, the related statements of operations for the year then ended, changes in net assets and the financial highlights for the year then ended and for the period March 3, 2000
(commencement of operations) to November 30, 2000. These financial statements and the financial highlights are the responsibility of the Portfolio's management. Our responsibility is to express an opinion on these financial statements and the financial highlights based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and the financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned at November 30, 2001 by
correspondence with the custodian and brokers; where replies were not received from brokers, we performed other auditing procedures.
An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements and financial highlights present fairly, in all material respects, the financial position of
Master Focus Twenty Trust as of November 30, 2001, the results of its operations, the changes in its net assets and the financial highlights for the respective stated periods in conformity with accounting principles generally accepted in the United States of
America.

/s/ Deloitte & Touche LLP
-------------------------
Deloitte & Touche LLP
New York, New York
January 2, 2002

STATEMENT OF ASSETS AND LIABILITIES                                                                        November 30, 2001

-----------------------------------------------------------------------------------------------------------------------------

ASSETS
Investment in Master Focus Twenty Trust                                                                           $1,999,874
-----------------------------------------------------------------------------------------------------------------------------
Receivables and other assets:
Shares of beneficial interest sold                                                                                    23,017
                                                                                                          -------------------
Total assets                                                                                                       2,022,891

-----------------------------------------------------------------------------------------------------------------------------
LIABILITIES
Payables and other liabilities:
Legal, auditing and other professional fees                                                                            3,857
Registration and filing fees                                                                                             630
Distribution and service plan fees                                                                                       622
Trustees' fees                                                                                                           221
Shares of beneficial interest redeemed                                                                                   197
Transfer and shareholder servicing agent fees                                                                            114
Other                                                                                                                    649
                                                                                                          -------------------
Total liabilities                                                                                                      6,290

-----------------------------------------------------------------------------------------------------------------------------
NET ASSETS                                                                                                        $2,016,601
                                                                                                          ===================

-----------------------------------------------------------------------------------------------------------------------------
COMPOSITION OF NET ASSETS
Paid-in capital                                                                                                   $2,512,772
-----------------------------------------------------------------------------------------------------------------------------
Accumulated net realized gain (loss) on investment transactions                                                     (506,925)
-----------------------------------------------------------------------------------------------------------------------------
Net unrealized appreciation (depreciation) on investments                                                             10,754
                                                                                                          -------------------
NET ASSETS                                                                                                        $2,016,601
                                                                                                          ===================

6  Oppenheimer Select Managers Mercury Advisors Focus Growth Fund

STATEMENT OF ASSETS AND LIABILITIES Continued                                                              November 30, 2001

-----------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE PER SHARE
Class A Shares:

Net asset value and redemption price per share (based on net assets of
$1,048,401 and 265,738 shares of beneficial interest outstanding)                                                      $3.95
Maximum offering price per share (net asset value plus sales charge
of 5.75% of offering price)                                                                                            $4.19

-----------------------------------------------------------------------------------------------------------------------------
Class B Shares:
Net asset value, redemption price (excludes applicable contingent deferred sales charge) and offering price per share (based on net assets of $667,247
and 170,216 shares of beneficial interest outstanding)                                                                 $3.92

-----------------------------------------------------------------------------------------------------------------------------
Class C Shares:
Net asset value, redemption price (excludes applicable contingent deferred sales charge) and offering price per share (based on net assets of $299,847
and 76,469 shares of beneficial interest outstanding)                                                                  $3.92

-----------------------------------------------------------------------------------------------------------------------------
Class N Shares:
Net asset value, redemption price (excludes applicable contingent deferred sales charge) and offering price per share (based on net assets of $710
and 180 shares of beneficial interest outstanding)                                                                     $3.94

-----------------------------------------------------------------------------------------------------------------------------
Class Y Shares:
Net asset value, redemption price and offering price per share (based on
net assets of $396 and 100 shares of beneficial interest outstanding)                                                  $3.96

See accompanying Notes to Financial Statements.

7  Oppenheimer Select Managers Mercury Advisors Focus Growth Fund

STATEMENT OF OPERATIONS For the Period from February 16, 2001 (inception of offering) to November 30, 2001

NET INVESTMENT LOSS ALLOCATED FROM MASTER FOCUS TWENTY TRUST
-----------------------------------------------------------------------------------------------------------------------------
INVESTMENT INCOME                                                                                                     $1,896

-----------------------------------------------------------------------------------------------------------------------------
EXPENSES                                                                                                               4,676

-----------------------------------------------------------------------------------------------------------------------------
NET INVESTMENT LOSS                                                                                                   (2,780)

FUND INCOME AND EXPENSES
-----------------------------------------------------------------------------------------------------------------------------
INVESTMENT INCOME
Interest income from short term obligations                                                                               32

-----------------------------------------------------------------------------------------------------------------------------
EXPENSES
Distribution and service plan fees:
Class A                                                                                                                  731
Class B                                                                                                                2,385
Class C                                                                                                                  888
Class N                                                                                                                    2
-----------------------------------------------------------------------------------------------------------------------------
Transfer and shareholder servicing agent fees:
Class A                                                                                                                1,547
Class B                                                                                                                1,094
Class C                                                                                                                  410
Class N                                                                                                                    3
Class Y                                                                                                                3,946
-----------------------------------------------------------------------------------------------------------------------------
Legal and other professional fees                                                                                      6,857
-----------------------------------------------------------------------------------------------------------------------------
Administrative fees                                                                                                    3,380
-----------------------------------------------------------------------------------------------------------------------------
Shareholder reports                                                                                                    2,472
-----------------------------------------------------------------------------------------------------------------------------
Trustees' fees                                                                                                         1,836
-----------------------------------------------------------------------------------------------------------------------------
Registration and filing fees                                                                                             723
-----------------------------------------------------------------------------------------------------------------------------
Other                                                                                                                  2,846
                                                                                                          -------------------
Total expenses                                                                                                        29,120
Less voluntary waiver of transfer and shareholder servicing agent fees-Classes A, B, C and N                            (439)
Less voluntary waiver of transfer and shareholder servicing agent fees-Class Y                                        (3,946)
Less voluntary reimbursement of expenses                                                                             (15,038)
                                                                                                          -------------------
Net expenses                                                                                                           9,697

-----------------------------------------------------------------------------------------------------------------------------
NET INVESTMENT LOSS                                                                                                  (12,445)

-----------------------------------------------------------------------------------------------------------------------------
REALIZED AND UNREALIZED GAIN (LOSS) ALLOCATED FROM MASTER FOCUS TWENTY TRUST
Net realized gain (loss) on investments                                                                           (1,850,352)
-----------------------------------------------------------------------------------------------------------------------------
Net change in unrealized appreciation (depreciation) on investments                                                1,354,181
                                                                                                          -------------------
Net realized and unrealized gain (loss)                                                                             (496,171)

-----------------------------------------------------------------------------------------------------------------------------
NET DECREASE IN NET ASSETS RESULTING FROM OPERATIONS                                                               ($508,616)
                                                                                                          ===================

See accompanying Notes to Financial Statements.

8  Oppenheimer Select Managers Mercury Advisors Focus Growth Fund

STATEMENT OF CHANGES IN NET ASSETS

                                                                                                                PERIOD ENDED
                                                                                                                NOVEMBER 30, 2001(1)
-----------------------------------------------------------------------------------------------------------------------------

OPERATIONS
Net investment gain (loss)                                                                                          ($12,445)
-----------------------------------------------------------------------------------------------------------------------------
Net realized gain (loss)                                                                                          (1,850,352)
-----------------------------------------------------------------------------------------------------------------------------
Net change in unrealized appreciation (depreciation)                                                               1,354,181
                                                                                                          -------------------
Net increase (decrease) in net assets resulting from operations                                                     (508,616)

-----------------------------------------------------------------------------------------------------------------------------
BENEFICIAL INTEREST TRANSACTIONS
Net increase (decrease) in net assets resulting
from beneficial interest transactions:
Class A                                                                                                            1,301,825
Class B                                                                                                              841,255
Class C                                                                                                              363,914
Class N                                                                                                                1,223
Class Y                                                                                                                   --

-----------------------------------------------------------------------------------------------------------------------------
NET ASSETS
Total increase                                                                                                     1,999,601
-----------------------------------------------------------------------------------------------------------------------------
Beginning of period                                                                                                   17,000 (2)
                                                                                                          -------------------
End of period                                                                                                     $2,016,601
                                                                                                          ===================

1.  For the period from February 16, 2001 (inception of offering) to November
30, 2001.
2.  Reflects the value of the Manager's initial seed money investment at
December 22, 2000.

See accompanying Notes to Financial Statements.

9  Oppenheimer Select Managers Mercury Advisors Focus Growth Fund

FINANCIAL HIGHLIGHTS

                                                              CLASS A                CLASS B                CLASS C
                                                              ----------------       ----------------       ----------------
                                                              PERIOD ENDED           PERIOD ENDED           PERIOD ENDED
                                                              NOVEMBER 30, 2001(1)   NOVEMBER 30, 2001(1)   NOVEMBER 30, 2001(1)
--------------------------------------------------------------------------------------------------------------------------
Per Share Operating Data

Net asset value, beginning of period                          $10.00                 $10.00                 $10.00
-------------------------------------------------------------------------------------------------------------------
Income (loss) from investment operations:
Net investment loss                                             (.02)                  (.03)                  (.03)
Net realized and unrealized gain (loss)                        (6.03)                 (6.05)                 (6.05)
                                                     --------------------------------------------------------------
Total income (loss) from investment operations                 (6.05)                 (6.08)                 (6.08)
-------------------------------------------------------------------------------------------------------------------
Net asset value, end of period                                 $3.95                  $3.92                  $3.92
                                                     ==============================================================
--------------------------------------------------------------------------------------------------------------------------
TOTAL RETURN, AT NET ASSET VALUE(2)                           (60.50)%               (60.80)%               (60.80)%
--------------------------------------------------------------------------------------------------------------------------
RATIOS/SUPPLEMENTAL DATA
Net assets, end of period (in thousands)                      $1,048                   $667                   $300
--------------------------------------------------------------------------------------------------------------------------
Average net assets (in thousands)                             $  444                   $305                   $114
--------------------------------------------------------------------------------------------------------------------------
Ratios to average net assets:(3)
Net investment loss                                            (1.45)%                (2.21)%                (2.23)%
Expenses                                                        3.99%                  4.78%                  4.79%
Expenses, net of voluntary reimbursement of
expenses and waiver of transfer agent fees                      1.84%                  2.46%                  2.18%
--------------------------------------------------------------------------------------------------------------------------
Portfolio turnover rate                                       137.66%(4)             137.66%(4)             137.66%(4)

1.  For the period from February 16, 2001 (inception of offering) to November
30, 2001.
2. Assumes a $1,000 hypothetical initial investment on the business day before the first day of the fiscal period (or inception of offering), with all dividends and distributions reinvested in additional shares on the reinvestment date, and redemption at the net asset value calculated on the last business day of the fiscal period. Sales charges are not reflected in the total returns.
Total returns are not annualized for periods of less than one full year.
3.  Annualized for periods of less than one full year.
4. Portfolio turnover rate is representative of the portfolio turnover rate of the Master Focus Twenty Trust included elsewhere in this report.

See accompanying Notes to Financial Statements.

10  Oppenheimer Select Managers Mercury Advisors Focus Growth Fund

FINANCIAL HIGHLIGHTS Continued

                                                                 CLASS N                CLASS Y
                                                                 -----------------      ----------------
                                                                 PERIOD ENDED           PERIOD ENDED
                                                                 NOVEMBER 30, 2001(1)   NOVEMBER 30, 2001(2)
------------------------------------------------------------------------------------------------------

PER SHARE OPERATING DATA
Net asset value, beginning of period                              $8.28                 $10.00
-----------------------------------------------------------------------------------------------
Income (loss) from investment operations:
Net investment loss                                                (.04)                  (.05)
Net realized and unrealized gain (loss)                           (4.30)                 (5.99)
                                                       ----------------------------------------
Total income (loss) from investment operations                    (4.34)                 (6.04)
-----------------------------------------------------------------------------------------------
Net asset value, end of period                                    $3.94                  $3.96
                                                       ========================================

------------------------------------------------------------------------------------------------------
TOTAL RETURN, AT NET ASSET VALUE(3)                              (52.42)%               (60.40)%
------------------------------------------------------------------------------------------------------
RATIOS/SUPPLEMENTAL DATA
Net assets, end of period (in thousands)                             $1                     $1(4)
------------------------------------------------------------------------------------------------------
Average net assets (in thousands)                                    $1                     $1
------------------------------------------------------------------------------------------------------
Ratios to average net assets:(5)
Net investment loss                                               (1.06)%                (0.63)%
Expenses                                                           4.01%                503.44%
Expenses, net of voluntary reimbursement of
expenses and waiver of transfer agent fees                         3.07%                  2.83%
------------------------------------------------------------------------------------------------------
Portfolio turnover rate                                          137.66%(6)             137.66%(6)

1.  For the period from March 1, 2001 (inception of offering) to November 30,
2001.
2.  For the period from February 16, 2001 (inception of offering) to November
30, 2001.
3. Assumes a $1,000 hypothetical initial investment on the business day before the first day of the fiscal period (or inception of offering), with all dividends and distributions reinvested in additional shares on the reinvestment date, and redemption at the net asset value calculated on the last business day of the fiscal period. Sales charges are not reflected in the total returns.
Total returns are not annualized for periods of less than one full year.
4.  Less than $1,000.
5.  Annualized for periods of less than one full year.
6. Portfolio turnover rate is representative of the portfolio turnover rate of the Master Focus Twenty Trust included elsewhere in this report.

See accompanying Notes to Financial Statements.

11  Oppenheimer Select Managers Mercury Advisors Focus Growth Fund

NOTES TO FINANCIAL STATEMENTS

1.  SIGNIFICANT ACCOUNTING POLICIES
Oppenheimer Select Managers Mercury Advisors Focus Growth Fund (the Fund) is a
separate series of Oppenheimer Select Managers, a non-diversified, open-end management investment company registered under the Investment Company Act of
1940, as amended. The Fund invests substantially all of its assets in the Master
Focus Twenty Trust (the Trust), a registered open-end investment company that has the same goals as the Fund. The financial statements of the Trust are included elsewhere in this report and should be read with the Fund's financial statements. The percentage of the Trust owned by the Fund at November 30, 2001 was 0.46%. The Fund's investment objective is to seek long-term capital appreciation. The Fund's administrator is OppenheimerFunds, Inc. (the Manager).

The Fund offers Class A, Class B, Class C, Class N and Class Y shares. Class A shares are sold at their offering price, which is normally net asset value plus a front-end sales charge. Class B, Class C and Class N shares are sold without a front-end sales charge but may be subject to a contingent deferred sales charge
(CDSC). Class N shares are sold only through retirement plans. Retirement plans that offer Class N shares may impose charges on those accounts. Class Y shares are sold to certain institutional investors without either a front-end sales charge or a CDSC. All classes of shares have identical rights to earnings, assets and voting privileges, except that each class has its own expenses directly attributable to that class and exclusive voting rights with respect to matters affecting that class. Classes A, B, C, and N have separate distribution and/or service plans. No such plan has been adopted for Class Y shares. Class B shares will automatically convert to Class A shares six years after the date of purchase. The following is a summary of significant accounting policies consistently followed by the Fund.

SECURITIES VALUATION The Fund records its investment in the Trust at fair value.
Valuation of securities held by the Trust is discussed in the notes to Master
Focus Twenty Trust included elsewhere in this report.

ALLOCATION OF INCOME, EXPENSES, GAINS AND LOSSES The Fund records daily its proportionate share of the Trust's income, expenses and realized and unrealized gains and losses. In addition, the Fund accrues its own expenses.

Income, expenses (other than those attributable to a specific class), gains and losses are allocated daily to each class of shares based upon the relative proportion of net assets represented by such class. Operating expenses directly attributable to a specific class are charged against the operations of that class.

FEDERAL TAXES The Fund intends to continue to comply with provisions of the
Internal Revenue Code applicable to regulated investment companies and to distribute all of its taxable income to shareholders. Therefore, no federal income or excise tax provision is required.

As of November 30, 2001, the Fund had available for federal income tax purposes an unused capital loss carryover as follows:

EXPIRING

__________

2009            $         468,169

As of November 30, 2001, the Fund had approximately $40,000 of post-October losses available to offset future capital gains, if any. Such losses, if unutilized, will expire in 2010.

DIVIDENDS AND DISTRIBUTIONS TO SHAREHOLDERS Dividends and distributions to shareholders, which are determined in accordance with income tax regulations, are recorded on the ex-dividend date.

12  Oppenheimer Select Managers Mercury Advisors Focus Growth Fund

NOTES TO FINANCIAL STATEMENTS  Continued

1.  SIGNIFICANT ACCOUNTING POLICIES continued
CLASSIFICATION OF DIVIDENDS AND DISTRIBUTIONS TO SHAREHOLDERS Net investment income (loss) and net realized gain (loss) may differ for financial statement and tax purposes. The character of dividends and distributions made during the fiscal year from net investment income or net realized gains may differ from their ultimate characterization for federal income tax purposes. Also, due to timing of dividends and distributions, the fiscal year in which amounts are distributed may differ from the fiscal year in which the income or realized gain was recorded by the Fund.

The Fund adjusts the classification of distributions to shareholders to reflect the differences between financial statement amounts and distributions determined in accordance with income tax regulations. Accordingly, during the period ended
December 31, 2001, amounts have been reclassified to reflect a decrease in paid-in capital of $12,444. Accumulated net investment loss was decreased by the same amount. Net assets of the Fund were unaffected by the reclassifications.

OTHER The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of income and expenses during the reporting period. Actual results could differ from those estimates.

2.  SHARES OF BENEFICIAL INTEREST
The Fund has authorized an unlimited number of no par value shares of beneficial interest of each class. Transactions in shares of beneficial interest were as follows:

                                                     PERIOD ENDED NOVEMBER 30, 2001(1)
                                                     SHARES                  AMOUNT
---------------------------------------------------------------------------------------
CLASS A

Sold                                                 317,853                $1,545,075
Dividends and/or distributions reinvested                 --                        --
Redeemed                                             (53,515)                 (243,250)
                                            -----------------     ---------------------
Net increase (decrease)                              264,338                $1,301,825
                                            =================     =====================

---------------------------------------------------------------------------------------
CLASS B
Sold                                                 185,529                $  898,904
Dividends and/or distributions reinvested                 --                        --
Redeemed                                             (15,413)                  (57,649)
                                            -----------------     ---------------------
Net increase (decrease)                              170,116                $  841,255
                                            =================     =====================

---------------------------------------------------------------------------------------
CLASS C
Sold                                                  94,725                $  436,597
Dividends and/or distributions reinvested                 --                        --
Redeemed                                             (18,356)                  (72,683)
                                            -----------------     ---------------------
Net increase (decrease)                               76,369      $            363,914
                                            =================     =====================

     (1) For the period from February 16, 2001 (inception of offering) to
     November 30, 2001, for Class A, B, C and Y shares and for the period from
     March 1, 2001 (inception of offering) to November 30, 2001, for Class N shares.

13  Oppenheimer Select Managers Mercury Advisors Focus Growth Fund

NOTES TO FINANCIAL STATEMENTS  Continued

2.  SHARES OF BENEFICIAL INTEREST continued

                                                         PERIOD ENDED NOVEMBER 30, 2001(1)
                                                         SHARES                   AMOUNT
---------------------------------------------------------------------------------------

CLASS N
Sold                                                     180                $    1,223
Dividends and/or distributions reinvested                 --                        --
Redeemed                                                  --                        --
                                            -----------------     ---------------------
Net increase (decrease)                                  180                $    1,223
                                            =================     =====================

---------------------------------------------------------------------------------------
CLASS Y
Sold                                                      --                $       --
Dividends and/or distributions reinvested                 --                        --
Redeemed                                                  --                        --
                                            -----------------     ---------------------
Net increase (decrease)                                   --                $       --
                                            =================     =====================

     (1) For the period from February 16, 2001 (inception of offering) to
     November 30, 2001, for Class A, B, C and Y shares and for the period from
     March 1, 2001 (inception of offering) to November 30, 2001, for Class N shares.

3.  FEES AND OTHER TRANSACTIONS WITH AFFILIATES
ADMINISTRATION FEES Administration fees paid to the Manager were in accordance with the administration agreement with the Fund which provides for a fee of
0.50% of the average annual net assets of the Fund. During the period ended
November 30, 2001, the Fund paid $3,380 to the Manager for administration services.

TRANSFER AGENT FEES OppenheimerFunds Services (OFS), a division of the Manager, acts as the transfer and shareholder servicing agent for the Fund. The Fund pays
OFS an agreed upon per account fee. Additionally, Class Y shares are subject to minimum fees of $5,000 for assets of less than $10 million and $10,000 for assets of $10 million or more. The Class Y shares are subject to the minimum fee in the event that the per account fee does not equal or exceed the applicable minimum fee.

OFS has voluntarily agreed to limit transfer and shareholder servicing agent fees to 0.25% per annum of Class Y shares, effective January 1, 2001 and for all other classes, 0.35% per annum, effective October 1, 2001. Additionally, OFS has voluntarily waived the minimum fee for the Fund for the fiscal year ended
November 30, 2001. The voluntary expense limits and waiver may be amended or withdrawn at any time.

DISTRIBUTION AND SERVICE PLAN FEES Under its General Distributor's Agreement
with the Manager, the Distributor acts as the Fund's principal underwriter in the continuous public offering of the different classes of shares of the Fund.

14  Oppenheimer Select Managers Mercury Advisors Focus Growth Fund

NOTES TO FINANCIAL STATEMENTS  Continued

3.  FEES AND OTHER TRANSACTIONS WITH AFFILIATES continued
The compensation paid to (or retained by) the Distributor from the sale of shares or on the redemption of shares is shown in the table below for the period indicated.

------------------ ------------- ----------------- ---------------- ----------------- --------------- ----------------
PERIOD ENDED       AGGREGATE     CLASS A           COMMISSIONS ON   COMMISSIONS ON    COMMISSIONS     COMMISSIONS ON
                   FRONT-END     FRONT-END SALES   CLASS A SHARES   CLASS B SHARES    ON CLASS C      CLASS N SHARES
                   SALES         CHARGES           ADVANCED BY      ADVANCED BY       SHARES          ADVANCED BY
                   CHARGES ON    RETAINED BY       DISTRIBUTOR(1)   DISTRIBUTOR(1)    ADVANCED BY     DISTRIBUTOR(1)
                   CLASS A       DISTRIBUTOR                                          DISTRIBUTOR(1)
                   SHARES
------------------ ------------- ----------------- ---------------- ----------------- --------------- ----------------

November 30, 2001  $3,891        $2,367            $13              $1,418            $2,569          $2
------------------ ------------- ----------------- ---------------- ----------------- --------------- ----------------

     1.The Distributor advances commission payments to dealers for certain sales of Class A shares and for sales of Class B, Class C and Class N shares from its own resources at the time of sale.

------------------- ---------------------- ----------------------- ----------------------- ------------------------
PERIOD ENDED        CLASS A CONTINGENT     CLASS B CONTINGENT      CLASS C CONTINGENT      CLASS N CONTINGENT
                    DEFERRED SALES         DEFERRED SALES          DEFERRED SALES          DEFERRED SALES CHARGES
                    CHARGES RETAINED BY    CHARGES RETAINED BY     CHARGES RETAINED BY     RETAINED BY DISTRIBUTOR
                    DISTRIBUTOR            DISTRIBUTOR             DISTRIBUTOR
------------------- ---------------------- ----------------------- ----------------------- ------------------------

November 30, 2001   $--                    $--                     $--                     $--
------------------- ---------------------- ----------------------- ----------------------- ------------------------

The Fund has adopted a Service Plan for Class A shares and Distribution and
Service Plans for Class B, Class C and Class N shares under Rule 12b-1 of the
Investment Company Act. Under those plans the Fund pays the Distributor for all or a portion of its costs incurred in connection with the distribution and/or servicing of the shares of the particular class.

CLASS A SERVICE PLAN FEES Under the Class A service plan, the Distributor currently uses the fees it receives from the Fund to pay brokers, dealers and other financial institutions. The Class A service plan permits reimbursements to the Distributor at a rate of up to a specified percent of average annual net assets of Class A shares purchased. The Distributor makes payments to plan recipients quarterly at an annual rate not to exceed a specified percent of the average annual net assets consisting of Class A shares of the Fund. For the period ended November 30, 2001, payments under the Class A plan totaled $731 prior to Manager waiver if applicable, all of which were paid by the Distributor to recipients, and included $31 paid to an affiliate of the Manager. Any unreimbursed expenses the Distributor incurs with respect to Class A shares in any fiscal year cannot be recovered in subsequent years.

CLASS B, CLASS C AND CLASS N DISTRIBUTION AND SERVICE PLAN FEES Under each plan, service fees and distribution fees are computed on the average of the net asset value of shares in the respective class, determined as of the close of each regular business day during the period. The Class B, Class C and Class N plans provide for the Distributor to be compensated at a flat rate, whether the
Distributor's distribution expenses are more or less than the amounts paid by the Fund under the plan during the period for which the fee is paid.

The Distributor retains the asset-based sales charge on Class B shares. The
Distributor retains the asset-based sales charge on Class C shares during the first year the shares are outstanding. The Distributor retains the asset-based sales charge on Class N shares. The asset-based sales charges on Class B, Class
C and Class N shares allow investors to buy shares without a front-end sales charge while allowing the Distributor to compensate dealers that sell those shares.

15  Oppenheimer Select Managers Mercury Advisors Focus Growth Fund

NOTES TO FINANCIAL STATEMENTS  Continued

3.  FEES AND OTHER TRANSACTIONS WITH AFFILIATES Continued
The Distributor's actual expenses in selling Class B, Class C and Class N shares may be more than the payments it receives from the contingent deferred sales charges collected on redeemed shares and asset-based sales charges from the Fund under the plans. If any plan is terminated by the Fund, the Board of Trustees may allow the Fund to continue payments of the asset-based sales charge to the
Distributor for distributing shares before the plan was terminated. The plans allow for the carryforward of distribution expenses, to be recovered from asset-based sales charges in subsequent fiscal periods.

-----------------------------------------------------------------------------------------------------------
DISTRIBUTION FEES PAID TO THE DISTRIBUTOR FOR THE PERIOD ENDED NOVEMBER 30,
2001, WERE AS FOLLOWS:
-----------------------------------------------------------------------------------------------------------
                                                                                    DISTRIBUTOR'S AGGREGATE
                                       AMOUNT          DISTRIBUTOR'S AGGREGATE      UNREIMBURSED EXPENSES
                    TOTAL PAYMENTS     RETAINED BY     UNREIMBURSED EXPENSES        AS % OF NET ASSETS OF
                    UNDER PLAN         DISTRIBUTOR     UNDER PLAN                   CLASS
------------------- ------------------ --------------- ---------------------------- -----------------------

CLASS B PLAN        $2,385             $1,821          $3,060                       0.46%
------------------- ------------------ --------------- ---------------------------- -----------------------
CLASS C PLAN           888                570           9,640                       3.21
------------------- ------------------ --------------- ---------------------------- -----------------------
CLASS N PLAN             2                  1              --                         --
------------------- ------------------ --------------- ---------------------------- -----------------------

4.  BANK BORROWINGS
The fund may borrow from a bank for temporary or emergency purposes including, without limitation, funding of shareholder redemptions provided asset coverage for borrowings exceeds 300%. Effective november 13, 2001, the fund has entered into an agreement which enables it to participate with other oppenheimer funds in an unsecured line of credit with a bank, which permits borrowings up to $400 million, collectively. Interest is charged to each fund, based on its borrowings, at a rate equal to the federal funds rate plus 0.45%. Borrowings are payable 30 days after such loan is executed. The fund also pays a commitment fee equal to its pro rata share of the average unutilized amount of the credit facility at a rate of 0.08% per annum.

16  Oppenheimer Select Managers Mercury Advisors Focus Growth Fund

INDEPENDENT AUDITORS' REPORT

The Board of Trustees and Shareholders of Oppenheimer Select Managers Mercury
Advisors Focus Growth Fund:

We have audited the accompanying statement of assets and liabilities of
Oppenheimer Select Mercury Advisors Focus Growth Fund, which is a series of
Oppenheimer Select Managers, as of November 30, 2001, and the related statement of operations for the period then ended, the statement of changes in net assets and the financial highlights for the periods indicated. These financial statements and financial highlights are the responsibility of the Fund's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of
Oppenheimer Select Managers Mercury Advisors Focus Growth Fund as of November
30, 2001, the results of its operations for the period then ended, the change in its net assets and the financial highlights for the periods indicated, in conformity with accounting principles generally accepted in the United States of
America.

DELOITTE & TOUCHE LLP

Denver, Colorado
January 16, 2002

17  Oppenheimer Select Managers Mercury Advisors Focus Growth Fund

Financial Statements for the
Master Focus Twenty Trust

Merrill Lynch Focus Twenty Fund, Inc., November 30, 2001

SCHEDULE OF INVESTMENTS                                                                           Master Focus Twenty Trust

                            Shares                                                                               Percent of
Industry                     Held                    Common Stocks                                     Value     Net Assets

Canada

Semiconductor               210,000   ++Celestica Inc.                                              $    8,880,900     2.1%
Equipment & Products

                                      Total Common Stocks in Canada                                      8,880,900      2.1

United States

Aerospace & Defense         110,000   General Dynamics Corporation                                       9,146,500      2.1

Automobiles                 700,000   Harley-Davidson, Inc.                                             36,806,000      8.6

Biotechnology               407,000   ++Amgen Inc.                                                      26,992,240      6.3
                            570,000   ++IDEC Pharmaceuticals Corporation                                40,065,300      9.3
                            625,000   ++Millennium Pharmaceuticals, Inc.                                21,306,250      5.0
                                                                                                    --------------    -----
                                                                                                        88,363,790     20.6

Commercial Services &       609,800   ++Concord EFS, Inc.                                               18,257,412      4.2
Supplies

Communications              268,500   ++Brocade Communications Systems, Inc.                             8,806,800      2.1
Equipment                 1,125,000   ++Cisco Systems, Inc.                                             22,983,750      5.3
                            350,000   ++QUALCOMM Incorporated                                           20,545,000      4.8
                                                                                                    --------------    -----
                                                                                                        52,335,550     12.2

Computers & Peripherals     540,000   ++Network Appliance, Inc.                                          8,326,800      1.9

Diversified Financials      450,000   ++Nasdaq-100 Shares (a)                                           17,883,000      4.2

Internet Software &         200,000   ++VeriSign, Inc.                                                   7,486,000      1.7
Services

Media                       700,000   ++AOL Time Warner Inc.                                            24,430,000      5.7

Semiconductor               219,000   ++Broadcom Corporation (Class A)                                   9,633,810      2.2
Equipment & Products        340,000   ++KLA-Tencor Corporation                                          17,071,400      4.0
                            120,000   ++Maxim Integrated Products, Inc.                                  6,576,000      1.5
                            531,300   ++RF Micro Devices, Inc.                                          12,884,025      3.0
                                                                                                    --------------    -----
                                                                                                        46,165,235     10.7

Software                    270,000   ++Amdocs Limited                                                   8,928,900      2.1
                            448,500   ++Electronic Arts Inc.                                            27,116,310      6.3
                            370,000   ++Microsoft Corporation                                           23,754,000      5.5
                            500,000   ++VERITAS Software Corporation                                    19,445,000      4.5
                                                                                                    --------------    -----
                                                                                                        79,244,210     18.4

                                      Total Common Stocks in the United States                         388,444,497     90.3

                                      Total Investments in Common Stocks (Cost--$401,966,783)          397,325,397     92.4

Merrill Lynch Focus Twenty Fund, Inc., November 30, 2001

SCHEDULE OF INVESTMENTS (concluded)                                                               Master Focus Twenty Trust

                            Face                                                                                 Percent of
                           Amount                Short-Term Securities                                 Value     Net Assets

United States

Commercial Paper*     US$15,000,000   Gannett Company, 1.98% due 12/07/2001                         $   14,995,050     3.5%
                          9,448,000   General Motors Acceptance Corp., 2.23% due 12/03/2001              9,446,829      2.2
                                                                                                    --------------    -----
                                                                                                        24,441,879      5.7

US Government &          12,000,000   Federal Home Loan Bank, 1.98% due 12/12/2001                      11,992,740      2.8
Agency Obligations*       2,385,000   US Treasury Bills, 1.89% due 12/27/2001                            2,381,707      0.5
                                                                                                    --------------    -----
                                                                                                        14,374,447      3.3

                                      Total Investments in Short-Term Securities
                                      (Cost--$38,816,326)                                               38,816,326      9.0

                                      Total Investments (Cost--$440,783,109)                           436,141,723    101.4

                       Nominal Value
                     Covered by Options                  Issue

Options Written

Call Options Written        295,000   Cisco Systems, Inc., expiring January 2003 at USD 30               (619,500)    (0.2)
                            200,000   Harley-Davidson, Inc., expiring February 2002 at USD 55            (550,000)    (0.1)
                            303,500   KLA-Tencor Corporation, expiring December 2001 at USD 60            (91,043)      0.0
                                                                                                    --------------    -----
                                                                                                       (1,260,543)    (0.3)

Put Options Written          21,000   Broadcom Corp., expiring December 2001 at USD 40                   (163,800)      0.0
                             90,000   Network Appliance, Inc., expiring December 2001 at USD 15           (99,000)      0.0
                                                                                                    --------------    -----
                                                                                                         (262,800)      0.0

                                      Total Options Written (Premiums Received--$1,191,094)            (1,523,343)    (0.3)

                                      Total Investments, Net of Options Written
                                      (Cost--$439,592,015)                                             434,618,380    101.1
                                      Liabilities in Excess of Other Assets                            (4,665,245)    (1.1)
                                                                                                    --------------   ------
                                      Net Assets                                                    $  429,953,135   100.0%
                                                                                                    ==============   ======

*Commercial Paper and certain US Government & Agency Obligations are traded on a discount basis; the interest rates shown reflect the discount rates paid at the time of purchase by the Trust.
++Non-income producing security.
(a)Represents ownership in the Nasdaq-100 Trust, a registered unit investment trust. The investment objective of the Nasdaq-100 Trust is to provide investment results that generally correspond to the price performance and dividend yield of the component stocks of the
Nasdaq-100 Index.

See Notes to Financial Statements.

Merrill Lynch Focus Twenty Fund, Inc., November 30, 2001

FINANCIAL INFORMATION

Statement of Assets and Liabilities                                                               Master Focus Twenty Trust

                As of November 30, 2001

Assets:         Investments, at value (including securities loaned of $96,215,450)
                (identified cost--$440,783,109)                                                              $  436,141,723
                Investments held as collateral for loaned securities, at value                                  100,490,000
                Cash                                                                                                134,360
                Receivables:
                   Securities sold                                                       $    3,299,555
                   Contributions                                                                598,729
                   Options written                                                              223,277
                   Loaned securities income                                                       9,539           4,131,100
                                                                                         --------------
                Prepaid expenses and other assets                                                                   226,281
                                                                                                             --------------
                Total assets                                                                                    541,123,464
                                                                                                             --------------

Liabilities:    Collateral on securities loaned, at value                                                       100,490,000
                Options written, at value (premiums received--$1,191,094)                                         1,523,343
                Payables:
                   Securities purchased                                                       7,299,499
                   Withdrawals                                                                1,594,106
                   Investment adviser                                                           189,737           9,083,342
                                                                                         --------------
                Accrued expenses and other liabilities                                                               73,644
                                                                                                             --------------
                Total liabilities                                                                               111,170,329
                                                                                                             --------------

Net Assets:     Net assets                                                                                   $  429,953,135
                                                                                                             ==============

Net Assets      Partners' capital                                                                            $  434,926,770
Consist of:     Unrealized depreciation on investments                                                          (4,973,635)
                                                                                                             --------------
                Net assets                                                                                   $  429,953,135
                                                                                                             ==============

See Notes to Financial Statements.

Merrill Lynch Focus Twenty Fund, Inc., November 30, 2001

FINANCIAL INFORMATION (continued)

Statement of Operations                                                                           Master Focus Twenty Trust

                For the Year Ended November 30, 2001

Investment      Interest and discount earned                                                                $     2,675,776
Income:         Dividends                                                                                           479,456
                Securities lending--net                                                                               9,674
                                                                                                            ---------------
                Total income                                                                                      3,164,906
                                                                                                            ---------------

Expenses:       Investment advisory fees                                                 $    4,617,970
                Offering costs                                                                  142,090
                Accounting services                                                             116,788
                Custodian fees                                                                   47,052
                Professional fees                                                                45,300
                Trustees' fees and expenses                                                      38,219
                Pricing fees                                                                        926
                Printing and shareholder reports                                                    259
                Other                                                                            26,806
                                                                                         --------------
                Total expenses                                                                                    5,035,410
                                                                                                            ---------------
                Investment loss--net                                                                            (1,870,504)
                                                                                                            ---------------

Realized &      Realized loss on investments--net                                                           (1,204,513,199)
Unrealized      Change in unrealized depreciation on investments--net                                           331,418,796
Gain (Loss)                                                                                                 ---------------
on Investments  Net Decrease in Net Assets Resulting from Operations                                        $ (874,964,907)
--Net:                                                                                                      ===============

See Notes to Financial Statements.

Merrill Lynch Focus Twenty Fund, Inc., November 30, 2001

FINANCIAL INFORMATION (concluded)

Statements of Changes in Net Assets                                                               Master Focus Twenty Trust

                                                                                           For the          For the Period
                                                                                          Year Ended       March 3, 2000++
                                                                                         November 30,      to November 30,
Increase (Decrease) in Net Assets:                                                           2001                2000

Operations:     Investment loss--net                                                   $    (1,870,504)    $    (3,410,237)
                Realized loss on investments--net                                       (1,204,513,199)       (277,693,004)
                Change in unrealized depreciation on investments--net                       331,418,796       (336,392,431)
                                                                                       ----------------    ----------------
                Net decrease in net assets resulting from operations                      (874,964,907)       (617,495,672)
                                                                                       ----------------    ----------------

Capital         Proceeds from contributions                                                 404,613,481       1,990,033,148
Transactions:   Fair value of withdrawals                                                 (288,410,915)       (183,922,100)
                                                                                       ----------------    ----------------
                Net increase in net assets derived from net capital transactions            116,202,566       1,806,111,048
                                                                                       ----------------    ----------------

Net Assets:     Total increase (decrease) in net assets                                   (758,762,341)       1,188,615,376
                Beginning of period                                                       1,188,715,476             100,100
                                                                                       ----------------    ----------------
                End of period                                                          $    429,953,135    $  1,188,715,476
                                                                                       ================    ================

++Commencement of operations.

See Notes to Financial Statements.

Financial Highlights                                                                              Master Focus Twenty Trust

                                                                                           For the           For the Period
The following ratios have been derived from                                               Year Ended        March 3, 2000++
information provided in the financial statements.                                        November 30,       to November 30,
                                                                                             2001                 2000

Ratios to       Expenses                                                                           .68%               .90%*
Average                                                                                ================    ================
Net Assets:     Investment loss--net                                                             (.25%)             (.33%)*
                                                                                       ================    ================

Supplemental    Net assets, end of period (in thousands)                               $        429,953    $      1,188,715
Data:                                                                                  ================    ================
                Portfolio turnover                                                              137.66%              62.85%
                                                                                       ================    ================

*Annualized.
++Commencement of operations.

See Notes to Financial Statements.

Merrill Lynch Focus Twenty Fund, Inc., November 30, 2001

NOTES TO FINANCIAL STATEMENTS

Master Focus Twenty Trust

1. Significant Accounting Policies:
Master Focus Twenty Trust (the "Trust") is registered under the
Investment Company Act of 1940 and is organized as a Delaware business trust. The Declaration of Trust permits the Trustees to issue nontransferable interest in the Trust, subject to certain limitations. The Trust's financial statements are prepared in conformity with accounting principles generally accepted in the
United States of America, which may require the use of management accruals and estimates. The following is a summary of significant accounting policies followed by the Trust.

(a) Valuation of investments--Portfolio securities that are traded on stock exchanges are valued at the last sale price on the exchange on which such securities are traded, as of the close of business on the day the securities are being valued or, lacking any sales, at the last available bid price. Securities that are traded in the over-
the-counter market are valued at the last available bid price prior to the time of valuation. In cases where securities are traded on more than one exchange, the securities are valued on the exchange designated by or under the authority of the Board of Trustees as the primary market. Securities that are traded both in the over-the-
counter market and on a stock exchange are valued according to the broadest and most representative market. Options written or
purchased are valued at the last sale price in the case of exchange-
traded options. In the case of options traded in the over-the-
counter market, valuation is the last asked price (options written)
or the last bid price (options purchased). Short-term securities are valued at amortized cost, which approximates market value. Other investments, including futures contracts and related options, are stated at market value. Securities and assets for which market quotations are not readily available are valued at fair market value, as determined in good faith by or under the direction of the
Trust's Board of Trustees.

(b) Derivative financial instruments--The Trust may engage in various portfolio investment techniques to increase or decrease the level of risk to which the Trust is exposed more quickly and efficiently than transactions in other types of investments. Losses may arise due to changes in the value of the contract or if the counterparty does not perform under the contract.

* Financial futures contracts--The Trust may purchase or sell financial futures contracts and options on such futures contracts for the purpose of hedging the market risk on existing securities or the intended purchase of securities. Upon entering into a contract, the Trust deposits and maintains as collateral such initial margin as required by the exchange on which the transaction is effected.
Pursuant to the contract, the Trust agrees to receive from or pay to the broker an amount of cash equal to the daily fluctuation in the value of the contract. Such receipts or payments are known as variation margin and are recorded by the Trust as unrealized gains or losses. When the contract is closed, the Trust records a realized gain or loss equal to the difference between the value of the contract at the time it was opened and the value at the time it was closed.

* Options--The Trust is authorized to purchase and write call and put options. When the Trust writes an option, an amount equal to the premium received by the Trust is reflected as an asset and an equivalent liability. The amount of the liability is subsequently marked to market to reflect the current market value of the option written. When a security is purchased or sold through an exercise of an option, the related premium paid (or received) is added to (or deducted from) the basis of the security acquired or deducted from
(or added to) the proceeds of the security sold. When an option expires (or the Trust enters into a closing transaction), the Trust realizes a gain or loss on the option to the extent of the premiums received or paid (or a gain or loss to the extent that the cost of the closing transaction exceeds the premium paid or received).

Written and purchased options are non-income producing investments.

* Forward foreign exchange contracts--The Trust is authorized to enter into forward foreign exchange contracts as a hedge against either specific transactions or portfolio positions. Such contracts are not entered on the Trust's records. However, the effect on operations is recorded from the date the Trust enters into such contracts.

* Foreign currency options and futures--The Trust may also purchase or sell listed or over-the-counter foreign currency options, foreign currency futures and related options on foreign currency futures as a short or long hedge against possible vari-

Merrill Lynch Focus Twenty Fund, Inc., November 30, 2001

NOTES TO FINANCIAL STATEMENTS (continued)

Master Focus Twenty Trust

ations in foreign exchange rates. Such transactions may be effected with respect to hedges on non-US dollar denominated securities owned by the
Trust, sold by the Trust but not yet delivered, or committed or anticipated to be purchased by the Trust.

(c) Foreign currency transactions--Transactions denominated in foreign currencies are recorded at the exchange rate prevailing when recognized. Assets and liabilities denominated in foreign currencies are valued at the exchange rate at the end of the period. Foreign currency transactions are the result of settling (realized) or valuing (unrealized) assets or liabilities expressed in foreign currencies into US dollars. Realized and unrealized gains or losses from investments include the effects of foreign exchange rates on investments.

(d) Income taxes--The Trust is classified as a partnership for
Federal income tax purposes. As a partnership for Federal income tax purposes, the Trust will not incur Federal income tax liability.
Items of partnership income, gain, loss and deduction will pass through to investors as partners in the Trust. Therefore, no Federal income tax provision is required. Under the applicable foreign tax law, a withholding tax may be imposed on interest,dividends and capital gains at various rates.

(e) Security transactions and investment income--Security
transactions are accounted for on the date the securities are purchased or sold (the trade dates). Realized gains and losses on security transactions are determined on the identified cost basis.
Dividend income is recorded on the ex-dividend dates. Dividends from foreign securities where the ex-dividend date may have passed are subsequently recorded when the Trust has determined the ex-dividend date. Interest income is recognized on the accrual basis. The Trust will adopt the provisions to amortize all premiums and discounts on debt securities effective December 1, 2001, as now required under the new AICPA Audit and Accounting Guide for Investment Companies.
The cumulative effect of this accounting change will have no impact on the total net assets of the Trust. As of November 30, 2001, no debt securities were held by the Trust.

(f) Securities lending--The Trust may lend securities to financial institutions that provide cash or securities issued or guaranteed by the U.S. government as collateral, which will be maintained at all times in an amount equal to at least 100% of the current market value of the loaned securities. The Trust typically receives income on the loaned securities but does not receive income on the
collateral. Where the Trust receives securities as collateral for the loaned securities, it collects a fee from the borrower. Where the Trust receives cash collateral, it may invest such collateral and retain the amount earned on such investment, net of any amount rebated to the borrower. The Trust may receive a flat fee for its loans. Loans of securities are terminable at any time and the borrower, after notice, is required to return the borrowed
securities within five business days. The Trust may pay reasonable finder's, lending agent, administrative and custodial fees in connection with its loans. In the event that the borrower defaults on its obligation to return borrowed securities because of
insolvency or for any other reason, the Trust could experience delays and costs in gaining access to the collateral. The Trust also could suffer a loss where the value of the collateral falls below the market value of the borrowed securities, in the event of borrower default or in the event of losses on investments made with cash collateral.

2. Investment Advisory Agreement and Transactions with Affiliates:
The Trust has entered into an Investment Advisory Agreement with
Fund Asset Management, L.P. ("FAM"). The general partner of FAM is
Princeton Services, Inc. ("PSI"), an indirect, wholly-owned
subsidiary of Merrill Lynch & Co., Inc. ("ML & Co."), which is the limited partner.

FAM is responsible for the management of the Trust's investments and provides the necessary personnel, facilities, equipment and certain other services necessary to the operations of the Trust. For such services, the Trust pays a monthly fee at an annual rate of .60%
of the average daily value of the Trust's net assets. Prior to
December 18, 2001, the rate was .85%.

Merrill Lynch Focus Twenty Fund, Inc., November 30, 2001

NOTES TO FINANCIAL STATEMENTS (continued)

Master Focus Twenty Trust

The Trust has received an exemptive order from the Securities and
Exchange Commission permitting it to lend portfolio securities to
Merrill Lynch, Pierce, Fenner & Smith Incorporated, a subsidiary of
ML & Co., or its affiliates. As of November 30, 2001, the Trust lent securities with a value of $29,487,000 to MLPF&S or its affiliates.
Pursuant to that order, the Trust also has retained QA Advisors, LLC
("QA Advisors"), an affiliate of FAM, as the securities lending agent for a fee based on a share of the returns on investment of cash collateral. QA Advisors may, on behalf of the Trust, invest cash collateral received by the Trust for such loans, among other things, in a private investment company managed by QA Advisors or in registered money market funds advised by FAM or its affiliates. As of November 30, 2001, cash collateral of $29,897,482 was invested in the Money Market Series of the Merrill Lynch Liquidity Series, LLC
and $70,592,518 was invested in the Merrill Lynch Premier
Institutional Fund. For the year ended November 30, 2001, QA
Advisors received $1,260 in securities lending agent fees.

Prior to January 1, 2001, FAM provided accounting services to the
Fund at its cost and the Fund reimbursed FAM for these services. FAM continues to provide certain accounting services to the Fund. The
Fund reimburses FAM at its cost for such services. For the year ended November 30, 2001, the Fund reimbursed FAM an aggregate of
$33,701 for the above-described services. The Fund entered into an agreement with State Street Bank and Trust Company ("State Street"), effective January 1, 2001, pursuant to which State Street provides certain accounting services to the Fund. The Fund pays a fee for these services.

Certain officers and/or trustees of the Trust are officers and/or directors of FAM, PSI, and/or ML & Co.

3. Investments:
Purchases and sales of investments, excluding short-term securities, for the year ended November 30, 2001 were $1,164,816,546 and
$936,733,899, respectively.

Net realized gains (losses) for the year ended November 30, 2001 and net unrealized losses as of November 30, 2001 were as follows:

                                   Realized            Unrealized
                                Gains (Losses)           Losses

Long-term investments         $(1,219,635,107)     $  (4,641,386)
Short-term investments                   2,842                 --
Options purchased                    6,293,050                 --
Options written                      8,826,016          (332,249)
                              ----------------     --------------
Total investments             $(1,204,513,199)     $  (4,973,635)
                              ================     ==============

As of November 30, 2001, net unrealized depreci-ation for Federal income tax purposes aggregated $15,514,031, of which $39,486,185 related to apprecated securities and $55,000,216 related to
depreciated securities. At November 30, 2001, the aggregate cost of investments, including options, for Federal income tax purposes was
$450,132,411.

Transactions in call options written for the year ended November 30,
2001 were as follows:

                                       Nominal
                                        Value           Premiums
                                       Covered          Received

Outstanding call options written,
beginning of year                             --               --
Options written                        3,238,500    $  11,638,680
Options closed                       (2,440,000)     (10,581,651)
                                   -------------    -------------
Outstanding call options
written, end of year                     798,500    $   1,057,029
                                   =============    =============

Transactions in put options written for the year ended November 30,
2001 were as follows:

                                       Nominal
                                        Value           Premiums
                                       Covered          Received

Outstanding put options written,
beginning of year                             --               --
Options written                          842,000     $    900,565
Options closed                         (731,000)        (766,500)
                                   -------------    -------------
Outstanding put options
written, end of year                     111,000    $     134,065
                                   =============    =============

Merrill Lynch Focus Twenty Fund, Inc., November 30, 2001

NOTES TO FINANCIAL STATEMENTS (concluded)

Master Focus Twenty Trust

4. Short-Term Borrowings:
The Trust, along with certain other funds managed by FAM and its affiliates, is a party to a $1,000,000,000 credit agreement with
Bank One, N.A. and certain other lenders. The Trust may borrow under the credit agreement to fund partner withdrawals and for other lawful purposes other than for leverage. The Trust may borrow up to the maximum amount allowable under the Trust's current prospectus and statement of additional information, subject to various other legal, regulatory or contractual limits. The Trust pays a commitment fee of .09% per annum based on the Trust's pro rata share of the unused portion of the credit agreement. Amounts borrowed under the credit agreement bear interest at a rate equal to, at each fund's election, the Federal Funds rate plus .50% or a base rate as determined by Bank One, N.A. The Trust did not borrow under the credit agreement during the year ended November 30, 2001. On
November 30, 2001, the credit agreement was renewed for one year.

INDEPENDENT AUDITORS' REPORT

The Board of Trustees and Shareholders of Oppenheimer Select Managers QM Active
Balanced Fund:

We have audited the accompanying statement of assets and liabilities of
Oppenheimer Select Managers QM Active Balanced Fund, which is a series of
Oppenheimer Select Managers, including the statement of investments, as of
November 30, 2001, and the related statement of operations for the period then ended, the statement of changes in net assets and the financial highlights for the periods indicated. These financial statements and financial highlights are the responsibility of the Fund's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of November 30, 2001, by correspondence with the custodian and brokers; where replies were not received from brokers, we performed other auditing procedures. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of
Oppenheimer Select Managers QM Active Balanced Fund as of November 30, 2001, the
results of its operations for the period then ended, the change in its net assets and the financial highlights for the periods indicated, in conformity with accounting principles generally accepted in the United States of America.

/s/ DELOITTE & TOUCHE LLP

__________

DELOITTE & TOUCHE LLP

Denver, Colorado
December 14, 2001

Statement of Investments          November 30, 2001

                                                                                                                MARKET VALUE
                                                                                               SHARES           SEE NOTE 1

-------------------------------------------------------------------------------------------------------------------------
Common Stocks - 65.1%
-------------------------------------------------------------------------------------------------------------------------
BASIC MATERIALS - 1.6%
-------------------------------------------------------------------------------------------------------------------------
CHEMICALS - 0.9%
-------------------------------------------------------------------------------------------------------------------------
Airgas, Inc.                                                          (1)                        300            $  4,530
-------------------------------------------------------------------------------------------------------------------------
Dow Chemical Co.                                                                                 300              11,250
-------------------------------------------------------------------------------------------------------------------------
Du Pont (E.I.) de Nemours & Co.                                                                  400              17,736
-------------------------------------------------------------------------------------------------------------------------
Engelhard Corp.                                                                                  100               2,795
-------------------------------------------------------------------------------------------------------------------------
FMC Corp.                                                             (1)                        200              10,710
                                                                                                          ---------------
                                                                                                                  47,021
-------------------------------------------------------------------------------------------------------------------------
METALS - 0.5%
-------------------------------------------------------------------------------------------------------------------------
Alcoa, Inc.                                                                                      500              19,300
-------------------------------------------------------------------------------------------------------------------------
Worthington Industries, Inc.                                                                     400               5,920
                                                                                                          ---------------
                                                                                                                  25,220
-------------------------------------------------------------------------------------------------------------------------
PAPER - 0.2%
-------------------------------------------------------------------------------------------------------------------------
Weyerhaeuser Co.                                                                                 200              10,570
-------------------------------------------------------------------------------------------------------------------------
CAPITAL GOODS - 5.7%
-------------------------------------------------------------------------------------------------------------------------
AEROSPACE/DEFENSE - 1.0%
-------------------------------------------------------------------------------------------------------------------------
Boeing Co.                                                                                       600              21,060
-------------------------------------------------------------------------------------------------------------------------
General Dynamics Corp.                                                                           200              16,630
-------------------------------------------------------------------------------------------------------------------------
Lockheed Martin Corp.                                                                            300              13,935
                                                                                                          ---------------
                                                                                                                  51,625
-------------------------------------------------------------------------------------------------------------------------
ELECTRICAL EQUIPMENT - 3.0%
-------------------------------------------------------------------------------------------------------------------------
BEI Technologies, Inc.                                                                           400               7,296
-------------------------------------------------------------------------------------------------------------------------
Emerson Electric Co.                                                                             200              10,812
-------------------------------------------------------------------------------------------------------------------------
General Electric Co.                                                                           3,400             130,900
-------------------------------------------------------------------------------------------------------------------------
Rockwell International Corp.                                                                     100               1,650
-------------------------------------------------------------------------------------------------------------------------
Vishay Intertechnology, Inc.                                          (1)                        600              11,028
                                                                                                          ---------------
                                                                                                                 161,686
-------------------------------------------------------------------------------------------------------------------------
INDUSTRIAL SERVICES - 0.5%
-------------------------------------------------------------------------------------------------------------------------
Applied Industrial Technologies, Inc.                                                          1,000              18,310
-------------------------------------------------------------------------------------------------------------------------
NDCHealth Corp.                                                                                  100               3,295
-------------------------------------------------------------------------------------------------------------------------
Tetra Technologies, Inc.                                              (1)                        100               2,023
-------------------------------------------------------------------------------------------------------------------------
Wallace Computer Services, Inc.                                                                  300               5,133
                                                                                                          ---------------
                                                                                                                  28,761
-------------------------------------------------------------------------------------------------------------------------
MANUFACTURING - 1.2%
-------------------------------------------------------------------------------------------------------------------------
Corning, Inc.                                                                                  1,400              13,202
-------------------------------------------------------------------------------------------------------------------------
Danaher Corp.                                                                                    100               5,865
-------------------------------------------------------------------------------------------------------------------------
Hon Industries, Inc.                                                                             300               7,680
-------------------------------------------------------------------------------------------------------------------------
Honeywell International, Inc.                                                                    100               3,314
-------------------------------------------------------------------------------------------------------------------------
Ingersoll-Rand Co.                                                                               100               4,189
-------------------------------------------------------------------------------------------------------------------------
Mettler-Toledo International, Inc.                                    (1)                        200               9,854
-------------------------------------------------------------------------------------------------------------------------
National Service Industries, Inc.                                                                700              11,144
-------------------------------------------------------------------------------------------------------------------------
Pactiv Corp.                                                          (1)                        100               1,750
-------------------------------------------------------------------------------------------------------------------------
Silgan Holdings, Inc.                                                 (1)                        100               2,190
-------------------------------------------------------------------------------------------------------------------------
Timken Co.                                                                                       500               7,090
                                                                                                          ---------------
                                                                                                                  66,278

7  Oppenheimer Select Managers QM Active Balanced Fund

Statement of Investments          Continued

                                                                                                                 MARKET VALUE
                                                                                               SHARES            SEE NOTE 1

-------------------------------------------------------------------------------------------------------------------------
Communication Services - 3.0%
-------------------------------------------------------------------------------------------------------------------------
TELECOMMUNICATIONS-LONG DISTANCE - 1.6%
-------------------------------------------------------------------------------------------------------------------------
AT&T Corp.                                                                                     1,400             $24,486
-------------------------------------------------------------------------------------------------------------------------
Global Crossing Ltd.                                                  (1)                        100                 127
-------------------------------------------------------------------------------------------------------------------------
Sprint Corp. (Fon Group)                                                                         600              13,074
-------------------------------------------------------------------------------------------------------------------------
Verizon Communications, Inc.                                                                     600              28,200
-------------------------------------------------------------------------------------------------------------------------
WorldCom, Inc./MCI Group                                                                          32                 420
-------------------------------------------------------------------------------------------------------------------------
WorldCom, Inc./WorldCom Group                                         (1)                      1,200              17,448
                                                                                                          ---------------
                                                                                                                  83,755
-------------------------------------------------------------------------------------------------------------------------
TELEPHONE UTILITIES - 1.0%
-------------------------------------------------------------------------------------------------------------------------
BellSouth Corp.                                                                                  400              15,400
-------------------------------------------------------------------------------------------------------------------------
SBC Communications, Inc.                                                                       1,000              37,380
                                                                                                          ---------------
                                                                                                                  52,780
-------------------------------------------------------------------------------------------------------------------------
TELECOMMUNICATIONS-WIRELESS - 0.4%
-------------------------------------------------------------------------------------------------------------------------
AT&T Wireless Services, Inc.                                          (1)                        786              10,980
-------------------------------------------------------------------------------------------------------------------------
Metro One Telecommunication, Inc.                                     (1)                        100               3,438
-------------------------------------------------------------------------------------------------------------------------
Sprint Corp. (PCS Group)                                              (1)                        200               4,990
                                                                                                          ---------------
                                                                                                                  19,408
-------------------------------------------------------------------------------------------------------------------------
CONSUMER CYCLICALS - 6.7%
-------------------------------------------------------------------------------------------------------------------------
AUTOS & HOUSING - 0.9%
-------------------------------------------------------------------------------------------------------------------------
Boykin Lodging Co.                                                                               300               2,220
-------------------------------------------------------------------------------------------------------------------------
Cooper Tire & Rubber Co.                                                                         400               5,928
-------------------------------------------------------------------------------------------------------------------------
Copart, Inc.                                                          (1)                        200               6,856
-------------------------------------------------------------------------------------------------------------------------
Dana Corp.                                                                                       100               1,370
-------------------------------------------------------------------------------------------------------------------------
Direct Focus, Inc.                                                    (1)                        100               2,797
-------------------------------------------------------------------------------------------------------------------------
Ford Motor Co.                                                                                   300               5,682
-------------------------------------------------------------------------------------------------------------------------
General Motors Corp.                                                                             300              14,910
-------------------------------------------------------------------------------------------------------------------------
Standard Pacific Corp.                                                                           400               8,480
                                                                                                          ---------------
                                                                                                                  48,243
-------------------------------------------------------------------------------------------------------------------------
CONSUMER SERVICES - 0.3%
-------------------------------------------------------------------------------------------------------------------------
Catalina Marketing Corp.                                              (1)                        100               3,162
-------------------------------------------------------------------------------------------------------------------------
Cendant Corp.                                                         (1)                        200               3,408
-------------------------------------------------------------------------------------------------------------------------
Omnicom Group, Inc.                                                                              100               8,586
                                                                                                          ---------------
                                                                                                                  15,156
-------------------------------------------------------------------------------------------------------------------------
LEISURE & ENTERTAINMENT - 0.6%
-------------------------------------------------------------------------------------------------------------------------
Action Performance Cos., Inc.                                         (1)                        100               3,305
-------------------------------------------------------------------------------------------------------------------------
Activision, Inc.                                                      (1)                        150               3,728
-------------------------------------------------------------------------------------------------------------------------
Carnival Corp.                                                                                   200               5,222
-------------------------------------------------------------------------------------------------------------------------
Championship Auto Racing Teams, Inc.                                  (1)                        200               2,910
-------------------------------------------------------------------------------------------------------------------------
Harley-Davidson, Inc.                                                                            200              10,516
-------------------------------------------------------------------------------------------------------------------------
Marriott International, Inc., Cl. A                                                              200               7,524
-------------------------------------------------------------------------------------------------------------------------
Pegasus Solutions, Inc.                                               (1)                        100               1,305
                                                                                                          ---------------
                                                                                                                  34,510
-------------------------------------------------------------------------------------------------------------------------
MEDIA - 1.1%
-------------------------------------------------------------------------------------------------------------------------
AOL Time Warner, Inc.                                                 (1)                      1,300              45,370
-------------------------------------------------------------------------------------------------------------------------
Deluxe Corp.                                                                                     100               3,952
-------------------------------------------------------------------------------------------------------------------------
Tribune Co.                                                                                      200               7,220
                                                                                                          ---------------
                                                                                                                  56,542

8  Oppenheimer Select Managers QM Active Balanced Fund

Statement of Investments          Continued

                                                                                                                MARKET VALUE
                                                                                               SHARES           SEE NOTE 1

-------------------------------------------------------------------------------------------------------------------------
Retail:  General - 1.7%
-------------------------------------------------------------------------------------------------------------------------
Costco Wholesale Corp.                                                (1)                        100            $  4,088
-------------------------------------------------------------------------------------------------------------------------
Dillard's, Inc., Cl. A                                                                           200               3,310
-------------------------------------------------------------------------------------------------------------------------
Kohl's Corp.                                                          (1)                        300              20,355
-------------------------------------------------------------------------------------------------------------------------
May Department Stores Co.                                                                        200               7,168
-------------------------------------------------------------------------------------------------------------------------
Sears Roebuck & Co.                                                                              200               9,102
-------------------------------------------------------------------------------------------------------------------------
Wal-Mart Stores, Inc.                                                                            900              49,635
                                                                                                          ---------------
                                                                                                                  93,658
-------------------------------------------------------------------------------------------------------------------------
RETAIL:  SPECIALTY - 2.1%
-------------------------------------------------------------------------------------------------------------------------
99 Cents Only Stores                                                  (1)                        500              19,250
-------------------------------------------------------------------------------------------------------------------------
American Greetings Corp., Cl. A                                                                  400               5,220
-------------------------------------------------------------------------------------------------------------------------
AutoNation, Inc.                                                      (1)                        300               3,318
-------------------------------------------------------------------------------------------------------------------------
Blockbuster, Inc., Cl. A                                                                         100               2,630
-------------------------------------------------------------------------------------------------------------------------
Brown Shoe Co., Inc.                                                                             800              11,760
-------------------------------------------------------------------------------------------------------------------------
Home Depot, Inc.                                                                                 800              37,328
-------------------------------------------------------------------------------------------------------------------------
Lowe's Cos., Inc.                                                                                600              27,186
-------------------------------------------------------------------------------------------------------------------------
Nike, Inc., Cl. B                                                                                100               5,299
                                                                                                          ---------------
                                                                                                                 111,991
-------------------------------------------------------------------------------------------------------------------------
TEXTILE/APPAREL & HOME FURNISHINGS - 0.0%
-------------------------------------------------------------------------------------------------------------------------
Too, Inc.                                                             (1)                        100               2,937
-------------------------------------------------------------------------------------------------------------------------
CONSUMER STAPLES - 6.6%
-------------------------------------------------------------------------------------------------------------------------
BEVERAGES - 1.5%
-------------------------------------------------------------------------------------------------------------------------
Anheuser-Busch Cos., Inc.                                                                        300              12,930
-------------------------------------------------------------------------------------------------------------------------
Coca-Cola Co. (The)                                                                              300              14,088
-------------------------------------------------------------------------------------------------------------------------
Pepsi Bottling Group, Inc. (The)                                                                 400              17,780
-------------------------------------------------------------------------------------------------------------------------
PepsiCo, Inc.                                                                                    700              34,041
                                                                                                          ---------------
                                                                                                                  78,839
-------------------------------------------------------------------------------------------------------------------------
BROADCASTING - 0.6%
-------------------------------------------------------------------------------------------------------------------------
Comcast Corp., Cl. A Special                                          (1)                        200               7,600
-------------------------------------------------------------------------------------------------------------------------
EchoStar Communications Corp., Cl. A                                  (1)                        500              13,235
-------------------------------------------------------------------------------------------------------------------------
Pegasus Communications Corp.                                          (1)                      1,000              10,660
                                                                                                          ---------------
                                                                                                                  31,495
-------------------------------------------------------------------------------------------------------------------------
EDUCATION - 0.1%
-------------------------------------------------------------------------------------------------------------------------
Corinthian Colleges, Inc.                                             (1)                        100               3,468
-------------------------------------------------------------------------------------------------------------------------
Learning Tree International, Inc.                                     (1)                        200               4,792
                                                                                                          ---------------
                                                                                                                   8,260
-------------------------------------------------------------------------------------------------------------------------
ENTERTAINMENT - 0.8%
-------------------------------------------------------------------------------------------------------------------------
Disney (Walt) Co.                                                                                900              18,423
-------------------------------------------------------------------------------------------------------------------------
McDonald's Corp.                                                                                 200               5,368
-------------------------------------------------------------------------------------------------------------------------
Ruby Tuesday, Inc.                                                                             1,000              19,500
                                                                                                          ---------------
                                                                                                                  43,291
-------------------------------------------------------------------------------------------------------------------------
FOOD - 1.0%
-------------------------------------------------------------------------------------------------------------------------
Campbell Soup Co.                                                                                300               8,793
-------------------------------------------------------------------------------------------------------------------------
ConAgra Foods, Inc.                                                                              100               2,297
-------------------------------------------------------------------------------------------------------------------------
General Mills, Inc.                                                                              200               9,870

9  Oppenheimer Select Managers QM Active Balanced Fund

Statement of Investments          Continued
                                                                                                                MARKET VALUE
                                                                                               SHARES           SEE NOTE 1

-------------------------------------------------------------------------------------------------------------------------
Food continued
-------------------------------------------------------------------------------------------------------------------------
Heinz (H.J.) Co.                                                                                 200            $  7,624
-------------------------------------------------------------------------------------------------------------------------
NBTY, Inc.                                                            (1)                        100               1,162
-------------------------------------------------------------------------------------------------------------------------
Sara Lee Corp.                                                                                   400               8,752
-------------------------------------------------------------------------------------------------------------------------
Unilever NV, NY Shares                                                                           300              17,070
                                                                                                          ---------------
                                                                                                                  55,568
-------------------------------------------------------------------------------------------------------------------------
FOOD & DRUG RETAILERS - 1.1%
-------------------------------------------------------------------------------------------------------------------------
Albertson's, Inc.                                                                                400              13,424
-------------------------------------------------------------------------------------------------------------------------
CVS Corp.                                                                                        200               5,390
-------------------------------------------------------------------------------------------------------------------------
Safeway, Inc.                                                         (1)                        300              13,368
-------------------------------------------------------------------------------------------------------------------------
SUPERVALU, Inc.                                                                                1,000              22,670
-------------------------------------------------------------------------------------------------------------------------
United Natural Foods, Inc.                                            (1)                        100               2,251
                                                                                                          ---------------
                                                                                                                  57,103
-------------------------------------------------------------------------------------------------------------------------
HOUSEHOLD GOODS - 0.8%
-------------------------------------------------------------------------------------------------------------------------
Energizer Holdings, Inc.                                              (1)                        100               1,850
-------------------------------------------------------------------------------------------------------------------------
Gillette Co.                                                                                     100               3,270
-------------------------------------------------------------------------------------------------------------------------
Procter & Gamble Co.                                                                             500              38,730
                                                                                                          ---------------
                                                                                                                  43,850
-------------------------------------------------------------------------------------------------------------------------
TOBACCO - 0.7%
-------------------------------------------------------------------------------------------------------------------------
Philip Morris Cos., Inc.                                                                         800              37,736
-------------------------------------------------------------------------------------------------------------------------
ENERGY - 3.4%
-------------------------------------------------------------------------------------------------------------------------
OIL:  DOMESTIC - 3.3%
-------------------------------------------------------------------------------------------------------------------------
Amerada Hess Corp.                                                                               100               5,810
-------------------------------------------------------------------------------------------------------------------------
Ashland, Inc.                                                                                    100               4,265
-------------------------------------------------------------------------------------------------------------------------
ChevronTexaco Corp.                                                                              531              45,140
-------------------------------------------------------------------------------------------------------------------------
Conoco, Inc.                                                                                     300               8,211
-------------------------------------------------------------------------------------------------------------------------
Exxon Mobil Corp.                                                                              2,100              78,540
-------------------------------------------------------------------------------------------------------------------------
Phillips Petroleum Co.                                                                           180              10,013
-------------------------------------------------------------------------------------------------------------------------
Sunoco, Inc.                                                                                     100               3,656
-------------------------------------------------------------------------------------------------------------------------
USX-Marathon Group, Inc.                                                                         700              19,180
                                                                                                          ---------------
                                                                                                                 174,815
-------------------------------------------------------------------------------------------------------------------------
OIL:  INTERNATIONAL - 0.1%
-------------------------------------------------------------------------------------------------------------------------
Royal Dutch Petroleum Co., NY Shares                                                             100               4,834
-------------------------------------------------------------------------------------------------------------------------
FINANCIAL - 12.3%
-------------------------------------------------------------------------------------------------------------------------
BANKS - 4.3%
-------------------------------------------------------------------------------------------------------------------------
Area Bancshares Corp.                                                                            900              16,560
-------------------------------------------------------------------------------------------------------------------------
Associated Banc-Corp.                                                                            100               3,427
-------------------------------------------------------------------------------------------------------------------------
Astoria Financial Corp.                                                                          300              14,901
-------------------------------------------------------------------------------------------------------------------------
Bank of America Corp.                                                                            300              18,414
-------------------------------------------------------------------------------------------------------------------------
Bank One Corp.                                                                                   100               3,744
-------------------------------------------------------------------------------------------------------------------------
Comerica, Inc.                                                                                   100               5,136
-------------------------------------------------------------------------------------------------------------------------
First Tennessee National Corp.                                                                   100               3,598
-------------------------------------------------------------------------------------------------------------------------
FleetBoston Financial Corp.                                                                      100               3,675
-------------------------------------------------------------------------------------------------------------------------
J.P. Morgan Chase & Co.                                                                          500              18,860
-------------------------------------------------------------------------------------------------------------------------
KeyCorp                                                                                          300               6,870
-------------------------------------------------------------------------------------------------------------------------
National City Corp.                                                                              800              22,400

10  Oppenheimer Select Managers QM Active Balanced Fund

Statement of Investments          Continued
                                                                                                                MARKET VALUE
                                                                                               SHARES           SEE NOTE 1

-------------------------------------------------------------------------------------------------------------------------
Banks continued
-------------------------------------------------------------------------------------------------------------------------
Net.B@nk, Inc.                                                        (1)                        300            $  2,772
-------------------------------------------------------------------------------------------------------------------------
PNC Financial Services Group                                                                     200              11,590
-------------------------------------------------------------------------------------------------------------------------
Roslyn Bancorp, Inc.                                                                             200               3,516
-------------------------------------------------------------------------------------------------------------------------
SouthTrust Corp.                                                                                 400               9,788
-------------------------------------------------------------------------------------------------------------------------
SunTrust Banks, Inc.                                                                             200              12,652
-------------------------------------------------------------------------------------------------------------------------
U.S. Bancorp                                                                                   1,106              20,992
-------------------------------------------------------------------------------------------------------------------------
Wachovia Corp.                                                                                 1,000              30,950
-------------------------------------------------------------------------------------------------------------------------
Waypoint Financial Corp.                                                                         300               4,386
-------------------------------------------------------------------------------------------------------------------------
Wells Fargo Co.                                                                                  300              12,840
                                                                                                          ---------------
                                                                                                                 227,071
-------------------------------------------------------------------------------------------------------------------------
DIVERSIFIED FINANCIAL - 4.4%
-------------------------------------------------------------------------------------------------------------------------
A.G. Edwards, Inc.                                                                               100               4,260
-------------------------------------------------------------------------------------------------------------------------
Affiliated Managers Group, Inc.                                       (1)                        200              13,570
-------------------------------------------------------------------------------------------------------------------------
American Express Co.                                                                             300               9,873
-------------------------------------------------------------------------------------------------------------------------
Citigroup, Inc.                                                                                1,200              57,480
-------------------------------------------------------------------------------------------------------------------------
Fannie Mae                                                                                       500              39,300
-------------------------------------------------------------------------------------------------------------------------
Freddie Mac                                                                                      300              19,851
-------------------------------------------------------------------------------------------------------------------------
Household International, Inc.                                                                    200              11,798
-------------------------------------------------------------------------------------------------------------------------
Interactive Data Corp.                                                                           900              12,078
-------------------------------------------------------------------------------------------------------------------------
IStar Financial, Inc.                                                                            200               5,072
-------------------------------------------------------------------------------------------------------------------------
Lehman Brothers Holdings, Inc.                                                                   100               6,615
-------------------------------------------------------------------------------------------------------------------------
Merrill Lynch & Co., Inc.                                                                        300              15,027
-------------------------------------------------------------------------------------------------------------------------
Metris Cos., Inc.                                                                                100               2,075
-------------------------------------------------------------------------------------------------------------------------
Morgan Stanley Dean Witter & Co.                                                                 500              27,750
-------------------------------------------------------------------------------------------------------------------------
Raymond James Financial, Inc.                                                                    100               3,230
-------------------------------------------------------------------------------------------------------------------------
Schwab (Charles) Corp.                                                                           100               1,436
-------------------------------------------------------------------------------------------------------------------------
Senior Housing Properties Trust                                                                  400               5,148
                                                                                                          ---------------
                                                                                                                 234,563
-------------------------------------------------------------------------------------------------------------------------
INSURANCE - 2.7%
-------------------------------------------------------------------------------------------------------------------------
Allstate Corp.                                                                                   300              10,272
-------------------------------------------------------------------------------------------------------------------------
American International Group, Inc.                                                               915              75,396
-------------------------------------------------------------------------------------------------------------------------
Fidelity National Financial, Inc.                                                                800              18,168
-------------------------------------------------------------------------------------------------------------------------
Loews Corp.                                                                                      200              11,366
-------------------------------------------------------------------------------------------------------------------------
MetLife, Inc.                                                                                    400              10,972
-------------------------------------------------------------------------------------------------------------------------
Radian Group, Inc.                                                                               500              19,150
                                                                                                          ---------------
                                                                                                                 145,324
-------------------------------------------------------------------------------------------------------------------------
REAL ESTATE INVESTMENT TRUSTS - 0.1%
-------------------------------------------------------------------------------------------------------------------------
Avalonbay Communities, Inc.                                                                      100               4,835
-------------------------------------------------------------------------------------------------------------------------
SAVINGS & LOANS - 0.8%
-------------------------------------------------------------------------------------------------------------------------
BankAtlantic Bancorp, Inc.                                                                       100                 800
-------------------------------------------------------------------------------------------------------------------------
Washington Mutual, Inc.                                                                          850              26,588
-------------------------------------------------------------------------------------------------------------------------
Webster Financial Corp.                                                                          100               3,053
-------------------------------------------------------------------------------------------------------------------------
WSFS Financial Corp.                                                                             700              12,341
                                                                                                          ---------------
                                                                                                                  42,782

11  Oppenheimer Select Managers QM Active Balanced Fund

Statement of Investments          Continued

                                                                                                                MARKET VALUE
                                                                                               SHARES           SEE NOTE 1

-------------------------------------------------------------------------------------------------------------------------
Healthcare - 11.0%
-------------------------------------------------------------------------------------------------------------------------
HEALTHCARE/DRUGS - 8.2%
-------------------------------------------------------------------------------------------------------------------------
Abbott Laboratories                                                                              200            $ 11,000
-------------------------------------------------------------------------------------------------------------------------
American Home Products Corp.                                                                     200              12,020
-------------------------------------------------------------------------------------------------------------------------
American Medical Systems Holdings, Inc.                               (1)                        200               3,406
-------------------------------------------------------------------------------------------------------------------------
Amgen, Inc.                                                           (1)                        100               6,643
-------------------------------------------------------------------------------------------------------------------------
Biogen, Inc.                                                          (1)                        200              11,782
-------------------------------------------------------------------------------------------------------------------------
Bristol-Myers Squibb Co.                                                                         600              32,256
-------------------------------------------------------------------------------------------------------------------------
Charles River Laboratories International, Inc.                        (1)                        100               3,315
-------------------------------------------------------------------------------------------------------------------------
Community Health Systems, Inc.                                        (1)                        100               2,561
-------------------------------------------------------------------------------------------------------------------------
Edwards Lifesciences Corp.                                            (1)                        100               2,525
-------------------------------------------------------------------------------------------------------------------------
First Horizon Pharmaceutical Corp.                                    (1)                        150               3,671
-------------------------------------------------------------------------------------------------------------------------
HCA, Inc.                                                                                        100               3,879
-------------------------------------------------------------------------------------------------------------------------
Immunex Corp.                                                         (1)                        500              13,500
-------------------------------------------------------------------------------------------------------------------------
Isis Pharmaceuticals, Inc.                                            (1)                        400               9,100
-------------------------------------------------------------------------------------------------------------------------
Johnson & Johnson                                                                                996              58,017
-------------------------------------------------------------------------------------------------------------------------
Lilly (Eli) & Co.                                                                                500              41,335
-------------------------------------------------------------------------------------------------------------------------
Merck & Co., Inc.                                                                                900              60,975
-------------------------------------------------------------------------------------------------------------------------
Millennium Pharmaceuticals, Inc.                                      (1)                        100               3,409
-------------------------------------------------------------------------------------------------------------------------
Pfizer, Inc.                                                                                   2,200              95,282
-------------------------------------------------------------------------------------------------------------------------
Pharmacia Corp.                                                                                  100               4,440
-------------------------------------------------------------------------------------------------------------------------
Schering-Plough Corp.                                                                            400              14,292
-------------------------------------------------------------------------------------------------------------------------
Sepracor, Inc.                                                        (1)                        200               9,980
-------------------------------------------------------------------------------------------------------------------------
Sicor, Inc.                                                           (1)                      1,000              16,880
-------------------------------------------------------------------------------------------------------------------------
UnitedHealth Group, Inc.                                                                         200              14,290
-------------------------------------------------------------------------------------------------------------------------
Zimmer Holdings, Inc.                                                 (1)                         50               1,613
                                                                                                          ---------------
                                                                                                                 436,171
-------------------------------------------------------------------------------------------------------------------------
HEALTHCARE/SUPPLIES & SERVICES - 2.8%
-------------------------------------------------------------------------------------------------------------------------
Accredo Health, Inc.                                                  (1)                        100               3,696
-------------------------------------------------------------------------------------------------------------------------
AdvancePCS, Inc.                                                      (1)                        400              11,076
-------------------------------------------------------------------------------------------------------------------------
Applera Corp./Applied Biosystems Group                                                           200               6,620
-------------------------------------------------------------------------------------------------------------------------
ArthroCare Corp.                                                      (1)                        200               3,256
-------------------------------------------------------------------------------------------------------------------------
Baxter International, Inc.                                                                       200              10,400
-------------------------------------------------------------------------------------------------------------------------
Biomet, Inc.                                                                                     300               8,397
-------------------------------------------------------------------------------------------------------------------------
Cardinal Health, Inc.                                                                            100               6,832
-------------------------------------------------------------------------------------------------------------------------
Caremark Rx, Inc.                                                     (1)                        700              10,500
-------------------------------------------------------------------------------------------------------------------------
DaVita, Inc.                                                          (1)                        100               2,265
-------------------------------------------------------------------------------------------------------------------------
Guidant Corp.                                                         (1)                        500              24,405
-------------------------------------------------------------------------------------------------------------------------
HEALTHSOUTH Corp.                                                     (1)                        100               1,472
-------------------------------------------------------------------------------------------------------------------------
McKesson Corp.                                                                                   100               3,727
-------------------------------------------------------------------------------------------------------------------------
Medtronic, Inc.                                                                                  100               4,728
-------------------------------------------------------------------------------------------------------------------------
Novoste Corp.                                                         (1)                      1,000              10,360
-------------------------------------------------------------------------------------------------------------------------
Orthodontic Centers of America, Inc.                                  (1)                        100               2,824
-------------------------------------------------------------------------------------------------------------------------
Pharmaceutical Product Development, Inc.                              (1)                        100               2,412

12  Oppenheimer Select Managers QM Active Balanced Fund

Statement of Investments          Continued

                                                                                                                MARKET VALUE
                                                                                               SHARES           SEE NOTE 1

-------------------------------------------------------------------------------------------------------------------------
Healthcare/Supplies & Services continued
-------------------------------------------------------------------------------------------------------------------------
St. Jude Medical, Inc.                                                (1)                        100            $  7,450
-------------------------------------------------------------------------------------------------------------------------
Stryker Corp.                                                                                    100               5,491
-------------------------------------------------------------------------------------------------------------------------
Tenet Healthcare Corp.                                                (1)                        300              18,000
-------------------------------------------------------------------------------------------------------------------------
Theragenics Corp.                                                     (1)                        200               1,770
-------------------------------------------------------------------------------------------------------------------------
Universal Health Services, Inc., Cl. B                                (1)                        100               4,191
                                                                                                          ---------------
                                                                                                                 149,872
-------------------------------------------------------------------------------------------------------------------------
TECHNOLOGY - 11.3%
-------------------------------------------------------------------------------------------------------------------------
COMPUTER HARDWARE - 2.1%
-------------------------------------------------------------------------------------------------------------------------
Adaptec, Inc.                                                         (1)                        600               8,238
-------------------------------------------------------------------------------------------------------------------------
Compaq Computer Corp.                                                                            600               6,090
-------------------------------------------------------------------------------------------------------------------------
Dell Computer Corp.                                                   (1)                        200               5,586
-------------------------------------------------------------------------------------------------------------------------
Hewlett-Packard Co.                                                                              500              10,995
-------------------------------------------------------------------------------------------------------------------------
International Business Machines Corp.                                                            600              69,354
-------------------------------------------------------------------------------------------------------------------------
Lexmark International, Inc., Cl. A                                    (1)                        100               5,167
-------------------------------------------------------------------------------------------------------------------------
NCR Corp.                                                             (1)                        100               3,843
-------------------------------------------------------------------------------------------------------------------------
Sun Microsystems, Inc.                                                (1)                        200               2,848
                                                                                                          ---------------
                                                                                                                 112,121
-------------------------------------------------------------------------------------------------------------------------
COMPUTER SERVICES - 0.9%
-------------------------------------------------------------------------------------------------------------------------
Automatic Data Processing, Inc.                                                                  100               5,546
-------------------------------------------------------------------------------------------------------------------------
First Data Corp.                                                                                 200              14,648
-------------------------------------------------------------------------------------------------------------------------
Kronos, Inc.                                                          (1)                        300              12,930
-------------------------------------------------------------------------------------------------------------------------
MedQuist, Inc.                                                        (1)                        100               2,408
-------------------------------------------------------------------------------------------------------------------------
Overture Services, Inc.                                               (1)                        500              12,775
                                                                                                          ---------------
                                                                                                                  48,307
-------------------------------------------------------------------------------------------------------------------------
COMPUTER SOFTWARE - 4.1%
-------------------------------------------------------------------------------------------------------------------------
AsiaInfo Holdings, Inc.                                               (1)                        200               3,366
-------------------------------------------------------------------------------------------------------------------------
BARRA, Inc.                                                           (1)                        400              18,676
-------------------------------------------------------------------------------------------------------------------------
Citrix Systems, Inc.                                                  (1)                        400               8,948
-------------------------------------------------------------------------------------------------------------------------
Computer Associates International, Inc.                                                          300               9,981
-------------------------------------------------------------------------------------------------------------------------
Electronic Data Systems Corp.                                                                    200              13,844
-------------------------------------------------------------------------------------------------------------------------
Microsoft Corp.                                                       (1)                      1,600             102,736
-------------------------------------------------------------------------------------------------------------------------
Network Associates, Inc.                                              (1)                        500              11,475
-------------------------------------------------------------------------------------------------------------------------
Numerical Technologies, Inc.                                          (1)                        700              18,634
-------------------------------------------------------------------------------------------------------------------------
Oracle Corp.                                                          (1)                        300               4,209
-------------------------------------------------------------------------------------------------------------------------
Renaissance Learning, Inc.                                            (1)                        700              17,486
-------------------------------------------------------------------------------------------------------------------------
SERENA Software, Inc.                                                 (1)                        100               2,346
-------------------------------------------------------------------------------------------------------------------------
Synopsys, Inc.                                                        (1)                        100               5,503
                                                                                                          ---------------
                                                                                                                 217,204
-------------------------------------------------------------------------------------------------------------------------
COMMUNICATIONS EQUIPMENT - 1.7%
-------------------------------------------------------------------------------------------------------------------------
BISYS Group, Inc. (The)                                               (1)                        100               5,884
-------------------------------------------------------------------------------------------------------------------------
Cisco Systems, Inc.                                                   (1)                      3,100              63,364
-------------------------------------------------------------------------------------------------------------------------
Enterasys Networks, Inc.                                              (1)                        200               1,982
-------------------------------------------------------------------------------------------------------------------------
L-3 Communications Holdings, Inc.                                     (1)                        100               8,338
-------------------------------------------------------------------------------------------------------------------------
Lucent Technologies, Inc.                                                                        900               6,588
-------------------------------------------------------------------------------------------------------------------------
Riverstone Networks, Inc.                                             (1)                        102               1,599
-------------------------------------------------------------------------------------------------------------------------
Scientific-Atlanta, Inc.                                                                         100               2,689
                                                                                                          ---------------
                                                                                                                  90,444

13  Oppenheimer Select Managers QM Active Balanced Fund

Statement of Investments          Continued

                                                                                                              MARKET VALUE
                                                                                               SHARES         SEE NOTE 1

-------------------------------------------------------------------------------------------------------------------------
Electronics - 2.5%
-------------------------------------------------------------------------------------------------------------------------
Intel Corp.                                                                                    2,100          $   68,586
-------------------------------------------------------------------------------------------------------------------------
InterCept Group, Inc. (The)                                           (1)                        100               3,240
-------------------------------------------------------------------------------------------------------------------------
JDS Uniphase Corp.                                                    (1)                        100               1,008
-------------------------------------------------------------------------------------------------------------------------
KLA-Tencor Corp.                                                      (1)                        200              10,046
-------------------------------------------------------------------------------------------------------------------------
Motorola, Inc.                                                                                   500               8,320
-------------------------------------------------------------------------------------------------------------------------
National Semiconductor Corp.                                          (1)                        200               6,026
-------------------------------------------------------------------------------------------------------------------------
NVIDIA Corp.                                                          (1)                        500              27,320
-------------------------------------------------------------------------------------------------------------------------
Semtech Corp.                                                         (1)                        200               7,704
-------------------------------------------------------------------------------------------------------------------------
Texas Instruments, Inc.                                                                          100               3,205
                                                                                                          ---------------
                                                                                                                 135,455
-------------------------------------------------------------------------------------------------------------------------
TRANSPORTATION - 0.8%
-------------------------------------------------------------------------------------------------------------------------
AIR TRANSPORTATION - 0.3%
-------------------------------------------------------------------------------------------------------------------------
AMR Corp.                                                             (1)                        200               4,272
-------------------------------------------------------------------------------------------------------------------------
Delta Air Lines, Inc.                                                                            200               5,796
-------------------------------------------------------------------------------------------------------------------------
Southwest Airlines Co.                                                                           200               3,750
                                                                                                          ---------------
                                                                                                                  13,818
-------------------------------------------------------------------------------------------------------------------------
RAILROADS & TRUCKERS - 0.5%
-------------------------------------------------------------------------------------------------------------------------
Burlington Northern Santa Fe Corp.                                                               300               8,793
-------------------------------------------------------------------------------------------------------------------------
Union Pacific Corp.                                                                              200              11,010
-------------------------------------------------------------------------------------------------------------------------
Yellow Corp.                                                          (1)                        300               7,335
                                                                                                          ---------------
                                                                                                                  27,138
-------------------------------------------------------------------------------------------------------------------------
UTILITIES - 2.7%
-------------------------------------------------------------------------------------------------------------------------
ELECTRIC UTILITIES - 1.9%
-------------------------------------------------------------------------------------------------------------------------
American Electric Power Co., Inc.                                                                100               4,125
-------------------------------------------------------------------------------------------------------------------------
Calpine Corp.                                                         (1)                        500              10,780
-------------------------------------------------------------------------------------------------------------------------
Cinergy Corp.                                                                                    200               5,896
-------------------------------------------------------------------------------------------------------------------------
Dominion Resources, Inc.                                                                         100               5,845
-------------------------------------------------------------------------------------------------------------------------
Duke Energy Corp.                                                                                300              10,845
-------------------------------------------------------------------------------------------------------------------------
Entergy Corp.                                                                                    200               7,380
-------------------------------------------------------------------------------------------------------------------------
FirstEnergy Corp.                                                                                200               6,756
-------------------------------------------------------------------------------------------------------------------------
FPL Group, Inc.                                                                                  100               5,540
-------------------------------------------------------------------------------------------------------------------------
MDU Resources Group, Inc.                                                                        100               2,456
-------------------------------------------------------------------------------------------------------------------------
Mirant Corp.                                                          (1)                        179               4,369
-------------------------------------------------------------------------------------------------------------------------
Peoples Energy Corp.                                                                             200               7,684
-------------------------------------------------------------------------------------------------------------------------
PPL Corp.                                                                                        200               7,114
-------------------------------------------------------------------------------------------------------------------------
Reliant Energy, Inc.                                                                             300               7,665
-------------------------------------------------------------------------------------------------------------------------
UtiliCorp United, Inc.                                                                           100               2,571
-------------------------------------------------------------------------------------------------------------------------
Wisconsin Energy Corp.                                                                           500              10,925
                                                                                                          ---------------
                                                                                                                  99,951
-------------------------------------------------------------------------------------------------------------------------
GAS UTILITIES - 0.8%
-------------------------------------------------------------------------------------------------------------------------
Dynegy, Inc.                                                                                     400              12,140
-------------------------------------------------------------------------------------------------------------------------
El Paso Corp.                                                                                    200               8,900
-------------------------------------------------------------------------------------------------------------------------
Kinder Morgan, Inc.                                                                              100               4,893
-------------------------------------------------------------------------------------------------------------------------
NiSource, Inc.                                                                                   200               4,180
-------------------------------------------------------------------------------------------------------------------------
Williams Cos., Inc. (The)                                                                        400              10,688
                                                                                                          ---------------
                                                                                                                  40,801
                                                                                                          ---------------
Total Common Stocks (Cost $3,607,007)                                                                          3,471,789

14  Oppenheimer Select Managers QM Active Balanced Fund

Statement of Investments          Continued

                                                                                          PRINCIPAL           MARKET VALUE
                                                                                          AMOUNT              SEE NOTE 1

-------------------------------------------------------------------------------------------------------------------------
U.S. Government Obligations - 26.2%
-------------------------------------------------------------------------------------------------------------------------
U.S. Treasury Bonds, 6.50%, 11/15/26                                                      $  100,000          $  112,438
-------------------------------------------------------------------------------------------------------------------------
U.S. Treasury Nts.:
5%, 2/15/11                                                                                  100,000             101,855
5.75%, 11/15/05                                                                            1,000,000           1,068,282
6.875%, 5/15/06                                                                              100,000             111,625
                                                                                                          ---------------
Total U.S. Government Obligations (Cost $1,354,510)                                                            1,394,200

-------------------------------------------------------------------------------------------------------------------------
REPURCHASE AGREEMENTS - 8.7%
-------------------------------------------------------------------------------------------------------------------------
Repurchase agreement with Banc One Capital Markets, Inc., 2.08%, dated 11/30/01, to be repurchased at $465,081 on 12/3/01,
collateralized by U.S. Treasury Nts., 5.50%--7%, 12/31/01--7/15/06,
with a value of $296,913 and U.S. Treasury Bills, 2/28/02, with a
value of $177,501 (Cost $465,000)                                                            465,000             465,000

-------------------------------------------------------------------------------------------------------------------------
TOTAL INVESTMENTS, AT VALUE (COST $5,426,517)                                                  100.0%          5,330,989
-------------------------------------------------------------------------------------------------------------------------
OTHER ASSETS NET OF LIABILITIES                                                                  0.0                 131
                                                                                       --------------   -----------------
NET ASSETS                                                                                     100.0%         $5,331,120
                                                                                       ==============   =================

1.  Non-income-producing security.

See accompanying Notes to Financial Statements.

15  Oppenheimer Select Managers QM Active Balanced Fund

STATEMENT OF ASSETS AND LIABILITIES                      NOVEMBER 30, 2001

-----------------------------------------------------------------------------------------------------------------------------
ASSETS
Investments, at value (cost $5,426,517)-see accompanying statement                                                $5,330,989
-----------------------------------------------------------------------------------------------------------------------------
Cash                                                                                                                   1,886
-----------------------------------------------------------------------------------------------------------------------------
Receivables and other assets:
Interest and dividends                                                                                                 9,925
Investments sold                                                                                                          74
                                                                                                          -------------------
Total assets                                                                                                       5,342,874

-----------------------------------------------------------------------------------------------------------------------------
LIABILITIES
Payables and other liabilities:
Distribution and service plan fees                                                                                     4,048
Legal, auditing and other professional fees                                                                            3,491
Shares of beneficial interest redeemed                                                                                 1,792
Registration and filing fees                                                                                           1,412
Trustees' compensation                                                                                                   328
Custodian fees                                                                                                            17
Transfer and shareholder servicing agent fees                                                                             10
Other                                                                                                                    656
                                                                                                          -------------------
Total liabilities                                                                                                     11,754

-----------------------------------------------------------------------------------------------------------------------------
NET ASSETS                                                                                                        $5,331,120
                                                                                                          ===================

-----------------------------------------------------------------------------------------------------------------------------
COMPOSITION OF NET ASSETS
Paid-in capital                                                                                                   $5,611,784
-----------------------------------------------------------------------------------------------------------------------------
Accumulated net investment income                                                                                     47,838
-----------------------------------------------------------------------------------------------------------------------------
Accumulated net realized gain (loss) on investment transactions                                                     (232,974)
-----------------------------------------------------------------------------------------------------------------------------
Net unrealized appreciation (depreciation) on investments                                                            (95,528)
                                                                                                          -------------------
NET ASSETS                                                                                                        $5,331,120
                                                                                                          ===================

16  Oppenheimer Select Managers QM Active Balanced Fund

STATEMENT OF ASSETS AND LIABILITIES Continued                 NOVEMBER 30, 2001

-----------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE PER SHARE
Class A Shares:
Net asset value and redemption price per share (based on net assets of
$4,829,313 and 511,728 shares of beneficial interest outstanding)                                                      $9.44
Maximum offering price per share (net asset value plus sales charge
of 5.75% of offering price)                                                                                           $10.02

-----------------------------------------------------------------------------------------------------------------------------
Class B Shares:
Net asset value, redemption price (excludes applicable contingent deferred sales charge) and offering price per share (based on net assets of $100,144
and 10,687 shares of beneficial interest outstanding)                                                                  $9.37

-----------------------------------------------------------------------------------------------------------------------------
Class C Shares:
Net asset value, redemption price (excludes applicable contingent deferred sales charge) and offering price per share (based on net assets of $362,663
and 38,657 shares of beneficial interest outstanding)                                                                  $9.38

-----------------------------------------------------------------------------------------------------------------------------
Class N Shares:
Net asset value, redemption price (excludes applicable contingent deferred sales charge) and offering price per share (based on net assets of $38,054
and 4,043 shares of beneficial interest outstanding)                                                                   $9.41

-----------------------------------------------------------------------------------------------------------------------------
Class Y Shares:
Net asset value, redemption price and offering price per share (based on
net assets of $946 and 100 shares of beneficial interest outstanding)                                                  $9.46

See accompanying Notes to Financial Statements.

17 Oppenheimer Select Managers QM Active Balanced Fund

STATEMENT OF OPERATIONS FOR THE PERIOD FROM FEBRUARY 16, 2001 (INCEPTION OF OFFERING) TO NOVEMBER 30, 2001

-----------------------------------------------------------------------------------------------------------------------------
INVESTMENT INCOME
Interest                                                                                                             $68,132
-----------------------------------------------------------------------------------------------------------------------------
Dividends (net of foreign withholding taxes of $96)                                                                   35,018
                                                                                                          -------------------
Total income                                                                                                         103,150

-----------------------------------------------------------------------------------------------------------------------------
EXPENSES
Management fees                                                                                                       36,322
-----------------------------------------------------------------------------------------------------------------------------
Distribution and service plan fees:
Class A                                                                                                                3,945
Class B                                                                                                                  254
Class C                                                                                                                  529
Class N                                                                                                                   92
-----------------------------------------------------------------------------------------------------------------------------
Transfer and shareholder servicing agent fees:
Class A                                                                                                                  549
Class B                                                                                                                    6
Class C                                                                                                                   16
Class N                                                                                                                    4
Class Y                                                                                                                3,946
-----------------------------------------------------------------------------------------------------------------------------
Legal, auditing and other professional fees                                                                            7,581
-----------------------------------------------------------------------------------------------------------------------------
Trustees' compensation                                                                                                 2,914
-----------------------------------------------------------------------------------------------------------------------------
Shareholder reports                                                                                                    2,281
-----------------------------------------------------------------------------------------------------------------------------
Registration and filing fees                                                                                           1,504
-----------------------------------------------------------------------------------------------------------------------------
Insurance expenses                                                                                                       342
-----------------------------------------------------------------------------------------------------------------------------
Custodian fees and expenses                                                                                               53
-----------------------------------------------------------------------------------------------------------------------------
Other                                                                                                                  3,040
                                                                                                          -------------------
Total expenses                                                                                                        63,378
Less voluntary reimbursement of expenses                                                                              (1,236)
Less voluntary waiver of transfer and shareholder servicing agent fees-Class Y                                        (3,946)
                                                                                                          -------------------
Net expenses                                                                                                          58,196

-----------------------------------------------------------------------------------------------------------------------------
NET INVESTMENT INCOME                                                                                                 44,954

-----------------------------------------------------------------------------------------------------------------------------
REALIZED AND UNREALIZED GAIN (LOSS)
Net realized gain (loss) on:
Investments                                                                                                         (233,683)
Closing of futures contracts                                                                                             709
                                                                                                          -------------------
Net realized gain (loss)                                                                                            (232,974)

-----------------------------------------------------------------------------------------------------------------------------
Net change in unrealized appreciation (depreciation) on investments                                                  (95,528)
                                                                                                          -------------------
Net realized and unrealized gain (loss)                                                                             (328,502)

-----------------------------------------------------------------------------------------------------------------------------
NET DECREASE IN NET ASSETS RESULTING FROM OPERATIONS                                                               ($283,548)
                                                                                                          ===================

See accompanying Notes to Financial Statements.

18  Oppenheimer Select Managers QM Active Balanced Fund

STATEMENT OF CHANGES IN NET ASSETS
                                                                                                                  PERIOD ENDED
                                                                                                                NOVEMBER 30, 2001(1)

-----------------------------------------------------------------------------------------------------------------------------
OPERATIONS
Net investment income (loss)                                                                                         $44,954
-----------------------------------------------------------------------------------------------------------------------------
Net realized gain (loss)                                                                                            (232,974)
-----------------------------------------------------------------------------------------------------------------------------
Net change in unrealized appreciation (depreciation)                                                                 (95,528)
                                                                                                          -------------------
Net increase (decrease) in net assets resulting from operations                                                     (283,548)

-----------------------------------------------------------------------------------------------------------------------------
BENEFICIAL INTEREST TRANSACTIONS
Net increase (decrease) in net assets resulting
from beneficial interest transactions:
Class A                                                                                                            5,098,701
Class B                                                                                                               98,964
Class C                                                                                                              358,757
Class N                                                                                                               40,246
Class Y                                                                                                                   --
-----------------------------------------------------------------------------------------------------------------------------
NET ASSETS
Total increase                                                                                                     5,313,120
-----------------------------------------------------------------------------------------------------------------------------
Beginning of period                                                                                                   18,000 (2)
                                                                                                          -------------------
End of period (including accumulated net investment
income of $47,838 for the period ended November 30, 2001)                                                         $5,331,120
                                                                                                          ===================

1.  For the period from February 16, 2001 (inception of offering) to November
30, 2001.
2.  Reflects the value of the Manager's initial seed money investments at
December 22, 2000.

See accompanying Notes to Financial Statements.

19  Oppenheimer Select Managers QM Active Balanced Fund

FINANCIAL HIGHLIGHTS

                                                                 CLASS A                CLASS B                CLASS C
                                                                 -------------------    --------------------   -------------------
                                                                 PERIOD ENDED           PERIOD ENDED           PERIOD ENDED
                                                                 NOVEMBER 30, 2001(1)   NOVEMBER 30 , 2001(1)  NOVEMBER 30, 2001(1)

------------------------------------------------------------------------------------------------------------------------------
Per Share Operating Data
Net asset value, beginning of period                                $10.00                  $10.00                $10.00
------------------------------------------------------------------------------------------------------------------------------
Income (loss) from investment operations:
Net investment income                                                  .09                     .01                   .01
Net realized and unrealized gain (loss)                               (.65)                   (.64)                 (.63)
                                                        -------------------    --------------------   -------------------
Total income (loss) from investment operations                        (.56)                   (.63)                 (.62)
------------------------------------------------------------------------------------------------------------------------------
Net asset value, end of period                                       $9.44                   $9.37                 $9.38
                                                        ===================    ====================   ===================

------------------------------------------------------------------------------------------------------------------------------
TOTAL RETURN, AT NET ASSET VALUE(2)                                  (5.60)%                 (6.30)%               (6.20)%
------------------------------------------------------------------------------------------------------------------------------
RATIOS/SUPPLEMENTAL DATA
Net assets, end of period (in thousands)                            $4,829                    $100                  $363
------------------------------------------------------------------------------------------------------------------------------
Average net assets (in thousands)                                   $4,739                     $32                   $68
------------------------------------------------------------------------------------------------------------------------------
Ratios to average net assets:(3)
Net investment income                                                1.19%                   0.50%                 0.46%
Expenses                                                             1.53%                   2.44%                 2.43%
Expenses, net of voluntary reimbursement of expenses                 1.51%                   2.17%                 2.04%
Expenses, net of voluntary waiver of transfer agent fees               N/A                     N/A                   N/A
-------------------------------------------------------- ---------------------------------------------------------------------
Portfolio turnover rate                                                32%                     32%                   32%

1.  For the period from February 16, 2001 (inception of offering) to November
30, 2001.
2. Assumes a $1,000 hypothetical initial investment on the business day before the first day of the fiscal period (or inception of offering), with all dividends and distributions reinvested in additional shares on the reinvestment date, and redemption at the net asset value calculated on the last business day of the fiscal period. Sales charges are not reflected in the total returns.
Total returns are not annualized for periods of less than one full year.
3.  Annualized for periods of less than one full year.

See accompanying Notes to Financial Statements.

20  Oppenheimer Select Managers QM Active Balanced Fund

FINANCIAL HIGHLIGHTS

                                                                            CLASS N                CLASS Y
                                                                            -------------------    -------------------
                                                                            PERIOD ENDED           PERIOD ENDED
                                                                            NOVEMBER 30, 2001(1)   NOVEMBER 30, 2001(2)

-----------------------------------------------------------------------------------------------------------
PER SHARE OPERATING DATA
Net asset value, beginning of period                                          $9.75                 $10.00
-----------------------------------------------------------------------------------------------------------
Income (loss) from investment operations:
Net investment income                                                           .04                    .11
Net realized and unrealized gain (loss)                                        (.38)                  (.65)
                                                                 -------------------    -------------------
Total income (loss) from investment operations                                 (.34)                  (.54)
-----------------------------------------------------------------------------------------------------------
Net asset value, end of period                                                $9.41                  $9.46
                                                                 ===================    ===================

-----------------------------------------------------------------------------------------------------------
TOTAL RETURN, AT NET ASSET VALUE(3)                                           (3.49)%                (5.40)%
------------------------------------------------------------------------------------------------------------
RATIOS/SUPPLEMENTAL DATA
Net assets, end of period (in thousands)                                        $38                     $1
------------------------------------------------------------------------------------------------------------
Average net assets (in thousands)                                               $24                     $1
------------------------------------------------------------------------------------------------------------
Ratios to average net assets:(4)
Net investment income                                                         0.84%                  1.39%
Expenses                                                                      1.94%                501.51%
Expenses, net of voluntary reimbursement of expenses                          1.79%                501.38%
Expenses, net of voluntary waiver of transfer agent fees-Class Y                N/A                  1.28%
-----------------------------------------------------------------------------------------------------------
Portfolio turnover rate                                                         32%                    32%

1.  For the period from March 1, 2001 (inception of offering) to November 30,
2001.
2.  For the period from February 16, 2001 (inception of offering) to November
30, 2001.
3. Assumes a $1,000 hypothetical initial investment on the business day before the first day of the fiscal period (or inception of offering), with all dividends and distributions reinvested in additional shares on the reinvestment date, and redemption at the net asset value calculated on the last business day of the fiscal period. Sales charges are not reflected in the total returns.
Total returns are not annualized for periods of less than one full year.
4.  Annualized for periods of less than one full year.

See accompanying Notes to Financial Statements.

21  Oppenheimer Select Managers QM Active Balanced Fund

NOTES TO FINANCIAL STATEMENTS

1.   SIGNIFICANT ACCOUNTING POLICIES
Oppenheimer Select Managers QM Active Balanced Fund (the Fund), a series of
Oppenheimer Select Managers, is an open-end management investment company registered under the Investment Company Act of 1940, as amended. The Fund's investment objective is to seek income and long-term growth of capital. The
Fund's investment advisor is OppenheimerFunds, Inc. (the Manager). The Manager has entered into a sub-advisory agreement with The Prudential Investment Corp.
(the Sub-Advisor).

The Fund offers Class A, Class B, Class C, Class N and Class Y shares. Class A shares are sold at their offering price, which is normally net asset value plus a front-end sales charge. Class B, Class C and Class N shares are sold without a front-end sales charge but may be subject to a contingent deferred sales charge
(CDSC). Class N shares are sold only through retirement plans. Retirement plans that offer Class N shares may impose charges on those accounts. Class Y shares are sold to certain institutional investors without either a front-end sales charge or a CDSC. All classes of shares have identical rights to earnings, assets and voting privileges, except that each class has its own expenses directly attributable to that class and exclusive voting rights with respect to matters affecting that class. Classes A, B, C and N have separate distribution and/or service plans. No such plan has been adopted for Class Y shares. Class B shares will automatically convert to Class A shares six years after the date of purchase. Shares of the Fund are available for purchase by retirement plans only. The following is a summary of significant accounting policies consistently followed by the Fund.

SECURITIES VALUATION Securities listed or traded on National Stock Exchanges or other domestic or foreign exchanges are valued based on the last sale price of the security traded on that exchange prior to the time when the Fund's assets are valued. In the absence of a sale, the security is valued at the last sale price on the prior trading day, if it is within the spread of the closing bid and asked prices, and if not, at the closing bid price. Securities (including restricted securities) for which quotations are not readily available are valued primarily using dealer-supplied valuations, a portfolio pricing service authorized by the Board of Trustees, or at their fair value. Fair value is determined in good faith under consistently applied procedures under the supervision of the Board of Trustees. Short-term "money market type" debt securities with remaining maturities of sixty days or less are valued at amortized cost (which approximates market value).

REPURCHASE AGREEMENTS The Fund requires its custodian bank to take possession, to have legally segregated in the Federal Reserve Book Entry System or to have segregated within the custodian's vault, all securities held as collateral for repurchase agreements. The market value of the underlying securities is required to be at least 102% of the resale price at the time of purchase. If the seller of the agreement defaults and the value of the collateral declines, or if the seller enters an insolvency proceeding, realization of the value of the collateral by the Fund may be delayed or limited.

ALLOCATION OF INCOME, EXPENSES, GAINS AND LOSSES Income, expenses (other than those attributable to a specific class), gains and losses are allocated daily to each class of shares based upon the relative proportion of net assets represented by such class. Operating expenses directly attributable to a specific class are charged against the operations of that class.

22  Oppenheimer Select Managers QM Active Balanced Fund

NOTES TO FINANCIAL STATEMENTS    CONTINUED

1.  SIGNIFICANT ACCOUNTING POLICIES continued
FEDERAL TAXES The Fund intends to continue to comply with provisions of the
Internal Revenue Code applicable to regulated investment companies and to distribute all of its taxable income, including any net realized gain on investments not offset by loss carryovers to shareholders.

As of November 30, 2001, the Fund had available for federal income tax purposes an unused capital loss carryover as follows:

EXPIRING

__________

2009            $        197,620

As of November 30, 2001, the Fund had approximately $35,000 of post-October losses available to offset future capital gains, if any. Such losses, if unutilized, will expire in 2010.

DIVIDENDS AND DISTRIBUTIONS TO SHAREHOLDERS Dividends and distributions to shareholders, which are determined in accordance with income tax regulations, are recorded on the ex-dividend date.

CLASSIFICATION OF DISTRIBUTIONS TO SHAREHOLDERS Net investment income (loss) and net realized gain (loss) may differ for financial statement and tax purposes.
The character of distributions made during the year from net investment income or net realized gains may differ from its ultimate characterization for federal income tax purposes. Also, due to timing of dividend distributions, the fiscal year in which amounts are distributed may differ from the fiscal year in which the income or realized gain was recorded by the Fund.

The Fund adjusts the classification of distributions to shareholders to reflect the differences between financial statement amounts and distributions determined in accordance with income tax regulations. Accordingly, during the period ended
November 30, 2001, amounts have been reclassified to reflect a decrease in paid-in capital of $2,884. Accumulated net investment income was increased by the same amount. Net assets of the Fund were unaffected by the reclassifications.

INVESTMENT INCOME Dividend income is recorded on the ex-dividend date or upon ex-dividend notification in the case of certain foreign dividends where the ex-dividend date may have passed. Non-cash dividends included in dividend income, if any, are recorded at the fair market value of the securities received. Interest income, which includes accretion of discount and amortization of premium, is accrued as earned.

SECURITY TRANSACTIONS Security transactions are accounted for as of trade date.
Gains and losses on securities sold are determined on the basis of identified cost.

OTHER The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of income and expenses during the reporting period. Actual results could differ from those estimates.

23  Oppenheimer Select Managers QM Active Balanced Fund

NOTES TO FINANCIAL STATEMENTS    CONTINUED

2.   SHARES OF BENEFICIAL INTEREST
The Fund has authorized an unlimited number of no par value shares of beneficial interest of each class. Transactions in shares of beneficial interest were as follows:

                                                      PERIOD ENDED NOVEMBER 30, 2001(1)
                                                      SHARES                AMOUNT

---------------------------------------------------------------------------------------
CLASS A
Sold                                                  518,964               $5,179,848
Dividends and/or distributions reinvested                  --                       --
Redeemed                                               (8,736)                 (81,147)
                                            ------------------    ---------------------
Net increase (decrease)                               510,228               $5,098,701
                                            ==================    =====================

---------------------------------------------------------------------------------------
CLASS B
Sold                                                   12,037               $  112,429
Dividends and/or distributions reinvested                  --                       --
Redeemed                                               (1,450)                 (13,465)
                                            ------------------    ---------------------
Net increase (decrease)                                10,587               $   98,964
                                            ==================    =====================

---------------------------------------------------------------------------------------
CLASS C
Sold                                                   38,622               $  359,346
Dividends and/or distributions reinvested                  --                       --
Redeemed                                                  (65)                    (589)
                                            ------------------    ---------------------
Net increase (decrease)                                38,557               $  358,757
                                            ==================    =====================

---------------------------------------------------------------------------------------
CLASS N
Sold                                                    9,462               $   93,952
Dividends and/or distributions reinvested                  --                       --
Redeemed                                               (5,419)                 (53,706)
                                            ------------------    ---------------------
Net increase (decrease)                                 4,043               $   40,246
                                            ==================    =====================

---------------------------------------------------------------------------------------
CLASS Y
Sold                                                       --               $       --
Dividends and/or distributions reinvested                  --                       --
Redeemed                                                   --                       --
                                            ------------------    ---------------------
Net increase (decrease)                                    --               $       --
                                            ==================    =====================

     (1) For the period from February 16, 2001 (inception of offering) to
     November 30, 2001, for Class A, B, C and Y shares and for the period from
     March 1, 2001 (inception of offering) to November 30, 2001, for Class N shares.

3.       PURCHASES AND SALES OF SECURITIES
The aggregate cost of purchases and proceeds from sales of securities, other than short-term obligations, for the period ended November 30, 2001, were
$6,640,861 and $1,445,669, respectively.

As of November 30, 2001, unrealized appreciation (depreciation) based on cost of securities for federal income tax purposes of $5,426,517 was:

Gross unrealized appreciation                $    205,615
Gross unrealized depreciation                    (301,143)

Net unrealized appreciation (depreciation)   $    (95,528)
                                             ==============

24  Oppenheimer Select Managers QM Active Balanced Fund

NOTES TO FINANCIAL STATEMENTS    CONTINUED

4.   FEES AND OTHER TRANSACTIONS WITH AFFILIATES
MANAGEMENT FEES Management fees paid to the Manager were in accordance with the investment advisory agreement with the Fund which provides for a fee at an annual rate of 0.95% of the first $300 million of average annual net assets of the Fund and 0.90% of average annual net assets in excess of $300 million. The
Manager has voluntarily undertaken to assume certain Fund expenses. The Manager reserves the right to amend or terminate that expense assumption at any time.
The Fund's management fee for the period ended November 30, 2001 was an annualized rate of 0.95%.

SUB-ADVISOR FEES The Manager has retained The Prudential Investment Corp. as the
Sub-Advisor to provide the day-to-day portfolio management of the Fund. For the period ended November 30, 2001, the Manager paid $14,786 to the Sub-Advisor.

TRANSFER AGENT FEES OppenheimerFunds Services (OFS), a division of the Manager, acts as the transfer and shareholder servicing agent for the Fund. The Fund pays
OFS an agreed upon per account fee. Additionally, Class Y shares are subject to minimum fees of $5,000 for assets of less than $10 million and $10,000 for assets of $10 million or more. The Class Y shares are subject to the minimum fee in the event that the per account fee does not equal or exceed the applicable minimum fee.

OFS has voluntarily agreed to limit transfer and shareholder servicing agent fees to 0.25% per annum of Class Y shares, effective January 1, 2001 and for all other classes, 0.35% per annum, effective October 1, 2001. Additionally, OFS has voluntarily waived the minimum fee for the Fund for the fiscal year ended
November 30, 2001. The voluntary expense limits and waiver may be amended or withdrawn at any time.

DISTRIBUTION AND SERVICE PLAN FEES Under its General Distributor's Agreement
with the Manager, the Distributor acts as the Fund's principal underwriter in the continuous public offering of the different classes of shares of the Fund.

The compensation paid to (or retained by) the Distributor from the sale of shares or on the redemption of shares is shown in the table below for the period indicated.

------------------ ------------- ----------------- ---------------- ----------------- --------------- ----------------
PERIOD ENDED       AGGREGATE     CLASS A           COMMISSIONS ON   COMMISSIONS ON    COMMISSIONS     COMMISSIONS ON
                   FRONT-END     FRONT-END SALES   CLASS A SHARES   CLASS B SHARES    ON CLASS C      CLASS N SHARES
                   SALES         CHARGES           ADVANCED BY      ADVANCED BY       SHARES          ADVANCED BY
                   CHARGES ON    RETAINED BY       DISTRIBUTOR(1)   DISTRIBUTOR(1)    ADVANCED BY     DISTRIBUTOR(1)
                   CLASS A       DISTRIBUTOR                                          DISTRIBUTOR(1)
                   SHARES
------------------ ------------- ----------------- ---------------- ----------------- --------------- ----------------

November 30, 2001  $2,522        $782              $114             $3,733            $2,840          $929
------------------ ------------- ----------------- ---------------- ----------------- --------------- ----------------

        1.
The Distributor advances commission payments to dealers for certain sales of
Class A shares and for sales of Class B, Class C and Class N shares from its own resources at the time of sale.

------------------- ---------------------- ----------------------- ----------------------- ------------------------
PERIOD ENDED        CLASS A CONTINGENT     CLASS B CONTINGENT      CLASS C CONTINGENT      CLASS N CONTINGENT
                    DEFERRED SALES         DEFERRED SALES          DEFERRED SALES          DEFERRED SALES CHARGES
                    CHARGES RETAINED BY    CHARGES RETAINED BY     CHARGES RETAINED BY     RETAINED BY DISTRIBUTOR
                    DISTRIBUTOR            DISTRIBUTOR             DISTRIBUTOR
------------------- ---------------------- ----------------------- ----------------------- ------------------------

November 30, 2001   $--                    $141                    $7                      $--
------------------- ---------------------- ----------------------- ----------------------- ------------------------

25  Oppenheimer Select Managers QM Active Balanced Fund

NOTES TO FINANCIAL STATEMENTS    CONTINUED

4.   FEES AND OTHER TRANSACTIONS WITH AFFILIATES continued
The Fund has adopted a Service Plan for Class A shares and Distribution and
Service Plans for Class B, Class C and Class N shares under Rule 12b-1 of the
Investment Company Act. Under those plans the Fund pays the Distributor for all or a portion of its costs incurred in connection with the distribution and/or servicing of the shares of the particular class.

CLASS A SERVICE PLAN FEES Under the Class A service plan, the Distributor currently uses the fees it receives from the Fund to pay brokers, dealers and other financial institutions. The Class A service plan permits reimbursements to the Distributor at a rate of up to a specified percent of average annual net assets of Class A shares purchased. The Distributor makes payments to plan recipients quarterly at an annual rate not to exceed a specified percent of the average annual net assets consisting of Class A shares of the Fund. For the period ended November 30, 2001, payments under the Class A plan totaled $3,945 prior to Manager waiver if applicable, all of which were paid by the Distributor to recipients, and included $15 paid to an affiliate of the Manager. Any unreimbursed expenses the Distributor incurs with respect to Class A shares in any fiscal year cannot be recovered in subsequent years.

CLASS B, CLASS C AND CLASS N DISTRIBUTION AND SERVICE PLAN FEES Under each plan, service fees and distribution fees are computed on the average of the net asset value of shares in the respective class, determined as of the close of each regular business day during the period. The Class B, Class C and Class N plans provide for the Distributor to be compensated at a flat rate, whether the
Distributor's distribution expenses are more or less than the amounts paid by the Fund under the plan during the period for which the fee is paid.

The Distributor retains the asset-based sales charge on Class B shares. The
Distributor retains the asset-based sales charge on Class C shares during the first year the shares are outstanding. The Distributor retains the asset-based sales charge on Class N shares. The asset-based sales charges on Class B, Class
C and Class N shares allow investors to buy shares without a front-end sales charge while allowing the Distributor to compensate dealers that sell those shares.

The Distributor's actual expenses in selling Class B, Class C and Class N shares may be more than the payments it receives from the contingent deferred sales charges collected on redeemed shares and asset-based sales charges from the Fund under the plans. If any plan is terminated by the Fund, the Board of Trustees may allow the Fund to continue payments of the asset-based sales charge to the
Distributor for distributing shares before the plan was terminated. The plans allow for the carryforward of distribution expenses, to be recovered from asset-based sales charges in subsequent fiscal periods.

-----------------------------------------------------------------------------------------------------------
DISTRIBUTION FEES PAID TO THE DISTRIBUTOR FOR THE PERIOD ENDED NOVEMBER 30,
2001, WERE AS FOLLOWS:
------------------- ------------------ --------------- ---------------------------- -----------------------

                                                                                    DISTRIBUTOR'S AGGREGATE
                                       AMOUNT          DISTRIBUTOR'S AGGREGATE      UNREIMBURSED EXPENSES
                    TOTAL PAYMENTS     RETAINED BY     UNREIMBURSED EXPENSES        AS % OF NET ASSETS OF
                    UNDER PLAN         DISTRIBUTOR     UNDER PLAN                   CLASS

------------------- ------------------ --------------- ---------------------------- -----------------------
CLASS B PLAN        $254               $227            $4,164                       4.16%
------------------- ------------------ --------------- ---------------------------- -----------------------
CLASS C PLAN         529                458             4,688                       1.29
------------------- ------------------ --------------- ---------------------------- -----------------------
CLASS N PLAN          92                 92             1,978                       5.20
------------------- ------------------ --------------- ---------------------------- -----------------------

26  Oppenheimer Select Managers QM Active Balanced Fund

NOTES TO FINANCIAL STATEMENTS    CONTINUED

5.  FUTURES CONTRACTS
A futures contract is a commitment to buy or sell a specific amount of a commodity or financial instrument at a particular price on a stipulated future date at a negotiated price. Futures contracts are traded on a commodity exchange. The Fund may buy and sell futures contracts that relate to broadly based securities indices "financial futures" or debt securities "interest rate futures" in order to gain exposure to or to seek to protect against changes in market value of stock and bonds or interest rates. The Fund may also buy or write put or call options on these futures contracts.

The Fund generally sells futures contracts to hedge against increases in interest rates and decreases in market value of portfolio securities. The Fund may also purchase futures contracts to gain exposure to changes in interest rates as it may be more efficient or cost effective than actually buying fixed income securities.

Upon entering into a futures contract, the Fund is required to deposit either cash or securities (initial margin) in an amount equal to a certain percentage of the contract value. Subsequent payments (variation margin) are made or received by the Fund each day. The variation margin payments are equal to the daily changes in the contract value and are recorded as unrealized gains and losses. The Fund recognizes a realized gain or loss when the contract is closed or expires.

Securities held in collateralized accounts to cover initial margin requirements on open futures contracts are noted in the Statement of Investments. The
Statement of Assets and Liabilities reflects a receivable and/or payable for the daily mark to market for variation margin.

Risks of entering into futures contracts (and related options) include the possibility that there may be an illiquid market and that a change in the value of the contract or option may not correlate with changes in the value of the underlying securities.

6.  BANK BORROWINGS
The Fund may borrow from a bank for temporary or emergency purposes including, without limitation, funding of shareholder redemptions provided asset coverage for borrowings exceeds 300%. Effective November 13, 2001, the Fund has entered into an agreement which enables it to participate with other Oppenheimer funds in an unsecured line of credit with a bank, which permits borrowings up to $400 million, collectively. Interest is charged to each fund, based on its borrowings, at a rate equal to the Federal Funds Rate plus 0.45%. Borrowings are payable 30 days after such loan is executed. The Fund also pays a commitment fee equal to its pro rata share of the average unutilized amount of the credit facility at a rate of 0.08% per annum.

INDEPENDENT AUDITORS' REPORT

The Board of Trustees and Shareholders of Oppenheimer Select Managers Jennison
Growth Fund:

We have audited the accompanying statement of assets and liabilities of
Oppenheimer Select Managers Jennison Growth Fund, which is a series of
Oppenheimer Select Managers, including the statement of investments, as of
November 30, 2001, and the related statement of operations for the period then ended, the statement of changes in net assets and the financial highlights for the periods indicated. These financial statements and financial highlights are the responsibility of the Fund's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of November 30, 2001, by correspondence with the custodian and brokers; where replies were not received from brokers, we performed other auditing procedures. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of
Oppenheimer Select Managers Jennison Growth Fund as of November 30, 2001, the
results of its operations for the period then ended, the change in its net assets and the financial highlights for the periods indicated, in conformity with accounting principles generally accepted in the United States of America.

/s/ DELOITTE & TOUCHE LLP

__________

DELOITTE & TOUCHE LLP

Denver, Colorado
December 14, 2001

STATEMENT OF INVESTMENTS     NOVEMBER 30, 2001

                                                                                                                MARKET VALUE
                                                                                            SHARES              SEE NOTE 1

-------------------------------------------------------------------------------------------------------------------------
Common Stocks - 95.9%
-------------------------------------------------------------------------------------------------------------------------
CAPITAL GOODS - 7.1%
-------------------------------------------------------------------------------------------------------------------------
AEROSPACE/DEFENSE - 1.3%
-------------------------------------------------------------------------------------------------------------------------
Lockheed Martin Corp.                                                                         700               $ 32,515
-------------------------------------------------------------------------------------------------------------------------
Northrop Grumman Corp.                                                                        600                 56,328
                                                                                                        -----------------
                                                                                                                  88,843
-------------------------------------------------------------------------------------------------------------------------
ELECTRICAL EQUIPMENT - 2.3%
-------------------------------------------------------------------------------------------------------------------------
General Electric Co.                                                                        4,200                161,700
-------------------------------------------------------------------------------------------------------------------------
MANUFACTURING - 3.5%
-------------------------------------------------------------------------------------------------------------------------
Minnesota Mining & Manufacturing Co.                                                          500                 57,290
-------------------------------------------------------------------------------------------------------------------------
Tyco International Ltd.                                                                     3,200                188,160
                                                                                                        -----------------
                                                                                                                 245,450
-------------------------------------------------------------------------------------------------------------------------
COMMUNICATION SERVICES - 2.9%
-------------------------------------------------------------------------------------------------------------------------
TELECOMMUNICATIONS-WIRELESS - 2.9%
-------------------------------------------------------------------------------------------------------------------------
AT&T Wireless Services, Inc.                                          (1)                   1,600                 22,352
-------------------------------------------------------------------------------------------------------------------------
Sprint Corp. (PCS Group)                                              (1)                   3,000                 74,850
-------------------------------------------------------------------------------------------------------------------------
Vodafone Group plc, Sponsored ADR                                                           4,000                101,360
                                                                                                        -----------------
                                                                                                                 198,562
-------------------------------------------------------------------------------------------------------------------------
CONSUMER CYCLICALS - 16.2%
-------------------------------------------------------------------------------------------------------------------------
CONSUMER SERVICES - 2.5%
-------------------------------------------------------------------------------------------------------------------------
eBay, Inc.                                                            (1)                     500                 34,035
-------------------------------------------------------------------------------------------------------------------------
Omnicom Group, Inc.                                                                         1,600                137,376
                                                                                                        -----------------
                                                                                                                 171,411
-------------------------------------------------------------------------------------------------------------------------
LEISURE & ENTERTAINMENT - 1.6%
-------------------------------------------------------------------------------------------------------------------------
Harley-Davidson, Inc.                                                                       1,000                 52,580
-------------------------------------------------------------------------------------------------------------------------
Marriott International, Inc., Cl. A                                                         1,500                 56,430
                                                                                                        -----------------
                                                                                                                 109,010
-------------------------------------------------------------------------------------------------------------------------
MEDIA - 2.1%
-------------------------------------------------------------------------------------------------------------------------
AOL Time Warner, Inc.                                                 (1)                   2,500                 87,250
-------------------------------------------------------------------------------------------------------------------------
New York Times Co., Cl. A                                                                   1,200                 54,540
                                                                                                        -----------------
                                                                                                                 141,790
-------------------------------------------------------------------------------------------------------------------------
RETAIL:  GENERAL - 4.7%
-------------------------------------------------------------------------------------------------------------------------
Kohl's Corp.                                                          (1)                   2,600                176,410
-------------------------------------------------------------------------------------------------------------------------
Wal-Mart Stores, Inc.                                                                       2,700                148,905
                                                                                                        -----------------
                                                                                                                 325,315
-------------------------------------------------------------------------------------------------------------------------
RETAIL:  SPECIALTY - 5.3%
-------------------------------------------------------------------------------------------------------------------------
Bed Bath & Beyond, Inc.                                               (1)                   1,300                 42,211
-------------------------------------------------------------------------------------------------------------------------
BJ's Wholesale Club, Inc.                                             (1)                     900                 40,500
-------------------------------------------------------------------------------------------------------------------------
Home Depot, Inc.                                                                            3,600                167,976
-------------------------------------------------------------------------------------------------------------------------
Lowe's Cos., Inc.                                                                             800                 36,248
-------------------------------------------------------------------------------------------------------------------------
Tiffany & Co.                                                                               2,700                 77,760
                                                                                                        -----------------
                                                                                                                 364,695
-------------------------------------------------------------------------------------------------------------------------
CONSUMER STAPLES - 8.7%
-------------------------------------------------------------------------------------------------------------------------
BEVERAGES - 2.7%
-------------------------------------------------------------------------------------------------------------------------
PepsiCo, Inc.                                                                               3,900                189,657

7  Oppenheimer Select Managers Jennison Growth Fund

STATEMENT OF INVESTMENTS     CONTINUED

                                                                                                              MARKET VALUE
                                                                                            SHARES            SEE NOTE 1

-------------------------------------------------------------------------------------------------------------------------
Broadcasting - 0.8%
-------------------------------------------------------------------------------------------------------------------------
Univision Communications, Inc., Cl. A                                 (1)                   1,600             $   56,976
-------------------------------------------------------------------------------------------------------------------------
ENTERTAINMENT - 4.4%
-------------------------------------------------------------------------------------------------------------------------
Liberty Media Corp., Cl. A                                            (1)                   9,500                124,925
-------------------------------------------------------------------------------------------------------------------------
Viacom, Inc., Cl. B                                                   (1)                   4,100                178,965
                                                                                                        -----------------
                                                                                                                 303,890
-------------------------------------------------------------------------------------------------------------------------
HOUSEHOLD GOODS - 0.8%
-------------------------------------------------------------------------------------------------------------------------
Gillette Co.                                                                                1,600                 52,320
-------------------------------------------------------------------------------------------------------------------------
ENERGY - 3.3%
-------------------------------------------------------------------------------------------------------------------------
ENERGY SERVICES - 3.3%
-------------------------------------------------------------------------------------------------------------------------
Halliburton Co.                                                                             3,800                 81,434
-------------------------------------------------------------------------------------------------------------------------
Schlumberger Ltd.                                                                           3,000                144,030
                                                                                                        -----------------
                                                                                                                 225,464
-------------------------------------------------------------------------------------------------------------------------
FINANCIAL - 18.0%
-------------------------------------------------------------------------------------------------------------------------
BANKS - 1.7%
-------------------------------------------------------------------------------------------------------------------------
Bank One Corp.                                                                              3,200                119,808
-------------------------------------------------------------------------------------------------------------------------
DIVERSIFIED FINANCIAL - 11.4%
-------------------------------------------------------------------------------------------------------------------------
Citigroup, Inc.                                                                             5,200                249,080
-------------------------------------------------------------------------------------------------------------------------
Goldman Sachs Group, Inc. (The)                                                             1,200                106,680
-------------------------------------------------------------------------------------------------------------------------
Household International, Inc.                                                               3,200                188,768
-------------------------------------------------------------------------------------------------------------------------
MBNA Corp.                                                                                  2,600                 83,824
-------------------------------------------------------------------------------------------------------------------------
Merrill Lynch & Co., Inc.                                                                   1,400                 70,126
-------------------------------------------------------------------------------------------------------------------------
Morgan Stanley Dean Witter & Co.                                                            1,600                 88,800
                                                                                                        -----------------
                                                                                                                 787,278
-------------------------------------------------------------------------------------------------------------------------
INSURANCE - 4.9%
-------------------------------------------------------------------------------------------------------------------------
American International Group, Inc.                                                          2,700                222,480
-------------------------------------------------------------------------------------------------------------------------
Hartford Financial Services Group, Inc.                                                       900                 53,280
-------------------------------------------------------------------------------------------------------------------------
XL Capital Ltd., Cl. A                                                                        700                 65,086
                                                                                                        -----------------
                                                                                                                 340,846
-------------------------------------------------------------------------------------------------------------------------
HEALTHCARE - 19.3%
-------------------------------------------------------------------------------------------------------------------------
HEALTHCARE/DRUGS - 17.7%
-------------------------------------------------------------------------------------------------------------------------
Abbott Laboratories                                                                         2,400                132,000
-------------------------------------------------------------------------------------------------------------------------
American Home Products Corp.                                                                2,700                162,270
-------------------------------------------------------------------------------------------------------------------------
Amgen, Inc.                                                           (1)                   2,400                159,432
-------------------------------------------------------------------------------------------------------------------------
Aventis SA, Sponsored ADR                                                                   1,100                 76,461
-------------------------------------------------------------------------------------------------------------------------
Genentech, Inc.                                                       (1)                   2,100                120,645
-------------------------------------------------------------------------------------------------------------------------
Johnson & Johnson                                                                           3,000                174,750
-------------------------------------------------------------------------------------------------------------------------
Pfizer, Inc.                                                                                4,700                203,557
-------------------------------------------------------------------------------------------------------------------------
Pharmacia Corp.                                                                             2,900                128,760
-------------------------------------------------------------------------------------------------------------------------
Sepracor, Inc.                                                        (1)                   1,400                 69,860
                                                                                                        -----------------
                                                                                                               1,227,735
-------------------------------------------------------------------------------------------------------------------------
HEALTHCARE/SUPPLIES & SERVICES - 1.6%
-------------------------------------------------------------------------------------------------------------------------
Baxter International, Inc.                                                                  2,100                109,200

8  Oppenheimer Select Managers Jennison Growth Fund

STATEMENT OF INVESTMENTS     CONTINUED
                                                                                                              MARKET VALUE
                                                                                         SHARES               SEE NOTE 1

-------------------------------------------------------------------------------------------------------------------------
Technology - 20.4%
-------------------------------------------------------------------------------------------------------------------------
COMPUTER HARDWARE - 6.3%
-------------------------------------------------------------------------------------------------------------------------
Dell Computer Corp.                                                   (1)                   5,000             $  139,650
-------------------------------------------------------------------------------------------------------------------------
Hewlett-Packard Co.                                                                         1,200                 26,388
-------------------------------------------------------------------------------------------------------------------------
International Business Machines Corp.                                                       1,700                196,503
-------------------------------------------------------------------------------------------------------------------------
Sun Microsystems, Inc.                                                (1)                   5,000                 71,200
                                                                                                        -----------------
                                                                                                                 433,741
-------------------------------------------------------------------------------------------------------------------------
COMPUTER SOFTWARE - 4.1%
-------------------------------------------------------------------------------------------------------------------------
Microsoft Corp.                                                       (1)                   3,500                224,735
-------------------------------------------------------------------------------------------------------------------------
Oracle Corp.                                                          (1)                   4,000                 56,120
-------------------------------------------------------------------------------------------------------------------------
SAP AG (Systeme, Anwendungen, Produkte in der
Datenverarbeitung), Sponsored ADR                                                             200                  6,206
                                                                                                        -----------------
                                                                                                                 287,061
-------------------------------------------------------------------------------------------------------------------------
COMMUNICATIONS EQUIPMENT - 3.3%
-------------------------------------------------------------------------------------------------------------------------
Cisco Systems, Inc.                                                   (1)                   5,900                120,596
-------------------------------------------------------------------------------------------------------------------------
Nokia Corp., Sponsored ADR, A Shares                                                        4,600                105,846
                                                                                                        -----------------
                                                                                                                 226,442
-------------------------------------------------------------------------------------------------------------------------
ELECTRONICS - 6.7%
-------------------------------------------------------------------------------------------------------------------------
Applied Materials, Inc.                                               (1)                   1,000                 39,740
-------------------------------------------------------------------------------------------------------------------------
Intel Corp.                                                                                 5,800                189,428
-------------------------------------------------------------------------------------------------------------------------
KLA-Tencor Corp.                                                      (1)                     800                 40,184
-------------------------------------------------------------------------------------------------------------------------
Novellus Systems, Inc.                                                (1)                     900                 34,263
-------------------------------------------------------------------------------------------------------------------------
STMicroelectronics NV, NY Registered Shares                                                   700                 23,555
-------------------------------------------------------------------------------------------------------------------------
Texas Instruments, Inc.                                                                     4,300                137,815
                                                                                                        -----------------
                                                                                                                 464,985
                                                                                                        -----------------
Total Common Stocks (Cost $6,686,790)                                                                          6,632,179

-------------------------------------------------------------------------------------------------------------------------
OTHER SECURITIES - 0.4%
-------------------------------------------------------------------------------------------------------------------------
Nasdaq-100 Unit Investment Trust (Cost $31,651)                       (1)                     800                 31,720

                                                                                         PRINCIPAL
                                                                                         AMOUNT
-------------------------------------------------------------------------------------------------------------------------
Repurchase Agreements - 4.1%
-------------------------------------------------------------------------------------------------------------------------
Repurchase agreement with Banc One Capital Markets, Inc., 2.08%, dated 11/30/01, to be repurchased at $281,049 on 12/3/01,
collateralized by U.S. Treasury Nts., 5.50%--7%, 12/31/01--7/15/06,
with a value of $179,425 and U.S. Treasury Bills, 2/28/02, with a
value of $107,264 (Cost $281,000)                                                        $281,000                281,000

-------------------------------------------------------------------------------------------------------------------------
TOTAL INVESTMENTS, AT VALUE (COST $6,999,441)                                               100.4%             6,944,899
-------------------------------------------------------------------------------------------------------------------------
LIABILITIES IN EXCESS OF OTHER ASSETS                                                        (0.4)               (27,195)
                                                                                   ---------------    -------------------
NET ASSETS                                                                                 100.0%             $6,917,704
                                                                                   ===============    ===================

1.  Non-income-producing security.

See accompanying Notes to Financial Statements.

9  Oppenheimer Select Managers Jennison Growth Fund

STATEMENT OF ASSETS AND LIABILITIES                      NOVEMBER 30, 2001

-----------------------------------------------------------------------------------------------------------------------------
ASSETS
Investments, at value (cost $6,999,441) - see accompanying statement                                              $6,944,899
-----------------------------------------------------------------------------------------------------------------------------
Cash                                                                                                                   1,392
-----------------------------------------------------------------------------------------------------------------------------
Receivables and other assets:
Investments sold                                                                                                      44,884
Shares of beneficial interest sold                                                                                    17,185
Interest and dividends                                                                                                 4,552
Other                                                                                                                  2,225
                                                                                                         --------------------
Total assets                                                                                                       7,015,137

-----------------------------------------------------------------------------------------------------------------------------
LIABILITIES
Payables and other liabilities:
Investments purchased                                                                                                 87,530
Legal, auditing and other professional fees                                                                            3,491
Transfer and shareholder servicing agent fees                                                                          2,322
Distribution and service plan fees                                                                                       692
Trustees' compensation                                                                                                   469
Shareholder reports                                                                                                      227
Shares of beneficial interest redeemed                                                                                    77
Other                                                                                                                  2,625
                                                                                                         --------------------
Total liabilities                                                                                                     97,433

-----------------------------------------------------------------------------------------------------------------------------
NET ASSETS                                                                                                        $6,917,704
                                                                                                         ====================

-----------------------------------------------------------------------------------------------------------------------------
COMPOSITION OF NET ASSETS
Paid-in capital                                                                                                   $7,631,115
-----------------------------------------------------------------------------------------------------------------------------
Accumulated net realized gain (loss) on investment transactions                                                     (658,869)
-----------------------------------------------------------------------------------------------------------------------------
Net unrealized appreciation (depreciation) on investments                                                            (54,542)
                                                                                                         --------------------
NET ASSETS                                                                                                        $6,917,704
                                                                                                         ====================

10  Oppenheimer Select Managers Jennison Growth Fund

STATEMENT OF ASSETS AND LIABILITIES      CONTINUED                NOVEMBER 30, 2001

-----------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE PER SHARE
Class A Shares:

Net asset value and redemption price per share (based on net assets of
$5,234,352 and 611,632 shares of beneficial interest outstanding)                                                      $8.56
Maximum offering price per share (net asset value plus sales charge
of 5.75% of offering price)                                                                                            $9.08

-----------------------------------------------------------------------------------------------------------------------------
Class B Shares:
Net asset value, redemption price (excludes applicable contingent deferred sales charge) and offering price per share (based on net assets of $353,585
and 41,608 shares of beneficial interest outstanding)                                                                  $8.50

-----------------------------------------------------------------------------------------------------------------------------
Class C Shares:
Net asset value, redemption price (excludes applicable contingent deferred sales charge) and offering price per share (based on net assets of $967,829
and 113,935 shares of beneficial interest outstanding)                                                                 $8.49

-----------------------------------------------------------------------------------------------------------------------------
Class N Shares:
Net asset value, redemption price (excludes applicable contingent deferred sales charge) and offering price per share (based on net assets of $361,081
and 42,361 shares of beneficial interest outstanding)                                                                  $8.52

-----------------------------------------------------------------------------------------------------------------------------
Class Y Shares:
Net asset value, redemption price and offering price per share (based on
net assets of $857 and 100 shares of beneficial interest outstanding)                                                  $8.57

See accompanying Notes to Financial Statements.

11  Oppenheimer Select Managers Jennison Growth Fund

STATEMENT OF OPERATIONS FOR THE PERIOD FROM FEBRUARY 16, 2001 (INCEPTION OF OFFERING) TO NOVEMBER 30, 2001

-----------------------------------------------------------------------------------------------------------------------------

INVESTMENT INCOME
Dividends (net of foreign withholding taxes of $216)                                                                 $29,999
-----------------------------------------------------------------------------------------------------------------------------
Interest                                                                                                               8,931
                                                                                                         --------------------
Total income                                                                                                          38,930

-----------------------------------------------------------------------------------------------------------------------------
EXPENSES
Management fees                                                                                                       39,198
-----------------------------------------------------------------------------------------------------------------------------
Distribution and service plan fees:
Class A                                                                                                                  518
Class B                                                                                                                1,736
Class C                                                                                                                1,803
Class N                                                                                                                  456
-----------------------------------------------------------------------------------------------------------------------------
Transfer and shareholder servicing agent fees:
Class A                                                                                                                1,940
Class B                                                                                                                  118
Class C                                                                                                                  174
Class N                                                                                                                   90
Class Y                                                                                                                3,946
-----------------------------------------------------------------------------------------------------------------------------
Legal, auditing and other professional fees                                                                            7,581
-----------------------------------------------------------------------------------------------------------------------------
Trustees' compensation                                                                                                 2,873
-----------------------------------------------------------------------------------------------------------------------------
Shareholder reports                                                                                                    2,538
-----------------------------------------------------------------------------------------------------------------------------
Registration and filing fees                                                                                           1,972
-----------------------------------------------------------------------------------------------------------------------------
Insurance expenses                                                                                                       433
-----------------------------------------------------------------------------------------------------------------------------
Custodian fees and expenses                                                                                               54
-----------------------------------------------------------------------------------------------------------------------------
Other                                                                                                                  2,788
                                                                                                         --------------------
Total expenses                                                                                                        68,218
Less voluntary reimbursement of expenses                                                                              (1,276)
Less voluntary waiver of transfer and shareholder servicing agent fees-Class Y                                        (3,946)
                                                                                                         --------------------
Net expenses                                                                                                          62,996

-----------------------------------------------------------------------------------------------------------------------------
NET INVESTMENT LOSS                                                                                                  (24,066)

-----------------------------------------------------------------------------------------------------------------------------
REALIZED AND UNREALIZED GAIN (LOSS)
Net realized gain (loss) on investments                                                                             (658,869)
-----------------------------------------------------------------------------------------------------------------------------
Net change in unrealized appreciation (depreciation) on investments                                                  (54,542)
                                                                                                         --------------------
Net realized and unrealized gain (loss)                                                                             (713,411)

-----------------------------------------------------------------------------------------------------------------------------
NET DECREASE IN NET ASSETS RESULTING FROM OPERATIONS                                                               ($737,477)
                                                                                                         ====================

See accompanying Notes to Financial Statements.

12  Oppenheimer Select Managers Jennison Growth Fund

STATEMENT OF CHANGES IN ASSETS
                                                                                                                PERIOD ENDED
                                                                                                                NOVEMBER 30, 2001(1)

-----------------------------------------------------------------------------------------------------------------------------
OPERATIONS
Net investment income (loss)                                                                                        ($24,066)
-----------------------------------------------------------------------------------------------------------------------------
Net realized gain (loss)                                                                                            (658,869)
-----------------------------------------------------------------------------------------------------------------------------
Net change in unrealized appreciation (depreciation)                                                                 (54,542)
                                                                                                         --------------------
Net increase (decrease) in net assets resulting from operations                                                     (737,477)

-----------------------------------------------------------------------------------------------------------------------------
BENEFICIAL INTEREST TRANSACTIONS
Net increase (decrease) in net assets resulting
from beneficial interest transactions:
Class A                                                                                                            5,943,697
Class B                                                                                                              372,738
Class C                                                                                                              952,832
Class N                                                                                                              368,914
Class Y                                                                                                                   --

-----------------------------------------------------------------------------------------------------------------------------
NET ASSETS
Total increase                                                                                                     6,900,704
-----------------------------------------------------------------------------------------------------------------------------
Beginning of period                                                                                                   17,000 (2)
                                                                                                         --------------------
End of period                                                                                                     $6,917,704
                                                                                                         ====================

1.  For the period from February 16, 2001 (inception of offering) to November
30, 2001.
2.  Reflects the value of the Manager's initial seed money investment at
December 22, 2000.

See accompanying Notes to Financial Statements.

13  Oppenheimer Select Managers Jennison Growth Fund

FINANCIAL HIGHLIGHTS

                                                                  CLASS A                CLASS B                CLASS C
                                                                  --------------------   -------------------    -------------------
                                                                  PERIOD ENDED           PERIOD ENDED           PERIOD ENDED
                                                                  NOVEMBER 30, 2001(1)   NOVEMBER 30, 2001(1)   NOVEMBER 30, 2001(1)

-------------------------------------------------------------------------------------------------------------------------------
Per Share Operating Data
Net asset value, beginning of period                                  $10.00                $10.00                 $10.00
-------------------------------------------------------------------------------------------------------------------------------
Income (loss) from investment operations:
Net investment loss                                                     (.03)                 (.06)                  (.02)
Net realized and unrealized gain (loss)                                (1.41)                (1.44)                 (1.49)
                                                         ----------------------------------------------------------------------
Total income (loss) from investment operations                         (1.44)                (1.50)                 (1.51)
-----------------------------------------------------------------------------   -------------------    -------------------
Net asset value, end of period                                         $8.56                 $8.50                  $8.49
                                                         ====================   ===================    ===================

-------------------------------------------------------------------------------------------------------------------------------
TOTAL RETURN, AT NET ASSET VALUE(2)                                   (14.40)%              (15.00)%               (15.10)%
-------------------------------------------------------------------------------------------------------------------------------
RATIOS/SUPPLEMENTAL DATA
Net assets, end of period (in thousands)                              $5,234                  $354                   $968
-------------------------------------------------------------------------------------------------------------------------------
Average net assets (in thousands)                                     $4,683                  $221                   $232
-------------------------------------------------------------------------------------------------------------------------------
Ratios to average net assets:(3)
Net investment loss                                                    (0.50)%               (1.37)%                (1.31)%
Expenses                                                               1.44%                 2.45%                  2.46%
Expenses, net of voluntary reimbursement of expenses                     N/A                 2.24%                  2.10%
Expenses, net of voluntary waiver of transfer agent fees                 N/A                   N/A                    N/A
-------------------------------------------------------------------------------------------------------------------------------
Portfolio turnover rate                                                  56%                   56%                    56%

1.  For the period from February 16, 2001 (inception of offering) to November
30, 2001.
2. Assumes a $1,000 hypothetical initial investment on the business day before the first day of the fiscal period (or inception of offering), with all dividends and distributions reinvested in additional shares on the reinvestment date, and redemption at the net asset value calculated on the last business day of the fiscal period. Sales charges are not reflected in the total returns.
Total returns are not annualized for periods of less than one full year.
3.  Annualized for periods of less than one full year.

See accompanying Notes to Financial Statements.

14  Oppenheimer Select Managers Jennison Growth Fund

FINANCIAL HIGHLIGHTS

                                                                           CLASS N                CLASS Y
                                                                           --------------------   --------------------
                                                                           PERIOD ENDED           PERIOD ENDED
                                                                           NOVEMBER 30, 2001(1)   NOVEMBER 30, 2001(2)

------------------------------------------------------------------------------------------------------------
PER SHARE OPERATING DATA
Net asset value, beginning of period                                           $9.45                 $10.00
------------------------------------------------------------------------------------------------------------
Income (loss) from investment operations:
Net investment loss                                                             (.02)                  (.03)
Net realized and unrealized gain (loss)                                         (.91)                 (1.40)
                                                                 -------------------------------------------
Total income (loss) from investment operations                                  (.93)                 (1.43)
-------------------------------------------------------------------------------------   --------------------
Net asset value, end of period                                                 $8.52                  $8.57
                                                                 ====================   ====================
------------------------------------------------------------------------------------------------------------
TOTAL RETURN, AT NET ASSET VALUE(3)                                            (9.84)%               (14.30)%
------------------------------------------------------------------------------------------------------------
RATIOS/SUPPLEMENTAL DATA
Net assets, end of period (in thousands)                                        $361                     $1
------------------------------------------------------------------------------------------------------------
Average net assets (in thousands)                                               $122                     $1
------------------------------------------------------------------------------------------------------------
Ratios to average net assets:(4)
Net investment loss                                                            (0.90)%                (0.38)%
Expenses                                                                       1.98%                501.48%
Expenses, net of voluntary reimbursement of expenses                           1.71%                501.35%
Expenses, net of voluntary waiver of transfer agent fees-Class Y                 N/A                  1.25%
------------------------------------------------------------------------------------------------------------
Portfolio turnover rate                                                          56%                    56%

1.  For the period from March 1, 2001 (inception of offering) to November 30,
2001.
2.  For the period from February 16, 2001 (inception of offering) to November
30, 2001.
3. Assumes a $1,000 hypothetical initial investment on the business day before the first day of the fiscal period (or inception of offering), with all dividends and distributions reinvested in additional shares on the reinvestment date, and redemption at the net asset value calculated on the last business day of the fiscal period. Sales charges are not reflected in the total returns.
Total returns are not annualized for periods of less than one full year.
4.  Annualized for periods of less than one full year.

See accompanying Notes to Financial Statements.

15  Oppenheimer Select Managers Jennison Growth Fund

NOTES TO FINANCIAL STATEMENTS

1.   SIGNIFICANT ACCOUNTING POLICIES
Oppenheimer Select Managers Jennison Growth Fund (the Fund), a series of
Oppenheimer Select Managers, is an open-end management investment company registered under the Investment Company Act of 1940, as amended. The Fund's investment objective is to seek long-term growth of capital. The Fund's investment advisor is OppenheimerFunds, Inc. (the Manager). The Manager has
entered into a sub-advisory agreement with Jennison Associates LLC (the
Sub-Advisor).

The Fund offers Class A, Class B, Class C, Class N and Class Y shares. Class A shares are sold at their offering price, which is normally net asset value plus a front-end sales charge. Class B, Class C and Class N shares are sold without a front-end sales charge but may be subject to a contingent deferred sales charge
(CDSC). Class N shares are sold only through retirement plans. Retirement plans that offer Class N shares may impose charges on those accounts. Class Y shares are sold to certain institutional investors without either a front-end sales charge or a CDSC. All classes of shares have identical rights to earnings, assets and voting privileges, except that each class has its own expenses directly attributable to that class and exclusive voting rights with respect to matters affecting that class. Classes A, B, C and N have separate distribution and/or service plans. No such plan has been adopted for Class Y shares. Class B shares will automatically convert to Class A shares six years after the date of purchase. The following is a summary of significant accounting policies consistently followed by the Fund.

SECURITIES VALUATION Securities listed or traded on National Stock Exchanges or other domestic or foreign exchanges are valued based on the last sale price of the security traded on that exchange prior to the time when the Fund's assets are valued. In the absence of a sale, the security is valued at the last sale price on the prior trading day, if it is within the spread of the closing bid and asked prices, and if not, at the closing bid price. Securities (including restricted securities) for which quotations are not readily available are valued primarily using dealer-supplied valuations, a portfolio pricing service authorized by the Board of Trustees, or at their fair value. Fair value is determined in good faith under consistently applied procedures under the supervision of the Board of Trustees. Short-term "money market type" debt securities with remaining maturities of sixty days or less are valued at amortized cost (which approximates market value).

REPURCHASE AGREEMENTS The Fund requires its custodian bank to take possession, to have legally segregated in the Federal Reserve Book Entry System or to have segregated within the custodian's vault, all securities held as collateral for repurchase agreements. The market value of the underlying securities is required to be at least 102% of the resale price at the time of purchase. If the seller of the agreement defaults and the value of the collateral declines, or if the seller enters an insolvency proceeding, realization of the value of the collateral by the Fund may be delayed or limited.

ALLOCATION OF INCOME, EXPENSES, GAINS AND LOSSES Income, expenses (other than those attributable to a specific class), gains and losses are allocated daily to each class of shares based upon the relative proportion of net assets represented by such class. Operating expenses directly attributable to a specific class are charged against the operations of that class.

FEDERAL TAXES The Fund intends to continue to comply with provisions of the
Internal Revenue Code applicable to regulated investment companies and to distribute all of its taxable income, including any net realized gain on investments not offset by loss carryovers to shareholders.

16  Oppenheimer Select Managers Jennison Growth Fund

NOTES TO FINANCIAL STATEMENTS

1.  SIGNIFICANT ACCOUNTING POLICIES continued
As of November 30, 2001, the Fund had available for federal income tax purposes an unused capital loss carryover as follows:

EXPIRING

__________

2009            $         637,074

As of November 30, 2001, the Fund had approximately $22,000 of post-October losses available to offset future capital gains, if any. Such losses, if unutilized, will expire in 2010.

DIVIDENDS AND DISTRIBUTIONS TO SHAREHOLDERS Dividends and distributions to shareholders, which are determined in accordance with income tax regulations, are recorded on the ex-dividend date.

CLASSIFICATION OF DISTRIBUTIONS TO SHAREHOLDERS Net investment income (loss) and net realized gain (loss) may differ for financial statement and tax purposes.
The character of distributions made during the year from net investment income or net realized gains may differ from its ultimate characterization for federal income tax purposes. Also, due to timing of dividend distributions, the fiscal year in which amounts are distributed may differ from the fiscal year in which the income or realized gain was recorded by the Fund.

The Fund adjusts the classification of distributions to shareholders to reflect the differences between financial statement amounts and distributions determined in accordance with income tax regulations. Accordingly, during the period ended
November 30, 2001, amounts have been reclassified to reflect a decrease in paid-in capital of $24,066. Accumulated net investment loss was decreased by the same amount. Net assets of the Fund were unaffected by the reclassifications.

INVESTMENT INCOME Dividend income is recorded on the ex-dividend date or upon ex-dividend notification in the case of certain foreign dividends where the ex-dividend date may have passed. Non-cash dividends included in dividend income, if any, are recorded at the fair market value of the securities received. Interest income, which includes accretion of discount and amortization of premium, is accrued as earned.

SECURITY TRANSACTIONS Security transactions are accounted for as of trade date.
Gains and losses on securities sold are determined on the basis of identified cost.

OTHER The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of income and expenses during the reporting period. Actual results could differ from those estimates.

17  Oppenheimer Select Managers Jennison Growth Fund

NOTES TO FINANCIAL STATEMENTS

2.   SHARES OF BENEFICIAL INTEREST
The Fund has authorized an unlimited number of no par value shares of beneficial interest of each class. Transactions in shares of beneficial interest were as follows:

                                                     PERIOD ENDED NOVEMBER 30, 2001(1)
                                                     SHARES                 AMOUNT

---------------------------------------------------------------------------------------
CLASS A
Sold                                                 618,231                $6,011,437
Dividends and/or distributions reinvested                 --                       --
Redeemed                                              (7,999)                  (67,740)
                                            -----------------     ---------------------
Net increase (decrease)                              610,232                $5,943,697
                                            =================     =====================

---------------------------------------------------------------------------------------
CLASS B
Sold                                                  53,558                $  474,235
Dividends and/or distributions reinvested                 --                        --
Redeemed                                             (12,050)                 (101,497)
                                            -----------------     ---------------------
Net increase (decrease)                               41,508                $  372,738
                                            =================     =====================

---------------------------------------------------------------------------------------
CLASS C
Sold                                                 117,610                $  985,629
Dividends and/or distributions reinvested                 --                        --
Redeemed                                              (3,775)                  (32,797)
                                            -----------------     ---------------------
Net increase (decrease)                              113,835                $  952,832
                                            =================     =====================

---------------------------------------------------------------------------------------
CLASS N
Sold                                                  43,880                $  380,385
Dividends and/or distributions reinvested                 --                        --
Redeemed                                              (1,519)                  (11,471)
                                            -----------------     ---------------------
Net increase (decrease)                               42,361                $  368,914
                                            =================     =====================

---------------------------------------------------------------------------------------
CLASS Y
Sold                                                      --                $       --
Dividends and/or distributions reinvested                 --                        --
Redeemed                                                  --                        --
                                            -----------------     ---------------------
Net increase (decrease)                                   --                $       --
                                            =================     =====================

     (1) For the period from February 16, 2001 (inception of offering) to
     November 30, 2001, for Class A, B, C and Y shares and for the period from
     March 1, 2001 (inception of offering) to November 30, 2001, for Class N shares.

3.       PURCHASES AND SALES OF SECURITIES
The aggregate cost of purchases and proceeds from sales of securities, other than short-term obligations, for the period ended November 30, 2001, were
$10,244,515 and $2,867,205, respectively.

As of November 30, 2001, unrealized appreciation (depreciation) based on cost of securities for federal income tax purposes of $6,999,441 was:

Gross unrealized appreciation                $    286,711
Gross unrealized depreciation                   (341,253)
                                             --------------
Net unrealized appreciation (depreciation)   $    (54,542)
                                             ==============

18  Oppenheimer Select Managers Jennison Growth Fund

NOTES TO FINANCIAL STATEMENTS

4.   FEES AND OTHER TRANSACTIONS WITH AFFILIATES
MANAGEMENT FEES Management fees paid to the Manager were in accordance with the investment advisory agreement with the Fund which provides for a fee at an annual rate of 0.95% of the first $300 million of average annual net assets of the Fund and 0.90% of average annual net assets in excess of $300 million. The
Manager has voluntarily undertaken to assume certain Fund expenses. The Manager reserves the right to amend or terminate that expense assumption at any time.
The Fund's management fee for the period ended November 30, 2001 was an annualized rate of 0.95%.

SUB-ADVISOR FEES The Manager has retained Jennison Associates LLC as the
Sub-Advisor to provide the day-to-day portfolio management of the Fund. For the period ended November 30, 2001, the Manager paid $16,248 to the Sub-Advisor.

TRANSFER AGENT FEES OppenheimerFunds Services (OFS), a division of the Manager, acts as the transfer and shareholder servicing agent for the Fund. The Fund pays
OFS an agreed upon per account fee. Additionally, Class Y shares are subject to minimum fees of $5,000 for assets of less than $10 million and $10,000 for assets of $10 million or more. The Class Y shares are subject to the minimum fee in the event that the per account fee does not equal or exceed the applicable minimum fee.

OFS has voluntarily agreed to limit transfer and shareholder servicing agent fees to 0.25% per annum of Class Y shares, effective January 1, 2001 and for all other classes, 0.35% per annum, effective October 1, 2001. Additionally, OFS has voluntarily waived the minimum fee for the Fund for the fiscal year ended
November 30, 2001. The voluntary expense limits and waiver may be amended or withdrawn at any time.

DISTRIBUTION AND SERVICE PLAN FEES Under its General Distributor's Agreement
with the Manager, the Distributor acts as the Fund's principal underwriter in the continuous public offering of the different classes of shares of the Fund.

The compensation paid to (or retained by) the Distributor from the sale of shares or on the redemption of shares is shown in the table below for the period indicated.

------------------ ------------- ----------------- ---------------- ----------------- --------------- ----------------
PERIOD ENDED       AGGREGATE     CLASS A           COMMISSIONS ON   COMMISSIONS ON    COMMISSIONS     COMMISSIONS ON
                   FRONT-END     FRONT-END SALES   CLASS A SHARES   CLASS B SHARES    ON CLASS C      CLASS N SHARES
                   SALES         CHARGES           ADVANCED BY      ADVANCED BY       SHARES          ADVANCED BY
                   CHARGES ON    RETAINED BY       DISTRIBUTOR(1)   DISTRIBUTOR(1)    ADVANCED BY     DISTRIBUTOR(1)
                   CLASS A       DISTRIBUTOR                                          DISTRIBUTOR(1)
                   SHARES
------------------ ------------- ----------------- ---------------- ----------------- --------------- ----------------

November 30, 2001  $16,679       $5,056            $1,254           $14,162           $7,323           $3,186
------------------ ------------- ----------------- ---------------- ----------------- --------------- ----------------

     (1)  The Distributor advances commission payments to dealers for certain sales of Class A shares and for sales of Class B, Class C and Class N shares from its own resources at the time of sale.

------------------- ---------------------- ----------------------- ----------------------- ------------------------
PERIOD ENDED        CLASS A CONTINGENT     CLASS B CONTINGENT      CLASS C CONTINGENT      CLASS N CONTINGENT
                    DEFERRED SALES         DEFERRED SALES          DEFERRED SALES          DEFERRED SALES CHARGES
                    CHARGES RETAINED BY    CHARGES RETAINED BY     CHARGES RETAINED BY     RETAINED BY DISTRIBUTOR
                    DISTRIBUTOR            DISTRIBUTOR             DISTRIBUTOR
------------------- ---------------------- ----------------------- ----------------------- ------------------------

November 30, 2001   $--                    $1,313                  $--                     $--
------------------- ---------------------- ----------------------- ----------------------- ------------------------

19  Oppenheimer Select Managers Jennison Growth Fund

NOTES TO FINANCIAL STATEMENTS

4.   FEES AND OTHER TRANSACTIONS WITH AFFILIATES continued
The Fund has adopted a Service Plan for Class A shares and Distribution and
Service Plans for Class B, Class C and Class N shares under Rule 12b-1 of the
Investment Company Act. Under those plans the Fund pays the Distributor for all or a portion of its costs incurred in connection with the distribution and/or servicing of the shares of the particular class.

CLASS A SERVICE PLAN FEES Under the Class A service plan, the Distributor currently uses the fees it receives from the Fund to pay brokers, dealers and other financial institutions. The Class A service plan permits reimbursements to the Distributor at a rate of up to a specified percent of average annual net assets of Class A shares purchased. The Distributor makes payments to plan recipients quarterly at an annual rate not to exceed a specified percent of the average annual net assets consisting of Class A shares of the Fund. For the period ended November 30, 2001, payments under the Class A plan totaled $518 prior to Manager waiver if applicable, all of which were paid by the Distributor to recipients, and included $7 paid to an affiliate of the Manager. Any unreimbursed expenses the Distributor incurs with respect to Class A shares in any fiscal year cannot be recovered in subsequent years.

CLASS B, CLASS C AND CLASS N DISTRIBUTION AND SERVICE PLAN FEES Under each plan, service fees and distribution fees are computed on the average of the net asset value of shares in the respective class, determined as of the close of each regular business day during the period. The Class B, Class C and Class N plans provide for the Distributor to be compensated at a flat rate, whether the
Distributor's distribution expenses are more or less than the amounts paid by the Fund under the plan during the period for which the fee is paid.

The Distributor retains the asset-based sales charge on Class B shares. The
Distributor retains the asset-based sales charge on Class C shares during the first year the shares are outstanding. The Distributor retains the asset-based sales charge on Class N shares. The asset-based sales charges on Class B, Class
C and Class N shares allow investors to buy shares without a front-end sales charge while allowing the Distributor to compensate dealers that sell those shares.

The Distributor's actual expenses in selling Class B, Class C and Class N shares may be more than the payments it receives from the contingent deferred sales charges collected on redeemed shares and asset-based sales charges from the Fund under the plans. If any plan is terminated by the Fund, the Board of Trustees may allow the Fund to continue payments of the asset-based sales charge to the
Distributor for distributing shares before the plan was terminated. The plans allow for the carryforward of distribution expenses, to be recovered from asset-based sales charges in subsequent fiscal periods.

20  Oppenheimer Select Managers Jennison Growth Fund

NOTES TO FINANCIAL STATEMENTS

4.   FEES AND OTHER TRANSACTIONS WITH AFFILIATES continued
--------------------------------------------------------------------------------
DISTRIBUTION FEES PAID TO THE DISTRIBUTOR FOR THE PERIOD ENDED NOVEMBER 30,
2001, WERE AS FOLLOWS:
--------------------------------------------------------------------------------

                                                                                    DISTRIBUTOR'S AGGREGATE
                                       AMOUNT          DISTRIBUTOR'S AGGREGATE      UNREIMBURSED EXPENSES
                    TOTAL PAYMENTS     RETAINED BY     UNREIMBURSED EXPENSES        AS % OF NET ASSETS OF
                    UNDER PLAN         DISTRIBUTOR     UNDER PLAN                   CLASS
------------------- ------------------ --------------- ---------------------------- -----------------------

CLASS B PLAN        $1,736             $1,553          $19,415                      5.49%
------------------- ------------------ --------------- ---------------------------- -----------------------
CLASS C PLAN         1,803              1,636            8,660                      0.89
------------------- ------------------ --------------- ---------------------------- -----------------------
CLASS N PLAN           456                395           10,955                      3.03
------------------- ------------------ --------------- ---------------------------- -----------------------

5.  BANK BORROWINGS
The Fund may borrow from a bank for temporary or emergency purposes including, without limitation, funding of shareholder redemptions provided asset coverage for borrowings exceeds 300%. Effective November 13, 2001, the Fund has entered into an agreement which enables it to participate with other Oppenheimer funds in an unsecured line of credit with a bank, which permits borrowings up to $400 million, collectively. Interest is charged to each fund, based on its borrowings, at a rate equal to the Federal Funds Rate plus 0.45%. Borrowings are payable 30 days after such loan is executed. The Fund also pays a commitment fee equal to its pro rata share of the average unutilized amount of the credit facility at a rate of 0.08% per annum.

INDEPENDENT AUDITORS' REPORT

The Board of Trustees and Shareholders of Oppenheimer Select Managers Salomon
Brothers Capital Fund:

We have audited the accompanying statement of assets and liabilities of
Oppenheimer Select Managers Salomon Brothers Capital Fund, which is a series of
Oppenheimer Select Managers, including the statement of investments, as of
November 30, 2001, and the related statement of operations for the period then ended, the statement of changes in net assets and the financial highlights for the periods indicated. These financial statements and financial highlights are the responsibility of the Fund's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of November 30, 2001, by correspondence with the custodian and brokers; where replies were not received from brokers, we performed other auditing procedures. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of
Oppenheimer Select Managers Salomon Brothers Capital Fund as of November 30,
2001, the results of its operations for the period then ended, the change in its net assets and the financial highlights for the periods indicated, in conformity with accounting principles generally accepted in the United States of America.

/s/ DELOITTE & TOUCHE LLP

__________

DELOITTE & TOUCHE LLP

Denver, Colorado
December 14, 2001

STATEMENT OF INVESTMENTS                NOVEMBER 30, 2001

                                                                                                                       MARKET VALUE
                                                                                                   SHARES              SEE NOTE 1

--------------------------------------------------------------------------------------------------------------------------------
COMMON STOCKS - 81.2%
--------------------------------------------------------------------------------------------------------------------------------
BASIC MATERIALS - 5.9%
--------------------------------------------------------------------------------------------------------------------------------
CHEMICALS - 2.6%
--------------------------------------------------------------------------------------------------------------------------------
OM Group, Inc.                                                                                      3,200              $194,400
--------------------------------------------------------------------------------------------------------------------------------
PolyOne Corp.                                                                                      20,100               202,005
                                                                                                                   -------------
                                                                                                                        396,405
--------------------------------------------------------------------------------------------------------------------------------
METALS - 3.3%
--------------------------------------------------------------------------------------------------------------------------------
AK Steel Holding Corp.                                                                             24,700               261,820
--------------------------------------------------------------------------------------------------------------------------------
Alcoa, Inc.                                                                                         6,400               247,040
                                                                                                                   -------------
                                                                                                                        508,860
--------------------------------------------------------------------------------------------------------------------------------
CAPITAL GOODS - 2.8%
--------------------------------------------------------------------------------------------------------------------------------
MANUFACTURING - 2.8%
--------------------------------------------------------------------------------------------------------------------------------
Berkshire Hathaway, Inc., Cl. A                                                (1)                      3               210,000
--------------------------------------------------------------------------------------------------------------------------------
United Technologies Corp.                                                                           3,700               222,740
                                                                                                                   -------------
                                                                                                                        432,740
--------------------------------------------------------------------------------------------------------------------------------
COMMUNICATION SERVICES - 8.2%
--------------------------------------------------------------------------------------------------------------------------------
TELECOMMUNICATIONS-LONG DISTANCE - 6.2%
--------------------------------------------------------------------------------------------------------------------------------
AT&T Corp.                                                                                         18,800               328,812
--------------------------------------------------------------------------------------------------------------------------------
Comverse Technology, Inc.                                                      (1)                 13,400               286,626
--------------------------------------------------------------------------------------------------------------------------------
Latitude Communications, Inc.                                                  (1)                  5,800                 7,714
--------------------------------------------------------------------------------------------------------------------------------
NTL, Inc.                                                                      (1)                 12,400                22,940
--------------------------------------------------------------------------------------------------------------------------------
Verizon Communications, Inc.                                                                        6,200               291,400
                                                                                                                   -------------
                                                                                                                        937,492
--------------------------------------------------------------------------------------------------------------------------------
TELECOMMUNICATIONS-WIRELESS - 2.0%
--------------------------------------------------------------------------------------------------------------------------------
AT&T Wireless Services, Inc.                                                   (1)                 12,186               170,239
--------------------------------------------------------------------------------------------------------------------------------
Dobson Communications Corp., Cl. A                                             (1)                 14,700               139,944
                                                                                                                   -------------
                                                                                                                        310,183
--------------------------------------------------------------------------------------------------------------------------------
CONSUMER CYCLICALS - 6.7%
--------------------------------------------------------------------------------------------------------------------------------
LEISURE & ENTERTAINMENT - 0.2%
--------------------------------------------------------------------------------------------------------------------------------
MGM Mirage, Inc.                                                               (1)                  1,100                28,985
--------------------------------------------------------------------------------------------------------------------------------
RETAIL:  GENERAL - 5.3%
--------------------------------------------------------------------------------------------------------------------------------
Costco Wholesale Corp.                                                         (1)                  9,400               384,272
--------------------------------------------------------------------------------------------------------------------------------
Federated Department Stores, Inc.                                              (1)                  9,900               366,300
--------------------------------------------------------------------------------------------------------------------------------
Neiman Marcus Group, Inc. (The), Cl. A                                         (1)                  1,600                46,960
                                                                                                                   -------------
                                                                                                                        797,532
--------------------------------------------------------------------------------------------------------------------------------
RETAIL:  SPECIALTY - 1.2%
--------------------------------------------------------------------------------------------------------------------------------
Staples, Inc.                                                                  (1)                 10,300               181,280
--------------------------------------------------------------------------------------------------------------------------------
CONSUMER STAPLES - 17.6%
--------------------------------------------------------------------------------------------------------------------------------
BEVERAGES - 2.0%
--------------------------------------------------------------------------------------------------------------------------------
Pepsi Bottling Group, Inc. (The)                                                                    6,900               306,705
--------------------------------------------------------------------------------------------------------------------------------
BROADCASTING - 1.6%
--------------------------------------------------------------------------------------------------------------------------------
Fox Entertainment Group, Inc., A Shares                                        (1)                  6,100               155,672
--------------------------------------------------------------------------------------------------------------------------------
Sinclair Broadcast Group, Inc., Cl. A                                          (1)                  8,800                69,608
--------------------------------------------------------------------------------------------------------------------------------
UnitedGlobalCom, Inc., Cl. A                                                   (1)                 13,600                19,040
                                                                                                                   -------------
                                                                                                                        244,320

7  Oppenheimer Select Managers Salomon Brothers Capital Fund

STATEMENT OF INVESTMENTS      CONTINUED

                                                                                                                     MARKET VALUE
                                                                                                   SHARES            SEE NOTE 1

--------------------------------------------------------------------------------------------------------------------------------
ENTERTAINMENT - 3.9%
--------------------------------------------------------------------------------------------------------------------------------
Liberty Media Corp., Cl. A                                                     (1)                 12,900            $  169,635
--------------------------------------------------------------------------------------------------------------------------------
News Corp. Ltd. (The), Sponsored ADR, Preference                                                   10,800               282,744
--------------------------------------------------------------------------------------------------------------------------------
Wendy's International, Inc.                                                                         5,000               142,150
                                                                                                                   -------------
                                                                                                                        594,529
--------------------------------------------------------------------------------------------------------------------------------
FOOD - 3.2%
--------------------------------------------------------------------------------------------------------------------------------
ConAgra Foods, Inc.                                                                                 9,300               213,621
--------------------------------------------------------------------------------------------------------------------------------
Hormel Foods Corp.                                                                                 10,800               270,432
--------------------------------------------------------------------------------------------------------------------------------
Sanfilippo (John B.) & Son, Inc.                                               (1)                    700                 4,627
                                                                                                                   -------------
                                                                                                                        488,680
--------------------------------------------------------------------------------------------------------------------------------
FOOD & DRUG RETAILERS - 6.9%
--------------------------------------------------------------------------------------------------------------------------------
Kroger Co. (The)                                                               (1)                  9,200               232,944
--------------------------------------------------------------------------------------------------------------------------------
Pathmark Stores, Inc.                                                          (1)                  5,700               137,940
--------------------------------------------------------------------------------------------------------------------------------
Safeway, Inc.                                                                  (1)                 15,200               677,312
                                                                                                                   -------------
                                                                                                                      1,048,196
--------------------------------------------------------------------------------------------------------------------------------
ENERGY - 4.2%
--------------------------------------------------------------------------------------------------------------------------------
ENERGY SERVICES - 2.2%
--------------------------------------------------------------------------------------------------------------------------------
Seacor Holdings, Inc.                                                          (1)                  3,800               148,162
--------------------------------------------------------------------------------------------------------------------------------
Transocean Sedco Forex, Inc.                                                                        6,600               186,780
                                                                                                                   -------------
                                                                                                                        334,942
--------------------------------------------------------------------------------------------------------------------------------
OIL:  DOMESTIC - 2.0%
--------------------------------------------------------------------------------------------------------------------------------
Suncor Energy, Inc.                                                                                 5,000               149,650
--------------------------------------------------------------------------------------------------------------------------------
Tesoro Petroleum Corp.                                                         (1)                 12,400               156,240
                                                                                                                   -------------
                                                                                                                        305,890
--------------------------------------------------------------------------------------------------------------------------------
FINANCIAL - 14.5%
--------------------------------------------------------------------------------------------------------------------------------
BANKS - 5.2%
--------------------------------------------------------------------------------------------------------------------------------
Bank of New York Co., Inc. (The)                                                                    6,300               247,212
--------------------------------------------------------------------------------------------------------------------------------
Banknorth Group, Inc.                                                                               4,300                93,353
--------------------------------------------------------------------------------------------------------------------------------
FleetBoston Financial Corp.                                                                         7,300               268,275
--------------------------------------------------------------------------------------------------------------------------------
Mercantile Bankshares Corp.                                                                         4,300               178,063
                                                                                                                   -------------
                                                                                                                        786,903
--------------------------------------------------------------------------------------------------------------------------------
INSURANCE - 6.7%
--------------------------------------------------------------------------------------------------------------------------------
American International Group, Inc.                                                                  6,400               527,360
--------------------------------------------------------------------------------------------------------------------------------
Partnerre Holdings Ltd.                                                                             3,800               195,700
--------------------------------------------------------------------------------------------------------------------------------
XL Capital Ltd., Cl. A                                                                              3,100               288,238
                                                                                                                   -------------
                                                                                                                      1,011,298
--------------------------------------------------------------------------------------------------------------------------------
SAVINGS & LOANS - 2.6%
--------------------------------------------------------------------------------------------------------------------------------
Washington Mutual, Inc.                                                                            12,500               391,000
--------------------------------------------------------------------------------------------------------------------------------
HEALTHCARE - 12.2%
--------------------------------------------------------------------------------------------------------------------------------
HEALTHCARE/DRUGS - 8.7%
--------------------------------------------------------------------------------------------------------------------------------
HCA, Inc.                                                                                          11,000               426,690
--------------------------------------------------------------------------------------------------------------------------------
Ligand Pharmaceuticals, Inc., Cl. B                                            (1)                 18,600               307,272
--------------------------------------------------------------------------------------------------------------------------------
Medarex, Inc.                                                                  (1)                  6,400               148,736
--------------------------------------------------------------------------------------------------------------------------------
Novartis AG, ADR                                                                                   10,200               364,752
--------------------------------------------------------------------------------------------------------------------------------
Pfizer, Inc.                                                                                        1,600                69,296
                                                                                                                   -------------
                                                                                                                      1,316,746

8  Oppenheimer Select Managers Salomon Brothers Capital Fund

STATEMENT OF INVESTMENTS      CONTINUED
                                                                                                                    MARKET VALUE
                                                                                                 SHARES             SEE NOTE 1

--------------------------------------------------------------------------------------------------------------------------------
HEALTHCARE/SUPPLIES & SERVICES - 3.5%
--------------------------------------------------------------------------------------------------------------------------------
Amersham plc                                                                                        4,500           $    42,355
--------------------------------------------------------------------------------------------------------------------------------
Amersham plc, Sponsored ADR                                                                         4,000               188,800
--------------------------------------------------------------------------------------------------------------------------------
Baxter International, Inc.                                                                          5,000               260,000
--------------------------------------------------------------------------------------------------------------------------------
Universal Health Services, Inc., Cl. B                                         (1)                  1,100                46,101
                                                                                                                   -------------
                                                                                                                        537,256
--------------------------------------------------------------------------------------------------------------------------------
TECHNOLOGY - 9.1%
--------------------------------------------------------------------------------------------------------------------------------
COMPUTER HARDWARE - 6.4%
--------------------------------------------------------------------------------------------------------------------------------
3Com Corp.                                                                     (1)                 56,100               251,328
--------------------------------------------------------------------------------------------------------------------------------
Dell Computer Corp.                                                            (1)                 10,300               287,679
--------------------------------------------------------------------------------------------------------------------------------
Redback Networks, Inc.                                                         (1)                 31,700               132,506
--------------------------------------------------------------------------------------------------------------------------------
Sun Microsystems, Inc.                                                         (1)                 21,500               306,160
                                                                                                                   -------------
                                                                                                                        977,673
--------------------------------------------------------------------------------------------------------------------------------
COMPUTER SERVICES - 0.2%
--------------------------------------------------------------------------------------------------------------------------------
Viant Corp.                                                                    (1)                 17,900                23,270
--------------------------------------------------------------------------------------------------------------------------------
COMPUTER SOFTWARE - 1.2%
--------------------------------------------------------------------------------------------------------------------------------
i2 Technologies, Inc.                                                          (1)                 24,500               140,630
--------------------------------------------------------------------------------------------------------------------------------
Paradigm Geophysical Ltd.                                                      (1)                  1,800                 7,380
--------------------------------------------------------------------------------------------------------------------------------
Visual Networks, Inc.                                                          (1)                  9,200                28,704
                                                                                                                   -------------
                                                                                                                        176,714
--------------------------------------------------------------------------------------------------------------------------------
COMMUNICATIONS EQUIPMENT - 0.5%
--------------------------------------------------------------------------------------------------------------------------------
Genuity, Inc.                                                                  (1)                 43,300                75,775
--------------------------------------------------------------------------------------------------------------------------------
ELECTRONICS - 0.8%
--------------------------------------------------------------------------------------------------------------------------------
General Motors Corp., Cl. H                                                    (1)                  8,000               115,200
                                                                                                                   -------------
Total Common Stocks (Cost $12,269,062)                                                                               12,328,574

--------------------------------------------------------------------------------------------------------------------------------
PREFERRED STOCKS - 0.0%
--------------------------------------------------------------------------------------------------------------------------------
UnitedGlobalCom, Inc., 7% Cv., Non-Vtg. (Cost $22,360)                                              1,300                 2,600

                                                                                                 PRINCIPAL
                                                                                                 AMOUNT
--------------------------------------------------------------------------------------------------------------------------------
Non-Convertible Corporate Bonds and Notes - 1.3%
--------------------------------------------------------------------------------------------------------------------------------
NTL, Inc., 10% Sr. Nts., Series B, 2/15/07                                                       $ 50,000                17,250
--------------------------------------------------------------------------------------------------------------------------------
United International Holdings, Inc., 0%/10.75% Sr. Disc.
Nts., Series B, 2/15/08                                                        (2)                510,000                82,875
--------------------------------------------------------------------------------------------------------------------------------
United Pan-Europe Communications NV, 0%/12.50% Sr. Unsec.
Disc. Nts., Series B, 8/1/09                                                   (2)                378,000                38,745
--------------------------------------------------------------------------------------------------------------------------------
XO Communications, Inc.:
9% Sr. Unsec. Nts., 3/15/08                                                                       170,000                22,100
10.50% Sr. Unsec. Nts., 12/1/09                                                                    65,000                 8,775
10.75% Sr. Unsec. Nts., 6/1/09                                                                     70,000                10,150
12.50% Sr. Nts., 4/15/06                                                                           65,000                 9,425
                                                                                                                   -------------
Total Non-Convertible Corporate Bonds and Notes (Cost $392,450)                                                         189,320

9  Oppenheimer Select Managers Salomon Brothers Capital Fund

STATEMENT OF INVESTMENTS      CONTINUED

                                                                                               PRINCIPAL            MARKET VALUE
                                                                                               AMOUNT               SEE NOTE 1

--------------------------------------------------------------------------------------------------------------------------------
CONVERTIBLE CORPORATE BONDS AND NOTES - 1.7%
--------------------------------------------------------------------------------------------------------------------------------
DoubleClick, Inc., 4.75% Cv. Nts., 3/15/06                                                     $  165,000           $   128,288
--------------------------------------------------------------------------------------------------------------------------------
Friede Goldman Halter Marine Group, Inc., 4.50% Cv. Unsec.
Sub. Nts., 9/15/04                                                             (1)(3)(4)          105,000                22,575
--------------------------------------------------------------------------------------------------------------------------------
NTL (Delaware), Inc., 5.75% Cv. Unsec. Sub. Nts., 12/15/09                                        215,000                25,262
--------------------------------------------------------------------------------------------------------------------------------
NTL Communications Corp.:
6.75% Cv. Sr. Nts., 5/15/08                                                    (5)                125,000                38,750
6.75% Cv. Sr. Unsec. Nts., 5/15/08                                                                 55,000                17,050
--------------------------------------------------------------------------------------------------------------------------------
NTL, Inc., 7% Cv. Unsec. Sub. Nts., 12/15/08                                                       80,000                11,800
--------------------------------------------------------------------------------------------------------------------------------
XO Communications, Inc., 5.75% Cv. Sub. Unsec. Nts., 1/15/09                                      470,000                16,450
                                                                                                                   -------------
Total Convertible Corporate Bonds and Notes (Cost $428,041)                                                             260,175

                                                                      DATE         STRIKE      CONTRACTS

--------------------------------------------------------------------------------------------------------------------------------
Options Purchased - 0.2%
--------------------------------------------------------------------------------------------------------------------------------
Philadelphia Stock Exchange Put                          (1)          12/24/01     $  600               2                16,360
--------------------------------------------------------------------------------------------------------------------------------
Standard & Poor's 500 Index Futures Put                  (1)          12/24/01      1,100              12                11,760
                                                                                                                   -------------
Total Options Purchased (Cost $34,462)                                                                                   28,120

                                                                                               PRINCIPAL
                                                                                               AMOUNT
--------------------------------------------------------------------------------------------------------------------------------
Repurchase Agreements - 14.8%
--------------------------------------------------------------------------------------------------------------------------------
Repurchase agreement with Banc One Capital Markets, Inc., 2.08%, dated 11/30/01, to be repurchased at $2,243,389 on 12/3/01,
collateralized by U.S. Treasury Nts., 5.50%--7%, 12/31/01--7/15/06,
with a value of $1,432,208 and U.S. Treasury Bills, 2/28/02, with
a value of $856,204 (Cost $2,243,000)                                                          $2,243,000             2,243,000

--------------------------------------------------------------------------------------------------------------------------------
TOTAL INVESTMENTS, AT VALUE (COST $15,389,375)                                                      99.2%            15,051,789
--------------------------------------------------------------------------------------------------------------------------------
OTHER ASSETS NET OF LIABILITIES                                                                       0.8               126,198
                                                                                             -------------       ---------------
NET ASSETS                                                                                         100.0%        $   15,177,987
                                                                                             =============       ===============

1.  Non-income-producing security.

2.  Denotes a step bond:  a zero coupon bond that converts to a fixed or variable interest rate at a designated future date.

3.  Issuer is in default.

4.  Identifies issues considered to be illiquid or restricted - See Note 7 of
Notes to Financial Statements.

5. Represents securities sold under Rule 144A, which are exempt from registration under the Securities Act of 1933, as amended. These securities have been determined to be liquid under guidelines established by the Board of
Trustees. These securities amount to $38,750 or 0.26% of the Fund's net assets as of November 30, 2001.

See accompanying Notes to Financial Statements.

10  Oppenheimer Select Managers Salomon Brothers Capital Fund

STATEMENT OF ASSETS AND LIABILITIES                  NOVEMBER 30, 2001

-----------------------------------------------------------------------------------------------------------------------------
ASSETS
Investments, at value (including repurchase agreements of $2,243,000)
(cost $15,389,375)  - see accompanying statement                                                                 $15,051,789
-----------------------------------------------------------------------------------------------------------------------------
Cash                                                                                                                   3,527
-----------------------------------------------------------------------------------------------------------------------------
Receivables and other assets:
Shares of beneficial interest sold                                                                                   178,312
Investments sold                                                                                                      45,248
Interest and dividends                                                                                                42,810
                                                                                                          -------------------
Total assets                                                                                                      15,321,686

-----------------------------------------------------------------------------------------------------------------------------
LIABILITIES
Payables and other liabilities:
Investments purchased                                                                                                128,149
Registration and filing fees                                                                                           3,703
Legal, auditing and other professional fees                                                                            3,476
Distribution and service plan fees                                                                                     3,031
Shareholder reports                                                                                                    2,896
Shares of beneficial interest redeemed                                                                                   877
Trustees' compensation                                                                                                   330
Transfer and shareholder servicing agent fees                                                                            284
Other                                                                                                                    953
                                                                                                          -------------------
Total liabilities                                                                                                    143,699

-----------------------------------------------------------------------------------------------------------------------------
NET ASSETS                                                                                                       $15,177,987
                                                                                                          ===================

-----------------------------------------------------------------------------------------------------------------------------
COMPOSITION OF NET ASSETS
Paid-in capital                                                                                                  $15,793,852
-----------------------------------------------------------------------------------------------------------------------------
Accumulated net investment income                                                                                    105,757
-----------------------------------------------------------------------------------------------------------------------------
Accumulated net realized gain (loss) on investments and
foreign currency transactions                                                                                       (384,036)
-----------------------------------------------------------------------------------------------------------------------------
Net unrealized appreciation (depreciation) on investments and translation of
assets and liabilities denominated in foreign currencies                                                            (337,586)
                                                                                                          -------------------
NET ASSETS                                                                                                       $15,177,987
                                                                                                          ===================

11  Oppenheimer Select Managers Salomon Brothers Capital Fund

STATEMENT OF ASSETS AND LIABILITIES    CONTINUED              NOVEMBER 30, 2001

-----------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE PER SHARE
Class A Shares:

Net asset value and redemption price per share (based on net assets of
$8,717,409 and 942,723 shares of beneficial interest outstanding)                                                      $9.25
Maximum offering price per share (net asset value plus sales charge
of 5.75% of offering price)                                                                                            $9.81

-----------------------------------------------------------------------------------------------------------------------------
Class B Shares:
Net asset value, redemption price (excludes applicable contingent deferred sales charge) and offering price per share (based on net assets of $2,070,642
and 225,508 shares of beneficial interest outstanding)                                                                 $9.18

-----------------------------------------------------------------------------------------------------------------------------
Class C Shares:
Net asset value, redemption price (excludes applicable contingent deferred sales charge) and offering price per share (based on net assets of $3,729,141
and 406,141 shares of beneficial interest outstanding)                                                                 $9.18

-----------------------------------------------------------------------------------------------------------------------------
Class N Shares:
Net asset value, redemption price (excludes applicable contingent deferred sales charge) and offering price per share (based on net assets of $659,869
and 71,612 shares of beneficial interest outstanding)                                                                  $9.21

-----------------------------------------------------------------------------------------------------------------------------
Class Y Shares:
Net asset value, redemption price and offering price per share (based on
net assets of $926 and 100 shares of beneficial interest outstanding)                                                  $9.26

See accompanying Notes to Financial Statements.

12  Oppenheimer Select Managers Salomon Brothers Capital Fund

STATEMENT OF OPERATIONS FOR THE PERIOD FROM FEBRUARY 16, 2001 (INCEPTION OF OFFERING) TO NOVEMBER 30, 2001

-----------------------------------------------------------------------------------------------------------------------------

INVESTMENT INCOME
Interest                                                                                                            $165,767
-----------------------------------------------------------------------------------------------------------------------------
Dividends (net of foreign withholding taxes of $549)                                                                  67,251
                                                                                                          -------------------
Total income                                                                                                         233,018

-----------------------------------------------------------------------------------------------------------------------------
EXPENSES
Management fees                                                                                                       77,987
-----------------------------------------------------------------------------------------------------------------------------
Distribution and service plan fees:
Class A                                                                                                                2,794
Class B                                                                                                                8,423
Class C                                                                                                               11,162
Class N                                                                                                                  588
-----------------------------------------------------------------------------------------------------------------------------
Transfer and shareholder servicing agent fees:
Class A                                                                                                                5,287
Class B                                                                                                                1,042
Class C                                                                                                                1,449
Class N                                                                                                                  182
Class Y                                                                                                                3,946
-----------------------------------------------------------------------------------------------------------------------------
Legal, auditing and other professional fees                                                                            7,565
-----------------------------------------------------------------------------------------------------------------------------
Shareholder reports                                                                                                    6,330
-----------------------------------------------------------------------------------------------------------------------------
Registration and filing fees                                                                                           3,795
-----------------------------------------------------------------------------------------------------------------------------
Trustees' compensation                                                                                                 2,919
-----------------------------------------------------------------------------------------------------------------------------
Custodian fees and expenses                                                                                               80
-----------------------------------------------------------------------------------------------------------------------------
Other                                                                                                                  3,351
                                                                                                          -------------------
Total expenses                                                                                                       136,900
Less voluntary reimbursement of expenses                                                                              (3,386)
Less voluntary waiver of transfer and shareholder servicing agent fees-Class Y                                        (3,946)
                                                                                                          -------------------
Net expenses                                                                                                         129,568

-----------------------------------------------------------------------------------------------------------------------------
NET INVESTMENT INCOME                                                                                                103,450

-----------------------------------------------------------------------------------------------------------------------------
REALIZED AND UNREALIZED GAIN (LOSS)
Net realized gain (loss) on:
Investments                                                                                                         (358,830)
Closing and expiration of option contracts written                                                                   (25,273)
Foreign currency transactions                                                                                             53
                                                                                                          -------------------
Net realized gain (loss)                                                                                            (384,050)

-----------------------------------------------------------------------------------------------------------------------------
Net change in unrealized appreciation (depreciation) on:
Investments                                                                                                         (337,839)
Translation of assets and liabilities denominated in foreign currencies                                                  253
                                                                                                          -------------------
Net change                                                                                                          (337,586)
                                                                                                          -------------------
Net realized and unrealized gain (loss)                                                                             (721,636)

-----------------------------------------------------------------------------------------------------------------------------
NET DECREASE IN NET ASSETS RESULTING FROM OPERATIONS                                                               ($618,186)
                                                                                                          ===================

See accompanying Notes to Financial Statements.

13  Oppenheimer Select Managers Salomon Brothers Capital Fund

STATEMENT OF CHANGES IN NET ASSETS
                                                                                                             PERIOD ENDED
                                                                                                          NOVEMBER 30, 2001(1)
-----------------------------------------------------------------------------------------------------------------------------

OPERATIONS
Net investment income (loss)                                                                                        $103,450
-----------------------------------------------------------------------------------------------------------------------------
Net realized gain (loss)                                                                                            (384,050)
-----------------------------------------------------------------------------------------------------------------------------
Net change in unrealized appreciation (depreciation)                                                                (337,586)
                                                                                                          -------------------
Net increase (decrease) in net assets resulting from operations                                                     (618,186)

-----------------------------------------------------------------------------------------------------------------------------
BENEFICIAL INTEREST TRANSACTIONS
Net increase (decrease) in net assets resulting
from beneficial interest transactions:
Class A                                                                                                            9,139,908
Class B                                                                                                            2,154,215
Class C                                                                                                            3,823,011
Class N                                                                                                              662,039
Class Y                                                                                                                   --

-----------------------------------------------------------------------------------------------------------------------------
NET ASSETS
Total increase                                                                                                    15,160,987
-----------------------------------------------------------------------------------------------------------------------------
Beginning of period                                                                                                   17,000 (2)
                                                                                                          -------------------
End of period (including accumulated net investment
income of $105,757 for the period ended November 30, 2001)                                                       $15,177,987
                                                                                                          ===================

1.  For the period from February 16, 2001 (inception of offering) to November
30, 2001.
2.  Reflects the value of the Manager's initial seed money investment at
December 22, 2000.

See accompanying Notes to Financial Statements.

14  Oppenheimer Select Managers Salomon Brothers Capital Fund

FINANCIAL HIGHLIGHTS
                                                                 CLASS A                 CLASS B                CLASS C
                                                                 --------------------    -------------------    -------------------
                                                                 PERIOD ENDED            PERIOD ENDED           PERIOD ENDED
                                                                 NOVEMBER 30, 2001(1)    NOVEMBER 30, 2001(1)   NOVEMBER 30, 2001(1)
--------------------------------------------------------------------------------------------------------------------------------

Per Share Operating Data
Net asset value, beginning of period                                  $10.00                 $10.00                 $10.00
--------------------------------------------------------------------------------------------------------------------------------
Income (loss) from investment operations:
Net investment income                                                    .08                    .04                    .03
Net realized and unrealized gain (loss)                                 (.83)                  (.86)                  (.85)
                                                         --------------------    -------------------    -------------------
Total income (loss) from investment operations                          (.75)                  (.82)                  (.82)
--------------------------------------------------------------------------------------------------------------------------------
Net asset value, end of period                                         $9.25                  $9.18                  $9.18
                                                         ====================    ===================    ===================

--------------------------------------------------------------------------------------------------------------------------------
TOTAL RETURN, AT NET ASSET VALUE(2)                                    (7.50)%                (8.20)%                (8.20)%
--------------------------------------------------------------------------------------------------------------------------------
RATIOS/SUPPLEMENTAL DATA
Net assets, end of period (in thousands)                              $8,717                 $2,071                 $3,729
--------------------------------------------------------------------------------------------------------------------------------
Average net assets (in thousands)                                     $6,384                 $1,075                 $1,427
--------------------------------------------------------------------------------------------------------------------------------
Ratios to average net assets:(3)
Net investment income                                                  1.57%                  1.06%                  1.17%
Expenses                                                               1.59%                  2.54%                  2.55%
Expenses, net of voluntary reimbursement of expenses                     N/A                  2.39%                  2.38%
Expenses, net of voluntary waiver of transfer agent fees                 N/A                    N/A                    N/A
-------------------------------------------------------------------------------------------------------------------------------
Portfolio turnover rate                                                  55%                    55%                    55%

1.  For the period from February 16, 2001 (inception of offering) to November
30, 2001.
2. Assumes a $1,000 hypothetical initial investment on the business day before the first day of the fiscal period (or inception of offering), with all dividends and distributions reinvested in additional shares on the reinvestment date, and redemption at the net asset value calculated on the last business day of the fiscal period. Sales charges are not reflected in the total returns.
Total returns are not annualized for periods of less than one full year.
3.  Annualized for periods of less than one full year.

See accompanying Notes to Financial Statements.

15  Oppenheimer Select Managers Salomon Brothers Capital Fund

FINANCIAL HIGHLIGHTS  CONTINUED
                                                                                 CLASS N                  CLASS Y
                                                                                 ----------------------   ----------------------
                                                                                 PERIOD ENDED             PERIOD ENDED
                                                                                 NOVEMBER 30, 2001(1)     NOVEMBER 30, 2001(2)
-----------------------------------------------------------------------------------------------------------------

PER SHARE OPERATING DATA
Net asset value, beginning of period                                             $9.84                    $10.00
-----------------------------------------------------------------------------------------------------------------
Income (loss) from investment operations:
Net investment income                                                              .03                       .12
Net realized and unrealized gain (loss)                                           (.66)                     (.86)
                                                                 ----------------------    ----------------------
Total income (loss) from investment operations                                    (.63)                     (.74)
-----------------------------------------------------------------------------------------------------------------
Net asset value, end of period                                                   $9.21                     $9.26
                                                                 ======================    ======================

-----------------------------------------------------------------------------------------------------------------
TOTAL RETURN, AT NET ASSET VALUE(3)                                              (6.40)%                   (7.40)%
-----------------------------------------------------------------------------------------------------------------
RATIOS/SUPPLEMENTAL DATA
Net assets, end of period (in thousands)                                          $660                        $1
-----------------------------------------------------------------------------------------------------------------
Average net assets (in thousands)                                                 $158                        $1
-----------------------------------------------------------------------------------------------------------------
Ratios to average net assets:(4)
Net investment income                                                            2.08%                     1.52%
Expenses                                                                         2.07%                   501.53%
Expenses, net of voluntary reimbursement of expenses                             1.89%                   501.40%
Expenses, net of voluntary waiver of transfer agent fees-Class Y                   N/A                     1.30%
-----------------------------------------------------------------------------------------------------------------
Portfolio turnover rate                                                            55%                       55%

1.  For the period from March 1, 2001 (inception of offering) to November 30,
2001.
2.  For the period from February 16, 2001 (inception of offering) to November
30, 2001.
3. Assumes a $1,000 hypothetical initial investment on the business day before the first day of the fiscal period (or inception of offering), with all dividends and distributions reinvested in additional shares on the reinvestment date, and redemption at the net asset value calculated on the last business day of the fiscal period. Sales charges are not reflected in the total returns.
Total returns are not annualized for periods of less than one full year.
4.  Annualized for periods of less than one full year.

See accompanying Notes to Financial Statements.

6  Oppenheimer Select Managers Salomon Brothers Capital Fund

NOTES TO FINANCIAL STATEMENTS

1.   SIGNIFICANT ACCOUNTING POLICIES
Oppenheimer Select Managers Salomon Brothers Capital Fund (the Fund), a series of Oppenheimer Select Managers, is a non-diversified, open-end management investment company registered under the Investment Company Act of 1940, as amended. The Fund's investment objective is to seek capital appreciation. The
Fund's investment advisor is OppenheimerFunds, Inc. (the Manager). The Manager has entered into a sub-advisory agreement with Salomon Brothers Asset
Management, Inc. (the Sub-Advisor).

The Fund offers Class A, Class B, Class C, Class N and Class Y shares. Class A shares are sold at their offering price, which is normally net asset value plus a front-end sales charge. Class B, Class C and Class N shares are sold without a front-end sales charge but may be subject to a contingent deferred sales charge
(CDSC). Class N shares are sold only through retirement plans. Retirement plans that offer Class N shares may impose charges on those accounts. Class Y shares are sold to certain institutional investors without either a front-end sales charge or a CDSC. All classes of shares have identical rights to earnings, assets and voting privileges, except that each class has its own expenses directly attributable to that class and exclusive voting rights with respect to matters affecting that class. Classes A, B, C and N have separate distribution and/or service plans. No such plan has been adopted for Class Y shares. Class B shares will automatically convert to Class A shares six years after the date of purchase. The following is a summary of significant accounting policies consistently followed by the Fund.

SECURITIES VALUATION Securities listed or traded on National Stock Exchanges or other domestic or foreign exchanges are valued based on the last sale price of the security traded on that exchange prior to the time when the Fund's assets are valued. In the absence of a sale, the security is valued at the last sale price on the prior trading day, if it is within the spread of the closing bid and asked prices, and if not, at the closing bid price. Securities (including restricted securities) for which quotations are not readily available are valued primarily using dealer-supplied valuations, a portfolio pricing service authorized by the Board of Trustees, or at their fair value. Fair value is determined in good faith under consistently applied procedures under the supervision of the Board of Trustees. Short-term "money market type" debt securities with remaining maturities of sixty days or less are valued at amortized cost (which approximates market value).

SECURITY CREDIT RISK The Fund invests in high yield securities, which may be subject to a greater degree of credit risk, greater market fluctuations and risk of loss of income and principal, and may be more sensitive to economic conditions than lower yielding, higher rated fixed income securities. The Fund may acquire securities in default, and is not obligated to dispose of securities whose issuers subsequently default. As of November 30, 2001, securities with an aggregate market value of $22,575, representing 0.15% of the Fund's net assets, were in default.

FOREIGN CURRENCY TRANSLATION The accounting records of the Fund are maintained in U.S. dollars. Prices of securities denominated in foreign currencies are translated into U.S. dollars at the prevailing exchange rates on the valuation date. Amounts related to the purchase and sale of foreign securities and investment income are translated at the prevailing exchange rates on the respective dates of such transactions.

The effect of changes in foreign currency exchange rates on investments is separately identified from the fluctuations arising from changes in market values of securities held and reported with all other foreign currency gains and losses in the Fund's Statement of Operations.

17  Oppenheimer Select Managers Salomon Brothers Capital Fund

NOTES TO FINANCIAL STATEMENTS  CONTINUED

1.   SIGNIFICANT ACCOUNTING POLICIES  continued
REPURCHASE AGREEMENTS The Fund requires its custodian bank to take possession, to have legally segregated in the Federal Reserve Book Entry System or to have segregated within the custodian's vault, all securities held as collateral for repurchase agreements. The market value of the underlying securities is required to be at least 102% of the resale price at the time of purchase. If the seller of the agreement defaults and the value of the collateral declines, or if the seller enters an insolvency proceeding, realization of the value of the collateral by the Fund may be delayed or limited.

ALLOCATION OF INCOME, EXPENSES, GAINS AND LOSSES Income, expenses (other than those attributable to a specific class), gains and losses are allocated daily to each class of shares based upon the relative proportion of net assets represented by such class. Operating expenses directly attributable to a specific class are charged against the operations of that class.

FEDERAL TAXES The Fund intends to continue to comply with provisions of the
Internal Revenue Code applicable to regulated investment companies and to distribute all of its taxable income, including any net realized gain on investments not offset by loss carryovers to shareholders.

As of November 30, 2001, the Fund had available for federal income tax purposes an unused capital loss carryover as follows:

EXPIRING

__________

2009            $        167,424

As of November 30, 2001, the Fund had approximately $201,000 of post-October losses available to offset future capital gains, if any. Such losses, if unutilized, will expire in 2010.

DIVIDENDS AND DISTRIBUTIONS TO SHAREHOLDERS Dividends and distributions to shareholders, which are determined in accordance with income tax regulations, are recorded on the ex-dividend date.

CLASSIFICATION OF DISTRIBUTIONS TO SHAREHOLDERS Net investment income (loss) and net realized gain (loss) may differ for financial statement and tax purposes.
The character of distributions made during the year from net investment income or net realized gains may differ from its ultimate characterization for federal income tax purposes. Also, due to timing of dividend distributions, the fiscal year in which amounts are distributed may differ from the fiscal year in which the income or realized gain was recorded by the Fund.

The Fund adjusts the classification of distributions to shareholders to reflect the differences between financial statement amounts and distributions determined in accordance with income tax regulations. Accordingly, during the period ended
November 30, 2001, amounts have been reclassified to reflect a decrease in paid-in capital of $2,321, an increase in accumulated net investment income of
$2,307, and a decrease in accumulated net realized loss on investments of $14.
Net assets of the Fund were unaffected by the reclassifications.

INVESTMENT INCOME Dividend income is recorded on the ex-dividend date or upon ex-dividend notification in the case of certain foreign dividends where the ex-dividend date may have passed. Non-cash dividends included in dividend income, if any, are recorded at the fair market value of the securities received. Interest income, which includes accretion of discount and amortization of premium, is accrued as earned.

SECURITY TRANSACTIONS Security transactions are accounted for as of trade date.
Gains and losses on securities sold are determined on the basis of identified cost.

18  Oppenheimer Select Managers Salomon Brothers Capital Fund

NOTES TO FINANCIAL STATEMENTS  CONTINUED

1.   SIGNIFICANT ACCOUNTING POLICIES  continued
OTHER The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of income and expenses during the reporting period. Actual results could differ from those estimates.

2.   SHARES OF BENEFICIAL INTEREST
The Fund has authorized an unlimited number of no par value shares of beneficial interest of each class. Transactions in shares of beneficial interest were as follows:

                                                       PERIOD ENDED NOVEMBER 30, 2001(1)
                                                       SHARES                 AMOUNT

-----------------------------------------------------------------------------------------
CLASS A
Sold                                                   957,273                $9,291,205
Dividends and/or distributions reinvested                   --                        --
Redeemed                                               (15,950)                 (151,297)
                                             ------------------     ---------------------
Net increase (decrease)                                941,323                $9,139,908
                                             ==================     =====================

-----------------------------------------------------------------------------------------
CLASS B
Sold                                                   241,090                $2,298,825
Dividends and/or distributions reinvested                   --                        --
Redeemed                                               (15,682)                 (144,610)
                                             ------------------     ---------------------
Net increase (decrease)                                225,408                $2,154,215
                                             ==================     =====================

-----------------------------------------------------------------------------------------
CLASS C
Sold                                                   408,168                $3,842,581
Dividends and/or distributions reinvested                   --                        --
Redeemed                                                (2,127)                  (19,570)
                                             ------------------     ---------------------
Net increase (decrease)                                406,041                $3,823,011
                                             ==================     =====================

-----------------------------------------------------------------------------------------
CLASS N
Sold                                                    72,245                 $  667,732
Dividends and/or distributions reinvested                   --                         --
Redeemed                                                  (633)                   (5,693)
                                             ------------------     ---------------------
Net increase (decrease)                                 71,612                $  662,039
                                             ==================     =====================

-----------------------------------------------------------------------------------------
CLASS Y
Sold                                                        --                $        --
Dividends and/or distributions reinvested                   --                         --
Redeemed                                                    --                         --
                                             ------------------     ---------------------
Net increase (decrease)                                     --                $        --
                                             ==================     =====================

     (1) For the period from February 16, 2001 (inception of offering) to
     November 30, 2001, for Class A, B, C and Y shares and for the period from
     March 1, 2001 (inception of offering) to November 30, 2001, for Class N shares.

19  Oppenheimer Select Managers Salomon Brothers Capital Fund

NOTES TO FINANCIAL STATEMENTS  CONTINUED

3.       PURCHASES AND SALES OF SECURITIES
The aggregate cost of purchases and proceeds from sales of securities, other than short-term obligations, for the period ended November 30, 2001, were
$17,819,225 and $4,415,324, respectively.

As of November 30, 2001, unrealized appreciation (depreciation) based on cost of securities for federal income tax purposes of $15,411,350 was:

Gross unrealized appreciation                $      797,821
Gross unrealized depreciation                    (1,157,382)

Net unrealized appreciation (depreciation)   $     (359,561)
                                             ================

4.   FEES AND OTHER TRANSACTIONS WITH AFFILIATES
MANAGEMENT FEES Management fees paid to the Manager were in accordance with the investment advisory agreement with the Fund which provides for a fee at an annual rate of 1.10%. The Manager has voluntarily undertaken to assume certain
Fund expenses. The Manager reserves the right to amend or terminate that expense assumption at any time. The Fund's management fee for the period ended November
30, 2001 was an annualized rate of 1.10%.

SUB-ADVISOR FEES The Manager has retained Salomon Brothers Asset Management,
Inc. as the Sub-Advisor to provide the day-to-day portfolio management of the
Fund. For the period ended November 30, 2001, the Manager paid $35,475 to the
Sub-Advisor.

TRANSFER AGENT FEES OppenheimerFunds Services (OFS), a division of the Manager, acts as the transfer and shareholder servicing agent for the Fund. The Fund pays
OFS an agreed upon per account fee. Additionally, Class Y shares are subject to minimum fees of $5,000 for assets of less than $10 million and $10,000 for assets of $10 million or more. The Class Y shares are subject to the minimum fee in the event that the per account fee does not equal or exceed the applicable minimum fee.

OFS has voluntarily agreed to limit transfer and shareholder servicing agent fees to 0.25% per annum of Class Y shares, effective January 1, 2001 and for all other classes, 0.35% per annum, effective October 1, 2001. Additionally, OFS has voluntarily waived the minimum fee for the Fund for the fiscal year ended
November 30, 2001. The voluntary expense limits and waiver may be amended or withdrawn at any time.

DISTRIBUTION AND SERVICE PLAN FEES Under its General Distributor's Agreement
with the Manager, the Distributor acts as the Fund's principal underwriter in the continuous public offering of the different classes of shares of the Fund.

The compensation paid to (or retained by) the Distributor from the sale of shares or on the redemption of shares is shown in the table below for the period indicated.

------------------ ------------- ----------------- ---------------- ----------------- --------------- ----------------
PERIOD ENDED       AGGREGATE     CLASS A           COMMISSIONS ON   COMMISSIONS ON    COMMISSIONS     COMMISSIONS ON
                   FRONT-END     FRONT-END SALES   CLASS A SHARES   CLASS B SHARES    ON CLASS C      CLASS N SHARES
                   SALES         CHARGES           ADVANCED BY      ADVANCED BY       SHARES          ADVANCED BY
                   CHARGES ON    RETAINED BY       DISTRIBUTOR(1)   DISTRIBUTOR(1)    ADVANCED BY     DISTRIBUTOR(1)
                   CLASS A       DISTRIBUTOR                                          DISTRIBUTOR(1)
                   SHARES
------------------ ------------- ----------------- ---------------- ----------------- --------------- ----------------

November 30, 2001  $40,313       $12,248           $7,558           $57,128           $22,692         $5,914
------------------ ------------- ----------------- ---------------- ----------------- --------------- ----------------

     (1)The Distributor advances commission payments to dealers for certain sales of Class A shares and for sales of Class B, Class C and Class N shares from its own resources at the time of sale.

20  Oppenheimer Select Managers Salomon Brothers Capital Fund

NOTES TO FINANCIAL STATEMENTS  CONTINUED

4.  FEES AND OTHER TRANSACTIONS WITH AFFILIATES  continued

------------------- ---------------------- ----------------------- ----------------------- ------------------------
PERIOD ENDED        CLASS A CONTINGENT     CLASS B CONTINGENT      CLASS C CONTINGENT      CLASS N CONTINGENT
                    DEFERRED SALES         DEFERRED SALES          DEFERRED SALES          DEFERRED SALES CHARGES
                    CHARGES RETAINED BY    CHARGES RETAINED BY     CHARGES RETAINED BY     RETAINED BY DISTRIBUTOR
                    DISTRIBUTOR            DISTRIBUTOR             DISTRIBUTOR
------------------- ---------------------- ----------------------- ----------------------- ------------------------

November 30, 2001   $--                    $1,435                  $5                      $--
------------------- ---------------------- ----------------------- ----------------------- ------------------------

The Fund has adopted a Service Plan for Class A shares and Distribution and
Service Plans for Class B, Class C and Class N shares under Rule 12b-1 of the
Investment Company Act. Under those plans the Fund pays the Distributor for all or a portion of its costs incurred in connection with the distribution and/or servicing of the shares of the particular class.

CLASS A SERVICE PLAN FEES Under the Class A service plan, the Distributor currently uses the fees it receives from the Fund to pay brokers, dealers and other financial institutions. The Class A service plan permits reimbursements to the Distributor at a rate of up to a specified percent of average annual net assets of Class A shares purchased. The Distributor makes payments to plan recipients quarterly at an annual rate not to exceed a specified percent of the average annual net assets consisting of Class A shares of the Fund. For the period ended November 30, 2001, payments under the Class A plan totaled $2,794 prior to Manager waiver if applicable, all of which were paid by the Distributor to recipients, and included $244 paid to an affiliate of the Manager. Any unreimbursed expenses the Distributor incurs with respect to Class A shares in any fiscal year cannot be recovered in subsequent years.

CLASS B, CLASS C AND CLASS N DISTRIBUTION AND SERVICE PLAN FEES Under each plan, service fees and distribution fees are computed on the average of the net asset value of shares in the respective class, determined as of the close of each regular business day during the period. The Class B, Class C and Class N plans provide for the Distributor to be compensated at a flat rate, whether the
Distributor's distribution expenses are more or less than the amounts paid by the Fund under the plan during the period for which the fee is paid.

The Distributor retains the asset-based sales charge on Class B shares. The
Distributor retains the asset-based sales charge on Class C shares during the first year the shares are outstanding. The Distributor retains the asset-based sales charge on Class N shares. The asset-based sales charges on Class B, Class
C and Class N shares allow investors to buy shares without a front-end sales charge while allowing the Distributor to compensate dealers that sell those shares.

The Distributor's actual expenses in selling Class B, Class C and Class N shares may be more than the payments it receives from the contingent deferred sales charges collected on redeemed shares and asset-based sales charges from the Fund under the plans. If any plan is terminated by the Fund, the Board of Trustees may allow the Fund to continue payments of the asset-based sales charge to the
Distributor for distributing shares before the plan was terminated. The plans allow for the carryforward of distribution expenses, to be recovered from asset-based sales charges in subsequent fiscal periods.

21  Oppenheimer Select Managers Salomon Brothers Capital Fund

NOTES TO FINANCIAL STATEMENTS  CONTINUED

4.  FEES AND OTHER TRANSACTIONS WITH AFFILIATES  continued

-----------------------------------------------------------------------------------------------------------
DISTRIBUTION FEES PAID TO THE DISTRIBUTOR FOR THE PERIOD ENDED NOVEMBER 30,
2001, WERE AS FOLLOWS:
-----------------------------------------------------------------------------------------------------------

                                                                                    DISTRIBUTOR'S AGGREGATE
                                       AMOUNT          DISTRIBUTOR'S AGGREGATE      UNREIMBURSED EXPENSES
                    TOTAL PAYMENTS     RETAINED BY     UNREIMBURSED EXPENSES        AS % OF NET ASSETS OF
                    UNDER PLAN         DISTRIBUTOR     UNDER PLAN                   CLASS

------------------- ------------------ --------------- ---------------------------- -----------------------
CLASS B PLAN        $ 8,423            $7,192          $67,650                       3.27%
------------------- ------------------ --------------- ---------------------------- -----------------------
CLASS C PLAN         11,162             6,674           38,048                       1.02
------------------- ------------------ --------------- ---------------------------- -----------------------
CLASS N PLAN            588               170            8,796                       1.33
------------------- ------------------ --------------- ---------------------------- -----------------------

5.  FOREIGN CURRENCY CONTRACTS
A foreign currency contract is a commitment to purchase or sell a foreign currency at a future date, at a negotiated rate. The Fund may enter into foreign currency contracts to settle specific purchases or sales of securities denominated in a foreign currency and to seek to protect against adverse exchange rate fluctuation. Risks to the Fund include the potential inability of the counterparty to meet the terms of the contract.

The net U.S. dollar value of foreign currency underlying all contractual commitments held by the Fund and the resulting unrealized appreciation or depreciation are determined using prevailing foreign currency exchange rates.
Unrealized appreciation and depreciation on foreign currency contracts are reported in the Statement of Assets and Liabilities.

The Fund may realize a gain or loss upon the closing or settlement of the forward transaction. Realized gains and losses are reported with all other foreign currency gains and losses in the Statement of Operations.

Securities denominated in foreign currency to cover net exposure on outstanding foreign currency contracts are noted in the Statement of Investments where applicable.

6.  OPTION ACTIVITY
The Fund may buy and sell put and call options, or write put and covered call options on portfolio securities in order to produce incremental earnings or protect against changes in the value of portfolio securities.

The Fund generally purchases put options or writes covered call options to hedge against adverse movements in the value of portfolio holdings. When an option is written, the Fund receives a premium and becomes obligated to sell or purchase the underlying security at a fixed price, upon exercise of the option.

Options are valued daily based upon the last sale price on the principal exchange on which the option is traded and unrealized appreciation or depreciation is recorded. The Fund will realize a gain or loss upon the expiration or closing of the option transaction. When an option is exercised, the proceeds on sales for a written call option, the purchase cost for a written put option, or the cost of the security for a purchased put or call option is adjusted by the amount of premium received or paid.

22  Oppenheimer Select Managers Salomon Brothers Capital Fund

6.  OPTION ACTIVITY continued
Securities designated to cover outstanding call options are noted in the
Statement of Investments where applicable. Shares subject to call, expiration date, exercise price, premium received and market value are detailed in a note to the Statement of Investments. Options written are reported as a liability in the Statement of Assets and Liabilities. Realized gains and losses are reported in the Statement of Operations.

The risk in writing a call option is that the Fund gives up the opportunity for profit if the market price of the security increases and the option is exercised. The risk in writing a put option is that the Fund may incur a loss if the market price of the security decreases and the option is exercised. The risk in buying an option is that the Fund pays a premium whether or not the option is exercised. The Fund also has the additional risk of not being able to enter into a closing transaction if a liquid secondary market does not exist.

Written option activity for the period ended November 30, 2001 was as follows:

                                                               PUT OPTIONS

                                          NUMBER OF               AMOUNT OF
                                          CONTRACTS                PREMIUMS
                                     ---------------------------------------
Options written                                  22            $     15,631
Options closed or expired                       (22)                (15,631)
                                     ---------------        ----------------
Options outstanding as of
November 30, 2001                                --            $         --
                                     ===============     ===================

7.  ILLIQUID OR RESTRICTED SECURITIES
As of November 30, 2001, investments in securities included issues that are illiquid. A security may be considered illiquid if it lacks a readily available market or if its valuation has not changed for a certain period of time. The
Fund intends to invest no more than 15% of its net assets (determined at the time of purchase and reviewed periodically) in illiquid securities. The aggregate value of illiquid securities subject to this limitation as of November
30, 2001 was $22,575, which represents 0.15% of the Fund's net assets.

8.  BANK BORROWINGS
The Fund may borrow from a bank for temporary or emergency purposes including, without limitation, funding of shareholder redemptions provided asset coverage for borrowings exceeds 300%. Effective November 13, 2001, the Fund has entered into an agreement which enables it to participate with other Oppenheimer funds in an unsecured line of credit with a bank, which permits borrowings up to $400 million, collectively. Interest is charged to each fund, based on its borrowings, at a rate equal to the Federal Funds Rate plus 0.45%. Borrowings are payable 30 days after such loan is executed. The Fund also pays a commitment fee equal to its pro rata share of the average unutilized amount of the credit facility at a rate of 0.08% per annum.

INDEPENDENT AUDITORS' REPORT

The Board of Trustees and Shareholders of Oppenheimer Select Managers Gartmore
Millennium Growth Fund II:

We have audited the accompanying statement of assets and liabilities of
Oppenheimer Select Managers Gartmore Millennium Growth Fund II (formerly known as Oppenheimer Select Managers Gartmore Millennium Growth Fund), which is a series of Oppenheimer Select Managers, including the statement of investments, as of November 30, 2001, and the related statement of operations for the period then ended, the statement of changes in net assets and the financial highlights for the periods indicated. These financial statements and financial highlights are the responsibility of the Fund's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of November 30, 2001, by correspondence with the custodian and brokers; where replies were not received from brokers, we performed other auditing procedures. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of
Oppenheimer Select Managers Gartmore Millennium Growth Fund II as of November
30, 2001, the results of its operations for the period then ended, the change in its net assets and the financial highlights for the periods indicated, in conformity with accounting principles generally accepted in the United States of
America.

/s/ DELOITTE & TOUCHE LLP

__________

DELOITTE & TOUCHE LLP

Denver, Colorado
December 14, 2001

STATEMENT OF INVESTMENTS       NOVEMBER 30, 2001

                                                                                                                  MARKET VALUE
                                                                                              SHARES              SEE NOTE 1

---------------------------------------------------------------------------------------------------------------------------
Common Stocks - 87.3%
---------------------------------------------------------------------------------------------------------------------------
BASIC MATERIALS - 2.3%
---------------------------------------------------------------------------------------------------------------------------
CHEMICALS - 1.3%
---------------------------------------------------------------------------------------------------------------------------
Georgia Gulf Corp.                                                                            2,100               $ 37,506
---------------------------------------------------------------------------------------------------------------------------
SCP Pool Corp.                                                        (1)                       750                 19,357
                                                                                                           ----------------
                                                                                                                    56,863
---------------------------------------------------------------------------------------------------------------------------
METALS - 1.0%
---------------------------------------------------------------------------------------------------------------------------
Phelps Dodge Corp.                                                                            1,200                 42,996
---------------------------------------------------------------------------------------------------------------------------
CAPITAL GOODS - 4.1%
---------------------------------------------------------------------------------------------------------------------------
AEROSPACE/DEFENSE - 1.0%
---------------------------------------------------------------------------------------------------------------------------
General Dynamics Corp.                                                                          500                 41,575
---------------------------------------------------------------------------------------------------------------------------
INDUSTRIAL SERVICES - 2.5%
---------------------------------------------------------------------------------------------------------------------------
Administaff, Inc.                                                     (1)                       800                 23,344
---------------------------------------------------------------------------------------------------------------------------
Cintas Corp.                                                                                    800                 34,192
---------------------------------------------------------------------------------------------------------------------------
Jacobs Engineering Group, Inc.                                        (1)                       500                 34,475
---------------------------------------------------------------------------------------------------------------------------
Mobile Mini, Inc.                                                     (1)                       530                 16,955
                                                                                                           ----------------
                                                                                                                   108,966
---------------------------------------------------------------------------------------------------------------------------
MANUFACTURING - 0.6%
---------------------------------------------------------------------------------------------------------------------------
Knight Transportation, Inc.                                           (1)                       960                 26,688
---------------------------------------------------------------------------------------------------------------------------
COMMUNICATION SERVICES - 2.1%
---------------------------------------------------------------------------------------------------------------------------
TELECOMMUNICATIONS-LONG DISTANCE - 2.1%
---------------------------------------------------------------------------------------------------------------------------
Broadcom Corp., Cl. A                                                 (1)                       900                 39,591
---------------------------------------------------------------------------------------------------------------------------
Brocade Communications Systems, Inc.                                  (1)                     1,500                 49,200
                                                                                                           ----------------
                                                                                                                    88,791
---------------------------------------------------------------------------------------------------------------------------
CONSUMER CYCLICALS - 13.3%
---------------------------------------------------------------------------------------------------------------------------
AUTOS & HOUSING - 2.4%
---------------------------------------------------------------------------------------------------------------------------
Gentex Corp.                                                          (1)                     1,200                 28,632
---------------------------------------------------------------------------------------------------------------------------
Masco Corp.                                                                                   3,500                 73,255
                                                                                                           ----------------
                                                                                                                   101,887
---------------------------------------------------------------------------------------------------------------------------
CONSUMER SERVICES - 2.5%
---------------------------------------------------------------------------------------------------------------------------
eBay, Inc.                                                            (1)                     1,000                 68,070
---------------------------------------------------------------------------------------------------------------------------
Lamar Advertising Co., Cl. A                                          (1)                     1,100                 40,755
                                                                                                           ----------------
                                                                                                                   108,825
---------------------------------------------------------------------------------------------------------------------------
MEDIA - 1.1%
---------------------------------------------------------------------------------------------------------------------------
Interpublic Group of Cos., Inc.                                                               1,600                 46,608
---------------------------------------------------------------------------------------------------------------------------
RETAIL:  GENERAL - 1.1%
---------------------------------------------------------------------------------------------------------------------------
Costco Wholesale Corp.                                                (1)                     1,100                 44,968
---------------------------------------------------------------------------------------------------------------------------
RETAIL:  SPECIALTY - 6.2%
---------------------------------------------------------------------------------------------------------------------------
Bed Bath & Beyond, Inc.                                               (1)                     1,900                 61,693
---------------------------------------------------------------------------------------------------------------------------
Best Buy Co., Inc.                                                    (1)                       700                 49,973
---------------------------------------------------------------------------------------------------------------------------
BJ's Wholesale Club, Inc.                                             (1)                       900                 40,500
---------------------------------------------------------------------------------------------------------------------------
O'Reilly Automotive, Inc.                                             (1)                       600                 20,064
---------------------------------------------------------------------------------------------------------------------------
Staples, Inc.                                                         (1)                     1,100                 19,360
---------------------------------------------------------------------------------------------------------------------------
TJX Cos., Inc.                                                                                  800                 30,152
---------------------------------------------------------------------------------------------------------------------------
Williams-Sonoma, Inc.                                                 (1)                     1,100                 42,746
                                                                                                           ----------------
                                                                                                                   264,488

6  Oppenheimer Select Managers Gartmore Millennium Growth Fund II

STATEMENT OF INVESTMENTS   CONTINUED

                                                                                                                  MARKET VALUE
                                                                                              SHARES              SEE NOTE 1

---------------------------------------------------------------------------------------------------------------------------
Consumer Staples - 4.0%
---------------------------------------------------------------------------------------------------------------------------
BROADCASTING - 0.5%
---------------------------------------------------------------------------------------------------------------------------
Comcast Corp., Cl. A Special                                          (1)                       570               $ 21,660
---------------------------------------------------------------------------------------------------------------------------
EDUCATION - 1.4%
---------------------------------------------------------------------------------------------------------------------------
Apollo Group, Inc., Cl. A                                             (1)                     1,000                 44,880
---------------------------------------------------------------------------------------------------------------------------
DigitalThink, Inc.                                                    (1)                     1,800                 15,156
                                                                                                           ----------------
                                                                                                                    60,036
---------------------------------------------------------------------------------------------------------------------------
ENTERTAINMENT - 0.7%
---------------------------------------------------------------------------------------------------------------------------
Starbucks Corp.                                                       (1)                     1,700                 30,124
---------------------------------------------------------------------------------------------------------------------------
FOOD - 1.1%
---------------------------------------------------------------------------------------------------------------------------
Smithfield Foods, Inc.                                                (1)                     1,940                 49,082
---------------------------------------------------------------------------------------------------------------------------
FOOD & DRUG RETAILERS - 0.3%
---------------------------------------------------------------------------------------------------------------------------
AmerisourceBergen Corp.                                                                         240                 14,278
---------------------------------------------------------------------------------------------------------------------------
ENERGY - 3.5%
---------------------------------------------------------------------------------------------------------------------------
ENERGY SERVICES - 1.8%
---------------------------------------------------------------------------------------------------------------------------
Halliburton Co.                                                                                 640                 13,715
---------------------------------------------------------------------------------------------------------------------------
Nabors Industries, Inc.                                               (1)                       760                 23,940
---------------------------------------------------------------------------------------------------------------------------
Smith International, Inc.                                             (1)                       560                 25,345
---------------------------------------------------------------------------------------------------------------------------
Transocean Sedco Forex, Inc.                                                                    480                 13,584
                                                                                                           ----------------
                                                                                                                    76,584
---------------------------------------------------------------------------------------------------------------------------
OIL:  DOMESTIC - 1.7%
---------------------------------------------------------------------------------------------------------------------------
Encore Acquisition Co.                                                (1)                       800                 10,784
---------------------------------------------------------------------------------------------------------------------------
Noble Affiliates, Inc.                                                                          950                 31,065
---------------------------------------------------------------------------------------------------------------------------
Pride International, Inc.                                             (1)                     1,210                 15,488
---------------------------------------------------------------------------------------------------------------------------
Spinnaker Exploration Co.                                             (1)                       400                 16,588
                                                                                                           ----------------
                                                                                                                    73,925
---------------------------------------------------------------------------------------------------------------------------
FINANCIAL - 5.9%
---------------------------------------------------------------------------------------------------------------------------
BANKS - 0.7%
---------------------------------------------------------------------------------------------------------------------------
Regions Financial Corp.                                                                       1,000                 28,770
---------------------------------------------------------------------------------------------------------------------------
DIVERSIFIED FINANCIAL - 4.3%
---------------------------------------------------------------------------------------------------------------------------
Capital One Financial Corp.                                                                     800                 40,024
---------------------------------------------------------------------------------------------------------------------------
Doral Financial Corp.                                                                         1,800                 58,374
---------------------------------------------------------------------------------------------------------------------------
Exult, Inc.                                                           (1)                     2,900                 47,212
---------------------------------------------------------------------------------------------------------------------------
Synovus Financial Corp.                                                                       1,600                 37,600
                                                                                                           ----------------
                                                                                                                   183,210
---------------------------------------------------------------------------------------------------------------------------
INSURANCE - 0.9%
---------------------------------------------------------------------------------------------------------------------------
Willis Group Holdings Ltd.                                            (1)                     1,700                 40,256
---------------------------------------------------------------------------------------------------------------------------
HEALTHCARE - 25.0%
---------------------------------------------------------------------------------------------------------------------------
HEALTHCARE/DRUGS - 16.3%
---------------------------------------------------------------------------------------------------------------------------
American Medical Systems Holdings, Inc.                               (1)                     2,000                 34,060
---------------------------------------------------------------------------------------------------------------------------
Biogen, Inc.                                                          (1)                       500                 29,455
---------------------------------------------------------------------------------------------------------------------------
Community Health Systems, Inc.                                        (1)                     1,500                 38,415
---------------------------------------------------------------------------------------------------------------------------
Forest Laboratories, Inc.                                             (1)                       900                 63,720
---------------------------------------------------------------------------------------------------------------------------
Genzyme Corp. (General Division)                                      (1)                       500                 27,310
---------------------------------------------------------------------------------------------------------------------------
IDEC Pharmaceuticals Corp.                                            (1)                       500                 35,150
---------------------------------------------------------------------------------------------------------------------------
Immunex Corp.                                                         (1)                     1,500                 40,500

7  Oppenheimer Select Managers Gartmore Millennium Growth Fund II

STATEMENT OF INVESTMENTS   CONTINUED

                                                                                                                  MARKET VALUE
                                                                                             SHARES               SEE NOTE 1
---------------------------------------------------------------------------------------------------------------------------

Healthcare/Drugs - continued
---------------------------------------------------------------------------------------------------------------------------
Invitrogen Corp.                                                      (1)                       500               $ 34,125
---------------------------------------------------------------------------------------------------------------------------
King Pharmaceuticals, Inc.                                            (1)                     2,600                103,584
---------------------------------------------------------------------------------------------------------------------------
LifePoint Hospitals, Inc.                                             (1)                       600                 20,376
---------------------------------------------------------------------------------------------------------------------------
Medicis Pharmaceutical Corp., Cl. A                                   (1)                     1,100                 65,010
---------------------------------------------------------------------------------------------------------------------------
Medimmune, Inc.                                                       (1)                     1,000                 44,100
---------------------------------------------------------------------------------------------------------------------------
Millennium Pharmaceuticals, Inc.                                      (1)                     1,800                 61,362
---------------------------------------------------------------------------------------------------------------------------
OSI Pharmaceuticals, Inc.                                             (1)                       500                 24,240
---------------------------------------------------------------------------------------------------------------------------
Protein Design Labs, Inc.                                             (1)                     1,100                 41,459
---------------------------------------------------------------------------------------------------------------------------
Teva Pharmaceutical Industries Ltd., ADR                                                        600                 35,100
                                                                                                           ----------------
                                                                                                                   697,966
---------------------------------------------------------------------------------------------------------------------------
HEALTHCARE/SUPPLIES & SERVICES - 8.7%
---------------------------------------------------------------------------------------------------------------------------
Accredo Health, Inc.                                                  (1)                       500                 18,480
---------------------------------------------------------------------------------------------------------------------------
AdvancePCS, Inc.                                                      (1)                     1,000                 27,690
---------------------------------------------------------------------------------------------------------------------------
Apria Healthcare Group, Inc.                                          (1)                       900                 21,654
---------------------------------------------------------------------------------------------------------------------------
Becton, Dickinson & Co.                                                                         600                 20,322
---------------------------------------------------------------------------------------------------------------------------
Biomet, Inc.                                                                                  1,300                 36,387
---------------------------------------------------------------------------------------------------------------------------
Cardinal Health, Inc.                                                                           530                 36,210
---------------------------------------------------------------------------------------------------------------------------
DIANON Systems, Inc.                                                  (1)                       500                 24,200
---------------------------------------------------------------------------------------------------------------------------
Guidant Corp.                                                         (1)                     1,000                 48,810
---------------------------------------------------------------------------------------------------------------------------
Laboratory Corp. of America Holdings, Inc.                            (1)                       500                 38,450
---------------------------------------------------------------------------------------------------------------------------
McKesson Corp.                                                                                1,600                 59,632
---------------------------------------------------------------------------------------------------------------------------
Universal Health Services, Inc., Cl. B                                (1)                     1,000                 41,910
                                                                                                           ----------------
                                                                                                                   373,745
---------------------------------------------------------------------------------------------------------------------------
TECHNOLOGY - 27.1%
---------------------------------------------------------------------------------------------------------------------------
COMPUTER HARDWARE - 4.0%
---------------------------------------------------------------------------------------------------------------------------
Marvell Technology Group Ltd.                                         (1)                     1,700                 53,618
---------------------------------------------------------------------------------------------------------------------------
Redback Networks, Inc.                                                (1)                    15,200                 63,536
---------------------------------------------------------------------------------------------------------------------------
Taiwan Semiconductor Manufacturing Co. Ltd., ADR                                              3,300                 52,569
                                                                                                           ----------------
                                                                                                                   169,723
---------------------------------------------------------------------------------------------------------------------------
COMPUTER SERVICES - 2.2%
---------------------------------------------------------------------------------------------------------------------------
Emulex Corp.                                                          (1)                       700                 22,827
---------------------------------------------------------------------------------------------------------------------------
Fiserv, Inc.                                                          (1)                     1,146                 44,786
---------------------------------------------------------------------------------------------------------------------------
Sungard Data Systems, Inc.                                            (1)                       900                 25,254
                                                                                                           ----------------
                                                                                                                    92,867
---------------------------------------------------------------------------------------------------------------------------
COMPUTER SOFTWARE - 6.2%
---------------------------------------------------------------------------------------------------------------------------
Axcelis Technologies, Inc.                                            (1)                     2,700                 36,747
---------------------------------------------------------------------------------------------------------------------------
EarthLink, Inc.                                                       (1)                     5,000                 74,000
---------------------------------------------------------------------------------------------------------------------------
Electronic Arts, Inc.                                                 (1)                       300                 18,138
---------------------------------------------------------------------------------------------------------------------------
Intuit, Inc.                                                          (1)                       800                 35,120
---------------------------------------------------------------------------------------------------------------------------
McDATA Corp., Cl. B                                                   (1)                       900                 22,680
---------------------------------------------------------------------------------------------------------------------------
Saba Software, Inc.                                                   (1)                     2,600                 14,950
---------------------------------------------------------------------------------------------------------------------------
Sybase, Inc.                                                          (1)                     2,600                 37,440
---------------------------------------------------------------------------------------------------------------------------
VeriSign, Inc.                                                        (1)                       700                 26,152
                                                                                                           ----------------
                                                                                                                   265,227

8  Oppenheimer Select Managers Gartmore Millennium Growth Fund II

STATEMENT OF INVESTMENTS   CONTINUED

                                                                                                                MARKET VALUE
                                                                                           SHARES               SEE NOTE 1

---------------------------------------------------------------------------------------------------------------------------
Communications Equipment - 5.0%
---------------------------------------------------------------------------------------------------------------------------
BISYS Group, Inc. (The)                                               (1)                       400             $   23,536
---------------------------------------------------------------------------------------------------------------------------
Finisar Corp.                                                         (1)                     1,500                 16,230
---------------------------------------------------------------------------------------------------------------------------
L-3 Communications Holdings, Inc.                                     (1)                       500                 41,690
---------------------------------------------------------------------------------------------------------------------------
Newport Corp.                                                                                 1,000                 17,770
---------------------------------------------------------------------------------------------------------------------------
Polycom, Inc.                                                         (1)                       900                 31,077
---------------------------------------------------------------------------------------------------------------------------
Riverstone Networks, Inc.                                             (1)                     1,200                 18,816
---------------------------------------------------------------------------------------------------------------------------
Terayon Communication Systems, Inc.                                   (1)                     5,500                 66,330
                                                                                                           ----------------
                                                                                                                   215,449
---------------------------------------------------------------------------------------------------------------------------
ELECTRONICS - 9.7%
---------------------------------------------------------------------------------------------------------------------------
Altera Corp.                                                          (1)                     1,500                 34,140
---------------------------------------------------------------------------------------------------------------------------
Applied Micro Circuits Corp.                                          (1)                     4,800                 65,424
---------------------------------------------------------------------------------------------------------------------------
Intersil Corp., Cl. A                                                 (1)                     1,800                 60,138
---------------------------------------------------------------------------------------------------------------------------
InVision Technologies, Inc.                                           (1)                     1,600                 40,240
---------------------------------------------------------------------------------------------------------------------------
KLA-Tencor Corp.                                                      (1)                     1,100                 55,253
---------------------------------------------------------------------------------------------------------------------------
Nanometrics, Inc.                                                     (1)                     1,100                 25,135
---------------------------------------------------------------------------------------------------------------------------
Novellus Systems, Inc.                                                (1)                     1,000                 38,070
---------------------------------------------------------------------------------------------------------------------------
NVIDIA Corp.                                                          (1)                       900                 49,176
---------------------------------------------------------------------------------------------------------------------------
Teradyne, Inc.                                                        (1)                     1,700                 47,362
                                                                                                           ----------------
                                                                                                                   414,938
                                                                                                           ----------------
Total Common Stocks (Cost $3,579,977)                                                                            3,740,495

                                                                                           PRINCIPAL
                                                                                           AMOUNT
---------------------------------------------------------------------------------------------------------------------------
Repurchase Agreements - 9.9%
---------------------------------------------------------------------------------------------------------------------------
Repurchase agreement with Banc One Capital Markets, Inc., 2.08%, dated 11/30/01, to be repurchased at $425,074 on 12/3/01,
collateralized by U.S. Treasury Nts., 5.50%--7%, 12/31/01--7/15/06,
with a value of $271,372 and U.S. Treasury Bills, 2/28/02, with a
value of $162,232 (Cost $425,000)                                                          $425,000                425,000

---------------------------------------------------------------------------------------------------------------------------
TOTAL INVESTMENTS, AT VALUE (COST $4,004,977)                                                  97.2%             4,165,495
---------------------------------------------------------------------------------------------------------------------------
OTHER ASSETS NET OF LIABILITIES                                                                 2.8                122,004
                                                                                    ----------------   --------------------
NET ASSETS                                                                                    100.0%            $4,287,499
                                                                                    ================   ====================

1.  Non-income-producing security.

See accompanying Notes to Financial Statements.

9  Oppenheimer Select Managers Gartmore Millennium Growth Fund II

STATEMENT OF ASSETS AND LIABILITIES         NOVEMBER 31, 2001

----------------------------------------------------------------------------------------------------------------------------

ASSETS
Investments, at value (cost $4,004,977) - see accompanying statement                                             $4,165,495
----------------------------------------------------------------------------------------------------------------------------
Cash                                                                                                                    701
----------------------------------------------------------------------------------------------------------------------------
Receivables and other assets:
Investments sold                                                                                                    230,121
Interest and dividends                                                                                                  980
Shares of beneficial interest sold                                                                                      221
                                                                                                         -------------------
Total assets                                                                                                      4,397,518

----------------------------------------------------------------------------------------------------------------------------
LIABILITIES
Payables and other liabilities:
Investments purchased                                                                                               104,020
Legal, auditing and other professional fees                                                                           3,491
Trustees' compensation                                                                                                  328
Distribution and service plan fees                                                                                      153
Transfer and shareholder servicing agent fees                                                                            13
Other                                                                                                                 2,014
                                                                                                         -------------------
Total liabilities                                                                                                   110,019

----------------------------------------------------------------------------------------------------------------------------
NET ASSETS                                                                                                       $4,287,499
                                                                                                         ===================

----------------------------------------------------------------------------------------------------------------------------
COMPOSITION OF NET ASSETS
Paid-in capital                                                                                                  $5,497,535
----------------------------------------------------------------------------------------------------------------------------
Accumulated net realized gain (loss) on investment transactions                                                  (1,370,554)
----------------------------------------------------------------------------------------------------------------------------
Net unrealized appreciation (depreciation) on investments                                                           160,518
                                                                                                         -------------------
NET ASSETS                                                                                                       $4,287,499
                                                                                                         ===================

10  Oppenheimer Select Managers Gartmore Millennium Growth Fund II

STATEMENT OF ASSETS AND LIABILITIES      CONTINUED         NOVEMBER 31, 2001

----------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE PER SHARE
Class A Shares:

Net asset value and redemption price per share (based on net assets of
$4,046,272 and 535,460 shares of beneficial interest outstanding)                                                     $7.56
Maximum offering price per share (net asset value plus sales charge
of 5.75% of offering price)                                                                                           $8.02

----------------------------------------------------------------------------------------------------------------------------
Class B Shares:
Net asset value, redemption price (excludes applicable contingent deferred sales charge) and offering price per share (based on net assets of $94,984
and 12,642 shares of beneficial interest outstanding)                                                                 $7.51

----------------------------------------------------------------------------------------------------------------------------
Class C Shares:
Net asset value, redemption price (excludes applicable contingent deferred sales charge) and offering price per share (based on net assets of $114,111
and 15,202 shares of beneficial interest outstanding)                                                                 $7.51

----------------------------------------------------------------------------------------------------------------------------
Class N Shares:
Net asset value, redemption price (excludes applicable contingent deferred sales charge) and offering price per share (based on net assets of $31,375
and 4,166 shares of beneficial interest outstanding)                                                                  $7.53

----------------------------------------------------------------------------------------------------------------------------
Class Y Shares:
Net asset value, redemption price and offering price per share (based on
net assets of $757 and 100 shares of beneficial interest outstanding)                                                 $7.57

See accompanying Notes to Financial Statements.

11  Oppenheimer Select Managers Gartmore Millennium Growth Fund II

STATEMENT OF OPERATIONS

----------------------------------------------------------------------------------------------------------------------------

INVESTMENT INCOME
Dividends (net of foreign withholding taxes of $57)                                                                 $14,920
----------------------------------------------------------------------------------------------------------------------------
Interest                                                                                                              9,576
                                                                                                         -------------------
Total income                                                                                                         24,496

----------------------------------------------------------------------------------------------------------------------------
EXPENSES
Management fees                                                                                                      41,736
----------------------------------------------------------------------------------------------------------------------------
Distribution and service plan fees:
Class A                                                                                                                 365
Class B                                                                                                                 931
Class C                                                                                                                 315
Class N                                                                                                                  34
----------------------------------------------------------------------------------------------------------------------------
Transfer and shareholder servicing agent fees:
Class A                                                                                                               1,236
Class B                                                                                                                  37
Class C                                                                                                                  20
Class N                                                                                                                   5
Class Y                                                                                                               3,946
----------------------------------------------------------------------------------------------------------------------------
Legal, auditing and other professional fees                                                                           7,581
----------------------------------------------------------------------------------------------------------------------------
Trustees' compensation                                                                                                2,914
----------------------------------------------------------------------------------------------------------------------------
Shareholder reports                                                                                                   2,361
----------------------------------------------------------------------------------------------------------------------------
Registration and filing fees                                                                                          1,480
----------------------------------------------------------------------------------------------------------------------------
Custodian fees and expenses                                                                                              79
----------------------------------------------------------------------------------------------------------------------------
Other                                                                                                                 3,089
                                                                                                         -------------------
Total expenses                                                                                                       66,129
Less voluntary reimbursement of expenses                                                                               (344)
Less voluntary waiver of transfer and shareholder servicing agent fees-Class Y                                       (3,946)
                                                                                                         -------------------
Net expenses                                                                                                         61,839

----------------------------------------------------------------------------------------------------------------------------
NET INVESTMENT LOSS                                                                                                 (37,343)

----------------------------------------------------------------------------------------------------------------------------
REALIZED AND UNREALIZED GAIN (LOSS)
Net realized gain (loss) on investments                                                                          (1,370,554)
----------------------------------------------------------------------------------------------------------------------------
Net change in unrealized appreciation (depreciation) on investments                                                 160,518
                                                                                                         -------------------
Net realized and unrealized gain (loss)                                                                          (1,210,036)

----------------------------------------------------------------------------------------------------------------------------
NET DECREASE IN NET ASSETS RESULTING FROM OPERATIONS                                                            ($1,247,379)
                                                                                                         ===================

See accompanying Notes to Financial Statements.

12  Oppenheimer Select Managers Gartmore Millennium Growth Fund II

                                                                                                                PERIOD ENDED
                                                                                                                NOVEMBER 30, 2001(1)

----------------------------------------------------------------------------------------------------------------------------
OPERATIONS
Net investment income (loss)                                                                                       ($37,343)
----------------------------------------------------------------------------------------------------------------------------
Net realized gain (loss)                                                                                         (1,370,554)
----------------------------------------------------------------------------------------------------------------------------
Net change in unrealized appreciation (depreciation)                                                                160,518
                                                                                                         -------------------
Net increase (decrease) in net assets resulting from operations                                                  (1,247,379)

----------------------------------------------------------------------------------------------------------------------------
BENEFICIAL INTEREST TRANSACTIONS
Net increase (decrease) in net assets resulting
from beneficial interest transactions:
Class A                                                                                                           5,282,582
Class B                                                                                                              88,164
Class C                                                                                                             118,917
Class N                                                                                                              28,215
Class Y                                                                                                                  --

----------------------------------------------------------------------------------------------------------------------------
NET ASSETS
Total increase                                                                                                    4,270,499
----------------------------------------------------------------------------------------------------------------------------
Beginning of period                                                                                                  17,000 (2)
                                                                                                         -------------------
End of period                                                                                                    $4,287,499
                                                                                                         ===================

1.  For the period from February 16, 2001 (inception of offering) to November
30, 2001.
2.  Reflects the value of the Manager's initial seed money investment at
December 22, 2000.

See accompanying Notes to Financial Statements.

13  Oppenheimer Select Managers Gartmore Millennium Growth Fund II

FINANCIAL HIGHLIGHTS

                                                                  CLASS A                CLASS B                CLASS C
                                                                  --------------------   --------------------   -------------------
                                                                  PERIOD ENDED           PERIOD ENDED           PERIOD ENDED
                                                                  NOVEMBER 30, 2001(1)   NOVEMBER 30, 2001(1)   NOVEMBER 30, 2001(1)
------------------------------------------------------------------------------------------------------------------------------

Per Share Operating Data
Net asset value, beginning of period                                 $10.00                 $10.00                $10.00
------------------------------------------------------------------------------------------------------------------------------
Income (loss) from investment operations:
Net investment loss                                                    (.07)                  (.14)                 (.04)
Net realized and unrealized gain (loss)                               (2.37)                 (2.35)                (2.45)
                                                        --------------------   --------------------   -------------------
Total income (loss) from investment operations                        (2.44)                 (2.49)                (2.49)
------------------------------------------------------------------------------------------------------------------------------
Net asset value, end of period                                        $7.56                  $7.51                 $7.51
                                                        ====================   ====================   ===================

------------------------------------------------------------------------------------------------------------------------------
TOTAL RETURN, AT NET ASSET VALUE(2)                                  (24.40)%               (24.90)%              (24.90)%
------------------------------------------------------------------------------------------------------------------------------
RATIOS/SUPPLEMENTAL DATA
Net assets, end of period (in thousands)                             $4,046                    $95                  $114
------------------------------------------------------------------------------------------------------------------------------
Average net assets (in thousands)                                    $4,255                   $118                   $40
------------------------------------------------------------------------------------------------------------------------------
Ratios to average net assets:(3)
Net investment loss                                                   (1.04)%                (1.93)%               (1.93)%
Expenses                                                              1.75%                  2.74%                 2.76%
Expenses, net of voluntary reimbursement of expenses                    N/A                  2.57%                 2.28%
Expenses, net of voluntary waiver of transfer agent fees                N/A                    N/A                   N/A
------------------------------------------------------------------------------------------------------------------------------
Portfolio turnover rate                                                370%                   370%                  370%

1.  For the period from February 16, 2001 (inception of offering) to November
30, 2001.
2. Assumes a $1,000 hypothetical initial investment on the business day before the first day of the fiscal period (or inception of offering), with all dividends and distributions reinvested in additional shares on the reinvestment date, and redemption at the net asset value calculated on the last business day of the fiscal period. Sales charges are not reflected in the total returns.
Total returns are not annualized for periods of less than one full year.
3.  Annualized for periods of less than one full year.

See accompanying Notes to Financial Statements.

14  Oppenheimer Select Managers Gartmore Millennium Growth Fund II

FINANCIAL HIGHLIGHTS    CONTINUED

                                                                           CLASS N                CLASS Y
                                                                           --------------------   -------------------
                                                                           PERIOD ENDED           PERIOD ENDED
                                                                           NOVEMBER 30, 2001(1)   NOVEMBER 30, 2001(2)
---------------------------------------------------------------------------------------------------------

PER SHARE OPERATING DATA
Net asset value, beginning of period                                         $9.06                $10.00
---------------------------------------------------------------------------------------------------------
Income (loss) from investment operations:
Net investment loss                                                           (.03)                 (.05)
Net realized and unrealized gain (loss)                                      (1.50)                (2.38)
                                                               --------------------   -------------------
Total income (loss) from investment operations                               (1.53)                (2.43)
---------------------------------------------------------------------------------------------------------
Net asset value, end of period                                               $7.53                 $7.57
                                                               ====================   ===================

---------------------------------------------------------------------------------------------------------
TOTAL RETURN, AT NET ASSET VALUE(3)                                         (16.89)%              (24.30)%
---------------------------------------------------------------------------------------------------------
RATIOS/SUPPLEMENTAL DATA
Net assets, end of period (in thousands)                                       $31                    $1
---------------------------------------------------------------------------------------------------------
Average net assets (in thousands)                                               $9                    $1
---------------------------------------------------------------------------------------------------------
Ratios to average net assets:(4)
Net investment loss                                                          (1.53)%               (0.63)%
Expenses                                                                     2.27%               501.80%
Expenses, net of voluntary reimbursement of expenses                         1.74%               501.55%
Expenses, net of voluntary waiver of transfer agent fees-Class Y               N/A                 1.45%
---------------------------------------------------------------------------------------------------------
Portfolio turnover rate                                                       370%                  370%

1.  For the period from March 1, 2001 (inception of offering) to November 30,
2001.
2.  For the period from February 16, 2001 (inception of offering) to November
30, 2001.
3. Assumes a $1,000 hypothetical initial investment on the business day before the first day of the fiscal period (or inception of offering), with all dividends and distributions reinvested in additional shares on the reinvestment date, and redemption at the net asset value calculated on the last business day of the fiscal period. Sales charges are not reflected in the total returns.
Total returns are not annualized for periods of less than one full year.
4.  Annualized for periods of less than one full year.

See accompanying Notes to Financial Statements.

15  Oppenheimer Select Managers Gartmore Millennium Growth Fund II

NOTES TO FINANCIAL STATEMENTS

1.   SIGNIFICANT ACCOUNTING POLICIES
Oppenheimer Select Managers Gartmore Millennium Growth Fund II (the Fund), a
series of Oppenheimer Select Managers, which operated under the name of
Oppenheimer Select Managers Gartmore Millennium Growth Fund through May 10,
2001, is an open-end management investment company registered under the
Investment Company Act of 1940, as amended. The Fund's investment objective is to seek long-term capital appreciation. The Fund's investment advisor is
OppenheimerFunds, Inc. (the Manager). The Manager has entered into a sub-advisory agreement with Villanova Mutual Fund Capital Trust (the
Sub-Advisor).

The Fund offers Class A, Class B, Class C, Class N and Class Y shares. Class A shares are sold at their offering price, which is normally net asset value plus a front-end sales charge. Class B, Class C and Class N shares are sold without a front-end sales charge but may be subject to a contingent deferred sales charge
(CDSC). Class N shares are sold only through retirement plans. Retirement plans that offer Class N shares may impose charges on those accounts. Class Y shares are sold to certain institutional investors without either a front-end sales charge or a CDSC. All classes of shares have identical rights to earnings, assets and voting privileges, except that each class has its own expenses directly attributable to that class and exclusive voting rights with respect to matters affecting that class. Classes A, B, C and N have separate distribution and/or service plans. No such plan has been adopted for Class Y shares. Class B shares will automatically convert to Class A shares six years after the date of purchase. The following is a summary of significant accounting policies consistently followed by the Fund.

SECURITIES VALUATION Securities listed or traded on National Stock Exchanges or other domestic or foreign exchanges are valued based on the last sale price of the security traded on that exchange prior to the time when the Fund's assets are valued. In the absence of a sale, the security is valued at the last sale price on the prior trading day, if it is within the spread of the closing bid and asked prices, and if not, at the closing bid price. Securities (including restricted securities) for which quotations are not readily available are valued primarily using dealer-supplied valuations, a portfolio pricing service authorized by the Board of Trustees, or at their fair value. Fair value is determined in good faith under consistently applied procedures under the supervision of the Board of Trustees. Short-term "money market type" debt securities with remaining maturities of sixty days or less are valued at amortized cost (which approximates market value).

REPURCHASE AGREEMENTS The Fund requires its custodian bank to take possession, to have legally segregated in the Federal Reserve Book Entry System or to have segregated within the custodian's vault, all securities held as collateral for repurchase agreements. The market value of the underlying securities is required to be at least 102% of the resale price at the time of purchase. If the seller of the agreement defaults and the value of the collateral declines, or if the seller enters an insolvency proceeding, realization of the value of the collateral by the Fund may be delayed or limited.

ALLOCATION OF INCOME, EXPENSES, GAINS AND LOSSES Income, expenses (other than those attributable to a specific class), gains and losses are allocated daily to each class of shares based upon the relative proportion of net assets represented by such class. Operating expenses directly attributable to a specific class are charged against the operations of that class.

16  Oppenheimer Select Managers Gartmore Millennium Growth Fund II

NOTES TO FINANCIAL STATEMENTS     CONTINUED

1.   SIGNIFICANT ACCOUNTING POLICIES  continued
FEDERAL TAXES The Fund intends to continue to comply with provisions of the
Internal Revenue Code applicable to regulated investment companies and to distribute all of its taxable income, including any net realized gain on investments not offset by loss carryovers to shareholders.

As of November 30, 2001, the Fund had available for federal income tax purposes an unused capital loss carryover as follows:

EXPIRING

__________

2009          $      1,370,554

DIVIDENDS AND DISTRIBUTIONS TO SHAREHOLDERS Dividends and distributions to shareholders, which are determined in accordance with income tax regulations, are recorded on the ex-dividend date.

CLASSIFICATION OF DISTRIBUTIONS TO SHAREHOLDERS Net investment income (loss) and net realized gain (loss) may differ for financial statement and tax purposes.
The character of distributions made during the year from net investment income or net realized gains may differ from its ultimate characterization for federal income tax purposes. Also, due to timing of dividend distributions, the fiscal year in which amounts are distributed may differ from the fiscal year in which the income or realized gain was recorded by the Fund.

The Fund adjusts the classification of distributions to shareholders to reflect the differences between financial statement amounts and distributions determined in accordance with income tax regulations. Accordingly, during the period ended
November 30, 2001, amounts have been reclassified to reflect a decrease in paid-capital of $37,343. Accumulated net investment loss was decreased by the same amount. Net assets of the Fund were unaffected by the reclassifications.

INVESTMENT INCOME Dividend income is recorded on the ex-dividend date or upon ex-dividend notification in the case of certain foreign dividends where the ex-dividend date may have passed. Non-cash dividends included in dividend income, if any, are recorded at the fair market value of the securities received. Interest income, which includes accretion of discount and amortization of premium, is accrued as earned.

SECURITY TRANSACTIONS Security transactions are accounted for as of trade date.
Gains and losses on securities sold are determined on the basis of identified cost.

OTHER The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of income and expenses during the reporting period. Actual results could differ from those estimates.

17  Oppenheimer Select Managers Gartmore Millennium Growth Fund II

NOTES TO FINANCIAL STATEMENTS     CONTINUED

2.   SHARES OF BENEFICIAL INTEREST
The Fund has authorized an unlimited number of no par value shares of beneficial interest of each class. Transactions in shares of beneficial interest were as follows:

                                                         PERIOD ENDED NOVEMBER 30, 2001(1)
                                                         SHARES                   AMOUNT
---------------------------------------------------------------------------------------------

CLASS A
Sold                                                     595,277                  $5,822,887
Dividends and/or distributions reinvested                     --                          --
Redeemed                                                 (61,217)                   (540,305)
                                              -------------------    ------------------------
Net increase (decrease)                                  534,060                  $5,282,582
                                              ===================    ========================

---------------------------------------------------------------------------------------------
CLASS B
Sold                                                      69,186                  $  598,656
Dividends and/or distributions reinvested                     --                          --
Redeemed                                                 (56,644)                   (510,492)
                                              -------------------    ------------------------
Net increase (decrease)                                   12,542                  $   88,164
                                              ===================    ========================

---------------------------------------------------------------------------------------------
CLASS C
Sold                                                      15,134                  $  119,151
Dividends and/or distributions reinvested                     --                          --
Redeemed                                                     (32)                       (234)
                                              -------------------    ------------------------
Net increase (decrease)                                   15,102                  $  118,917
                                              ===================    ========================

---------------------------------------------------------------------------------------------
CLASS N
Sold                                                       4,166                  $   28,215
Dividends and/or distributions reinvested                     --                          --
Redeemed                                                      --                          --
                                              -------------------    ------------------------
Net increase (decrease)                                    4,166                  $   28,215
                                              ===================    ========================

---------------------------------------------------------------------------------------------
CLASS Y
Sold                                                          --                  $       --
Dividends and/or distributions reinvested                     --                          --
Redeemed                                                      --                          --
                                              -------------------    ------------------------
Net increase (decrease)                                       --                  $       --
                                              ===================    ========================

     (1)  For the period from February 16, 2001 (inception of offering) to
     November 30, 2001, for Class A, B, C and Y shares and for the period from
     March 1, 2001 (inception of offering) to November 30, 2001, for Class N shares.

3.  PURCHASES AND SALES OF SECURITIES
The aggregate cost of purchases and proceeds from sales of securities, other than short-term obligations, for the period ended November 30, 2001, were
$20,357,099 and $15,406,568, respectively.

As of November 30, 2001, unrealized appreciation (depreciation) based on cost of securities for federal income tax purposes of $4,004,977 was:

Gross unrealized appreciation                   $          322,441
Gross unrealized depreciation                             (161,923)

Net unrealized appreciation (depreciation)      $          160,518
                                                ===================

18  Oppenheimer Select Managers Gartmore Millennium Growth Fund II

NOTES TO FINANCIAL STATEMENTS     CONTINUED

4.   FEES AND OTHER TRANSACTIONS WITH AFFILIATES
MANAGEMENT FEES Management fees paid to the Manager were in accordance with the investment advisory agreement with the Fund which provides for a fee at an annual rate of 1.20% of the first $400 million of average annual net assets of the Fund, 1.10% of the next $400 million and 1.00% of average annual net assets in excess of $800 million. The Manager has voluntarily undertaken to assume certain Fund expenses. The Manager reserves the right to amend or terminate that expense assumption at any time. The Fund's management fee for the period ended
November 30, 2001 was an annualized rate of 1.20%.

SUB-ADVISOR FEES The Manager has retained Villanova Mutual Fund Capital Trust as the Sub-Advisor to provide the day-to-day portfolio management of the Fund. For the period ended November 30, 2001, the Manager paid $20,797 to the Sub-Advisor.

TRANSFER AGENT FEES OppenheimerFunds Services (OFS), a division of the Manager, acts as the transfer and shareholder servicing agent for the Fund. The Fund pays
OFS an agreed upon per account fee. Additionally, Class Y shares are subject to minimum fees of $5,000 for assets of less than $10 million and $10,000 for assets of $10 million or more. The Class Y shares are subject to the minimum fee in the event that the per account fee does not equal or exceed the applicable minimum fee.

OFS has voluntarily agreed to limit transfer and shareholder servicing agent fees to 0.25% per annum of Class Y shares, effective January 1, 2001 and for all other classes, 0.35% per annum, effective October 1, 2001. Additionally, OFS has voluntarily waived the minimum fee for the Fund for the fiscal year ended
November 30, 2001. The voluntary expense limits and waiver may be amended or withdrawn at any time.

DISTRIBUTION AND SERVICE PLAN FEES Under its General Distributor's Agreement
with the Manager, the Distributor acts as the Fund's principal underwriter in the continuous public offering of the different classes of shares of the Fund.

The compensation paid to (or retained by) the Distributor from the sale of shares or on the redemption of shares is shown in the table below for the period indicated.

------------------ ------------- ----------------- ---------------- ----------------- --------------- ----------------
PERIOD ENDED       AGGREGATE     CLASS A           COMMISSIONS ON   COMMISSIONS ON    COMMISSIONS     COMMISSIONS ON
                   FRONT-END     FRONT-END SALES   CLASS A SHARES   CLASS B SHARES    ON CLASS C      CLASS N SHARES
                   SALES         CHARGES           ADVANCED BY      ADVANCED BY       SHARES          ADVANCED BY
                   CHARGES ON    RETAINED BY       DISTRIBUTOR(1)   DISTRIBUTOR(1)    ADVANCED BY     DISTRIBUTOR(1)
                   CLASS A       DISTRIBUTOR                                          DISTRIBUTOR(1)
                   SHARES
------------------ ------------- ----------------- ---------------- ----------------- --------------- ----------------

November 30, 2001  $3,206        $1,464            $--              $3,180            $919            $272
------------------ ------------- ----------------- ---------------- ----------------- --------------- ----------------

     (1)The Distributor advances commission payments to dealers for certain sales of Class A shares and for sales of Class B, Class C and Class N shares from its own resources at the time of sale.

------------------- ---------------------- ----------------------- ----------------------- ------------------------
PERIOD ENDED        CLASS A CONTINGENT     CLASS B CONTINGENT      CLASS C CONTINGENT      CLASS N CONTINGENT
                    DEFERRED SALES         DEFERRED SALES          DEFERRED SALES          DEFERRED SALES CHARGES
                    CHARGES RETAINED BY    CHARGES RETAINED BY     CHARGES RETAINED BY     RETAINED BY DISTRIBUTOR
                    DISTRIBUTOR            DISTRIBUTOR             DISTRIBUTOR
------------------- ---------------------- ----------------------- ----------------------- ------------------------

November 30, 2001   $--                    $12                     $3                      $--
------------------- ---------------------- ----------------------- ----------------------- ------------------------

19  Oppenheimer Select Managers Gartmore Millennium Growth Fund II

NOTES TO FINANCIAL STATEMENTS     CONTINUED

4.  FEES AND OTHER TRANSACTIONS WITH AFFILIATES continued
The Fund has adopted a Service Plan for Class A shares and Distribution and
Service Plans for Class B, Class C and Class N shares under Rule 12b-1 of the
Investment Company Act. Under those plans the Fund pays the Distributor for all or a portion of its costs incurred in connection with the distribution and/or servicing of the shares of the particular class.

CLASS A SERVICE PLAN FEES Under the Class A service plan, the Distributor currently uses the fees it receives from the Fund to pay brokers, dealers and other financial institutions. The Class A service plan permits reimbursements to the Distributor at a rate of up to a specified percent of average annual net assets of Class A shares purchased. The Distributor makes payments to plan recipients quarterly at an annual rate not to exceed a specified percent of the average annual net assets consisting of Class A shares of the Fund. For the period ended November 30, 2001, payments under the Class A plan totaled $365 prior to Manager waiver if applicable, all of which were paid by the Distributor to recipients, and included $70 paid to an affiliate of the Manager. Any unreimbursed expenses the Distributor incurs with respect to Class A shares in any fiscal year cannot be recovered in subsequent years.

CLASS B, CLASS C AND CLASS N DISTRIBUTION AND SERVICE PLAN FEES Under each plan, service fees and distribution fees are computed on the average of the net asset value of shares in the respective class, determined as of the close of each regular business day during the period. The Class B, Class C and Class N plans provide for the Distributor to be compensated at a flat rate, whether the
Distributor's distribution expenses are more or less than the amounts paid by the Fund under the plan during the period for which the fee is paid.

The Distributor retains the asset-based sales charge on Class B shares. The
Distributor retains the asset-based sales charge on Class C shares during the first year the shares are outstanding. The Distributor retains the asset-based sales charge on Class N shares. The asset-based sales charges on Class B, Class
C and Class N shares allow investors to buy shares without a front-end sales charge while allowing the Distributor to compensate dealers that sell those shares.

The Distributor's actual expenses in selling Class B, Class C and Class N shares may be more than the payments it receives from the contingent deferred sales charges collected on redeemed shares and asset-based sales charges from the Fund under the plans. If any plan is terminated by the Fund, the Board of Trustees may allow the Fund to continue payments of the asset-based sales charge to the
Distributor for distributing shares before the plan was terminated. The plans allow for the carryforward of distribution expenses, to be recovered from asset-based sales charges in subsequent fiscal periods.

-----------------------------------------------------------------------------------------------------------
DISTRIBUTION FEES PAID TO THE DISTRIBUTOR FOR THE PERIOD ENDED NOVEMBER 30,
2001, WERE AS FOLLOWS:
-----------------------------------------------------------------------------------------------------------
                                                                                    DISTRIBUTOR'S AGGREGATE
                                       AMOUNT          DISTRIBUTOR'S AGGREGATE      UNREIMBURSED EXPENSES
                    TOTAL PAYMENTS     RETAINED BY     UNREIMBURSED EXPENSES        AS % OF NET ASSETS OF
                    UNDER PLAN         DISTRIBUTOR     UNDER PLAN                   CLASS
------------------- ------------------ --------------- ---------------------------- -----------------------

CLASS B PLAN        $931               $733            $8,474                       8.92%
------------------- ------------------ --------------- ---------------------------- -----------------------
CLASS C PLAN         315                253             4,484                       3.93
------------------- ------------------ --------------- ---------------------------- -----------------------
CLASS N PLAN          34                 21             1,043                       3.32
------------------- ------------------ --------------- ---------------------------- -----------------------

20  Oppenheimer Select Managers Gartmore Millennium Growth Fund II

NOTES TO FINANCIAL STATEMENTS     CONTINUED

5.  BANK BORROWINGS
The Fund may borrow from a bank for temporary or emergency purposes including, without limitation, funding of shareholder redemptions provided asset coverage for borrowings exceeds 300%. Effective November 13, 2001, the Fund has entered into an agreement which enables it to participate with other Oppenheimer funds in an unsecured line of credit with a bank, which permits borrowings up to $400 million, collectively. Interest is charged to each fund, based on its borrowings, at a rate equal to the Federal Funds Rate plus 0.45%. Borrowings are payable 30 days after such loan is executed. The Fund also pays a commitment fee equal to its pro rata share of the average unutilized amount of the credit facility at a rate of 0.08% per annum.

INDEPENDENT AUDITORS' REPORT

The Board of Trustees and Investors, Master S&P 500 Index Series (One of the
series constituting Quantitative Master Series Trust):

We have audited the accompanying statement of assets and liabilities, including the schedule of investments, of Master S&P 500 Index Series as of December 31,
2001, the related statements of operations for the year then ended and changes in net assets for each of the years in the two-year period then ended, and the financial highlights for each of the periods presented. These financial statements and the financial highlights are the responsibility of the Trust's management. Our responsibility is to express an opinion on these financial statements and the financial highlights based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and the financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned at December 31, 2001 by correspondence with the custodian and brokers; where replies were not received from brokers, we performed other auditing procedures. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements and financial highlights present fairly, in all material respects, the financial position of Master S&P 500 Index
Series of Quantitative Master Series Trust as of December 31, 2001, the results of its operations, the changes in its net assets and the financial highlights for the respective stated periods in conformity with accounting principles generally accepted in the United States of America.

/s/ Deloitte & Touche LLP
-------------------------
Deloitte & Touche LLP
New York, New York
February 1, 2002

STATEMENT OF ASSETS AND LIABILITIES      DECEMBER 31, 2001

------------------------------------------------------------------------------------------------------------------------------------
ASSETS

Investment in Master S&P 500 Index Series (cost $10,640,266)                                                            $10,729,206
------------------------------------------------------------------------------------------------------------------------------------
Receivables and other assets:
Shares of beneficial interest sold                                                                                          644,911
Other                                                                                                                           477
                                                                                                              ----------------------
Total assets                                                                                                             11,374,594

------------------------------------------------------------------------------------------------------------------------------------
LIABILITIES
Payables and other liabilities:
Distribution and service plan fees                                                                                            5,344
Legal, auditing and other professional fees                                                                                   2,856
Registration and filing fees                                                                                                  2,564
Shares of beneficial interest redeemed                                                                                        1,604
Transfer and shareholder servicing agent fees                                                                                   303
Trustees' compensation                                                                                                          195
Shareholder reports                                                                                                              39
Other                                                                                                                         1,322
                                                                                                              ----------------------
Total liabilities                                                                                                            14,227

------------------------------------------------------------------------------------------------------------------------------------
NET ASSETS                                                                                                              $11,360,367
                                                                                                              ======================

------------------------------------------------------------------------------------------------------------------------------------
COMPOSITION OF NET ASSETS
Paid-in capital                                                                                                         $11,308,521
------------------------------------------------------------------------------------------------------------------------------------
Accumulated net investment income                                                                                             1,533
------------------------------------------------------------------------------------------------------------------------------------
Accumulated net realized gain (loss) on investment transactions                                                            (265,145)
------------------------------------------------------------------------------------------------------------------------------------
Net unrealized appreciation (depreciation) on investments                                                                   315,458
                                                                                                              ----------------------
NET ASSETS                                                                                                              $11,360,367
                                                                                                              ======================

 5  Oppenheimer Select Managers Mercury Advisors S&P 500 Index Fund

STATEMENT OF ASSETS AND LIABILITIES CONTINUED     DECEMBER 31, 2001

------------------------------------------------------------------------------------------------------------------------------------
NET ASSET VALUE PER SHARE
Class A Shares:

Net asset value and redemption price per share (based on net assets of
$3,597,778 and 406,567 shares of beneficial interest outstanding)                                                             $8.85
Maximum offering price per share (net asset value plus sales charge
of 5.75% of offering price)                                                                                                   $9.39

------------------------------------------------------------------------------------------------------------------------------------
Class B Shares:
Net asset value, redemption price (excludes applicable contingent deferred sales charge) and offering price per share (based on net assets of $1,189,283
and 135,173 shares of beneficial interest outstanding)                                                                        $8.80

------------------------------------------------------------------------------------------------------------------------------------
Class C Shares:
Net asset value, redemption price (excludes applicable contingent deferred sales charge) and offering price per share (based on net assets of $1,557,844
and 177,202 shares of beneficial interest outstanding)                                                                        $8.79

------------------------------------------------------------------------------------------------------------------------------------
Class N Shares:
Net asset value, redemption price (excludes applicable contingent deferred sales charge) and offering price per share (based on net assets of $5,014,350
and 568,436 shares of beneficial interest outstanding)                                                                        $8.82

------------------------------------------------------------------------------------------------------------------------------------
Class Y Shares:
Net asset value, redemption price and offering price per share (based on
net assets of $1,112 and 125 shares of beneficial interest outstanding)                                                       $8.90

See accompanying Notes to Financial Statements.

 6 Oppenheimer Select Managers Mercury Advisors S&P 500 Index Fund NET

STATEMENT OF OPERATIONS FOR THE PERIOD FROM FEBRUARY 16, 2001 (INCEPTION OF OFFERING) TO DECEMBER 31, 2001

INVESTMENT GAIN FROM MASTER S&P 500 INDEX SERIES
------------------------------------------------------------------------------------------------------------------------------------

INVESTMENT INCOME                                                                                                           $45,635

------------------------------------------------------------------------------------------------------------------------------------
EXPENSES                                                                                                                     (1,846)

------------------------------------------------------------------------------------------------------------------------------------
NET INVESTMENT INCOME                                                                                                        43,789

FUND INCOME AND EXPENSES
------------------------------------------------------------------------------------------------------------------------------------
INVESTMENT INCOME
Interest from short-term obligations                                                                                             42

------------------------------------------------------------------------------------------------------------------------------------
EXPENSES
Distribution and service plan fees:
Class A                                                                                                                       2,811
Class B                                                                                                                       4,059
Class C                                                                                                                       4,332
Class N                                                                                                                       5,908
------------------------------------------------------------------------------------------------------------------------------------
Transfer and shareholder servicing agent fees:
Class A                                                                                                                       2,719
Class B                                                                                                                         967
Class C                                                                                                                         986
Class N                                                                                                                       2,796
Class Y                                                                                                                       3,344
------------------------------------------------------------------------------------------------------------------------------------
Administrative fees                                                                                                          16,168
------------------------------------------------------------------------------------------------------------------------------------
Registration and filing fees                                                                                                 12,657
------------------------------------------------------------------------------------------------------------------------------------
Legal and other professional fees                                                                                             5,981
------------------------------------------------------------------------------------------------------------------------------------
Shareholder reports                                                                                                           3,883
------------------------------------------------------------------------------------------------------------------------------------
Trustees' compensation                                                                                                        2,212
------------------------------------------------------------------------------------------------------------------------------------
Other                                                                                                                         4,274
                                                                                                              ----------------------
Total expenses                                                                                                               73,097
Less voluntary waiver of transfer and shareholder servicing agent fees-Classes A, B, C and N                                   (377)
Less voluntary waiver of transfer and shareholder servicing agent fees-Class Y                                               (3,344)
Less reduction to excess expenses                                                                                           (27,078)
                                                                                                              ----------------------
Net expenses                                                                                                                 42,298

------------------------------------------------------------------------------------------------------------------------------------
NET INVESTMENT INCOME                                                                                                         1,533

------------------------------------------------------------------------------------------------------------------------------------
REALIZED AND UNREALIZED GAIN (LOSS) ALLOCATED FROM MASTER S&P 500 INDEX SERIES
Net realized gain (loss) on investments                                                                                     (38,627)
------------------------------------------------------------------------------------------------------------------------------------
Net change in unrealized appreciation (depreciation) on investments                                                          88,940
                                                                                                              ----------------------
Net realized and unrealized gain (loss)                                                                                      50,313
------------------------------------------------------------------------------------------------------------------------------------
NET INCREASE IN NET ASSETS RESULTING FROM OPERATIONS                                                                        $51,846
                                                                                                              ======================

See accompanying Notes to Financial Statements.

 7  Oppenheimer Select Managers Mercury Advisors S&P 500 Index Fund

                                                                                                                     PERIOD ENDED
                                                                                                                DECEMBER 31, 2001(1)
------------------------------------------------------------------------------------------------------------------------------------
OPERATIONS

Net investment income (loss)                                                                                              $1,533
------------------------------------------------------------------------------------------------------------------------------------
Net realized gain (loss)                                                                                                 (38,627)
------------------------------------------------------------------------------------------------------------------------------------
Net change in unrealized appreciation (depreciation)                                                                      88,940
                                                                                                              ----------------------
Net increase (decrease) in net assets resulting from operations                                                           51,846

------------------------------------------------------------------------------------------------------------------------------------
BENEFICIAL INTEREST TRANSACTIONS
Net increase (decrease) in net assets resulting
from beneficial interest transactions:
Class A                                                                                                                3,648,728
Class B                                                                                                                1,206,748
Class C                                                                                                                1,551,116
Class N                                                                                                                4,884,686
Class Y                                                                                                                      243

------------------------------------------------------------------------------------------------------------------------------------
NET ASSETS
Total increase                                                                                                        11,343,367
------------------------------------------------------------------------------------------------------------------------------------
Beginning of period                                                                                                       17,000 (2)
                                                                                                              ----------------------
End of period (including accumulated net investment income
of $1,533 for the period ended December 31, 2001)                                                                    $11,360,367
                                                                                                              ======================

1.  For the period from February 16, 2001 (inception of offering) to December
31, 2001.
2.  Reflects the value of the Manager's initial seed money investment at
December 22, 2000.

See accompanying Notes to Financial Statements.

 8  Oppenheimer Select Managers Mercury Advisors S&P 500 Index Fund

FINANCIAL HIGHLIGHTS

                                                           CLASS A                  CLASS B                CLASS C
                                                           ------------------       -------------------    -------------------
                                                           PERIOD ENDED             PERIOD ENDED           PERIOD ENDED
                                                           DECEMBER 31, 2001(1)     DECEMBER 31, 2001(1)   DECEMBER 31, 2001(1)
-----------------------------------------------------------------------------------------------------------------------
Per Share Operating Data

Net asset value, beginning of period                       $10.00                   $10.00                 $10.00
-----------------------------------------------------------------------------------------------------------------------
Income (loss) from investment operations:
Net investment income (loss)                                  .01                     (.01)                  (.01)
Net realized and unrealized gain (loss)                     (1.16)                   (1.19)                 (1.20)
                                                ------------------      -------------------    -------------------
Total income (loss) from investment operations              (1.15)                   (1.20)                 (1.21)
-----------------------------------------------------------------------------------------------------------------------
Net asset value, end of period                              $8.85                    $8.80                  $8.79
                                                ==================      ===================    ===================

-----------------------------------------------------------------------------------------------------------------------
TOTAL RETURN, AT NET ASSET VALUE(2)                        (11.50)%                 (12.00)%               (12.10)%
-----------------------------------------------------------------------------------------------------------------------
------------------------------------------------
RATIOS/SUPPLEMENTAL DATA
Net assets, end of period (in thousands)                   $3,598                   $1,189                 $1,558
-----------------------------------------------------------------------------------------------------------------------
Average net assets (in thousands)                          $1,397                    $ 468                  $ 500
-----------------------------------------------------------------------------------------------------------------------
Ratios to average net assets:(3)
Net investment income (loss)                                0.33%                    (0.40)%                (0.39)%
Expenses                                                    1.87%                    2.65%                  2.64%
Expenses, net of voluntary reimbursement of
expenses and waiver of transfer agent fees                  0.99%                    1.68%                  1.76%
-----------------------------------------------------------------------------------------------------------------------
Portfolio turnover rate                                     3.21% (4)                3.21% (4)              3.21% (4)

1. For the period from February 16, 2001 (inception of offering) to December 31,
2001.
2. Assumes a $1,000 hypothetical initial investment on the business day before the first day of the fiscal period (or inception of offering), with all dividends and distributions reinvested in additional shares on the reinvestment date, and redemption at the net asset value calculated on the last business day of the fiscal period. Sales charges are not reflected in the total returns.
Total returns are not annualized for periods of less than one full year.
3. Annualized for periods of less than one full year.
4. Portfolio turnover rate is representative of the portfolio turnover rate of the Master S&P 500 Index Series included elsewhere in this report.

See accompanying Notes to Financial Statements.

 9  Oppenheimer Select Managers Mercury Advisors S&P 500 Index Fund

FINANCIAL HIGHLIGHTS CONTINUED

                                                                   CLASS N                CLASS Y
                                                                   ------------------     ------------------
                                                                   PERIOD ENDED           PERIOD ENDED
                                                                   DECEMBER 31, 2001(1)   DECEMBER 31, 2001(2)
-----------------------------------------------------------------------------------------------------
PER SHARE OPERATING DATA

Net asset value, beginning of period                                $9.54                  $10.00
--------------------------------------------------------------------------------------------------
Income (loss) from investment operations:
Net investment income (loss)                                           --                     .04
Net realized and unrealized gain (loss)                              (.72)                  (1.14)
                                                        ------------------      ------------------
Total income (loss) from investment operations                       (.72)                  (1.10)
-----------------------------------------------------------------------------------------------------
Net asset value, end of period                                      $8.82                   $8.90
                                                        ==================      =====================

-----------------------------------------------------------------------------------------------------
TOTAL RETURN, AT NET ASSET VALUE(3)                                 (7.55)%                (11.00)%
-----------------------------------------------------------------------------------------------------
RATIOS/SUPPLEMENTAL DATA
Net assets, end of period (in thousands)                           $5,014                      $1
-----------------------------------------------------------------------------------------------------
Average net assets (in thousands)                                  $1,425                      $1
-----------------------------------------------------------------------------------------------------
Ratios to average net assets:(4)
Net investment income                                               0.07%                   0.57%
Expenses                                                            2.14%                 384.04%
Expenses, net of voluntary reimbursement of expenses
and waiver of transfer agent fees                                   1.40%                   0.62%
-----------------------------------------------------------------------------------------------------
Portfolio turnover rate                                             3.21% (5)               3.21% (5)

1. For the period from March 1, 2001 (inception of offering) to December 31,
2001.
2. For the period from February 16, 2001 (inception of offering) to December 31,
2001.
3. Assumes a $1,000 hypothetical initial investment on the business day before the first day of the fiscal period (or inception of offering), with all dividends and distributions reinvested in additional shares on the reinvestment date, and redemption at the net asset value calculated on the last business day of the fiscal period. Sales charges are not reflected in the total returns.
Total returns are not annualized for periods of less than one full year.
4. Annualized for periods of less than one full year.
5. Portfolio turnover rate is representative of the portfolio turnover rate of the Master S&P 500 Index Series included elsewhere in this report.

See accompanying Notes to Financial Statements.

10  Oppenheimer Select Managers Mercury Advisors S&P 500 Index Fund

NOTES TO FINANCIAL STATEMENTS

1.  SIGNIFICANT ACCOUNTING POLICIES
Oppenheimer Select Managers Mercury S&P 500 Index Fund (the Fund) is a separate series of Oppenheimer Select Managers, a non-diversified, open-end management investment company registered under the Investment Company Act of 1940, as amended. The Fund invests substantially all of its assets in the Master S&P 500
Index Series of the Quantitative Master Series Trust (the Trust), a registered open-end investment company that has the same goals as the Fund. The financial statements of the Trust are included elsewhere in this report and should be read with the Fund's financial statements. The percentage of the Trust owned by the
Fund at December 31, 2001 was 0.56%. As of December 31, 2001 the total return for the Master S&P Index Fund was (11.97)%. The Fund's investment objective is to seek to match the performance of the Standard & Poor's 500 Composite Stock
Price Index (the "S&P 500") as closely as possible before the deduction of Fund expenses. The Fund's administrator is OppenheimerFunds, Inc. (the Manager).

The Fund offers Class A, Class B, Class C, Class N and Class Y shares. Class A shares are sold at their offering price, which is normally net asset value plus a front-end sales charge. Class B, Class C and Class N shares are sold without a front-end sales charge but may be subject to a contingent deferred sales charge
(CDSC). Class N shares are sold only through retirement plans. Retirement plans that offer Class N shares may impose charges on those accounts. Class Y shares are sold to certain institutional investors without either a front-end sales charge or a CDSC. All classes of shares have identical rights to earnings, assets and voting privileges, except that each class has its own expenses directly attributable to that class and exclusive voting rights with respect to matters affecting that class. Classes A, B, C, and N have separate distribution and/or service plans. No such plan has been adopted for Class Y shares. Shares of the Fund are available for purchase by retirement plans only. Class B shares will automatically convert to Class A shares six years after the date of purchase. The following is a summary of significant accounting policies consistently followed by the Fund.

SECURITIES VALUATION The Fund's investment in the Trust is valued based on the daily reported net asset value of the Trust. Valuation of securities held by the
Trust is discussed in the notes to Master S&P 500 Index Series included elsewhere in this report.

ALLOCATION OF INCOME, EXPENSES, GAINS AND LOSSES The Fund records daily its proportionate share of the Trust's income, expenses and realized and unrealized gains and losses. In addition, the Fund accrues its own expenses.

Income, expenses (other than those attributable to a specific class), gains and losses are allocated daily to each class of shares based upon the relative proportion of net assets represented by such class. Operating expenses directly attributable to a specific class are charged against the operations of that class.

FEDERAL TAXES The Fund intends to continue to comply with provisions of the
Internal Revenue Code applicable to regulated investment companies and to distribute all of its taxable income to shareholders. Therefore, no federal income or excise tax provision is required.

As of December 31, 2001, the Fund had available for federal income tax purposes an unused capital loss carryover as follows:

EXPIRING

__________

2009    $200,753

$226,518 has been reclassified between net realized loss and unrealized appreciation to conform balances to the Fund's distributive share of partnership allocations from the Trust, following tax rules.

 11  Oppenheimer Select Managers Mercury Advisors S&P 500 Index Fund

NOTES TO FINANCIAL STATEMENTS CONTINUED

1.  SIGNIFICANT ACCOUNTING POLICIES (continued)
DIVIDENDS AND DISTRIBUTIONS TO SHAREHOLDERS Dividends and distributions to shareholders, which are determined in accordance with income tax regulations, are recorded on the ex-dividend date.

CLASSIFICATION OF DIVIDENDS AND DISTRIBUTIONS TO SHAREHOLDERS Net investment income (loss) and net realized gain (loss) may differ for financial statement and tax purposes. The character of dividends and distributions made during the fiscal year from net investment income or net realized gains may differ from their ultimate characterization for federal income tax purposes. Also, due to timing of dividends and distributions, the fiscal year in which amounts are distributed may differ from the fiscal year in which the income or realized gain was recorded by the Fund.

OTHER The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of income and expenses during the reporting period. Actual results could differ from those estimates.

2.  SHARES OF BENEFICIAL INTEREST
The Fund has authorized an unlimited number of no par value shares of beneficial interest of each class. Transactions in shares of beneficial interest were as follows:

                                                   PERIOD ENDED DECEMBER 31, 2001(1)
                                                     SHARES                AMOUNT
----------------------------------------------------------------------------------
CLASS A

Sold                                                508,428            $4,545,635
Dividends and/or distributions reinvested               --                     --
Redeemed                                           (103,261)             (896,907)
                                            ----------------    ------------------
Net increase (decrease)                             405,167            $3,648,728
                                            ================    ==================

----------------------------------------------------------------------------------
CLASS B
Sold                                                139,646            $1,247,649
Dividends and/or distributions reinvested                --                    --
Redeemed                                             (4,573)              (40,901)
                                            ----------------    ------------------
Net increase (decrease)                             135,073            $1,206,748
                                            ================    ==================

----------------------------------------------------------------------------------
CLASS C
Sold                                                196,810            $1,722,460
Dividends and/or distributions reinvested                --                    --
Redeemed                                            (19,708)             (171,344)
                                            ----------------    ------------------
Net increase (decrease)                             177,102            $1,551,116
                                            ================    ==================

----------------------------------------------------------------------------------
CLASS N
Sold                                                633,876            $5,457,358
Dividends and/or distributions reinvested                --                    --
Redeemed                                            (65,440)             (572,672)
                                            ----------------    ------------------
Net increase (decrease)                             568,436            $4,884,686
                                            ================    ==================

     (1) For the period from February 16, 2001 (inception of offering) to
     December 31, 2001, for Class A, B, C and Y shares and for the period from
     March 1, 2001 (inception of offering) to December 31, 2001, for Class N shares.

12       Oppenheimer Select Managers Mercury Advisors S&P 500 Index Fund

2.  SHARES OF BENEFICIAL INTEREST (continued)

                                                  PERIOD ENDED DECEMBER 31, 2001(1)
                                                     SHARES AMOUNT
---------------------------------------------------------------------------------
CLASS Y

Sold                                                     27            $      258
Dividends and/or distributions reinvested                --                    --
Redeemed                                                 (2)                  (15)
                                            ----------------    -----------------
Net increase (decrease)                                  25            $      243
                                            ================    =================

     (1) For the period from February 16, 2001 (inception of offering) to
     December 31, 2001, for Class A, B, C and Y shares and for the period from
     March 1, 2001 (inception of offering) to December 31, 2001, for Class N shares.

3.  INCREASES AND DECREASES OF INVESTMENTS IN TRUST
Increases and decreases in the Fund's investment in the Trust for the period ended December 31, 2001, were $11,382,292 and $753,655, respectively.

4.  FEES AND OTHER TRANSACTIONS WITH AFFILIATES
ADMINISTRATION FEES Administration fees paid to the Manager were in accordance with the administration agreement with the Fund which provides for a fee of
0.50% of the average annual net assets of the Fund. During the period ended
December 31, 2001, the Fund paid $16,168 to the Manager for administration services.

TRANSFER AGENT FEES OppenheimerFunds Services (OFS), a division of the Manager, acts as the transfer and shareholder servicing agent for the Fund. The Fund pays
OFS an agreed upon per account fee. Additionally, Class Y shares are subject to minimum fees of $5,000 for assets of less than $10 million and $10,000 for assets of $10 million or more. The Class Y shares are subject to the minimum fee in the event that the per account fee does not equal or exceed the applicable minimum fee.

OFS has voluntarily agreed to limit transfer and shareholder servicing agent fees to 0.25% per annum of Class Y shares, effective January 1, 2001 and for all other classes, 0.35% per annum, effective October 1, 2001. Additionally, OFS has voluntarily waived the minimum fee for the Fund for the fiscal year ended
December 31, 2001. The voluntary expense limits and waiver may be amended or withdrawn at any time.

DISTRIBUTION AND SERVICE PLAN FEES Under its General Distributor's Agreement
with the Manager, the Distributor acts as the Fund's principal underwriter in the continuous public offering of the different classes of shares of the Fund.

The compensation paid to (or retained by) the Distributor from the sale of shares or on the redemption of shares is shown in the table below for the period indicated.

13       Oppenheimer Select Managers Mercury Advisors S&P 500 Index Fund

NOTES TO FINANCIAL STATEMENTS CONTINUED

4.  FEES AND OTHER TRANSACTIONS WITH AFFILIATES (continued)
------------------ ------------- ---------------- ---------------- ----------------- --------------- ----------------
PERIOD ENDED        AGGREGATE     CLASS A          CONCESSIONS ON   CONCESSIONS ON    CONCESSIONS     CONCESSIONS ON
                    FRONT-END     FRONT-END        CLASS A SHARES   CLASS B SHARES    ON CLASS C      CLASS N SHARES
                    SALES         SALES CHARGES    ADVANCED BY      ADVANCED BY       SHARES          ADVANCED BY
                    CHARGES ON    RETAINED BY      DISTRIBUTOR(1)   DISTRIBUTOR(1)    ADVANCED BY     DISTRIBUTOR(1)
                    CLASS A       DISTRIBUTOR                                         DISTRIBUTOR(1)
                    SHARES
------------------- ------------- ---------------- ---------------- ----------------- --------------- ----------------

December 31, 2001   $24,676       $6,489           $8,294           $30,720           $15,212         $51,414
------------------- ------------- ---------------- ---------------- ----------------- --------------- ----------------

        1.
The Distributor advances concession payments to dealers for certain sales of
Class A shares and for sales of Class B, Class C and Class N shares from its own resources at the time of sale.

------------------- ---------------------- ----------------------- ----------------------- ------------------------
PERIOD ENDED        CLASS A CONTINGENT     CLASS B CONTINGENT      CLASS C CONTINGENT      CLASS N CONTINGENT
                    DEFERRED SALES         DEFERRED SALES          DEFERRED SALES          DEFERRED SALES CHARGES
                    CHARGES RETAINED BY    CHARGES RETAINED BY     CHARGES RETAINED BY     RETAINED BY DISTRIBUTOR
                    DISTRIBUTOR            DISTRIBUTOR             DISTRIBUTOR
------------------- ---------------------- ----------------------- ----------------------- ------------------------

December 31, 2001   $--                    $301                    $--                     $20
------------------- ---------------------- ----------------------- ----------------------- ------------------------

The Fund has adopted a Service Plan for Class A shares and Distribution and
Service Plans for Class B, Class C and Class N shares under Rule 12b-1 of the
Investment Company Act. Under those plans the Fund pays the Distributor for all or a portion of its costs incurred in connection with the distribution and/or servicing of the shares of the particular class.

CLASS A SERVICE PLAN FEES Under the Class A service plan, the Distributor currently uses the fees it receives from the Fund to pay brokers, dealers and other financial institutions. The Class A service plan permits reimbursements to the Distributor at a rate of up to 0.25% of average annual net assets of Class A shares purchased. The Distributor makes payments to plan recipients quarterly at an annual rate not to exceed 0.25% of the average annual net assets consisting of Class A shares of the Fund. For the period ended December 31, 2001, payments under the Class A Plan totaled $2,811, all of which were paid by the Distributor to recipients, and included $48 paid to an affiliate of the Manager. Any unreimbursed expenses the Distributor incurs with respect to Class A shares in any fiscal year cannot be recovered in subsequent years.

CLASS B, CLASS C AND CLASS N DISTRIBUTION AND SERVICE PLAN FEES Under each plan, service fees and distribution fees are computed on the average of the net asset value of shares in the respective class, determined as of the close of each regular business day during the period. The Class B, C and N plans provides for the Distributor to be compensated at a flat rate, whether the Distributor's distribution expenses are more or less than the amounts paid by the Fund under the plan during the period for which the fee is paid.

The Distributor retains the asset-based sales charge on Class B shares. The
Distributor retains the asset-based sales charge on Class C shares during the first year the shares are outstanding. The Distributor retains the asset-based sales charge on Class N shares. The asset-based sales charges on Class B, Class
C and Class N shares allow investors to buy shares without a front-end sales charge while allowing the Distributor to compensate dealers that sell those shares.

14 Oppenheimer Select Managers Mercury Advisors S&P 500 Index Fund

NOTES TO FINANCIAL STATEMENTS CONTINUED

4.  FEES AND OTHER TRANSACTIONS WITH AFFILIATES (continued)
The Distributor's actual expenses in selling Class B, Class C and Class N shares may be more than the payments it receives from the contingent deferred sales charges collected on redeemed shares and asset-based sales charges from the Fund under the plans. If any plan is terminated by the Fund, the Board of Trustees may allow the Fund to continue payments of the asset-based sales charge to the
Distributor for distributing shares before the plan was terminated. The plans allow for the carryforward of distribution expenses, to be recovered from asset-based sales charges in subsequent fiscal periods.

-----------------------------------------------------------------------------------------------------------
DISTRIBUTION FEES PAID TO THE DISTRIBUTOR FOR THE PERIOD ENDED DECEMBER 31,
2001, WERE AS FOLLOWS:
-----------------------------------------------------------------------------------------------------------
                                                                                    DISTRIBUTOR'S AGGREGATE
                                       AMOUNT          DISTRIBUTOR'S AGGREGATE      UNREIMBURSED EXPENSES
                    TOTAL PAYMENTS     RETAINED BY     UNREIMBURSED EXPENSES        AS % OF NET ASSETS OF
                    UNDER PLAN         DISTRIBUTOR     UNDER PLAN                   CLASS
------------------- ------------------ --------------- ---------------------------- -----------------------

CLASS B PLAN        $4,059             $3,626          $ 38,162                      3.21%
------------------- ------------------ --------------- ---------------------------- -----------------------
CLASS C PLAN         4,332              4,090            32,451                      2.08
------------------- ------------------ --------------- ---------------------------- -----------------------
CLASS N PLAN         5,908              5,951           114,055                      2.27
------------------- ------------------ --------------- ---------------------------- -----------------------

5.  BANK BORROWINGS
The Fund may borrow from a bank for temporary or emergency purposes including, without limitation, funding of shareholder redemptions provided asset coverage for borrowings exceeds 300%. Effective November 13, 2001, the Fund has entered into an agreement which enables it to participate with other Oppenheimer funds in an unsecured line of credit with a bank, which permits borrowings up to $400 million, collectively. Interest is charged to each fund, based on its borrowings, at a rate equal to the Federal Funds Rate plus 0.45%. Borrowings are payable 30 days after such loan is executed. The Fund also pays a commitment fee equal to its pro rata share of the average unutilized amount of the credit facility at a rate of 0.08% per annum.

The Fund had no borrowings outstanding during the period ended or at December
31, 2001.

15       Oppenheimer Select Managers Mercury Advisors S&P 500 Index Fund

INDEPENDENT AUDITORS' REPORT

The Board of Trustees and Shareholders of Oppenheimer Select Managers Mercury
Advisors S&P 500 Index Fund:

We have audited the accompanying statement of assets and liabilities of
Oppenheimer Select Mercury Advisors S&P 500 Index Fund, which is a series of
Oppenheimer Select Managers, as of December 31, 2001, and the related statements of operations and changes in net assets for the period February 16, 2001
(inception of offering) to December 31, 2001 and the financial highlights for the periods indicated. These financial statements and financial highlights are the responsibility of the Fund's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of
Oppenheimer Select Managers Mercury Advisors S&P 500 Index Fund as of December
31, 2001, the results of its operations and the change in net assets for the period February 16, 2001 (inception of offering) to December 31, 2001 and the financial highlights for the periods indicated, in conformity with accounting principles generally accepted in the United States of America.

DELOITTE & TOUCHE LLP

Denver, Colorado
February 22, 2002

16  Oppenheimer Select Managers Mercury Advisors S&P 500 Index Fund

Financial Statements for the
Master S&P 500 Index Series

                                                     December 31, 2001

SCHEDULE OF INVESTMENTS                                          (in US dollars)

                Master S&P 500 Index Series
                --------------------------------------------------------------------
                                                            Shares
                Issue                                        Held            Value
====================================================================================

Common        + ADC Telecommunications, Inc. ..........     138,655   $      637,813
Stocks        + The AES Corporation ...................      94,390        1,543,276
                AFLAC Incorporated ....................      93,279        2,290,932
                ALLTEL Corporation ....................      55,537        3,428,299
              + AMR Corporation .......................      27,265          604,465
              + AOL Time Warner Inc. ..................     785,984       25,230,086
                AT&T Corp. ............................     628,192       11,395,403
              + AT&T Wireless Services Inc. ...........     448,816        6,449,486
                Abbott Laboratories ...................     274,767       15,318,260
                Adobe Systems Incorporated ............      42,425        1,317,296
                Adolph Coors Company (Class B) ........       6,583          351,532
              + Advanced Micro Devices, Inc. ..........      61,017          967,730
                Aetna Inc. (New Shares) ...............      25,272          833,723
              + Agilent Technologies, Inc. ............      81,030        2,310,165
                Air Products and Chemicals, Inc. ......      40,437        1,896,900
                Alberto-Culver Company (Class B) ......      10,028          448,653
                Albertson's, Inc. .....................      71,846        2,262,431
                Alcan Aluminium Ltd. ..................      56,648        2,035,363
                Alcoa Inc. ............................     153,125        5,443,594
                Allegheny Energy, Inc. ................      22,120          801,186
                Allegheny Technologies Incorporated ...      14,228          238,319
                Allergan Inc. .........................      23,344        1,751,967
              + Allied Waste Industries, Inc. .........      34,978          491,791
                The Allstate Corporation ..............     128,514        4,330,922
              + Altera Corporation ....................      68,610        1,455,904
                Ambac Financial Group, Inc. ...........      18,766        1,085,801
                Amerada Hess Corporation ..............      15,767          985,437
                Ameren Corporation ....................      24,341        1,029,624
                American Electric Power Company, Inc. .      57,150        2,487,739
                American Express Company ..............     234,714        8,376,943
                American Greetings Corporation
                  (Class A) ...........................      11,316          155,934
                American Home Products Corporation ....     233,179       14,307,863
                American International Group, Inc. ....     464,787       36,904,088
              + American Power Conversion Corporation .      34,644          500,952
                AmerisourceBergen Corporation .........      18,243        1,159,343
              + Amgen Inc. ............................     185,057       10,444,617
                AmSouth Bancorporation ................      65,703        1,241,787
                Anadarko Petroleum Corporation ........      44,461        2,527,608
              + Analog Devices, Inc. ..................      63,836        2,833,680
              + Andrew Corporation ....................      14,439          316,070
                Anheuser-Busch Companies, Inc. ........     159,225        7,198,562
                Aon Corporation .......................      46,455        1,650,082
                Apache Corporation ....................      24,473        1,220,703
              + Apple Computer, Inc. ..................      61,917        1,355,982
                Applera Corporation--Applied
                  Biosystems Group ....................      37,455        1,470,858
              + Applied Materials, Inc. ...............     144,248        5,784,345
              + Applied Micro Circuits Corporation ....      53,307          603,435
                Archer-Daniels-Midland Company ........     117,734        1,689,483
                Ashland Inc. ..........................      12,358          569,457
                Autodesk, Inc. ........................       9,562          356,376
                Automatic Data Processing, Inc. .......     110,740        6,522,586
              + AutoZone, Inc. ........................      19,867        1,426,451
              + Avaya Inc. ............................      50,352          611,777
                Avery Dennison Corporation ............      19,558        1,105,614
                Avon Products, Inc. ...................      42,090        1,957,185
                The B.F. Goodrich Company .............      18,287          486,800
                BB&T Corporation ......................      77,740        2,807,191
              + BMC Software, Inc. ....................      43,220          707,511
                Baker Hughes Incorporated .............      59,544        2,171,570
                Ball Corporation ......................       4,890          345,723
                Bank of America Corporation ...........     279,153       17,572,681
                The Bank of New York Company, Inc. ....     130,485        5,323,788
                Bank One Corporation ..................     206,729        8,072,767
                Barrick Gold Corporation ..............      95,007        1,515,366
                Bausch & Lomb Incorporated ............       9,487          357,280
                Baxter International Inc. .............     105,087        5,635,816
                The Bear Stearns Companies Inc. .......      16,711          979,933
                Becton, Dickinson and Company .........      45,695        1,514,789
              + Bed Bath & Beyond Inc. ................      51,204        1,735,816
                BellSouth Corporation .................     332,474       12,683,883
                Bemis Company, Inc. ...................       9,368          460,718
              + Best Buy Co., Inc. ....................      37,144        2,766,485
              + Big Lots, Inc. ........................      20,095          208,988
              + Biogen, Inc. ..........................      26,366        1,512,090
                Biomet, Inc. ..........................      47,585        1,470,376
                The Black & Decker Corporation ........      14,352          541,501
                The Boeing Company ....................     148,560        5,761,157
                Boise Cascade Corporation .............      10,224          347,718
              + Boston Scientific Corporation .........      71,212        1,717,633
                Bristol-Myers Squibb Company ..........     344,771       17,583,321
              + Broadcom Corporation (Class A) ........      46,141        1,890,858
                Brown-Forman Corporation (Class B) ....      12,144          760,214
                Brunswick Corporation .................      15,564          338,673
                Burlington Northern Santa Fe Corp. ....      69,494        1,982,664
                Burlington Resources Inc. .............      37,518        1,408,426
                C.R. Bard, Inc. .......................       9,009          581,080
              + CIENA Corporation .....................      57,905          828,621
                CIGNA Corporation .....................      26,566        2,461,340
                CMS Energy Corporation ................      23,414          562,638
                CSX Corporation .......................      37,878        1,327,624
                CVS Corporation .......................      69,718        2,063,653
              + Calpine Corporation ...................      52,980          889,534
                Campbell Soup Company .................      72,435        2,163,633
                Capital One Financial Corporation .....      36,967        1,994,370
                Cardinal Health, Inc. .................      79,091        5,114,024
                Carnival Corporation ..................     103,730        2,912,738
                Caterpillar Inc. ......................      60,894        3,181,712
              + Cendant Corporation ...................     171,725        3,367,527
                Centex Corporation ....................      10,494          599,102
                CenturyTel, Inc. ......................      25,077          822,526
                The Charles Schwab Corporation ........     245,888        3,803,887
                Charter One Financial, Inc. ...........      38,505        1,045,411
                ChevronTexaco Corporation .............     189,059       16,941,577
              + Chiron Corporation ....................      33,684        1,476,707
                The Chubb Corporation .................      31,153        2,149,557
                Cincinnati Financial Corporation ......      28,511        1,087,695
                Cinergy Corp. .........................      28,208          942,993
                Cintas Corporation ....................      30,012        1,452,281
                Circuit City Stores--Circuit City Group      36,903          957,633
              + Cisco Systems, Inc. ...................   1,298,381       23,513,680
                Citigroup Inc. ........................     913,464       46,111,663
              + Citizens Communications Company .......      50,618          539,588
              + Citrix Systems, Inc. ..................      32,765          742,455
              + Clear Channel Communications, Inc. ....     104,224        5,306,044
                The Clorox Company ....................      41,958        1,659,439
                The Coca-Cola Company .................     441,258       20,805,315
                Coca-Cola Enterprises Inc. ............      78,987        1,496,014
                Colgate-Palmolive Company .............      99,531        5,747,915
              + Comcast Corporation (Class A) .........     167,645        6,035,220
                Comerica Incorporated .................      31,661        1,814,175
                Compaq Computer Corporation ...........     299,627        2,924,360
                Computer Associates International, Inc.     102,232        3,525,982
              + Computer Sciences Corporation .........      29,910        1,464,992
              + Compuware Corporation .................      65,249          769,286
              + Comverse Technology, Inc. .............      32,883          735,593
                ConAgra, Inc. .........................      95,278        2,264,758
              + Concord EFS, Inc. .....................      85,499        2,802,657
              + Conexant Systems, Inc. ................      43,832          629,428
                Conoco Inc. ...........................     110,814        3,136,036
              + Conseco, Inc. .........................      59,926          267,270
                Consolidated Edison, Inc. .............      37,625        1,518,545
                Constellation Energy Group ............      29,049          771,251
              + Convergys Corporation .................      30,314        1,136,472
                Cooper Industries, Inc. ...............      16,572          578,694
                Cooper Tire & Rubber Company ..........      12,930          206,363
                Corning Incorporated ..................     165,005        1,471,845
              + Costco Wholesale Corporation ..........      79,834        3,543,033
                Countrywide Credit Industries, Inc. ...      21,008          860,698
                Crane Co. .............................      10,588          271,476
                Cummins Engine Company, Inc. ..........       7,309          281,689
                DTE Energy Company ....................      29,238        1,226,242
                Dana Corporation ......................      26,245          364,281
                Danaher Corporation ...................      25,285        1,524,938
                Darden Restaurants, Inc. ..............      20,945          741,453
                Deere & Company .......................      41,648        1,818,352
              + Dell Computer Corporation .............     461,416       12,541,287
                Delphi Automotive Systems
                  Corporation .........................      99,325        1,356,779
                Delta Air Lines, Inc. .................      21,886          640,384
                Deluxe Corporation ....................      12,536          521,247
                Devon Energy Corporation ..............      22,958          887,327
                Dillard's, Inc. (Class A) .............      15,084          241,344
                Dollar General Corporation ............      58,650          873,885
                Dominion Resources, Inc. ..............      46,397        2,788,460
                Dover Corporation .....................      36,059        1,336,707
                The Dow Chemical Company ..............     159,221        5,378,485
                Dow Jones & Company, Inc. .............      15,319          838,409
                Duke Energy Corporation ...............     136,939        5,376,225
                Dynegy Inc. (Class A) .................      57,831        1,474,690
                E.I. du Pont de Nemours and Company ...     184,993        7,864,052
              + EMC Corporation .......................     391,494        5,261,679
                EOG Resources, Inc. ...................      20,570          804,493
                Eastman Chemical Company ..............      13,650          532,623
                Eastman Kodak Company .................      51,453        1,514,262
                Eaton Corporation .....................      12,175          905,942
                Ecolab Inc. ...........................      22,607          909,932
              + Edison International ..................      57,799          872,765
                El Paso Corporation ...................      90,328        4,029,532
                Electronic Data Systems Corporation ...      83,007        5,690,130
                Eli Lilly and Company .................     199,377       15,659,070

                                    12 & 13

                                                               December 31, 2001

SCHEDULE OF INVESTMENTS (continued)                              (in US dollars)

                Master S&P 500 Index Series (continued)
                --------------------------------------------------------------------
                                                            Shares
                Issue                                        Held            Value
====================================================================================

Common          Emerson Electric Co. ..................      76,008   $    4,340,057
Stocks          Engelhard Corporation .................      23,197          642,093
(continued)     Entergy Corporation ...................      39,155        1,531,352
                Equifax Inc. ..........................      25,402          613,458
                Equity Office Properties Trust ........      71,874        2,161,970
                Equity Residential Properties Trust ...      45,500        1,306,305
                Exelon Corporation ....................      56,874        2,723,127
                Exxon Mobil Corporation++ .............   1,214,012       47,710,672
                FPL Group, Inc. .......................      31,197        1,759,511
                Family Dollar Stores, Inc. ............      30,464          913,311
                Fannie Mae ............................     177,453       14,107,513
              + FedEx Corp. ...........................      54,468        2,825,800
              + Federated Department Stores, Inc. .....      35,067        1,434,240
                Fifth Third Bancorp ...................     102,094        6,286,949
                First Data Corporation ................      69,500        5,452,275
                FirstEnergy Corp. .....................      53,636        1,876,187
              + Fiserv, Inc. ..........................      33,112        1,401,300
                FleetBoston Financial Corporation .....     185,337        6,764,800
                Fluor Corporation .....................      14,061          525,881
                Ford Motor Company ....................     324,566        5,102,178
              + Forest Laboratories, Inc. .............      31,252        2,561,101
                Fortune Brands, Inc. ..................      27,115        1,073,483
                Franklin Resources, Inc. ..............      46,986        1,657,196
                Freddie Mac ...........................     122,863        8,035,240
              + Freeport-McMoRan Copper & Gold, Inc.
                  (Class B) ...........................      25,534          341,900
                Gannett Co., Inc. .....................      46,899        3,153,020
                The Gap, Inc. .........................     152,473        2,125,474
              + Gateway Inc. ..........................      57,298          460,676
                General Dynamics Corporation ..........      35,648        2,839,007
                General Electric Company ..............   1,762,121       70,625,810
                General Mills, Inc. ...................      64,500        3,354,645
                General Motors Corporation ............      97,319        4,729,703
                Genuine Parts Company .................      30,514        1,119,864
              + Genzyme Corporation ...................      29,200        1,747,912
                Georgia-Pacific Group .................      40,077        1,106,526
                The Gillette Company ..................     187,071        6,248,171
                Golden West Financial Corporation .....      28,168        1,657,687
                The Goodyear Tire & Rubber Company ....      28,233          672,228
                Great Lakes Chemical Corporation ......       8,935          216,942
              + Guidant Corporation ...................      54,461        2,712,158
                H & R Block, Inc. .....................      32,465        1,451,185
                H.J. Heinz Company ....................      61,856        2,543,519
                HCA Inc. ..............................      95,356        3,675,020
              + HEALTHSOUTH Corporation ...............      69,125        1,024,432
                Halliburton Company ...................      76,114          997,093
                Harley-Davidson, Inc. .................      53,649        2,913,677
              + Harrah's Entertainment, Inc. ..........      20,800          769,808
                The Hartford Financial Services
                  Group, Inc. .........................      42,025        2,640,431
                Hasbro, Inc. ..........................      30,594          496,541
              + Health Management Associates, Inc.
                  (Class A) ...........................      43,300          796,720
              + Hercules Incorporated .................      19,159          191,590
                Hershey Foods Corporation .............      24,228        1,640,236
                Hewlett-Packard Company ...............     344,656        7,079,234
                Hilton Hotels Corporation .............      65,431          714,507
                The Home Depot, Inc. ..................     413,986       21,117,426
                Honeywell International Inc. ..........     143,567        4,855,436
                Household International, Inc. .........      82,284        4,767,535
              + Humana Inc. ...........................      30,104          354,926
                Huntington Bancshares Incorporated ....      44,529          765,454
                IMS Health Incorporated ...............      52,265        1,019,690
                ITT Industries, Inc. ..................      15,596          787,598
                Illinois Tool Works Inc. ..............      53,921        3,651,530
              + Immunex Corporation ...................      94,585        2,620,950
              + Inco Limited ..........................      32,265          546,569
                Ingersoll-Rand Company ................      29,868        1,248,781
                Intel Corporation .....................   1,193,011       37,520,196
                International Business Machines
                  Corporation .........................     305,717       36,979,528
                International Flavors & Fragrances Inc.      16,996          504,951
              + International Game Technology .........      15,820        1,080,506
                International Paper Company ...........      85,676        3,457,027
                The Interpublic Group of
                  Companies, Inc. .....................      66,586        1,966,950
              + Intuit Inc. ...........................      37,012        1,582,633
                J.C. Penney Company, Inc. .............      46,708        1,256,445
                J.P. Morgan Chase & Co. ...............     352,175       12,801,561
              + JDS Uniphase Corporation ..............     233,497        2,038,429
              + Jabil Circuit, Inc. ...................      33,964          771,662
                Jefferson--Pilot Corporation ..........      26,986        1,248,642
                John Hancock Financial Services, Inc. .      54,542        2,252,585
                Johnson & Johnson .....................     544,585       32,184,973
                Johnson Controls, Inc. ................      15,410        1,244,357
              + Jones Apparel Group, Inc. .............      21,500          713,155
                KB HOME ...............................       7,821          313,622
              + KLA-Tencor Corporation ................      32,887        1,629,880
              + Kadant Inc. ...........................           3               43
                Kellogg Company .......................      72,005        2,167,350
                Kerr-McGee Corporation ................      17,725          971,330
                KeyCorp ...............................      75,310        1,833,045
                KeySpan Corporation ...................      24,361          844,109
                Kimberly-Clark Corporation ............      94,413        5,645,897
                Kinder Morgan, Inc. ...................      20,374        1,134,628
              + King Pharmaceuticals, Inc. ............      43,345        1,826,125
              + Kmart Corporation .....................      86,914          474,550
                Knight Ridder, Inc. ...................      13,051          847,401
              + Kohl's Corporation ....................      59,039        4,158,707
              + The Kroger Co. ........................     143,824        3,001,607
              + LSI Logic Corporation .................      64,106        1,011,593
                Leggett & Platt, Incorporated .........      34,816          800,768
                Lehman Brothers Holdings, Inc. ........      43,728        2,921,030
              + Lexmark International Group, Inc.
                  (Class A) ...........................      22,749        1,342,191
                The Limited, Inc. .....................      75,644        1,113,480
                Lincoln National Corporation ..........      33,319        1,618,304
                Linear Technology Corporation .........      56,369        2,200,646
                Liz Claiborne, Inc. ...................       9,319          463,620
                Lockheed Martin Corporation ...........      77,050        3,595,923
                Loews Corporation .....................      34,990        1,937,746
                Louisiana-Pacific Corporation .........      18,528          156,376
                Lowe's Companies, Inc. ................     136,450        6,332,644
                Lucent Technologies Inc. ..............     604,188        3,800,343
                MBIA, Inc. ............................      26,245        1,407,519
                MBNA Corporation ......................     151,105        5,318,896
                MGIC Investment Corporation ...........      18,980        1,171,446
              + Manor Care, Inc. ......................      18,304          433,988
                Marriott International, Inc. (Class A)       43,247        1,757,991
                Marsh & McLennan Companies, Inc. ......      48,879        5,252,049
                Masco Corporation .....................      81,579        1,998,685
                Mattel, Inc. ..........................      76,434        1,314,665
              + Maxim Integrated Products, Inc. .......      58,240        3,058,182
                The May Department Stores Company .....      53,028        1,960,975
                Maytag Corporation ....................      13,503          418,998
              + McDermott International, Inc. .........      10,855          133,191
                McDonald's Corporation ................     229,428        6,072,959
                The McGraw-Hill Companies, Inc. .......      34,628        2,111,615
                McKesson HBOC, Inc. ...................      50,524        1,889,598
                The Mead Corporation ..................      17,623          544,374
              + MedImmune, Inc. .......................      37,712        1,747,951
                Medtronic, Inc. .......................     214,410       10,979,936
                Mellon Financial Corporation ..........      84,656        3,184,759
                Merck & Co., Inc. .....................     406,777       23,918,488
              + Mercury Interactive Corp. .............      14,657          498,045
                Meredith Corporation ..................       8,821          314,469
                Merrill Lynch & Co., Inc.@ ............     148,897        7,760,512
                MetLife, Inc. .........................     133,002        4,213,503
              + Micron Technology, Inc. ...............     105,768        3,278,808
              + Microsoft Corporation++ ...............     954,782       63,273,403
                Millipore Corporation .................       8,355          507,148
                Minnesota Mining and Manufacturing
                  Company (3M) ........................      70,234        8,302,361
              + Mirant Corporation ....................      63,845        1,022,797
                Molex Incorporated ....................      34,662        1,072,789
                Moody's Corporation ...................      27,940        1,113,688
                Morgan Stanley Dean Witter & Co. ......     197,408       11,043,004
                Motorola, Inc. ........................     389,599        5,851,777
              + NCR Corporation .......................      17,118          630,969
                NICOR, Inc. ...........................       8,054          335,369
              + NVIDIA Corporation ....................      24,300        1,625,670
              + Nabors Industries, Inc. ...............      26,055          894,468
                National City Corporation .............     106,572        3,116,165
              + National Semiconductor Corporation ....      30,766          947,285
              + Navistar International Corporation ....      10,558          417,041
              + Network Appliance, Inc. ...............      57,751        1,263,014
                The New York Times Company (Class A) ..      28,247        1,221,683
                Newell Rubbermaid Inc. ................      47,304        1,304,171
                Newmont Mining Corporation ............      34,676          662,658
              + Nextel Communications, Inc. (Class A) .     135,717        1,487,458
              + Niagara Mohawk Holdings Inc. ..........      28,489          505,110
                Nike, Inc. (Class B) ..................      48,110        2,705,706
                NiSource Inc. .........................      36,637          844,849
              + Noble Drilling Corporation ............      23,789          809,778
                Nordstrom, Inc. .......................      23,736          480,179
                Norfolk Southern Corporation ..........      68,242        1,250,876
                Nortel Networks Corporation ...........     565,235        4,239,262
                Northern Trust Corporation ............      39,447        2,375,498
                Northrop Grumman Corporation ..........      15,088        1,521,021
              + Novell, Inc. ..........................      63,824          292,952
              + Novellus Systems, Inc. ................      25,270          996,901
                Nucor Corporation .....................      13,766          729,047
                Occidental Petroleum Corporation ......      65,729        1,743,790
              + Office Depot, Inc. ....................      52,788          978,690
                Omnicom Group Inc. ....................      32,857        2,935,773
              + Oracle Corporation ....................     995,845       13,752,619

                                    14 & 15

                                                               December 31, 2001

SCHEDULE OF INVESTMENTS (continued)                              (in US dollars)

                Master S&P 500 Index Series (continued)
                --------------------------------------------------------------------
                                                            Shares
                Issue                                        Held            Value
====================================================================================

Common          PACCAR Inc. ...........................      13,574   $      890,726
Stocks          PG&E Corporation ......................      68,677        1,321,345
(continued)   + PMC--Sierra, Inc. .....................      29,164          620,027
                PNC Bank Corp. ........................      51,268        2,881,262
                PPG Industries, Inc. ..................      29,917        1,547,307
                PPL Corporation .......................      25,892          902,336
              + Pactiv Corporation ....................      28,125          499,219
                Pall Corporation ......................      21,803          524,580
              + Palm, Inc. ............................     100,612          390,375
              + Parametric Technology Corporation .....      46,865          366,016
                Parker-Hannifin Corporation ...........      20,728          951,622
                Paychex, Inc. .........................      66,268        2,322,031
                Peoples Energy Corporation ............       6,304          239,111
              + PeopleSoft, Inc. ......................      52,152        2,096,510
                The Pepsi Bottling Group, Inc. ........      51,022        1,199,017
                PepsiCo, Inc. .........................     313,668       15,272,495
                PerkinElmer, Inc. .....................      17,904          626,998
                Pfizer Inc. ...........................   1,119,895       44,627,816
                Pharmacia Corporation .................     230,792        9,843,279
                Phelps Dodge Corporation ..............      13,978          452,887
                Philip Morris Companies Inc. ..........     384,518       17,630,150
                Phillips Petroleum Company ............      67,290        4,054,895
                Pinnacle West Capital Corporation .....      15,032          629,089
                Pitney Bowes Inc. .....................      43,782        1,646,641
                Placer Dome Inc. ......................      58,120          634,089
              + Power-One, Inc. .......................      13,968          145,407
                Praxair, Inc. .........................      28,493        1,574,238
                The Procter & Gamble Company ..........     229,758       18,180,751
                Progress Energy, Inc. .................      38,526        1,734,826
                The Progressive Corporation ...........      13,080        1,952,844
                Providian Financial Corporation .......      50,643          179,783
                Public Service Enterprise Group
                  Incorporated ........................      36,894        1,556,558
                Pulte Corporation .....................      10,293          459,788
              + QLogic Corporation ....................      16,408          730,320
              + QUALCOMM Incorporated .................     134,340        6,784,170
              + Quintiles Transnational Corp. .........      20,686          332,631
                Qwest Communications
                  International Inc. ..................     294,705        4,164,182
                R.R. Donnelley & Sons Company .........      20,825          618,294
                RadioShack Corporation ................      32,898          990,230
                Raytheon Company ......................      68,194        2,214,259
              + Reebok International Ltd. .............      10,387          275,256
                Regions Financial Corporation .........      40,358        1,212,354
                Reliant Energy, Inc. ..................      52,770        1,399,460
              + Robert Half International Inc. ........      31,111          830,664
                Rockwell Collins ......................      32,415          632,093
                Rockwell International Corporation ....      32,415          578,932
                Rohm and Haas Company .................      39,103        1,354,137
              + Rowan Companies, Inc. .................      16,772          324,874
                Royal Dutch Petroleum Company
                  (NY Registered Shares) ..............     380,397       18,647,061
                Ryder System, Inc. ....................      10,674          236,429
                SAFECO Corporation ....................      22,722          707,790
                SBC Communications Inc. ...............     597,475       23,403,096
                SUPERVALU Inc. ........................      23,542          520,749
                SYSCO Corporation .....................     119,310        3,128,308
              + Sabre Holdings Corporation ............      23,573          998,317
              + Safeway Inc. ..........................      89,658        3,743,222
              + Sanmina Corporation ...................      92,313        1,837,029
              + Sapient Corporation ...................      21,805          168,335
                Sara Lee Corporation ..................     139,531        3,101,774
                Schering-Plough Corporation ...........     259,545        9,294,306
                Schlumberger Limited ..................     101,694        5,588,085
                Scientific-Atlanta, Inc. ..............      28,894          691,722
              + Sealed Air Corporation ................      14,869          606,953
                Sears, Roebuck & Co. ..................      58,278        2,776,364
                Sempra Energy .........................      36,538          897,008
                The Sherwin-Williams Company ..........      27,792          764,280
              + Siebel Systems, Inc. ..................      80,387        2,249,228
                Sigma-Aldrich Corporation .............      13,423          529,000
                Snap-On Incorporated ..................      10,252          345,082
              + Solectron Corporation .................     143,402        1,617,575
                The Southern Company ..................     121,523        3,080,608
                SouthTrust Corporation ................      60,244        1,486,219
                Southwest Airlines Co. ................     135,115        2,496,925
              + Sprint Corp. (PCS Group) ..............     175,119        4,274,655
                Sprint Corporation ....................     157,271        3,158,002
              + St. Jude Medical, Inc. ................      15,207        1,180,824
                The St. Paul Companies, Inc. ..........      38,041        1,672,663
                The Stanley Works .....................      15,143          705,210
              + Staples, Inc. .........................      80,944        1,513,653
              + Starbucks Corporation .................      67,442        1,284,770
                Starwood Hotels & Resorts
                  Worldwide, Inc. .....................      35,258        1,052,451
                State Street Corporation ..............      57,723        3,016,027
                Stilwell Financial, Inc. ..............      38,905        1,058,994
                Stryker Corporation ...................      34,835        2,033,319
              + Sun Microsystems, Inc. ................     577,756        7,129,509
                SunTrust Banks, Inc. ..................      51,799        3,247,797
                Sunoco, Inc. ..........................      14,885          555,806
                Symbol Technologies, Inc. .............      40,191          638,233
                Synovus Financial Corp. ...............      51,451        1,288,848
                T. Rowe Price Group Inc. ..............      21,824          757,948
                TECO Energy, Inc. .....................      23,996          629,655
                The TJX Companies, Inc. ...............      49,724        1,981,999
              + TMP Worldwide Inc. ....................      18,929          812,054
                TRW Inc. ..............................      22,175          821,362
                TXU Corp. .............................      45,572        2,148,720
                Target Corporation ....................     159,495        6,547,270
              + Tektronix, Inc. .......................      16,636          428,876
              + Tellabs, Inc. .........................      72,597        1,091,133
                Temple-Inland, Inc. ...................       8,753          496,558
              + Tenet Healthcare Corporation ..........      57,518        3,377,457
              + Teradyne, Inc. ........................      30,922          931,989
                Texas Instruments Incorporated ........     307,962        8,622,936
                Textron, Inc. .........................      25,014        1,037,080
              + Thermo Electron Corporation ...........      32,157          767,266
                Thomas & Betts Corporation ............      10,367          219,262
                Tiffany & Co. .........................      25,901          815,104
                Torchmark Corporation .................      22,256          875,328
              + Toys 'R' Us, Inc. .....................      35,097          727,912
                Transocean Sedco Forex Inc. ...........      56,341        1,905,453
                Tribune Company .......................      52,942        1,981,619
              + Tricon Global Restuarants, Inc. .......      26,017        1,280,036
                Tupperware Corporation ................      10,233          196,985
                Tyco International Ltd. ...............     354,255       20,865,620
                U.S. Bancorp ..........................     338,055        7,075,491
              + US Airways Group, Inc. ................      11,941           75,706
                USA Education Inc. ....................      28,910        2,429,018
                UST Inc. ..............................      28,935        1,012,725
                USX-Marathon Group ....................      54,747        1,642,410
              + USX-U.S. Steel Group ..................      15,822          286,536
                Unilever NV (NY Registered Shares) ....     101,397        5,841,481
                Union Pacific Corporation .............      43,976        2,506,632
                Union Planters Corporation ............      24,321        1,097,607
              + Unisys Corporation ....................      56,182          704,522
                United Technologies Corporation .......      83,508        5,397,122
                UnitedHealth Group Incorporated .......      56,269        3,982,157
              + Univision Communications Inc.
                  (Class A) ...........................      36,971        1,495,847
                Unocal Corporation ....................      43,174        1,557,286
                UnumProvident Corporation .............      42,867        1,136,404
                V. F. Corporation .....................      19,867          775,012
              + VERITAS Software Corporation ..........      70,501        3,159,855
                Verizon Communications ................     479,808       22,771,688
              + Viacom, Inc. (Class B) ................     315,803       13,942,702
                Visteon Corporation ...................      23,226          349,319
              + Vitesse Semiconductor Corporation .....      32,527          405,286
                Vulcan Materials Company ..............      17,947          860,379
                W. W. Grainger, Inc. ..................      16,845          808,560
                Wachovia Corporation ..................     241,316        7,567,670
                Wal-Mart Stores, Inc. .................     793,145       45,645,495
                Walgreen Co. ..........................     180,644        6,080,477
                The Walt Disney Company ...............     361,657        7,493,533
                Washington Mutual, Inc. ...............     155,691        5,091,096
                Waste Management, Inc. ................     110,964        3,540,861
              + Waters Corporation ....................      21,700          840,875
              + Watson Pharmaceuticals, Inc. ..........      18,781          589,536
              + Wellpoint Health Networks Inc. ........      11,233        1,312,576
                Wells Fargo Company ...................     304,452       13,228,439
                Wendy's International, Inc. ...........      20,162          588,126
                Westvaco Corporation ..................      17,886          508,857
                Weyerhaeuser Company ..................      38,171        2,064,288
                Whirlpool Corporation .................      11,840          868,227
                Willamette Industries, Inc. ...........      19,423        1,012,327
                The Williams Companies, Inc. ..........      91,146        2,326,046
                Winn-Dixie Stores, Inc. ...............      24,980          355,965

                                    16 & 17

                                                               December 31, 2001

SCHEDULE OF INVESTMENTS (concluded)                              (in US dollars)

                Master S&P 500 Index Series (concluded)
                --------------------------------------------------------------------
                                                            Shares
                Issue                                        Held            Value
====================================================================================

Common          Wm. Wrigley Jr. Company ...............      40,070   $    2,058,396
Stocks        + WorldCom, Inc. ........................     512,340        7,213,747
(concluded)     Worthington Industries, Inc. ..........      15,167          215,371
                XL Capital Ltd. (Class A) .............      23,695        2,164,775
                Xcel Energy, Inc. .....................      60,882        1,688,867
                Xerox Corporation .....................     123,162        1,283,348
              + Xilinx, Inc. ..........................      59,003        2,304,067
              + Yahoo! Inc. ...........................     100,569        1,784,094
              + Zimmer Holdings, Inc. .................      34,477        1,052,928
                Zions Bancorporation ..................      16,212          852,427
                --------------------------------------------------------------------
                Total Common Stocks (Cost--
                $1,749,278,646)--98.1% ................                1,856,831,008

===================================================================================================
                 Face
                Amount                       Short-Term Obligations
===================================================================================================

Commercial      $43,697,000   General Electric Capital Corp., 1.82% due 1/02/2002        43,694,791
Paper*
===================================================================================================
                Total Short-Term Obligations (Cost--$43,694,791)--2.3%                   43,694,791
===================================================================================================
                Total Investments (Cost--$1,792,973,437)--100.4%                      1,900,525,799

                Variation Margin on Financial Futures Contracts**--(0.0%)                  (389,698)

                Liabilities in Excess of Other Assets--(0.4%)                            (6,639,448)
                                                                                    ---------------
                Net Assets--100.0%                                                  $ 1,893,496,653
                                                                                    ===============
===================================================================================================

 +    Non-income producing security.

        ++
Portion of security held as collateral for open financial futures contracts.

 @    An affiliate of the Series.
 *    Commercial Paper is traded on a discount basis; the interest rate shown reflects the discount rate paid at the time of purchase by the Series.

        ** Financial futures contracts purchased as of December 31, 2001 were as follows:

      --------------------------------------------------------------------------
      Number of                                        Expiration
      Contracts        Issue                              Date          Value
      --------------------------------------------------------------------------
         151    S&P 500 Stock Index                     March 2002   $43,382,300
      --------------------------------------------------------------------------
      Total Financial Futures Contracts Purchased
      (Total Contract Price-- $43,007,904)                           $43,382,300
                                                                     ===========
      --------------------------------------------------------------------------

      See Notes to Financial Statements.

STATEMENT OF ASSETS AND LIABILITIES

MASTER
S&P 500
INDEX SERIES   As of December 31, 2001
=====================================================================================================

Assets:        Investments, at value (identified cost--$1,792,973,437)                 $1,900,525,799
               Receivables:
                 Contributions .......................................   $ 3,004,865
                 Dividends ...........................................     1,901,763
                 Securities sold .....................................       586,892        5,493,520
                                                                         -----------
               Prepaid expenses and other assets .....................                         66,137
                                                                                       --------------
               Total assets ..........................................                  1,906,085,456
                                                                                       --------------
=====================================================================================================
Liabilities:   Payables:
                 Withdrawals .........................................    10,765,551
                 Securities purchased ................................     1,150,788
                 Variation margin ....................................       389,698
                 Investment adviser ..................................         8,035       12,314,072
                                                                         -----------
               Accrued expenses and other liabilities ................                        274,731
                                                                                       --------------
               Total liabilities .....................................                     12,588,803
                                                                                       --------------
=====================================================================================================
Net Assets:    Net assets ............................................                 $1,893,496,653
                                                                                       ==============
=====================================================================================================
Net Assets     Investors' capital ....................................                 $1,785,569,895
Consist of:    Unrealized appreciation on investments--net ...........                    107,926,758
                                                                                       --------------
               Net assets ............................................                 $1,893,496,653
                                                                                       ==============
=====================================================================================================

See Notes to Financial Statements.

                                    18 & 19

                                                               December 31, 2001

STATEMENT OF OPERATIONS

MASTER
S&P 500
INDEX SERIES             For the Year Ended December 31, 2001
==============================================================================================================

Investment               Dividends (net of $111,230 foreign withholding tax) .                   $  23,759,267
Income:                  Interest and discount earned ........................                         792,019
                         Securities lending--net .............................                             881
                                                                                                 -------------
                         Total income ........................................                      24,552,167
                                                                                                 -------------
==============================================================================================================
Expenses:                Accounting services .................................   $    473,882
                         Custodian fees ......................................        179,181
                         Professional fees ...................................        137,401
                         Investment advisory fees ............................         91,454
                         Trustees' fees and expenses .........................         31,067
                         Printing and shareholder reports ....................          7,645
                         Other ...............................................         73,521
                                                                                 ------------
                         Total expenses ......................................                         994,151
                                                                                                 -------------
                         Investment income--net ..............................                      23,558,016
                                                                                                 -------------
==============================================================================================================
Realized &               Realized gain (loss) from:
Unrealized Gain (Loss)     Investments--net ..................................    (28,759,296)
On Investments &           Foreign currency transactions--net ................          1,816      (28,757,480)
Foreign Currency                                                                 ------------
Transactions--Net:       Change in unrealized appreciation on investments--net                    (207,282,579)
                                                                                                 -------------
                         Net Decrease in Net Assets Resulting from Operations.                   $(212,482,043)
                                                                                                 =============
==============================================================================================================

See Notes to Financial Statements.

STATEMENTS OF CHANGES IN NET ASSETS

                                                                                                      For the Year Ended
MASTER                                                                                                   December 31,
S&P 500                                                                                       ----------------------------------
INDEX SERIES            Increase (Decrease) in Net Assets:                                          2001               2000
================================================================================================================================

Operations:             Investment income--net ............................................   $    23,558,016    $    20,353,619
                        Realized loss on investments and foreign currency transactions--net       (28,757,480)       (30,625,787)
                        Change in unrealized appreciation on investments--net .............      (207,282,579)      (158,321,085)
                                                                                              ---------------    ---------------
                        Net decrease in net assets resulting from operations ..............      (212,482,043)      (168,593,253)
                                                                                              ---------------    ---------------
================================================================================================================================
Capital Transactions:   Proceeds from contributions .......................................       976,860,074        951,377,229
                        Fair value of withdrawals .........................................      (585,512,826)      (758,488,266)
                                                                                              ---------------    ---------------
                        Net increase in net assets derived from capital transactions ......       391,347,248        192,888,963
                                                                                              ---------------    ---------------
================================================================================================================================
Net Assets:             Total increase in net assets ......................................       178,865,205         24,295,710
                        Beginning of year .................................................     1,714,631,448      1,690,335,738
                                                                                              ---------------    ---------------
                        End of year .......................................................   $ 1,893,496,653    $ 1,714,631,448
                                                                                              ===============    ===============
================================================================================================================================

See Notes to Financial Statements.

FINANCIAL HIGHLIGHTS

                                                                                                                        For the
                                                                                                                        Period
                                                                                                                       April 3,
MASTER              The following ratios have been derived               For the Year Ended December 31,               1997+ to
S&P 500             from information provided in the           ----------------------------------------------------    Dec. 31,
INDEX SERIES        financial statements.                         2001          2000          1999          1998         1997
===============================================================================================================================

Total Investment                                                  (11.97%)           --            --            --          --
Return:                                                        ==========    ==========    ==========    ==========    ========
===============================================================================================================================
Ratios to Average   Expenses, net of reimbursement .........         .05%          .07%          .07%          .10%        .12%*
Net Assets:                                                    ==========    ==========    ==========    ==========    ========
                    Expenses ...............................         .05%          .07%          .07%          .10%        .17%*
                                                               ==========    ==========    ==========    ==========    ========
                    Investment income--net .................        1.29%         1.16%         1.33%         1.56%       1.99%*
                                                               ==========    ==========    ==========    ==========    ========
===============================================================================================================================
Supplemental        Net assets, end of period (in thousands)   $1,893,497    $1,714,631    $1,690,336    $1,118,220    $602,801
Data:                                                          ==========    ==========    ==========    ==========    ========
                    Portfolio turnover .....................        3.21%         9.71%        29.91%        25.97%      24.31%
                                                               ==========    ==========    ==========    ==========    ========
===============================================================================================================================

*     Annualized.
+     Commencement of operations.

      See Notes to Financial Statements.

                                    20 & 21

                                                               December 31, 2001

NOTES TO FINANCIAL STATEMENTS

MASTER S&P 500 INDEX SERIES

1. Significant Accounting Policies:

Master S&P 500 Index Series (the "Series") is part of Quantitative Master Series
Trust (the "Trust"). The Trust is registered under the Investment Company Act of
1940 and is organized as a Delaware business trust. The Declaration of Trust permits the Trustees to issue nontransferable interests in the Series, subject to certain limitations. The Series' financial statements are prepared in conformity with accounting principles generally accepted in the United States of
America, which may require the use of management accruals and estimates. The following is a summary of significant accounting policies followed by the
Series.

(a) Valuation of investments--Portfolio securities that are traded on stock exchanges are valued at the last sale price as of the close of business on the day the securities are being valued or, lacking any sales, at the closing bid price. Securities traded in the over-the-counter market are valued at the last quoted bid price at the close of trading on the New York Stock Exchange on each day by brokers that make markets in the securities. Securities traded in the
NASDAQ National Market System are valued at the last sale price prior to the time of valuation. Portfolio securities that are traded both in the over-the-counter market and on a stock exchange are valued according to the broadest and most representative market. Options written or purchased are valued at the last sale price in the case of exchange-traded options. In the case of options traded in the over-the-counter market, valuation is the last asked price
(options written) or the last bid price (options purchased). Other investments, including futures contracts and related options, are stated at market value.
Short-term securities are valued at amortized cost, which approximates market value. Securities and assets for which market quotations are not readily available are valued at fair market value, as determined in good faith by or under the direction of the Trust's Board of Trustees.

(b) Derivative financial instruments--The Series may engage in various portfolio investment strategies to provide liquidity or as a proxy for a direct investment in securities underlying the Series' index. Losses may arise due to changes in the value of the contract or if the counterparty does not perform under the contract.

o Financial futures contracts--The Series may purchase or sell financial futures contracts and options on such futures contracts as a proxy for a direct investment in securities underlying the Series' index. Upon entering into a contract, the Series deposits and maintains as collateral such initial margin as required by the exchange on which the transaction is effected. Pursuant to the contract, the Series agrees to receive from or pay to the broker an amount of cash equal to the daily fluctuation in value of the contract. Such receipts or payments are known as variation margin and are recorded by the Series as unrealized gains or losses. When the contract is closed, the Series records a realized gain or loss equal to the difference between the value of the contract at the time it was opened and the value at the time it was closed.

o Options--The Series is authorized to purchase and write call and put options. When the Series writes an option, an amount equal to the premium received by the Series is reflected as an asset and an equivalent liability. The amount of the liability is subsequently marked to market to reflect the current market value of the option written. When a security is purchased or sold through an exercise of an option, the related premium paid (or received) is added to (or deducted from) the basis of the security acquired or deducted from (or added to)
the proceeds of the security sold. When an option expires (or the Series enters into a closing transaction), the Series realizes a gain or loss on the option to the extent of the premiums received or paid (or a gain or loss to the extent that the cost of the closing transaction exceeds the premium paid or received).

Written and purchased options are non-income producing investments.

(c) Foreign currency transactions--Transactions denominated in foreign currencies are recorded at the exchange rate prevailing when recognized. Assets and liabilities denominated in foreign currencies are valued at the exchange rate at the end of the period. Foreign currency transactions are the result of settling (realized) or valuing (unrealized) assets or liabilities expressed in foreign currencies into US dollars. Realized and unrealized gains or losses from investments include the effects of foreign exchange rates on investments.

(d) Income taxes--The Series is classified as a partnership for Federal income tax purposes. As such, each investor in the Series is treated as owner of its proportionate share of the net assets, income, expenses and realized and unrealized gains and losses of the Series. Accordingly, as a "pass through"
entity, the Series pays no income dividends or capital gains distributions.
Therefore, no Federal income tax provision is required. Under the applicable foreign tax law, a withholding tax may be imposed on interest, dividends and capital gains at various rates. It is intended that the Series' assets will be managed so an investor in the series can satisfy the requirements of subchapter
M of the Internal Revenue Code.

(e) Security transactions and investment income--Security transactions are accounted for on the date the securities are purchased or sold (the trade dates). Realized gains and losses on security transactions are determined on the identified cost basis. Dividend income is recorded on the ex-dividend dates.
Interest income is recognized on the accrual basis.

(f) Securities lending--The Series may lend securities to financial institutions that provide cash or securities issued or guaranteed by the US government as collateral, which will be maintained at all times in an amount equal to at least 100% of the current market value of the loaned securities. The
Series typically receives the income on the loaned securities but does not receive the income on the collateral. Where the Series receives securities as collateral for the loaned securities, it collects a fee from the borrower. Where the Series receives cash collateral, it may invest such collateral and retain the amount earned on such investment, net of any amount rebated to the borrower.
The Series may receive a flat fee for its loans. Loans of securities are terminable at any time and the borrower, after notice, is required to return borrowed securities within five business days. The Series may pay reasonable finder's, lending agent, administrative and custodial fees in connection with its loans. In the event that the borrower defaults on its obligation to return borrowed securities because of insolvency or for any other reason, the Series could experience delays and costs in gaining access to the collateral. The
Series also could suffer a loss where the value of the collateral falls below the market value of the borrowed securities, in the event of borrower default or in the event of losses on investments made with cash collateral.

2. Investment Advisory Agreement and Transactions with Affiliates:

The Trust has entered into an Investment Advisory Agreement with Fund Asset
Management, L.P. ("FAM"). The general partner of FAM is Princeton Services, Inc.
("PSI"), an indirect, wholly-owned subsidiary of Merrill Lynch & Co., Inc. ("ML
& Co."), which is the limited partner.

FAM is responsible for the management of the Series' portfolio and provides the necessary personnel, facilities, equipment and certain other services necessary to the operations of the Series. For such services, the Series pays a monthly fee at an annual rate of .005% of the average daily value of the Series' net assets.

Merrill Lynch Trust Company (MLTC), an indirect, wholly-owned subsidiary of ML &
Co., is the Series' custodian.

Prior to January 1, 2001, FAM provided accounting services to the Series at its cost and the Series reimbursed FAM for these services. FAM continues to provide certain accounting services to the Series. The Series reimburses FAM at its cost for such services. For the year ended December 31, 2001, the Series reimbursed
FAM an aggregate of $147,644 for the above-described services. The Series entered into an agreement with State Street Bank and Trust Company ("State
Street"), effective January 1, 2001, pursuant to which State Street provides certain accounting services to the Series. The Series pays a fee for these services.

Certain officers and/or trustees of the Series are officers and/or directors of
FAM, PSI, MLTC, and/or ML & Co.

3. Investments:

Purchases and sales of investments, excluding short-term securities, for the year ended December 31, 2001 were $440,111,952 and $57,269,528, respectively.

Net realized gains (losses) for the year ended December 31, 2001 and net unrealized gains as of December 31, 2001 were as follows:

--------------------------------------------------------------------------------
                                                  Realized           Unrealized
                                               Gains (Losses)          Gains
--------------------------------------------------------------------------------
Long-term investments ...................       $(25,227,792)       $107,552,362
Financial futures contracts .............         (3,531,504)            374,396
Foreign currency transactions ...........              1,816                  --
                                                ------------        ------------
Total ...................................       $(28,757,480)       $107,926,758
                                                ============        ============
--------------------------------------------------------------------------------

As of December 31, 2001, net unrealized appreciation for Federal income tax purposes aggregated $38,369,048, of which $294,452,658 related to appreciated securities and $256,083,610 related to depreciated securities. At December 31,
2001, the aggregate cost of investments for Federal income tax purposes was
$1,862,156,751.

                                    22 & 23

                                                               December 31, 2001

NOTES TO FINANCIAL STATEMENTS (concluded)

MASTER S&P 500 INDEX SERIES

4. Short-Term Borrowings:

The Series, along with certain other funds managed by FAM and its affiliates, is a party to a $1,000,000,000 credit agreement with Bank One, N.A. and certain other lenders. The Series may borrow under the credit agreement to fund partner withdrawal and for other lawful purposes other than for leverage. The Series may borrow up to the maximum amount allowable under the Series' current prospectus and statement of additional information, subject to various other legal, regulatory or contractual limits. The Series pays a commitment fee of .09% per annum based on the Series pro rata share of the unused portion of the credit agreement. Amounts borrowed under the credit agreement bear interest at a rate equal to, at each fund's election, the Federal Funds rate plus .50% or a base rate as determined by Bank One, N.A. The Series did not borrow under the credit agreement during the year ended December 31, 2001. On November 30, 2001, the credit agreement was renewed for one year under the same terms.

                                                    Appendix A

                                                Ratings Definitions

Below are summaries of the rating definitions used by the nationally-recognized rating agencies listed below.
Those ratings represent the opinion of the agency as to the credit quality of issues that they rate. The summaries below are based upon publicly-available information provided by the rating organizations.

Moody's Investors Service, Inc.
-------------------------------------------------------------------------------------------------------------------

Long-Term (Taxable) Bond Ratings

Aaa: Bonds rated "Aaa" are judged to be the best quality. They carry the smallest degree of investment risk.
Interest payments are protected by a large or by an exceptionally stable margin and principal is secure. While the various protective elements are likely to change, the changes that can be expected are most unlikely to impair the fundamentally strong position of such issues.

Aa: Bonds rated "Aa" are judged to be of high quality by all standards. Together with the "Aaa" group, they comprise what are generally known as high-grade bonds. They are rated lower than the best bonds because margins of protection may not be as large as with "Aaa" securities or fluctuation of protective elements may be of greater amplitude or there may be other elements present which make the long-term risk appear somewhat larger than that of "Aaa" securities.

A: Bonds rated "A" possess many favorable investment attributes and are to be considered as upper-medium grade obligations. Factors giving security to principal and interest are considered adequate but elements may be present which suggest a susceptibility to impairment some time in the future.

Baa: Bonds rated "Baa" are considered medium-grade obligations; that is, they are neither highly protected nor poorly secured. Interest payments and principal security appear adequate for the present but certain protective elements may be lacking or may be characteristically unreliable over any great length of time. Such bonds lack outstanding investment characteristics and have speculative characteristics as well.

Ba: Bonds rated "Ba" are judged to have speculative elements. Their future cannot be considered well-assured.
Often the protection of interest and principal payments may be very moderate and thereby not well safeguarded during both good and bad times over the future. Uncertainty of position characterizes bonds in this class.

B: Bonds rated "B" generally lack characteristics of the desirable investment. Assurance of interest and principal payments or of maintenance of other terms of the contract over any long period of time may be small.

Caa: Bonds rated "Caa" are of poor standing. Such issues may be in default or there may be present elements of danger with respect to principal or interest.

Ca: Bonds rated "Ca" represent obligations which are speculative in a high degree. Such issues are often in default or have other marked shortcomings.

C:  Bonds rated "C" are the lowest class of rated bonds and can be regarded as having extremely poor prospects of ever attaining any real investment standing.

Con. (...): Bonds for which the security  depends on the completion of some act or the  fulfillment of some condition are rated  conditionally.  These bonds are secured by (a) earnings of projects under construction,  (b) earnings of projects  unseasoned  in  operating  experience,  (c) rentals  that begin when  facilities  are  completed,  or (d)
payments to which some other  limiting  condition  attaches.  The  parenthetical  rating  denotes  probable  credit stature upon completion of construction or elimination of the basis of the condition.

Moody's applies numerical modifiers 1, 2, and 3 in each generic rating classification from "Aa" through "Caa."
The modifier "1" indicates that the obligation ranks in the higher end of its generic rating category; the modifier "2" indicates a mid-range ranking; and the modifier "3" indicates a ranking in the lower end of that generic rating category. Advanced refunded issues that are secured by certain assets are identified with a #
symbol.

Short-Term Ratings - Taxable Debt

These ratings apply to the ability of issuers to honor senior debt obligations having an original maturity not exceeding one year:

Prime-1: Issuer has a superior ability for repayment of senior short-term debt obligations.

Prime-2: Issuer has a strong ability for repayment of senior short-term debt obligations. Earnings trends and coverage ratios, while sound, may be more subject to variation. Capitalization characteristics, while appropriate, may be more affected by external conditions. Ample alternate liquidity is maintained.

Prime-3: Issuer has an acceptable ability for repayment of senior short-term obligations. The effect of industry characteristics and market compositions may be more pronounced. Variability in earnings and profitability may result in changes in the level of debt protection measurements and may require relatively high financial leverage. Adequate alternate liquidity is maintained.

Not Prime: Issuer does not fall within any Prime rating category.

Standard & Poor's Rating Services
-------------------------------------------------------------------------------------------------------------------

Long-Term Credit Ratings

AAA: Bonds rated "AAA" have the highest rating  assigned by Standard & Poor's.  The obligor's  capacity to meet its financial commitment on the obligation is extremely strong.

AA: Bonds rated "AA" differ from the highest  rated  obligations  only in small degree.  The obligor's  capacity to meet its financial commitment on the obligation is very strong.

A: Bonds rated "A" are somewhat more  susceptible to the adverse effects of changes in  circumstances  and economic conditions  than  obligations in higher-rated  categories.  However,  the obligor's  capacity to meet its financial commitment on the obligation is still strong.

BBB: Bonds rated "BBB" exhibit adequate  protection  parameters.  However,  adverse economic conditions or changing circumstances  are more likely to lead to a weakened  capacity of the obligor to meet its  financial  commitment on the obligation.

BB, B, CCC, CC, and C

Bonds rated "BB", "B", "CCC", "CC" and "C" are regarded as having  significant  speculative  characteristics.  "BB"
indicates  the least degree of  speculation,  and "C" the  highest.  While such  obligations  will likely have some quality and  protective  characteristics,  these may be outweighed  by large  uncertainties  or major  exposures to adverse conditions.
BB: Bonds rated "BB" are less vulnerable to nonpayment than other  speculative  issues.  However,  these face major ongoing  uncertainties or exposure to adverse business,  financial,  or economic conditions which could lead to the obligor's inadequate capacity to meet its financial commitment on the obligation.

B: Bonds rated "B" are more vulnerable to nonpayment  than  obligations  rated "BB", but the obligor  currently has the  capacity  to meet its  financial  commitment  on the  obligation.  Adverse  business,  financial,  or economic conditions  will likely  impair the  obligor's  capacity or  willingness  to meet its  financial  commitment on the obligation.

CCC:  Bonds rated "CCC" are  currently  vulnerable  to  nonpayment,  and are  dependent  upon  favorable  business, financial,  and economic  conditions  for the obligor to meet its financial  commitment on the  obligation.  In the event of adverse  business,  financial  or economic  conditions,  the obligor is not likely to have the capacity to meet its financial commitment on the obligation.

CC:  Bonds rated "CC" are currently highly vulnerable to nonpayment.

C: A subordinated  debt or preferred stock obligation rated "C" is currently highly  vulnerable to nonpayment.  The
"C" rating may be used to cover a situation  where a bankruptcy  petition has been filed or similar action has been taken,  but  payments on this  obligation  are being  continued.  A "C" also will be assigned to a preferred  stock issue in arrears on dividends or sinking fund payments, but that is currently paying.

D:  Bonds  rated "D" are in  default.  Payments  on the  obligation  are not being made on the date due even if the applicable  grace period has not expired,  unless  Standard and Poor's  believes  that such  payments  will be made during such grace period.  The "D" rating will also be used upon the filing of a bankruptcy  petition or the taking of a similar action if payments on an obligation are jeopardized.

The ratings from "AA" to "CCC" may be modified by the addition of a plus (+) or minus (-) sign to show relative standing within the major rating categories. The "r" symbol is attached to the ratings of instruments with significant noncredit risks.

Short-Term Issue Credit Ratings

A-1: Obligation is rated in the highest category. The obligor's capacity to meet its financial commitment on the obligation is strong. Within this category, a plus (+) sign designation indicates the obligor's capacity to meet its financial obligation is extremely strong.

A-2:  Obligation is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher rating categories. However, the obligor's capacity to meet its financial commitment on the obligation is satisfactory.

A-3: Obligation exhibits adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity of the obligor to meet its financial commitment on the obligation.

B: Obligation is regarded as having significant speculative characteristics. The obligor currently has the capacity to meet its financial commitment on the obligation. However, it faces major ongoing uncertainties which could lead to the obligor's inadequate capacity to meet its financial commitment on the obligation.

C: Obligation is currently vulnerable to nonpayment and is dependent upon favorable business, financial, and economic conditions for the obligor to meet its financial commitment on the obligation.

D: Obligation is in payment default. Payments on the obligation have not been made on the due date even if the applicable grace period has not expired, unless Standard and Poor's believes that such payments will be made during such grace period. The "D" rating will also be used upon the filing of a bankruptcy petition or the taking of a similar action if payments on an obligation are jeopardized.

Fitch, Inc.
-------------------------------------------------------------------------------------------------------------------

International Long-Term Credit Ratings

Investment Grade:
AAA: Highest Credit Quality. "AAA" ratings denote the lowest expectation of credit risk. They are assigned only in the case of exceptionally strong capacity for timely payment of financial commitments. This capacity is highly unlikely to be adversely affected by foreseeable events.

AA: Very High Credit Quality. "AA" ratings denote a very low expectation of credit risk. They indicate a very strong capacity for timely payment of financial commitments. This capacity is not significantly vulnerable to foreseeable events.

A: High Credit Quality. "A" ratings denote a low expectation of credit risk. The capacity for timely payment of financial commitments is considered strong. This capacity may, nevertheless, be more vulnerable to changes in circumstances or in economic conditions than is the case for higher ratings.

BBB: Good Credit Quality. "BBB" ratings indicate that there is currently a low expectation of credit risk. The capacity for timely payment of financial commitments is considered adequate, but adverse changes in circumstances and in economic conditions are more likely to impair this capacity. This is the lowest investment-grade category.

Speculative Grade:

BB: Speculative. "BB" ratings indicate that there is a possibility of credit risk developing, particularly as the result of adverse economic change over time. However, business or financial alternatives may be available to allow financial commitments to be met. Securities rated in this category are not investment grade.

B: Highly Speculative. "B" ratings indicate that significant credit risk is present, but a limited margin of safety remains. Financial commitments are currently being met. However, capacity for continued payment is contingent upon a sustained, favorable business and economic environment.

CCC, CC C: High Default Risk. Default is a real possibility. Capacity for meeting financial commitments is solely reliant upon sustained, favorable business or economic developments. A "CC" rating indicates that default of some kind appears probable. "C" ratings signal imminent default.

DDD, DD, and D: Default. The ratings of obligations in this category are based on their prospects for achieving partial or full recovery in a reorganization or liquidation of the obligor. While expected recovery values are highly speculative and cannot be estimated with any precision, the following serve as general guidelines. "DDD"
obligations have the highest potential for recovery, around 90%-100% of outstanding amounts and accrued interest.
"DD" indicates potential recoveries in the range of 50%-90%, and "D" the lowest recovery potential, i.e., below
50%.

Entities rated in this category have defaulted on some or all of their obligations. Entities rated "DDD" have the highest prospect for resumption of performance or continued operation with or without a formal reorganization process. Entities rated "DD" and "D" are generally undergoing a formal reorganization or liquidation process;
those rated "DD" are likely to satisfy a higher portion of their outstanding obligations, while entities rated
"D" have a poor prospect for repaying all obligations.
Plus (+) and minus (-) signs may be appended to a rating symbol to denote relative status within the major rating categories. Plus and minus signs are not added to the "AAA" category or to categories below "CCC," nor to short-term ratings other than "F1" (see below).

International Short-Term Credit Ratings

F1:  Highest credit quality. Strongest capacity for timely payment of financial commitments. May have an added
"+" to denote any exceptionally strong credit feature.

F2:   Good credit quality. A satisfactory capacity for timely payment of financial commitments, but the margin of safety is not as great as in the case of higher ratings.

F3:   Fair credit quality. Capacity for timely payment of financial commitments is adequate. However, near-term adverse changes could result in a reduction to non-investment grade.

B:    Speculative. Minimal capacity for timely payment of financial commitments, plus vulnerability to near-term adverse changes in financial and economic conditions.

C:      High default risk. Default is a real possibility. Capacity for meeting financial commitments is solely reliant upon a sustained, favorable business and economic environment.

D:     Default. Denotes actual or imminent payment default.

                                                        B-1
                                                    Appendix B

                                              Industry Classifications

Aerospace & Defense                                      Household Products
Air Freight & Couriers                                   Industrial Conglomerates
Airlines                                                 Insurance
Auto Components                                          Internet & Catalog Retail
Automobiles                                              Internet Software & Services
Banks                                                    Information Technology Consulting & Services
Beverages                                                Leisure Equipment & Products
Biotechnology                                            Machinery
Building Products                                        Marine
Chemicals                                                Media
Commercial Services & Supplies                           Metals & Mining
Communications Equipment                                 Multiline Retail
Computers & Peripherals                                  Multi-Utilities
Construction & Engineering                               Office Electronics
Construction Materials                                   Oil & Gas
Containers & Packaging                                   Paper & Forest Products
Distributors                                             Personal Products
Diversified Financials                                   Pharmaceuticals
Diversified Telecommunication Services                   Real Estate
Electric Utilities                                       Road & Rail
Electrical Equipment                                     Semiconductor Equipment & Products
Electronic Equipment & Instruments                       Software
Energy Equipment & Services                              Specialty Retail
Food & Drug Retailing                                    Textiles & Apparel
Food Products                                            Tobacco
Gas Utilities                                            Trading Companies & Distributors
Health Care Equipment & Supplies                         Transportation Infrastructure
Health Care Providers & Services                         Water Utilities
Hotels Restaurants & Leisure                             Wireless Telecommunication Services
Household Durables

                                                       C-11
                                                    Appendix C

                          OppenheimerFunds Special Sales Charge Arrangements and Waivers

In certain cases, the initial sales charge that applies to purchases of Class A shares1 of the Oppenheimer funds or the contingent deferred sales charge that may apply to Class A, Class B or Class C shares may be waived.2
That is because of the economies of sales efforts realized by OppenheimerFunds Distributor, Inc., (referred to in this document as the "Distributor"), or by dealers or other financial institutions that offer those shares to certain classes of investors.

Not all waivers apply to all funds. For example, waivers relating to Retirement Plans do not apply to Oppenheimer municipal funds, because shares of those funds are not available for purchase by or on behalf of retirement plans. Other waivers apply only to shareholders of certain funds.

For the purposes of some of the waivers described below and in the Prospectus and Statement of Additional
Information of the applicable Oppenheimer funds, the term "Retirement Plan" refers to the following types of plans:
              1)  plans qualified under Sections 401(a) or 401(k) of the Internal Revenue Code,
              2)  non-qualified deferred compensation plans,
              3)  employee benefit plans3
              4)  Group Retirement Plans4
              5)  403(b)(7) custodial plan accounts
              6)  Individual Retirement Accounts ("IRAs"), including traditional IRAs, Roth IRAs, SEP-IRAs,
                  SARSEPs or SIMPLE plans

The interpretation of these provisions as to the applicability of a special arrangement or waiver in a particular case is in the sole discretion of the Distributor or the transfer agent (referred to in this document as the
"Transfer Agent") of the particular Oppenheimer fund. These waivers and special arrangements may be amended or terminated at any time by a particular fund, the Distributor, and/or OppenheimerFunds, Inc. (referred to in this document as the "Manager").

Waivers that apply at the time shares are redeemed must be requested by the shareholder and/or dealer in the redemption request.
I.                      Applicability of Class A Contingent Deferred Sales Charges in Certain Cases
-------------------------------------------------------------------------------------------------------------------

Purchases of Class A Shares of Oppenheimer Funds That Are Not Subject to Initial Sales Charge but May Be Subject
to the Class A Contingent Deferred Sales Charge (unless a waiver applies).

         There is no initial sales charge on purchases of Class A shares of any of the Oppenheimer funds in the cases listed below. However, these purchases may be subject to the Class A contingent deferred sales charge if redeemed within 18 months (24 months in the case of Oppenheimer Rochester National Municipals and Rochester Fund
Municipals) of the beginning of the calendar month of their purchase, as described in the Prospectus (unless a waiver described elsewhere in this Appendix applies to the redemption). Additionally, on shares purchased under these waivers that are subject to the Class A contingent deferred sales charge, the Distributor will pay the applicable concession described in the Prospectus under "Class A Contingent Deferred Sales Charge."5 This waiver provision applies to:
|_|      Purchases of Class A shares aggregating $1 million or more.
|_|      Purchases of Class A shares by a Retirement Plan that was permitted to purchase such shares at net asset value but subject to a contingent deferred sales charge prior to March 1, 2001. That included plans
              (other than IRA or 403(b)(7) Custodial Plans) that: 1) bought shares costing $500,000 or more, 2)
              had at the time of purchase 100 or more eligible employees or total plan assets of $500,000 or more, or 3) certified to the Distributor that it projects to have annual plan purchases of $200,000 or more.
|_|      Purchases by an OppenheimerFunds-sponsored Rollover IRA, if the purchases are made:
              1)  through a broker, dealer, bank or registered investment adviser that has made special arrangements with the Distributor for those purchases, or
              2)  by a direct rollover of a distribution from a qualified Retirement Plan if the administrator of that Plan has made special arrangements with the Distributor for those purchases.
|_|      Purchases of Class A shares by Retirement Plans that have any of the following record-keeping arrangements:
              1)  The record keeping is performed by Merrill Lynch Pierce Fenner & Smith, Inc. ("Merrill Lynch")
                  on a daily valuation basis for the Retirement Plan. On the date the plan sponsor signs the record-keeping service agreement with Merrill Lynch, the Plan must have $3 million or more of its assets invested in (a) mutual funds, other than those advised or managed by Merrill Lynch
                  Investment Management, L.P. ("MLIM"), that are made available under a Service Agreement between
                  Merrill Lynch and the mutual fund's principal underwriter or distributor, and  (b)  funds advised or managed by MLIM (the funds described in (a) and (b) are referred to as "Applicable
                  Investments").
              2)  The record keeping for the Retirement Plan is performed on a daily valuation basis by a record keeper whose services are provided under a contract or arrangement between the Retirement Plan and Merrill Lynch. On the date the plan sponsor signs the record keeping service agreement with
                  Merrill Lynch, the Plan must have $3 million or more of its assets (excluding assets invested in money market funds) invested in Applicable Investments.
              3)  The record keeping for a Retirement Plan is handled under a service agreement with Merrill
                  Lynch and on the date the plan sponsor signs that agreement, the Plan has 500 or more eligible employees (as determined by the Merrill Lynch plan conversion manager).
|_|      Purchases  by a Retirement  Plan whose record  keeper had a  cost-allocation  agreement  with the Transfer
              Agent on or before March 1, 2001.
II.                                Waivers of Class A Sales Charges of Oppenheimer Funds
-------------------------------------------------------------------------------------------------------------------

A.   Waivers of Initial and Contingent Deferred Sales Charges for Certain Purchasers.

Class A shares purchased by the following investors are not subject to any Class A sales charges (and no concessions are paid by the Distributor on such purchases):
|_|      The Manager or its affiliates.
|_|      Present or former officers, directors, trustees and employees (and their "immediate families") of the
              Fund, the Manager and its affiliates, and retirement plans established by them for their employees.
              The term "immediate family" refers to one's spouse, children, grandchildren, grandparents, parents, parents-in-law, brothers and sisters, sons- and daughters-in-law, a sibling's spouse, a spouse's siblings, aunts, uncles, nieces and nephews; relatives by virtue of a remarriage (step-children, step-parents, etc.) are included.
|_|      Registered management investment companies, or separate accounts of insurance companies having an agreement with the Manager or the Distributor for that purpose.
|_|      Dealers or brokers that have a sales agreement with the Distributor, if they purchase shares for their own accounts or for retirement plans for their employees.
|_|      Employees and registered representatives (and their spouses) of dealers or brokers described above or financial institutions that have entered into sales arrangements with such dealers or brokers (and which are identified as such to the Distributor) or with the Distributor. The purchaser must certify to the Distributor at the time of purchase that the purchase is for the purchaser's own account (or for the benefit of such employee's spouse or minor children).
|_|      Dealers, brokers, banks or registered investment advisors that have entered into an agreement with the
              Distributor providing specifically for the use of shares of the Fund in particular investment products made available to their clients. Those clients may be charged a transaction fee by their dealer, broker, bank or advisor for the purchase or sale of Fund shares.
|_|      Investment advisors and financial planners who have entered into an agreement for this purpose with the
              Distributor and who charge an advisory, consulting or other fee for their services and buy shares for their own accounts or the accounts of their clients.
|_|      "Rabbi trusts" that buy shares for their own accounts, if the purchases are made through a broker or agent or other financial intermediary that has made special arrangements with the Distributor for those purchases.
|_|      Clients of investment advisors or financial planners (that have entered into an agreement for this purpose with the Distributor) who buy shares for their own accounts may also purchase shares without sales charge but only if their accounts are linked to a master account of their investment advisor or financial planner on the books and records of the broker, agent or financial intermediary with which the Distributor has made such special arrangements . Each of these investors may be charged a fee by the broker, agent or financial intermediary for purchasing shares.
|_|      Directors, trustees, officers or full-time employees of OpCap Advisors or its affiliates, their relatives or any trust, pension, profit sharing or other benefit plan which beneficially owns shares for those persons.
|_|      Accounts for which Oppenheimer Capital (or its successor) is the investment advisor (the Distributor must be advised of this arrangement) and persons who are directors or trustees of the company or trust which is the beneficial owner of such accounts.
|_|      A unit investment trust that has entered into an appropriate agreement with the Distributor.
|_|      Dealers, brokers, banks, or registered investment advisers that have entered into an agreement with the
              Distributor to sell shares to defined contribution employee retirement plans for which the dealer, broker or investment adviser provides administration services.
|-|

         Retirement Plans and deferred compensation plans and trusts used to fund those plans (including, for example, plans qualified or created under sections 401(a), 401(k), 403(b) or 457 of the Internal
              Revenue Code), in each case if those purchases are made through a broker, agent or other financial intermediary that has made special arrangements with the Distributor for those purchases.
|_|      A TRAC-2000 401(k) plan (sponsored by the former Quest for Value Advisors) whose Class B or Class C shares of a Former Quest for Value Fund were exchanged for Class A shares of that Fund due to the termination of the Class B and Class C TRAC-2000 program on November 24, 1995.
|_|      A qualified Retirement Plan that had agreed with the former Quest for Value Advisors to purchase shares of any of the Former Quest for Value Funds at net asset value, with such shares to be held through
              DCXchange, a sub-transfer agency mutual fund clearinghouse, if that arrangement was consummated and share purchases commenced by December 31, 1996.

B.   Waivers of Initial and Contingent Deferred Sales Charges in Certain Transactions.

Class A shares issued or purchased in the following transactions are not subject to sales charges (and no concessions are paid by the Distributor on such purchases):
|_|      Shares issued in plans of reorganization, such as mergers, asset acquisitions and exchange offers, to which the Fund is a party.
|_|      Shares purchased by the reinvestment of dividends or other distributions reinvested from the Fund or other Oppenheimer funds (other than Oppenheimer Cash Reserves) or unit investment trusts for which reinvestment arrangements have been made with the Distributor.
|_|      Shares purchased through a broker-dealer that has entered into a special agreement with the Distributor to allow the broker's customers to purchase and pay for shares of Oppenheimer funds using the proceeds of shares redeemed in the prior 30 days from a mutual fund (other than a fund managed by the Manager or any of its subsidiaries) on which an initial sales charge or contingent deferred sales charge was paid. This waiver also applies to shares purchased by exchange of shares of
              Oppenheimer Money Market Fund, Inc. that were purchased and paid for in this manner. This waiver must be requested when the purchase order is placed for shares of the Fund, and the Distributor may require evidence of qualification for this waiver.
|_|      Shares purchased with the proceeds of maturing principal units of any Qualified Unit Investment Liquid
              Trust Series.
|_|      Shares purchased by the reinvestment of loan repayments by a participant in a Retirement Plan for which the Manager or an affiliate acts as sponsor.

C.   Waivers of the Class A Contingent Deferred Sales Charge for Certain Redemptions.

The Class A contingent deferred sales charge is also waived if shares that would otherwise be subject to the contingent deferred sales charge are redeemed in the following cases:
|_|      To make Automatic Withdrawal Plan payments that are limited annually to no more than 12% of the account value adjusted annually.
|_|      Involuntary redemptions of shares by operation of law or involuntary redemptions of small accounts
              (please refer to "Shareholder Account Rules and Policies," in the applicable fund Prospectus).
|_|      For distributions from Retirement Plans, deferred compensation plans or other employee benefit plans for any of the following purposes:
              1)  Following the death or disability (as defined in the Internal Revenue Code) of the participant or beneficiary. The death or disability must occur after the participant's account was established.
              2)  To return excess contributions.
              3)  To return contributions made due to a mistake of fact.
              4)  Hardship withdrawals, as defined in the plan.6
              5)  Under a Qualified Domestic Relations Order, as defined in the Internal Revenue Code, or, in the case of an IRA, a divorce or separation agreement described in Section 71(b) of the Internal
                  Revenue Code.
              6)  To meet the minimum distribution requirements of the Internal Revenue Code.
              7)  To make "substantially equal periodic payments" as described in Section 72(t) of the Internal
                  Revenue Code.
              8)  For loans to participants or beneficiaries.
              9)  Separation from service.7
              10) Participant-directed redemptions to purchase shares of a mutual fund (other than a fund managed by the Manager or a subsidiary of the Manager) if the plan has made special arrangements with the Distributor.
              11) Plan termination or "in-service distributions," if the redemption proceeds are rolled over directly to an OppenheimerFunds-sponsored IRA.
|_|      For distributions from 401(k) plans sponsored by broker-dealers that have entered into a special agreement with the Distributor allowing this waiver.
|_|      For distributions from retirement plans that have $10 million or more in plan assets and that have entered into a special agreement with the Distributor.
|_|      For distributions from retirement plans which are part of a retirement plan product or platform offered by certain banks, broker-dealers, financial advisors, insurance companies or record keepers which have entered into a special agreement with the Distributor.
III.                     Waivers of Class B, Class C and Class N Sales Charges of Oppenheimer Funds
-------------------------------------------------------------------------------------------------------------------

The Class B, Class C and Class N contingent deferred sales charges will not be applied to shares purchased in certain types of transactions or redeemed in certain circumstances described below.

A.   Waivers for Redemptions in Certain Cases.

The Class B, Class C and Class N contingent deferred sales charges will be waived for redemptions of shares in the following cases:
|_|      Shares redeemed involuntarily, as described in "Shareholder Account Rules and Policies," in the
              applicable Prospectus.
|_|      Redemptions from accounts other than Retirement Plans following the death or disability of the last surviving shareholder, including a trustee of a grantor trust or revocable living trust for which the trustee is also the sole beneficiary. The death or disability must have occurred after the account was established, and for disability you must provide evidence of a determination of disability by the Social Security Administration.
|_|      Distributions from accounts for which the broker-dealer of record has entered into a special agreement with the Distributor allowing this waiver.
|_|      Redemptions of Class B shares held by Retirement Plans whose records are maintained on a daily valuation basis by Merrill Lynch or an independent record keeper under a contract with Merrill Lynch.
|_|      Redemptions of Class C shares of Oppenheimer U.S. Government Trust from accounts of clients of financial institutions that have entered into a special arrangement with the Distributor for this purpose.
|_|      Redemptions requested in writing by a Retirement Plan sponsor of Class C shares of an Oppenheimer fund in amounts of $500,000 or more and made more than 12 months after the Retirement Plan's first purchase of Class C shares, if the redemption proceeds are invested in Class N shares of one or more Oppenheimer funds.
|_|      Distributions8 from Retirement Plans or other employee benefit plans for any of the following purposes:
              1)  Following the death or disability (as defined in the Internal Revenue Code) of the participant or beneficiary. The death or disability must occur after the participant's account was established in an Oppenheimer fund.
              2)  To return excess contributions made to a participant's account.
              3)  To return contributions made due to a mistake of fact.
              4)  To make hardship withdrawals, as defined in the plan.9
              5)  To make distributions required under a Qualified Domestic Relations Order or, in the case of an
                  IRA, a divorce or separation agreement described in Section 71(b) of the Internal Revenue Code.
              6)  To meet the minimum distribution requirements of the Internal Revenue Code.
              7)  To make "substantially equal periodic payments" as described in Section 72(t) of the Internal
                  Revenue Code.
              8)  For loans to participants or beneficiaries.10
              9)  On account of the participant's separation from service.11
              10) Participant-directed redemptions to purchase shares of a mutual fund (other than a fund managed by the Manager or a subsidiary of the Manager) offered as an investment option in a Retirement
                  Plan if the plan has made special arrangements with the Distributor.
              11) Distributions made on account of a plan termination or "in-service" distributions, if the redemption proceeds are rolled over directly to an OppenheimerFunds-sponsored IRA.
              12) For distributions from a participant's account under an Automatic Withdrawal Plan after the participant reaches age 59 1/2, as long as the aggregate value of the distributions does not exceed 10% of the account's value, adjusted annually.
              13) Redemptions of Class B shares under an Automatic Withdrawal Plan for an account other than a
                  Retirement Plan, if the aggregate value of the redeemed shares does not exceed 10% of the account's value, adjusted annually.
              14) For distributions from 401(k) plans sponsored by broker-dealers that have entered into a special arrangement with the Distributor allowing this waiver.
|_|      Redemptions of Class B shares or Class C shares under an Automatic Withdrawal Plan from an account other than a Retirement Plan if the aggregate value of the redeemed shares does not exceed 10% of the account's value annually.

B.   Waivers for Shares Sold or Issued in Certain Transactions.

The contingent deferred sales charge is also waived on Class B and Class C shares sold or issued in the following cases:
|_|      Shares sold to the Manager or its affiliates.
|_|      Shares sold to registered management investment companies or separate accounts of insurance companies having an agreement with the Manager or the Distributor for that purpose.
|_|      Shares issued in plans of reorganization to which the Fund is a party.
|_|      Shares sold to present or former officers, directors, trustees or employees (and their "immediate families" as defined above in Section I.A.) of the Fund, the Manager and its affiliates and retirement plans established by them for their employees.
IV.       Special Sales Charge Arrangements for Shareholders of Certain Oppenheimer Funds Who Were Shareholders of
                                                Former Quest for Value Funds
-------------------------------------------------------------------------------------------------------------------

The initial and contingent deferred sales charge rates and waivers for Class A, Class B and Class C shares described in the Prospectus or Statement of Additional Information of the Oppenheimer funds are modified as described below for certain persons who were shareholders of the former Quest for Value Funds. To be eligible, those persons must have been shareholders on November 24, 1995, when OppenheimerFunds, Inc. became the investment advisor to those former Quest for Value Funds. Those funds include:
     Oppenheimer Quest Value Fund, Inc.              Oppenheimer Small Cap Value Fund
     Oppenheimer Quest Balanced Value Fund           Oppenheimer Quest Global Value Fund, Inc.
     Oppenheimer Quest Opportunity Value Fund

         These arrangements also apply to shareholders of the following funds when they merged (were reorganized)
into various Oppenheimer funds on November 24, 1995:

     Quest for Value U.S. Government Income Fund              Quest for Value New York Tax-Exempt Fund
     Quest for Value Investment Quality Income Fund           Quest for Value National Tax-Exempt Fund
     Quest for Value Global Income Fund                       Quest for Value California Tax-Exempt Fund

         All of the funds listed above are referred to in this Appendix as the "Former Quest for Value Funds."
The waivers of initial and contingent deferred sales charges described in this Appendix apply to shares of an
Oppenheimer fund that are either:
|_|      acquired by such shareholder pursuant to an exchange of shares of an Oppenheimer fund that was one of the Former Quest for Value Funds, or
|_|      purchased by such shareholder by exchange of shares of another Oppenheimer fund that were acquired pursuant to the merger of any of the Former Quest for Value Funds into that other Oppenheimer fund on November 24, 1995.

A.   Reductions or Waivers of Class A Sales Charges.

|X|      Reduced Class A Initial Sales Charge Rates for Certain Former Quest for Value Funds Shareholders.

Purchases by Groups and Associations. The following table sets forth the initial sales charge rates for Class A shares purchased by members of "Associations" formed for any purpose other than the purchase of securities. The rates in the table apply if that Association purchased shares of any of the Former Quest for Value Funds or received a proposal to purchase such shares from OCC Distributors prior to November 24, 1995.

-------------------------------- ---------------------------- --------------------------------- ---------------------
Number of Eligible Employees     Initial Sales Charge as a    Initial Sales Charge as a % of    Concession as % of
or Members                       % of Offering Price          Net Amount Invested               Offering Price
-------------------------------- ---------------------------- --------------------------------- ---------------------
-------------------------------- ---------------------------- --------------------------------- ---------------------
9 or Fewer                                  2.50%                          2.56%                       2.00%
-------------------------------- ---------------------------- --------------------------------- ---------------------
-------------------------------- ---------------------------- --------------------------------- ---------------------
At least  10 but not more  than             2.00%                          2.04%                       1.60%
49
-------------------------------- ---------------------------- --------------------------------- ---------------------

-------------------------------------------------------------------------------------------------------------------
         For purchases by Associations having 50 or more eligible employees or members, there is no initial sales charge on purchases of Class A shares, but those shares are subject to the Class A contingent deferred sales charge described in the applicable fund's Prospectus.

         Purchases made under this arrangement qualify for the lower of either the sales charge rate in the table based on the number of members of an Association, or the sales charge rate that applies under the Right of
Accumulation described in the applicable fund's Prospectus and Statement of Additional Information. Individuals
who qualify under this arrangement for reduced sales charge rates as members of Associations also may purchase shares for their individual or custodial accounts at these reduced sales charge rates, upon request to the
Distributor.

|X|      Waiver of Class A Sales Charges for Certain Shareholders. Class A shares purchased by the following investors are not subject to any Class A initial or contingent deferred sales charges:
o        Shareholders who were shareholders of the AMA Family of Funds on February 28, 1991 and who acquired shares of any of the Former Quest for Value Funds by merger of a portfolio of the AMA Family of
                 Funds.
o        Shareholders who acquired shares of any Former Quest for Value Fund by merger of any of the portfolios of the Unified Funds.

|X|      Waiver of Class A Contingent Deferred Sales Charge in Certain Transactions. The Class A contingent deferred sales charge will not apply to redemptions of Class A shares purchased by the following investors who were shareholders of any Former Quest for Value Fund:

         Investors who purchased Class A shares from a dealer that is or was not permitted to receive a sales load or redemption fee imposed on a shareholder with whom that dealer has a fiduciary relationship, under the
Employee Retirement Income Security Act of 1974 and regulations adopted under that law.

B.   Class A, Class B and Class C Contingent Deferred Sales Charge Waivers.

|X|      Waivers for Redemptions of Shares Purchased Prior to March 6, 1995. In the following cases, the contingent deferred sales charge will be waived for redemptions of Class A, Class B or Class C shares of an
Oppenheimer fund. The shares must have been acquired by the merger of a Former Quest for Value Fund into the fund or by exchange from an Oppenheimer fund that was a Former Quest for Value Fund or into which such fund merged.
Those shares must have been purchased prior to March 6, 1995 in connection with:
o        withdrawals under an automatic withdrawal plan holding only either Class B or Class C shares if the annual withdrawal does not exceed 10% of the initial value of the account value, adjusted annually, and
o        liquidation of a shareholder's account if the aggregate net asset value of shares held in the account is less than the required minimum value of such accounts.

|X|      Waivers for Redemptions of Shares Purchased on or After March 6, 1995 but Prior to November 24, 1995. In
the following cases, the contingent deferred sales charge will be waived for redemptions of Class A, Class B or
Class C shares of an Oppenheimer fund. The shares must have been acquired by the merger of a Former Quest for
Value Fund into the fund or by exchange from an Oppenheimer fund that was a Former Quest For Value Fund or into which such Former Quest for Value Fund merged. Those shares must have been purchased on or after March 6, 1995, but prior to November 24, 1995:
o        redemptions following the death or disability of the shareholder(s) (as evidenced by a determination of total disability by the U.S. Social Security Administration);
o        withdrawals under an automatic withdrawal plan (but only for Class B or Class C shares) where the annual withdrawals do not exceed 10% of the initial value of the account value; adjusted annually, and
o        liquidation of a shareholder's account if the aggregate net asset value of shares held in the account is less than the required minimum account value.

         A shareholder's account will be credited with the amount of any contingent deferred sales charge paid on the redemption of any Class A, Class B or Class C shares of the Oppenheimer fund described in this section if the proceeds are invested in the same Class of shares in that fund or another Oppenheimer fund within 90 days after redemption.
V.        Special Sales Charge Arrangements for Shareholders of Certain Oppenheimer Funds Who Were Shareholders of
                                    Connecticut Mutual Investment Accounts, Inc.
---------------------------------------------------------------------------------------------------------------------

The initial and contingent deferred sale charge rates and waivers for Class A and Class B shares described in the respective Prospectus (or this Appendix) of the following Oppenheimer funds (each is referred to as a "Fund" in this section):
     Oppenheimer U. S. Government Trust,
     Oppenheimer Bond Fund,
     Oppenheimer Value Fund and
     Oppenheimer Disciplined Allocation Fund
are modified as described below for those Fund shareholders who were shareholders of the following funds
(referred to as the "Former Connecticut Mutual Funds") on March 1, 1996, when OppenheimerFunds, Inc. became the investment adviser to the Former Connecticut Mutual Funds:
     Connecticut Mutual Liquid Account      Connecticut Mutual Total Return Account
     Connecticut Mutual Government Securities Account            CMIA LifeSpan Capital Appreciation Account
     Connecticut Mutual Income Account      CMIA LifeSpan Balanced Account
     Connecticut Mutual Growth Account      CMIA Diversified Income Account

A.   Prior Class A CDSC and Class A Sales Charge Waivers.

|X|      Class A Contingent Deferred Sales Charge. Certain shareholders of a Fund and the other Former
Connecticut Mutual Funds are entitled to continue to make additional purchases of Class A shares at net asset value without a Class A initial sales charge, but subject to the Class A contingent deferred sales charge that was in effect prior to March 18, 1996 (the "prior Class A CDSC"). Under the prior Class A CDSC, if any of those shares are redeemed within one year of purchase, they will be assessed a 1% contingent deferred sales charge on an amount equal to the current market value or the original purchase price of the shares sold, whichever is smaller (in such redemptions, any shares not subject to the prior Class A CDSC will be redeemed first).

         Those shareholders who are eligible for the prior Class A CDSC are:
              1)  persons whose purchases of Class A shares of a Fund and other Former Connecticut Mutual Funds were $500,000 prior to March 18, 1996, as a result of direct purchases or purchases pursuant to the Fund's policies on Combined Purchases or Rights of Accumulation, who still hold those shares in that Fund or other Former Connecticut Mutual Funds, and
              2)  persons whose intended purchases under a Statement of Intention entered into prior to March 18,
                  1996, with the former general distributor of the Former Connecticut Mutual Funds to purchase shares valued at $500,000 or more over a 13-month period entitled those persons to purchase shares at net asset value without being subject to the Class A initial sales charge

         Any of the Class A shares of a Fund and the other Former Connecticut Mutual Funds that were purchased at net asset value prior to March 18, 1996, remain subject to the prior Class A CDSC, or if any additional shares are purchased by those shareholders at net asset value pursuant to this arrangement they will be subject to the prior Class A CDSC.

|X|      Class A Sales Charge Waivers. Additional Class A shares of a Fund may be purchased without a sales charge, by a person who was in one (or more) of the categories below and acquired Class A shares prior to March
18, 1996, and still holds Class A shares:
              1)  any purchaser, provided the total initial amount invested in the Fund or any one or more of the
                  Former Connecticut Mutual Funds totaled $500,000 or more, including investments made pursuant to the Combined Purchases, Statement of Intention and Rights of Accumulation features available at the time of the initial purchase and such investment is still held in one or more of the
                  Former Connecticut Mutual Funds or a Fund into which such Fund merged;
              2)  any participant in a qualified plan, provided that the total initial amount invested by the plan in the Fund or any one or more of the Former Connecticut Mutual Funds totaled $500,000 or more;
              3)  Directors of the Fund or any one or more of the Former Connecticut Mutual Funds and members of their immediate families;
              4)  employee benefit plans sponsored by Connecticut Mutual Financial Services, L.L.C. ("CMFS"), the
                  prior distributor of the Former Connecticut Mutual Funds, and its affiliated companies;
              5)  one or more members of a group of at least 1,000 persons (and persons who are retirees from such group) engaged in a common business, profession, civic or charitable endeavor or other activity, and the spouses and minor dependent children of such persons, pursuant to a marketing program between CMFS and such group; and
              6)  an institution acting as a fiduciary on behalf of an individual or individuals, if such institution was directly compensated by the individual(s) for recommending the purchase of the shares of the Fund or any one or more of the Former Connecticut Mutual Funds, provided the institution had an agreement with CMFS.

         Purchases of Class A shares made pursuant to (1) and (2) above may be subject to the Class A CDSC of the
Former Connecticut Mutual Funds described above.

         Additionally, Class A shares of a Fund may be purchased without a sales charge by any holder of a variable annuity contract issued in New York State by Connecticut Mutual Life Insurance Company through the
Panorama Separate Account which is beyond the applicable surrender charge period and which was used to fund a qualified plan, if that holder exchanges the variable annuity contract proceeds to buy Class A shares of the Fund.

B.   Class A and Class B Contingent Deferred Sales Charge Waivers.

In addition to the waivers set forth in the Prospectus and in this Appendix, above, the contingent deferred sales charge will be waived for redemptions of Class A and Class B shares of a Fund and exchanges of Class A or Class B shares of a Fund into Class A or Class B shares of a Former Connecticut Mutual Fund provided that the Class A or
Class B shares of the Fund to be redeemed or exchanged were (i) acquired prior to March 18, 1996 or (ii) were acquired by exchange from an Oppenheimer fund that was a Former Connecticut Mutual Fund. Additionally, the shares of such Former Connecticut Mutual Fund must have been purchased prior to March 18, 1996:
     1)  by the estate of a deceased shareholder;
     2)  upon the disability of a shareholder, as defined in Section 72(m)(7) of the Internal Revenue Code;
     3)  for retirement distributions (or loans) to participants or beneficiaries from retirement plans qualified under Sections 401(a) or 403(b)(7)of the Code, or from IRAs, deferred compensation plans created under
         Section 457 of the Code, or other employee benefit plans;
     4)  as tax-free returns of excess contributions to such retirement or employee benefit plans;
     5)  in whole or in part, in connection with shares sold to any state, county, or city, or any instrumentality, department, authority, or agency thereof, that is prohibited by applicable investment laws from paying a sales charge or concession in connection with the purchase of shares of any registered investment management company;
     6)  in connection with the redemption of shares of the Fund due to a combination with another investment company by virtue of a merger, acquisition or similar reorganization transaction;
     7)  in connection with the Fund's right to involuntarily redeem or liquidate the Fund;
     8)  in connection with automatic redemptions of Class A shares and Class B shares in certain retirement plan accounts pursuant to an Automatic Withdrawal Plan but limited to no more than 12% of the original value annually; or
     9)  as involuntary redemptions of shares by operation of law, or under procedures set forth in the Fund's
         Articles of Incorporation, or as adopted by the Board of Directors of the Fund.
VI.                 Special Reduced Sales Charge for Former Shareholders of Advance America Funds, Inc.
-------------------------------------------------------------------------------------------------------------------

Shareholders of Oppenheimer Municipal Bond Fund, Oppenheimer U.S. Government Trust, Oppenheimer Strategic Income
Fund and Oppenheimer Capital Income Fund who acquired (and still hold) shares of those funds as a result of the reorganization of series of Advance America Funds, Inc. into those Oppenheimer funds on October 18, 1991, and who held shares of Advance America Funds, Inc. on March 30, 1990, may purchase Class A shares of those four
Oppenheimer funds at a maximum sales charge rate of 4.50%.
VII.           Sales Charge Waivers on Purchases of Class M Shares of Oppenheimer Convertible Securities Fund
-------------------------------------------------------------------------------------------------------------------

Oppenheimer Convertible Securities Fund (referred to as the "Fund" in this section) may sell Class M shares at net asset value without any initial sales charge to the classes of investors listed below who, prior to March 11,
1996, owned shares of the Fund's then-existing Class A and were permitted to purchase those shares at net asset value without sales charge:
|_|      the Manager and its affiliates,
|_|      present or former officers, directors, trustees and employees (and their "immediate families" as defined in the Fund's Statement of Additional Information) of the Fund, the Manager and its affiliates, and retirement plans established by them or the prior investment advisor of the Fund for their employees,
|_|      registered management investment companies or separate accounts of insurance companies that had an agreement with the Fund's prior investment advisor or distributor for that purpose,
|_|      dealers or brokers that have a sales agreement with the Distributor, if they purchase shares for their own accounts or for retirement plans for their employees,
|_|      employees and registered representatives (and their spouses) of dealers or brokers described in the preceding section or financial institutions that have entered into sales arrangements with those dealers or brokers (and whose identity is made known to the Distributor) or with the Distributor, but only if the purchaser certifies to the Distributor at the time of purchase that the purchaser meets these qualifications,

|_|      dealers, brokers, or registered investment advisors that had entered into an agreement with the
              Distributor or the prior distributor of the Fund specifically providing for the use of Class M shares of the Fund in specific investment products made available to their clients, and
|_|      dealers, brokers or registered investment advisors that had entered into an agreement with the
              Distributor or prior distributor of the Fund's shares to sell shares to defined contribution employee retirement plans for which the dealer, broker, or investment advisor provides administrative services.

For More Information About Oppenheimer Select Managers

Internet Web Site:
         WWW.OPPENHEIMERFUNDS.COM
         ------------------------

Investment Adviser for OSM - Mercury Advisors S&P 500 Index Fund
and OSM - Mercury Advisors Focus Growth Fund
         Mercury Advisors
         800 Scudders Mill Road
         Plainsboro, New Jersey 08536

Investment Adviser for OSM - QM Active Balanced Fund,
OSM - Jennison Growth Fund, OSM - Salomon Brothers Capital Fund and
OSM - Gartmore Millennium Growth Fund II
         OppenheimerFunds, Inc.
         498 Seventh Avenue
         New York, New York 10018

Distributor
         OppenheimerFunds Distributor, Inc.
         498 Seventh Avenue
         New York, New York 10018

Transfer Agent
         OppenheimerFunds Services
         P.O. Box 5270
         Denver, Colorado 80217
         1-800-525-7048

Custodian Bank for the Funds
         The Bank of New York
         23 William Street
         New York, New York 10286

Custodian Bank for the Master Focus Twenty Trust
         The Bank of New York
         23 William Street
         New York, New York 10286

Custodian Bank for the S&P 500 Index Series of the
Quantitative Master Series Trust
         Merrill Lynch Trust Company
         800 Scudders Mill Road
         Plainsboro, New Jersey 08536

Independent Auditors
         Deloitte & Touche LLP
         555 Seventeenth Street
         Denver, Colorado  80202

Legal Counsel
         Myer, Swanson, Adams & Wolf, P.C.
         1600 Broadway
         Denver, Colorado 80202

PX0505.0302

--------
1 Messrs. Bowen, Cameron, Murphy and Marshall are not Directors of Panorama Series Fund, Inc. Messrs. Armstrong,
Bowen, Cameron, Fossel and Marshall are not Managing General Partners of Centennial America Fund, L.P. Mr. Murphy
is not a Trustee or Managing General Partner of any of the Centennial trusts.
2 The address of each Trustee is 6803 S. Tucson Way, Englewood, CO 80112-3924.
3 Each Trustee serves for an indefinite term, or until his resignation, death or removal.
4 The address of Mr. Murphy is 498 Seventh Avenue, New York, NY 10018.
5 Mr. Murphy serves for an indefinite term, or until his resignation, death or removal.
6 Includes shares owned by Mr. Murphy in other Oppenheimer Funds for which he serves as director or trustee.
7 The address of each Officer is 498 Seventh Avenue, New York, NY 10018 except for Messrs. Farrar and Wixted and
Ms. Ives, whose address is 6803 S. Tucson Way, Englewood, CO 80112-3924.
8 Each Officer serves for an indefinite term, until his or her resignation, death or removal.
9. In accordance with Rule 12b-1 of the Investment Company Act, the term "Independent Trustees" in this Statement of Additional Information refers to those Trustees who are not "interested persons" of the Fund and who do not have any direct or indirect financial interest in the operation of the distribution plan or any agreement under the plan.
1 Certain waivers also apply to Class M shares of Oppenheimer Convertible Securities Fund.
2 In the case of Oppenheimer Senior Floating Rate Fund, a continuously-offered closed-end fund, references to contingent deferred sales charges mean the Fund's Early Withdrawal Charges and references to "redemptions" mean
"repurchases" of shares.
3 An "employee benefit plan" means any plan or arrangement, whether or not it is "qualified" under the Internal
Revenue Code, under which Class N shares of an Oppenheimer fund or funds are purchased by a fiduciary or other administrator for the account of participants who are employees of a single employer or of affiliated employers.
These may include, for example, medical savings accounts, payroll deduction plans or similar plans. The fund accounts must be registered in the name of the fiduciary or administrator purchasing the shares for the benefit of participants in the plan.
4 The term "Group Retirement Plan" means any qualified or non-qualified retirement plan for employees of a corporation or sole proprietorship, members and employees of a partnership or association or other organized group of persons (the members of which may include other groups), if the group has made special arrangements with the Distributor and all members of the group participating in (or who are eligible to participate in) the plan purchase shares of an Oppenheimer fund or funds through a single investment dealer, broker or other financial institution designated by the group. Such plans include 457 plans, SEP-IRAs, SARSEPs, SIMPLE plans and 403(b)
plans other than plans for public school employees. The term "Group Retirement Plan" also includes qualified retirement plans and non-qualified deferred compensation plans and IRAs that purchase shares of an Oppenheimer fund or funds through a single investment dealer, broker or other financial institution that has made special arrangements with the Distributor.
5 However, that concession will not be paid on purchases of shares in amounts of $1 million or more (including any right of accumulation) by a Retirement Plan that pays for the purchase with the redemption proceeds of Class
C shares of one or more Oppenheimer funds held by the Plan for more than one year.
6 This provision does not apply to IRAs.
7 This provision does not apply to 403(b)(7) custodial plans if the participant is less than age 55, nor to IRAs.
8 The distribution must be requested prior to Plan termination or the elimination of the Oppenheimer funds as an investment option under the Plan.
9 This provision does not apply to IRAs.
10 This provision does not apply to loans from 403(b)(7) custodial plans.
11 This provision does not apply to 403(b)(7) custodial plans if the participant is less than age 55, nor to IRAs.